                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                              Master Servicer No. 1

                                       and

                           MIDLAND LOAN SERVICES, INC.
                              Master Servicer No. 2

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Master Servicer No. 3

                                       and

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                     Certificate Administrator and Custodian

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2008

                                   ----------

                           $948,772,134 (Approximate)

                      Merrill Lynch Mortgage Trust 2008-C1
          Commercial Mortgage Pass Through Certificates, Series 2008-C1

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Defined Terms........................................................     6
SECTION 1.02    Certain Adjustments to the Principal Distributions on the
                Certificates.........................................................    99
SECTION 1.03    General Interpretive Principles......................................   102

                                   ARTICLE II

      CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Trust Mortgage Loans...................................   103
SECTION 2.02    Acceptance of the Trust Fund by Trustee; Receipt of the Mortgage
                Files by the Custodian...............................................   106
SECTION 2.03    Mortgage Loan Sellers' Repurchase or Substitution of Trust Mortgage
                Loans for Document Defects, Breaches of Representations and
                Warranties...........................................................   108
SECTION 2.04    Representations and Warranties of Depositor..........................   112
SECTION 2.05    Acceptance of REMIC I, Grantor Trust E, Grantor Trust Z and by
                Trustee..............................................................   114
SECTION 2.06    Execution, Authentication and Delivery of Class R-I Certificates;
                Issuance of REMIC I Regular Interests................................   114
SECTION 2.07    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by
                Trustee..............................................................   114
SECTION 2.08    Execution, Authentication and Delivery of REMIC II Certificates......   114
SECTION 2.09    Execution, Authentication and Delivery of Class Z Certificates.......   114

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01    Administration of the Mortgage Loans.................................   115
SECTION 3.02    Collection of Mortgage Loan Payments.................................   117
SECTION 3.03    Collection of Taxes, Assessments and Similar Items; Servicing
                Advances; Servicing Accounts; Reserve Accounts.......................   120
SECTION 3.04    Collection Accounts, Interest Reserve Account, Additional Post-ARD
                Interest Account, Distribution Account, Gain-on-Sale Reserve Account
                and Loan Combination Custodial Accounts..............................   126
SECTION 3.05    Permitted Withdrawals From the Collection Accounts, the Interest
                Reserve Account, the Additional Post-ARD Interest Account, the
                Distribution Account and the Loan Combination Custodial Accounts.....   134
SECTION 3.06    Investment of Funds in the Servicing Accounts, the Reserve Accounts,
                the Collection Accounts, the Distribution Account, the

                                       -i-

                Loan Combination Custodial Accounts, the Additional Post-ARD Interest
                Account, the Gain-on-Sale Reserve Account and the REO Accounts.......   146
SECTION 3.07    Maintenance of Insurance Policies; Errors and Omissions and Fidelity

SECTION 3.12    Property Inspections; Collection of Financial Statements; Delivery of
                Certain Reports......................................................   168
SECTION 3.13    Annual Statement as to Compliance....................................   173
SECTION 3.14    Reports on Assessment of Compliance with Servicing Criteria;

SECTION 3.21    Transfer of Servicing Between the Master Servicers and the Special
                Servicer; Record Keeping.............................................   203
SECTION 3.22    Sub-Servicing Agreements.............................................   206
SECTION 3.23    Representations and Warranties of Each Master Servicer and the

SECTION 3.28    Servicing of a Serviced Loan Combination and Certain Matters
                Regarding any Loan Combination.......................................   215
SECTION 3.29    Deliveries in Connection with Securitization of a Serviced Mortgage
                Loan that is a Non-Trust Loan........................................   222
SECTION 3.30    Certain Matters Regarding Mezzanine Debt.............................   223

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                                      -ii-

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01    Liability of Depositor, Master Servicers and Special Servicer........   273
SECTION 6.02    Merger, Consolidation or Conversion of Depositor or Master Servicers
                or Special Servicer..................................................   273
SECTION 6.03    Limitation on Liability of the Depositor, the Master Servicers, the
                Special Servicer and Others..........................................   273
SECTION 6.04    Resignation of Master Servicers and the Special Servicer.............   278
SECTION 6.05    Rights of Depositor, Custodian, Certificate Administrator and Trustee
                in Respect of Master Servicers and the Special Servicer..............   278
SECTION 6.06    Depositor, Master Servicers and Special Servicer to Cooperate with
                Trustee, Certificate Administrator and Custodian.....................   279
SECTION 6.07    Depositor, Special Servicer, Certificate Administrator, Custodian and
                Trustee to Cooperate with Master Servicers...........................   279
SECTION 6.08    Depositor, Master Servicers, Certificate Administrator, Custodian and
                Trustee to Cooperate with Special Servicer...........................   279
SECTION 6.09    Designation of Special Servicer by the Controlling Class and Others..   279
SECTION 6.10    Any Master Servicer or the Special Servicer as Owner of a
                Certificate .........................................................   281
SECTION 6.11    The Controlling Class Representative.................................   282

                                   ARTICLE VII

                                     DEFAULT

                                      -iii-

                                  ARTICLE VIII

   CONCERNING THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR AND THE FISCAL AGENT

SECTION 8.01    Duties of Trustee, Certificate Administrator and Custodian...........   297
SECTION 8.02    Certain Matters Affecting the Trustee, the Certificate Administrator
                and Custodian........................................................   298
SECTION 8.03    Trustee, Certificate Administrator, Custodian and Fiscal Agent Not
                Liable for Validity or Sufficiency of Certificates or Mortgage
                Loans................................................................   300
SECTION 8.04    Trustee, Certificate Administrator, Custodian and Fiscal Agent May
                Own Certificates.....................................................   301
SECTION 8.05    Fees and Expenses of Trustee, Certificate Administrator and
                Custodian; Indemnification of and by the Trustee, Certificate
                Administrator and Custodian..........................................   301
SECTION 8.06    Eligibility Requirements for Trustee, the Certificate Administrator
                and Custodian........................................................   302
SECTION 8.07    Resignation and Removal of Trustee, Certificate Administrator and
                Custodian............................................................   303
SECTION 8.08    Successor Trustee, Certificate Administrator and Custodian...........   304
SECTION 8.09    Merger or Consolidation of Trustee, Certificate Administrator and

SECTION 8.15    Representations, Warranties and Covenants of the Trustee, the

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All Trust Mortgage

                                      -iv-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration.................................................   326
SECTION 10.02   Grantor Trust Administration.........................................   329

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                       -v-

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
 Schedule I    Mortgage Loan Schedule
Schedule II    List of Mortgage Loans with Secured Creditor Environmental
               Insurance Policies
Schedule III   List of Mortgage Loans Requiring Operations and Maintenance Plans
Schedule IV    Class A-SB Planned Principal Balances
 Schedule V    Sub-Servicers as to Which Sub-Servicing Arrangements Are
               In Effect on the Closing Date

Exhibit No.    Exhibit Description
------------   -------------------
    A-1        Form of Class A-1, A-2, A-3, A-SB, A-4, A-1A and A-1AF
               Certificates
    A-2        Form of Class X Certificate
    A-3        Form of Class AM, AM-A, AM-AF, AJ, AJ-A and AJ-AF Certificates
    A-4        Form of Class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
               Certificates
    A-5        Form of Class R-I and R-II Certificates
    A-6        Form of Class Z Certificate
     B         Form of Distribution Date Statement
     C         Form of Custodial Certification
    D-1        Form of Master Servicer Request for Release
    D-2        Form of Special Servicer Request for Release
    E-1        Form of Transferor Certificate for Transfers of Definitive
               Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2A       Form I of Transferee Certificate for Transfers of Definitive
               Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2B       Form II of Transferee Certificate for Transfers of Definitive
               Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2C       Form of Transferee Certificate for Transfers of Interests in
               Rule 144A Global Certificates (Pursuant to Section 5.02(b))
    E-2D       Form of Transferee Certificate for Transfers of Interests in
               Regulation S Global Certificates (Pursuant to Section 5.02(b))
    E-2E       Form III of Transferee Certificate for Transfers of Certain
               Definitive Non-Registered Certificates (Pursuant to
               Section 5.02(b))
    F-1        Form I of Transferee Certificate Regarding ERISA Matters
               (Definitive Non-Registered Certificates)(Pursuant to
               Section 5.02(c))
    F-2        Form II of Transferee Certificate Regarding ERISA Matters
               (Book-Entry Non-Registered Certificates)(Pursuant to
               Section 5.02(c))
    G-1        Form of Transfer Affidavit and Agreement Regarding Residual
               Certificates (Pursuant to Section 5.02(d)(i)(4))
    G-2        Form of Transferor Certificate for Transfers of Residual
               Certificates (Pursuant to Section 5.02(d)(i)(4))
    H-1        Form of Notice and Acknowledgment (Regarding Proposed
               Special Servicer)
    H-2        Form of Acknowledgment of Proposed Special Servicer
    I-1        Form of Information Request from Certificateholder or
               Certificate Owner
    I-2        Form of Information Request from Prospective Investor

                                      -vi-

     J         Form of Exchange Act Reportable Event Notification
     K         Form of Defeasance Certification
     L         Relevant Servicing Criteria
    M-1        Form of Purchase Option Notice
    M-2        Form of Purchase Option Assignment by the Special Servicer
    M-3        Form of Purchase Option Assignment by Plurality Subordinate
               Certificateholder or Controlling Class Representative
     N         Form of Sarbanes-Oxley Certification by the Depositor
    O-1        Form of Certification to be Provided by each Master Servicer to the Depositor
    O-2        Form of Certification to be Provided by the Certificate
               Administrator to the Depositor
    O-3        Form of Certification to be Provided by the Special Servicer
               to the Depositor

                                      -vii-

                         POOLING AND SERVICING AGREEMENT

          This Pooling and Servicing Agreement is dated and effective as of June
1, 2008, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, BANK OF
AMERICA, NATIONAL ASSOCIATION, as Master Servicer No. 1, MIDLAND LOAN SERVICES,
INC., as Master Servicer No. 2, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master
Servicer No. 3, Midland Loan Services, Inc., as Special Servicer, U.S. BANK
NATIONAL ASSOCIATION, as Trustee and LASALLE BANK NATIONAL ASSOCIATION, as
Certificate Administrator and Custodian.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

          As provided herein, the Certificate Administrator will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of each related Excess Servicing Strip and that portion of the interest payments on the Trust ARD Loans, if any, that constitutes Additional Post-ARD Interest)
and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular
Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC
I Regular Interests will be certificated.

          The following table sets forth: (i) the designation of each REMIC I
Regular Interest; (ii) the initial REMIC I Principal Balance; and (iii) the
Corresponding Class of Principal Balance Certificates (if any) for each REMIC I
Regular Interest. Each REMIC I Regular Interest shall accrue interest from time to time at the Weighted Average Net Mortgage Pass-Through Rate in effect from time to time.

               Initial REMIC I        Corresponding Class of
Designation   Principal Balance   Principal Balance Certificates
-----------   -----------------   ------------------------------
   LA-1          $ 18,179,000                  A-1
   LA-2          $ 55,593,000                  A-2
   LA-3          $ 65,593,000                  A-3
   LA-SB         $ 32,365,000                 A-SB
   LA-4          $326,361,000                  A-4
   LA-1A         $ 43,777,000                 A-1A
  LA-1AF         $122,270,000                 A-1AF
    LAM          $ 71,156,000                  AM
   LAM-A         $  6,254,000                 AM-A
  LAM-AF         $ 17,467,000                 AM-AF
    LAJ          $ 41,805,000                  AJ
   LAJ-A         $  3,675,000                 AJ-A
  LAJ-AF         $ 10,263,000                 AJ-AF
    LB           $ 10,673,000                   B
    LC           $ 11,860,000                   C
    LD           $  8,302,000                   D
    LE           $  8,301,000                   E

               Initial REMIC I        Corresponding Class of
Designation   Principal Balance   Principal Balance Certificates
-----------   -----------------   ------------------------------
    LF           $ 9,488,000                   F
    LG           $ 9,488,000                   G
    LH           $10,674,000                   H
    LJ           $11,859,000                   J
    LK           $10,674,000                   K
    LL           $ 8,302,000                   L
    LM           $ 3,558,000                   M
    LN           $ 3,557,000                   N
    LP           $ 3,558,000                   P
    LQ           $ 2,372,000                   Q
    LS           $ 3,558,000                   S
    LT           $17,790,134                   T

          As provided herein, the Certificate Administrator will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC
Provisions under federal income tax law. For federal income tax purposes, each
Class of the Regular Certificates (exclusive of the Class X Certificates) and each Class X Component will be designated as a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions under federal income tax law.

          The following table sets forth: (i) the class designation of each
Class of Regular Certificates; (ii) the Original Class Principal Balance or, if
so noted (including by way of footnote), the Original Class Notional Amount, as applicable, for each Class of Regular Certificates; and (iii) the Pass-Through
Rate description and initial Pass-Through Rate for each Class of Regular
Certificates.

   Class       Original Class   Pass-Through Rate  Initial Pass-Through
Designation  Principal Balance     Description           Rate(1)(2)
-----------  -----------------  -----------------  --------------------
Class A-1      $ 18,179,000           Fixed               4.706%
Class A-2      $ 55,593,000           Fixed               5.425%
Class A-3      $ 65,593,000           Fixed               5.710%
Class A-SB     $ 32,365,000           Fixed               5.650%
Class A-4      $326,361,000           Fixed               5.690%
Class A-1A     $ 43,777,000           Fixed               5.655%
Class A-1AF    $122,270,000           Fixed               5.406%
Class AM       $ 71,156,000          Net WAC              6.266%
Class AM-A     $  6,254,000          Net WAC              6.266%
Class AM-AF    $ 17,467,000        Net WAC Cap            6.246%
Class AJ       $ 41,805,000          Net WAC              6.266%
Class AJ-A     $  3,675,000          Net WAC              6.266%
Class AJ-AF    $ 10,263,000          Net WAC              6.266%
Class B        $ 10,673,000          Net WAC              6.266%
Class C        $ 11,860,000          Net WAC              6.266%
Class D        $  8,302,000          Net WAC              6.266%

                                      -2-

   Class       Original Class   Pass-Through Rate  Initial Pass-Through
Designation  Principal Balance     Description           Rate(1)(2)
-----------  -----------------  -----------------  --------------------
Class E        $  8,301,000          Net WAC              6.266%
Class F        $  9,488,000          Net WAC              6.266%
Class G        $  9,488,000          Net WAC              6.266%
Class H        $ 10,674,000          Net WAC              6.266%
Class J        $ 11,859,000          Net WAC              6.266%
Class K        $ 10,674,000          Net WAC              6.266%
Class L        $  8,302,000        Net WAC Cap            4.327%
Class M        $  3,558,000        Net WAC Cap            4.327%
Class N        $  3,557,000        Net WAC Cap            4.327%
Class P        $  3,558,000        Net WAC Cap            4.327%
Class Q        $  2,372,000        Net WAC Cap            4.327%
Class S        $  3,558,000        Net WAC Cap            4.327%
Class T        $ 17,790,134        Net WAC Cap            4.327%
Class X        $948,772,134(3)     Variable IO            0.564%

----------
(1)  Expressed as an annual rate.

(2)  Approximate for each Class of Regular Certificates with a Pass-Through Rate described as "Net WAC" or "Variable IO".

(3)  Original Class Notional Amount. The Class X Certificates do not have a
     Class Principal Balance.

          The portion of the Trust Fund consisting of (i) any and all collections of Additional Post-ARD Interest on the Trust ARD Loans and any
successor Trust REO Loans with respect thereto and (ii) amounts held from time to time in the Collection Accounts and/or the Additional Post-ARD Interest
Account that represent Additional Post-ARD Interest, shall be treated as a grantor trust for federal income tax purposes and such grantor trust will be designated as "Grantor Trust Z"; provided that if the Trust Fund does not include any Trust ARD Loans then Grantor Trust Z shall not be established.

          The portion of the Trust Fund consisting of (i) the Excess Servicing
Strip and (ii) amounts held from time to time in the Collection Accounts that represent the Excess Servicing Strip, shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as
"Grantor Trust E".

          As provided herein, the Certificate Administrator shall take all actions reasonably necessary to ensure that each of the Grantor Trust Pools maintains its status as a "grantor trust" under federal income tax law and is not treated as part of any REMIC Pool.

          The Trust Fund will include multiple Trust Mortgage Loans (each, a
"Loan Combination Trust Mortgage Loan") that are, in each such case, together with one or more other mortgage loans that will not be part of the Trust Fund
(each such other mortgage loan, a "Non-Trust Loan"), secured on a collective basis by the same Mortgage(s) encumbering the related Mortgaged Property or group of Mortgaged Properties. The Loan Combination Trust Mortgage Loan and
related Non-Trust Loan(s) that are secured by the same Mortgage(s) on a particular Mortgaged Property or group of Mortgaged

                                       -3-

Properties will, together, constitute a "Loan Combination" (which term shall include any pair or group of successor REO Loans with respect to those two or more mortgage loans or any other corresponding mortgage loans deemed to exist with respect to a related REO Property). Each Trust Mortgage Loan and Non-Trust
Loan comprising a Loan Combination is evidenced by one or more promissory notes.
The relative rights of the respective lenders in respect of each Loan
Combination are set forth in a related co-lender agreement or intercreditor agreement (each such co-lender agreement or intercreditor agreement, as amended, restated, supplemented or otherwise modified from time to time, a "Loan
Combination Co-Lender Agreement"), between the holder of the Mortgage Note for the Trust Mortgage Loan included in such Loan Combination and the holder(s) of the Mortgage Note(s) for the Non-Trust Loan(s) included in such Loan
Combination. As and to the extent provided in the related Loan Combination
Co-Lender Agreement and the related loan documents, a Non-Trust Loan may, under various material default scenarios, be senior in right of payment to the related
Loan Combination Trust Mortgage Loan (any such Non-Trust Loan, a "Senior
Non-Trust Loan"), pari passu in right of payment with the related Loan
Combination Trust Mortgage Loan (any such Non-Trust Loan, a "Pari Passu
Non-Trust Loan"), subordinate in right of payment to the related Loan
Combination Trust Mortgage Loan (any such Non-Trust Loan, a "Subordinate
Non-Trust Loan") or some combination thereof.

          Some or all of the Loan Combination Trust Mortgage Loans (each, a
"Serviced Loan Combination Trust Mortgage Loan") will be serviced and administered in accordance with (and, accordingly, most material servicing functions with respect to the related Non-Trust Loans and any related REO
Property will be performed pursuant to) this Agreement and the related Loan
Combination Co-Lender Agreement, in which case the Loan Combination that includes such Serviced Loan Combination Trust Mortgage Loan will constitute a
"Serviced Loan Combination". The table below identifies each Serviced Loan
Combination Trust Mortgage Loan that will be included in the Trust Fund by name of the related Mortgaged Property or group of Mortgaged Properties, the Cut-off
Date Balance of such Serviced Loan Combination Trust Mortgage Loan, the Cut-off
Date Principal Balance of the related Non-Trust Loan(s) included in the applicable Serviced Loan Combination and the holder(s) (as of the Closing Date)
of the related Mortgage Note(s) for such Non-Trust Loan(s).

                 SERVICED LOAN COMBINATION TRUST MORTGAGE LOANS

                                  CUT-OFF DATE BALANCE OF   CUT-OFF DATE PRINCIPAL
                                       SERVICED LOAN                BALANCE
 NAME OF MORTGAGED PROPERTY OR      COMBINATION TRUST       OF RELATED NON-TRUST         HOLDER(S) OF RELATED
GROUP OF MORTGAGED PROPERTIES(1)      MORTGAGE LOAN                LOAN(S)               NON-TRUST LOAN(S)(2)
--------------------------------  ------------------------  ----------------------  -----------------------------

1. 2550 North Hollywood Way            $19,060,000             $2,000,000(3)             Capmark Finance Inc.
2. Walgreens - Middle Village          $ 7,650,000             $  700,000(3)        GEC Subordinated Holdings LLC
3. 2001 Broadway                       $ 6,700,000             $  900,000(3)        GEC Subordinated Holdings LLC

----------
(1)  Reflects property identified by that name on the Mortgage Loan Schedule.

(2)  As of Closing Date.

(3)  Consists of a single Subordinate Non-Trust Loan.

          The Trust Fund shall also include one or more Loan Combination Trust
Mortgage Loans (each, an "Outside Serviced Trust Mortgage Loan") that will, in each such case, be part of a Loan Combination (an "Outside Serviced Loan
Combination") as to which most material servicing functions with respect thereto and any related REO Property will be performed pursuant to an Outside Servicing

                                      -4-

Agreement. The table below identifies, among other things, each Outside Serviced
Trust Mortgage Loan that will be included in the Trust Fund by name of the related Mortgaged Property or group of Mortgaged Properties, the Cut-off Date
Balance of such Outside Serviced Trust Mortgage Loan, the Cut-off Date Principal
Balance of the related Non-Trust Loan(s) included in the applicable Outside
Serviced Loan Combination and the holder(s) (as of the Closing Date) of the related Mortgage Note(s) for such Non-Trust Loan(s).

                       OUTSIDE SERVICED LOAN COMBINATIONS

NAME OF MORTGAGED PROPERTY  CUT-OFF DATE BALANCE OF     CUT-OFF DATE PRINCIPAL
  OR GROUP OF MORTGAGED     OUTSIDE SERVICED TRUST   BALANCE OF RELATED NON-TRUST  HOLDER(S) OF RELATED
     PROPERTIES(1)               MORTGAGE LOAN                 LOAN(S)             NON-TRUST LOAN(S)(2)
--------------------------  -----------------------  ----------------------------  --------------------

1. Farallon Portfolio            $150,000,000              $1,421,940,000               Various(3)
2. Arundel Mills                 $ 64,166,667              $  320,833,333               Various(4)
3. Apple Hotel Portfolio         $ 63,106,250              $  281,743,750               Various(5)

----------

(1)  Reflects property identified by that name on the Mortgage Loan Schedule.

(2)  As of the Closing Date.

(3)  Farallon Portfolio Non-Trust Loans with an aggregate original principal amount of $1,425,500,000 are either (i) included in the ML-CFC Commercial
     Mortgage Trust 2007-8 and back the ML-CFC Commercial Mortgage Trust 2007-8,
     Commercial Mortgage Pass-Through Certificates, Series 2007-8, (ii) included in the Bank of America Large Loan Trust 2007-BMB1 and back the Bank of
     America Large Loan Trust 2007-BMB1, Commercial Mortgage Pass-Through
     Certificates, Series 2007-BMB1, (iii) included in the ML-CFC Commercial
     Mortgage Trust 2007-9 and back the ML-CFC Commercial Mortgage Trust 2007-9,
     Commercial Mortgage Pass-Through Certificates, Series 2007-9, (iv) held by
     MLML Subdebt Holding LLC, or (v) held by Merrill Lynch Mortgage Lending,
     Inc.

(4)  Holders of the Arundel Mills Non-Trust Loans are: (i) the trust established in connection with the issuance of the Banc of America Commercial Mortgage
     Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4 (Arundel
     Mills Note A-1); (ii) the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage
     Pass-Through Certificates, Series 2007-5 (Arundel Mills Note A-2); and
     (iii) Bank of America, National Association, or an affiliate thereof
     (Arundel Mills Note A-4).

(5)  Holders of the Apple Hotel Portfolio Non-Trust Loans are: (i) the trust established in connection with the issuance of the Morgan Stanley Capital I
     Trust 2008-TOP29, Commercial Pass-Through Certificates, Series 2008-TOP29
     (Apple Hotel Portfolio Note A-1); (ii) Bear Stearns Commercial Mortgage,
     Inc., or an affiliate thereof (Apple Hotel Portfolio Note A-2); and (iii)
     Bank of America, National Association, or an affiliate thereof (Apple Hotel
     Portfolio Note A-4).

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator and the Custodian agree as follows:

                                      -5-

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "2550 North Hollywood Way Loan Combination": The Loan Combination
secured by one or more mortgages, deeds of trust, deeds to secure debt and/or similar instruments encumbering the real property identified on the Mortgage
Loan Schedule as 2550 North Hollywood Way.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "Accelerated Principal Payment": With respect to any Late Due Date
Trust Mortgage Loan, for any Distribution Date, any payment or other collection of principal received on such Trust Mortgage Loan at any time after the related
Determination Date but on or prior to the related P&I Advance Date, exclusive of any portion of such payment or other collection of principal that represents a late payment for which there was an outstanding P&I Advance or that the applicable Master Servicer was unable to deposit in the Distribution Account as of the close of business on the related P&I Advance Date.

          "Acceptable Insurance Default": With respect to any Serviced Mortgage
Loan, any default under the related Mortgage Loan documents resulting from: (i)
the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

          "Accountant's Consent": As defined in Section 3.14.

          "Accrued Certificate Interest": (1) With respect to any Class of
Principal Balance Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and (2) with respect to the Class X
Certificates for any Distribution Date, the aggregate of all Accrued Component
Interest with respect to the Class X Components for such Distribution Date.
Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

                                      -6-

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate applicable to such Class X Component for such Distribution Date, accrued on the
Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued REMIC I Interest": With respect to any REMIC I Regular
Interest for any Distribution Date, one month's interest at the REMIC I
Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I
Regular Interest outstanding immediately prior to such Distribution Date.
Accrued REMIC I Interest shall be calculated on a 30/360 Basis and, with respect to any REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution
Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Additional Exclusions": Exclusions relating to terrorism and acts of war that are in addition to those in the insurance policies for the Mortgaged
Properties on September 11, 2001.

          "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB with respect to the Subject Securitization Transaction.

          "Additional Post-ARD Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Post-ARD Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Post-ARD Interest Rate on such deferred interest. For purposes of this Agreement, Additional Post-ARD Interest on an ARD Loan or any successor REO
Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Post-ARD Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Post-ARD Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(d), which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) "[NAME OF THE CERTIFICATE ADMINISTRATOR], as
Certificate Administrator, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2008-C1, Commercial
Mortgage

                                      -7-

Pass-Through Certificates, Series 2008-C1, Class Z, Additional Post-ARD Interest
Account". The Additional Post-ARD Interest Account shall not be an asset of any
REMIC Pool.

          "Additional Post-ARD Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated
Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

          "Additional Servicer": Any Servicer, other than the Master Servicers, the Special Servicer, the Trustee or the Certificate Administrator.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to any Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent on Advances (to the extent not offset by Default
Charges or amounts otherwise payable to any related Non-Trust Loan Holder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of
Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Loan Holder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv), (xviii) and (xix) of Section 3.05(a) (and any comparable withdrawals pursuant to the next to last paragraph of Section 3.05(a)) out of collections on the related Trust Mortgage Loans or REO Properties or out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection
Accounts as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses (ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any Serviced Loan Combination or any related Loan Combination REO
Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the applicable Collection
Account with respect to the related Trust Mortgage Loan or any successor Trust
REO Loan with respect thereto), or (z) pursuant to any of clauses (ii), (iv) and
(v) of Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the applicable Collection Account, the applicable
Loan Combination Custodial Account or the Distribution Account, as the case may
be.

          "Additional Yield and Prepayment Amount": With respect to any Class of
Principal Balance Certificates (other than any Excluded Class), for any
Distribution Date on which distributions of principal are being made with respect to that Class of Certificates pursuant to Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Trust Mortgage Loan or a Trust REO
Loan (for purposes of this definition, the "Prepaid Loan") in the Loan Group (in the case of Loan Group 1) or Loan Sub-Group (in the case of Loan Sub-Group 2a or
Loan Sub-Group 2b) as to which the Holders of such Class of Certificates are receiving payments of principal on such Distribution Date, the product of (a)
such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees and
Principal Recovery Fees payable therefrom and net of any portion of such Yield
Maintenance Charges and/or Prepayment Premiums applied pursuant to Section
4.01(k) to reimburse one or more Classes of Principal Balance Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated

                                      -8-

thereto, multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the
Pass-Through Rate for the subject Class of Principal Balance Certificates over
(ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Prepaid Loan over (ii)
the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of
Principal Balance Certificates on such Distribution Date (or, for so long as the
Class A-4, Class AM or Class AJ Certificates, on the one hand, and the Class
A-1A, Class AM-A or Class AJ-A Certificates, on the other hand, are outstanding, or for so long as either or both of those groups of Certificates, on the one hand, and the Class A-1AF, Class AM-AF or Class AJ-AF Certificates, on the other hand, are outstanding, principal distributable on the subject Class of Principal
Balance Certificates on that Distribution Date from collections on the applicable Loan Group (in the case of Loan Group 1) or Loan Sub-Group (in the case of Loan Sub-Group 2a or Loan Sub-Group 2b) that includes the Prepaid Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the
Principal Distribution Amount (or, for so long as the Class A-4, Class AM or
Class AJ Certificates, on the one hand, and the Class A-1A, Class AM-A or Class
AJ-A Certificates, on the other hand, are outstanding, or for so long as either or both of those groups of Certificates, on the one hand, and the Class A-1AF,
Class AM-AF or Class AJ-AF Certificates, on the other hand, are outstanding, the
Loan Group 1 Principal Distribution Amount, the Loan Sub-Group 2a Principal
Distribution Amount or the Loan Sub-Group 2b Principal Distribution Amount, as
applicable, based on which Loan Group (in the case of Loan Group 1) or Loan
Sub-Group (in the case of Loan Sub-Group 2a or Loan Sub-Group 2b) includes the
Prepaid Loan) for such Distribution Date.

          "Administered REO Property": Any REO Property that relates to a
Serviced Trust Mortgage Loan.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(i).

          "Adverse Rating Event": With respect to any Class of Certificates or any class of Specially Designated Non-Trust Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by any Rating Agency or to such class of
Specially Designated Non-Trust Loan Securities by any Other Rating Agency, as
the case may be.

          "Adverse REMIC Event": As defined in Section 10.01(g).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                                      -9-

          "Alternative Collection Period": With respect to any Late Due Date
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, for any Distribution Date, the period commencing on the day immediately following the P&I Advance Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date)
and ending on and including the P&I Advance Date for the subject Distribution
Date.

          "Annual Assessment Report": As defined in Section 3.14.

          "Annual Attestation Report": As defined in Section 3.14.

          "Annual Statement of Compliance": As defined in Section 3.13.

          "Anticipated Repayment Date": For any ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

          "Apple Hotel Portfolio Loan Combination": The Loan Combination secured by one or more mortgages, deeds of trust, deeds to secure debt and/or similar instruments encumbering the real properties identified on the Mortgage Loan
Schedule as the Apple Hotel Portfolio.

          "Apple Hotel Portfolio Non-Trust Loan": Any of the Non-Trust Loans
that are part of the Apple Hotel Portfolio Loan Combination.

          "Apple Hotel Portfolio Trust Mortgage Loan": The Trust Mortgage Loan,
evidenced by the promissory note identified as Apple Hotel Portfolio Note A-3, that is part of the Apple Hotel Portfolio Loan Combination.

          "Appraisal": With respect to any Serviced Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the
Special Servicer or the applicable Master Servicer, as the case may be, prepared in accordance with 12 C.F.R. Section 225.64 and conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which
Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The applicable Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent may conclusively rely on any Appraisal obtained in accordance with this Agreement and, in the case of an Outside Serviced Trust
Mortgage Loan or any Outside Administered REO Property, any appraisal obtained in accordance with the related Outside Servicing Agreement.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Special Servicer in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the
Special Servicer obtains knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required
Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required
Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of a Master Servicer, the Trustee or any Fiscal Agent, all

                                      -10-

unpaid interest accrued on the principal balance of such Required Appraisal
Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid (from related collections) Master Servicing Fees and Special
Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such Required
Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of a Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent with respect to such Required Appraisal Mortgage Loan, together with (A)
interest on those Advances and (B) any related Unliquidated Advances, (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property and (vi) to the extent known, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of any related Serviced Pari Passu Non-Trust Loan (or any successor REO
Loan with respect thereto) that is payable under the related Non-Trust Loan
Securitization Agreement; over (b) an amount equal to the sum of (i) the
Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25%
of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

          Notwithstanding anything herein to the contrary, each Serviced Loan
Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Also notwithstanding anything herein to the contrary, to the extent provided in the related Loan
Combination Co-Lender Agreement, any Appraisal Reduction Amount (calculated as provided above in this definition) may be offset, reduced or otherwise adjusted to reflect the amount of any Reserve Collateral posted in accordance with such
Loan Combination Co-Lender Agreement. Unless otherwise provided in the related
Loan Combination Co-Lender Agreement: (a) any Appraisal Reduction Amount with respect to a Serviced Senior/Subordinate Loan Combination shall be allocated first to the related Subordinate Non-Trust Loan(s) (or any successor REO Loan(s)
with respect thereto), in each case up to the outstanding principal balance thereof, and then to the applicable Loan Combination Trust Mortgage Loan and any related Pari Passu Non-Trust Loans (or any successor REO Loan(s) with respect thereto) on a pro rata basis by principal balance; and (b) any Appraisal
Reduction Amount with respect to a Pari Passu Loan Combination (that is a
Serviced Loan Combination) shall be allocated between the related applicable
Loan Combination Trust Mortgage Loan and the related Pari Passu Non-Trust
Loan(s) (or any successor REO Loan(s) with respect thereto) on a pro rata basis by principal balance.

          Notwithstanding the foregoing, any "Appraisal Reduction Amount" (or analogous concept under the related Outside Servicing Agreement) with respect to any Outside Serviced Loan Combination shall be calculated, and allocated between the Mortgage Loans comprising such Loan Combination, by the applicable Outside
Servicer pursuant to the related Outside Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations and the allocations to the
Outside Serviced Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as reported to them by the applicable Outside Servicer.

                                      -11-

          "Appraised Value": With respect to each Serviced Mortgaged Property and Administered REO Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the applicable Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent may
conclusively rely; provided, that the term "Appraised Value" shall include any value determined by the applicable Outside Servicer with respect to an Outside
Serviced Trust Mortgage Loan (upon which the applicable Master Servicer, the
Special Servicer, the Trustee and any Fiscal Agent may conclusively rely).

          "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Post-ARD Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "Arundel Mills Loan Combination": The Loan Combination secured by one or more mortgages, deeds of trust, deeds to secure debt and/or similar instruments encumbering the real property identified on the Mortgage Loan
Schedule as Arundel Mills.

          "Arundel Mills Non-Trust Loan": Any of the Non-Trust Loans that are part of the Arundel Mills Loan Combination.

          "Arundel Mills Trust Mortgage Loan": The Trust Mortgage Loan,
evidenced by the promissory note identified as Arundel Mills Note A-3, that is part of the Arundel Mills Loan Combination.

          "Asset Status Report": As defined in Section 3.21(c).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any related Due Date thereafter as of which such
Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated
Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust
Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity
Date, equal to the Assumed Periodic

                                      -12-

Payment that would have been deemed due in respect of the predecessor Mortgage
Loan on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Certificate
Administrator).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of (A) the amounts on deposit in the Collection Accounts and the Distribution
Account as of the close of business on the related Determination Date, (B) the amounts collected by or on behalf of the Master Servicers as of the close of business on such Determination Date and required to be deposited in the
Collection Accounts, and (C) the amounts collected by or on behalf of Master
Servicer No. 3 with respect to the Late Due Date Trust Mortgage Loans after the related Determination Date that were deposited in (1) Master Servicer No. 3's
Collection Account prior to the related P&I Advance Date or (2) the Distribution
Account on the related P&I Advance Date, (ii) the aggregate amount of any P&I
Advances made by the Master Servicers, the Trustee or any Fiscal Agent for
distribution on the Certificates on such Distribution Date pursuant to Section
4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan Combination Custodial Account to the applicable
Collection Account after the Determination Date in the month of such
Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(e), as applicable, (iv) the aggregate amounts deposited by the Master Servicers in their respective
Collection Accounts for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls, Casualty/Condemnation Interest
Shortfalls and Delayed Principal Payment Interest Shortfalls, and (v) for each
Distribution Date occurring in March, the aggregate of the Interest Reserve
Amounts in respect of each Interest Reserve Loan deposited into the Distribution
Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) a Collection Account pursuant to clauses
(ii)-(xvi), (xviii), (xix) and (xxi) of Section 3.05(a) (and any comparable withdrawals pursuant to the next to last paragraph of Section 3.05(a)) or (B)
the Distribution Account pursuant to clauses (ii)-(v) and (viii) of Section
3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv)
Additional Post-ARD Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve
Loans to be withdrawn from the Distribution Account and deposited in the
Interest Reserve Account in respect of such Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in any Master Servicer's Collection Account or the Distribution Account in
error.

          "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such
Mortgage Loan.

          "Bank of America": Bank of America, National Association, a national banking association, or its successor in interest.

                                      -13-

          "Bank of America Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the
Depositor and Bank of America, relating to the transfer of certain Trust
Mortgage Loans to the Depositor.

          "Bank of America Trust Mortgage Loan": Each of the Trust Mortgage
Loans transferred and assigned to the Depositor pursuant to the Bank of America
Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Bank of America Mortgage Loan Purchase Agreement.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "BOA Securities": Banc of America Securities LLC, a Delaware limited liability company, or its successor in interest.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

          "Breach": As defined in Section 2.03(a).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Boston,
Massachusetts), the offices of the Certificate Administrator (which as of the
Closing Date is Chicago, Illinois), the offices of any Master Servicer or the
Special Servicer (which as of the Closing Date are Charlotte, North Carolina with respect to Master Servicer No. 1 and Master Servicer No. 3 and Overland
Park, Kansas with respect to Master Servicer No. 2 and the Special Servicer), are located, are authorized or obligated by law or executive order to remain closed.

          "Capmark": Capmark Finance Inc., a California corporation, or its successor in interest.

          "Capmark Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the Depositor and Capmark, relating to the transfer of certain Trust Mortgage Loans to the Depositor.

          "Capmark Trust Mortgage Loan": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Capmark Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Capmark Mortgage
Loan Purchase Agreement.

          "Casualty/Condemnation Interest Shortfall": With respect to any Trust
Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received by the Trust during any Collection Period and was or had been, as applicable, applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period (or, in the case of a Late Due Date Trust Mortgage Loan, such Mortgage Loan's first Due Date following the end of such Collection Period), the amount of interest, to the extent not collected from the related Mortgagor,

                                      -14-

that would have accrued (at a rate per annum equal to the sum of (x) the related
Net Mortgage Rate for such Mortgage Loan and (y) the Trust Administration Fee
Rate) on the amount of such Casualty/Condemnation Principal Prepayment during the period commencing on the date as of which such Casualty/Condemnation
Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          "Casualty/Condemnation Principal Prepayment": With respect to any
Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this
Pooling and Servicing Agreement, in reduction of the principal balance of such
Mortgage Loan.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Merrill Lynch Mortgage Trust 2008-C1,
Commercial Mortgage Pass-Through Certificates, Series 2008-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

          "Certificate Administrator": LaSalle Bank or any successor certificate administrator appointed as herein provided.

          "Certificate Administrator Indemnification Agreement": With respect to the initial Certificate Administrator, that certain Certificate Administrator
Indemnification Agreement, dated as of May 21, 2008, between the initial
Certificate Administrator, the Depositor, the Underwriters and the Initial
Purchasers.

          "Certificate Administrator Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
Regulation AB, but only if the Certificate Administrator or any Servicing
Representative of the Certificate Administrator is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.01 ON FORM 8-K];

          (ii) the termination of a definitive agreement that is material to the
Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Certificate
Administrator or any Servicing Representative of the Certificate Administrator
is a party to such agreement or has entered into such agreement on behalf of the
Trust [ITEM 1.02 ON FORM 8-K];

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the Certificate

                                      -15

Administrator, (B) any Servicing Representative of the Certificate Administrator
that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
(C) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (D) the Trust [ITEM 1.03(a) ON FORM 8-K];

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material
Debtor is (A) the Certificate Administrator, (B) any Servicing Representative of
the Certificate Administrator that constitutes a Servicer contemplated by Item
1108(a)(3) of Regulation AB, (C) any Enhancement/Support Provider that is not an
Affiliate of the Depositor or (D) the Trust [ITEM 1.03(b) ON FORM 8-K];

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the Certificates
[ITEM 2.04 ON FORM 8-K];

          (vi) any material modification to the rights of the Holders of any
Class of Certificates, including by reason of a modification to this Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM
3.03(a) ON FORM 8-K];

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other Class of
Certificates [ITEM 3.03(b) ON FORM 8-K];

          (viii) any amendment to this Agreement pursuant to Section 11.01 [ITEM
1.01 ON FORM 8-K];

          (ix) any resignation, removal, replacement or substitution of the
Certificate Administrator or any Servicing Representative of the Certificate
Administrator that constitutes a Servicer contemplated by Item 1108(a)(2) of
Regulation AB [ITEM ON 6.02 ON FORM 8-K];

          (x) any appointment of (A) a new Certificate Administrator or (B) any
new Servicing Representative of the Certificate Administrator that constitutes a
Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM
8-K];

          (xi) any termination of a material enhancement or support specified in
Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM 6.03(a) ON FORM 8-K];

          (xii) any addition of a material enhancement or support specified in
Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates [ITEM 6.03(b) ON FORM 8-K];

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the
Certificates [ITEM 6.03(c) ON FORM 8-K];

                                      -16-

          (xiv) any material failure on the part of the Certificate
Administrator to make on the applicable Distribution Date any required monthly distributions to the Holders of any Class of Certificates [ITEM 6.04 ON FORM
8-K];

          (xv) any nonpublic disclosure, by the Certificate Administrator or any
Servicing Representative of the Certificate Administrator with respect to the
Subject Securitization Transaction that is required to be disclosed by
Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

          (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to
Certificateholders hereunder and that is directly related to the obligations of the Certificate Administrator hereunder [ITEM 8.01 ON FORM 8-K];

          (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Certificate Administrator is controlling the subject litigation or if the subject Material Litigant is (A)
the Certificate Administrator, (B) any Servicing Representative of the
Certificate Administrator that constitutes a Servicer contemplated by Item
1108(a)(3) of Regulation AB, (C) any Enhancement/Support Provider that is not an
Affiliate of the Depositor or (D) the Trust [ITEM 2 ON FORM 10-D AND GENERAL
INSTRUCTION J TO FORM 10-K];

          (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of Certificates
[ITEM 4 ON FORM 10-D];

          (xix) the submission of any matter to a vote by Certificateholders
[ITEM 5 ON FORM 10-D];

          (xx) the receipt by the Certificate Administrator or by any Servicing
Representative or other agent of the Certificate Administrator of any updated information regarding an Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of
Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

          (xxi) to the extent not otherwise disclosed in the Prospectus
Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Certificate Administrator as described in Item
1119(a) of Regulation AB has become an affiliate (as defined in Rule 405 of the
Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage Loan
Seller, (D) a Master Servicer, (E) the Special Servicer, (F) any Servicing
Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, or (G) any Significant Obligor
[GENERAL INSTRUCTION J TO FORM 10-K];

          (xxii) to the extent not otherwise disclosed in the Prospectus
Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the
Certificate Administrator or any Servicing Representative (but only if such
Servicing Representative is a

                                      -17-

Servicer contemplated by Item 1108(a)(d) of Regulation AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100
(d)(1) of Regulation AB) of the Certificate Administrator, on the other hand
[GENERAL INSTRUCTION J TO FORM 10 K]; and

          (xxiii) to the extent not otherwise disclosed in the Prospectus
Supplement, any specific relationship involving or relating to the Subject
Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of
Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the
one hand, and the Certificate Administrator or any Servicing Representative (but
only if such Servicing Representative is a Servicer contemplated by Item
1108(a)(d) of Regulation AB or a material party related to the Subject
Securitization Transaction contemplated by Item 1100 (d)(1) of Regulation AB) of the Certificate Administrator, on the other hand [GENERAL INSTRUCTION J TO FORM
10 K].

          "Certificate Factor": With respect to any Class of Regular
Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as applicable, of such
Class of Certificates, and the denominator of which is the Original Class
Principal Balance or Original Class Notional Amount, as the case may be, of such
Class of Certificates.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class
X Certificates.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, any Master Servicer,
the Special Servicer, the Trustee, the Certificate Administrator, the Custodian
or any Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality
Subordinate Certificateholder or the Controlling Class Representative and any
election, removal or replacement of the Special Servicer or the Controlling
Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, any Master Servicer, the
Special Servicer, the Trustee, the

                                      -18-

Certificate Administrator, the Custodian or any Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective
Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate
Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Trustee (if the Person acting as Trustee is different from the Person acting as Certificate Registrar), the Certificate Administrator (if
the Person acting as Certificate Administrator is different from the Person acting as Certificate Registrar), the Custodian, any Master Servicer or the
Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or
"Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository
Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certification Parties": As defined in Section 8.16(b).

          "Certifying Person": As defined in Section 8.16(b).

          "Citigroup": Citigroup Global Markets Inc., a New York corporation, or its successor in interest.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A Certificates": Any Class A Senior Certificate or Class A
Subordinate Certificate.

          "Class A Senior Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A or Class A-1AF Certificate.

          "Class A Subordinate Certificate": Any Class AM, Class AM-A, Class
AM-AF, Class AJ, Class AJ-A or Class AJ-AF Certificate.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-1AF Certificate": Any one of the Certificates with a "Class
A-1AF" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

                                      -19-

          "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AJ Certificate": Any one of the Certificates with a "Class AJ"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AJ-A Certificate": Any one of the Certificates with a "Class
AJ-A" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AJ-AF Certificate": Any one of the Certificates with a "Class
AJ-AF" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AM Certificate": Any one of the Certificates with a "Class AM"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AM-A Certificate": Any one of the Certificates with a "Class
AM-A" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class AM-AF Certificate": Any one of the Certificates with a "Class
AM-AF" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

                                      -20-

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": The aggregate notional amount on which the
Class X Certificates accrue interest from time to time, which shall equal the aggregate of the Component Notional Amounts of the Class X Components from time to time.

                                      -21-

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Principal Balance
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or
9.01, as applicable, and shall be further reduced by the amount of any Realized
Losses and Additional Trust Fund Expenses allocated thereto on such Distribution
Date pursuant to the first paragraph of Section 4.04(a). The respective Class
Principal Balances of the various Classes of Principal Balance Certificates shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of
Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal
Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing all or a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing all or a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class S Certificate": Any one of the Certificates with a "Class S"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class T Certificate": Any one of the Certificates with a "Class T"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing all or a portion of a "regular interest" in
REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all or a portion of multiple "regular interests"
in REMIC II for purposes of the REMIC Provisions.

          "Class X Component": Any of the multiple components of the Class X
Certificates identified in the table below, each of which constitutes a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -22-

                    CORRESPONDING CLASS OF
                       PRINCIPAL BALANCE
CLASS X COMPONENT        CERTIFICATES
-----------------   ----------------------
      X-A-1                   A-1
      X-A-2                   A-2
      X-A-3                   A-3
      X-A-SB                  A-SB
      X-A-4                   A-4
      X-A-1A                  A-1A
     X-A-1AF                 A-1AF
       X-AM                    AM
      X-AM-A                  AM-A
     X-AM-AF                 AM-AF
       X-AJ                    AJ
      X-AJ-A                  AJ-A
     X-AJ-AF                 AJ-AF
       X-B                     B
       X-C                     C
       X-D                     D

                                      -23-

       X-E                     E
       X-F                     F
       X-G                     G
       X-H                     H
       X-J                     J
       X-K                     K
       X-L                     L
       X-M                     M
       X-N                     N
       X-P                     P
       X-Q                     Q
       X-S                     S
       X-T                     T

          "Class X Strip Rate": With respect to any Class X Component, for any
Distribution Date, a rate per annum equal to (a) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through
Rate in effect for such Distribution Date with respect to such Class X
Component's Corresponding Class of Principal Balance Certificates.

          "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto; provided that the Class Z Certificates will be issued only if the Trust Fund includes Trust ARD Loans.

          "Clearstream": Clearstream Banking, Luxembourg or any successor.

                                      -24-

          "Closing Date": June 12, 2008.

          "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, investors, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist,
"CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers (or, in the event of a failure of the
Master Servicers to agree on an association or organization, as shall be selected by the Certificate Administrator) and reasonably acceptable to the
Certificate Administrator (if the Master Servicers make the determination), the
Special Servicer and the Controlling Class Representative.

          "CMSA Advance Recovery Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions.

          "CMSA Appraisal Reduction Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Appraisal Reduction Template" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Bond Level File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Collateral Summary File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Comparative Financial Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -25-

          "CMSA Delinquent Loan Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Financial File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Bond/Collateral Realized Loss Reconciliation
Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Bond/Collateral Realized
Loss Reconciliation Template" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Liquidation Loss Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Loss Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan
Modification and Corrected Mortgage Loan Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Interest Shortfall Reconciliation Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Interest Shortfall Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Investor Reporting Package": Collectively:

          (a)  the following seven data files: (i) CMSA Loan Setup File, (ii)
               CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv)
               CMSA Financial File, (v) CMSA Special Servicer Loan File, (vi)
               CMSA Bond Level File, and (vii) CMSA Collateral Summary File;

          (b)  the following ten supplemental reports: (i) CMSA Servicer Watch
               List, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA REO
               Status Report, (iv) CMSA Comparative Financial Status Report, (v)
               CMSA Historical Loan

                                      -26-

               Modification and Corrected Mortgage Loan Report, (vi) CMSA Loan
               Level Reserve/LOC Report, (vii) CMSA Total Loan Report, (viii)
               CMSA Advance Recovery Report, (ix) CMSA Operating Statement
               Analysis Report and (x) CMSA NOI Adjustment Worksheet;

          (c)  the following six templates: (i) CMSA Appraisal Reduction
               Template, (ii) CMSA Servicer Realized Loss Template, (iii) CMSA
               Reconciliation of Funds Template, (iv) CMSA Historical
               Bond/Collateral Realized Loss Reconciliation Template, (v) CMSA
               Historical Liquidation Loss Template, and (vi) CMSA Interest
               Shortfall Reconciliation Template; and

          (d)  such other files, reports or templates as the CMSA may recommend from time to time as being part of the CMSA Investor Reporting
               Package for commercial mortgage securitization trusts generally.

          "CMSA Loan Level Reserve/LOC Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Periodic Update File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Setup File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -27-

          "CMSA Property File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the
"Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Reconciliation of Funds Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Template" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA REO Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"REO Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Servicer Realized Loss Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Realized Loss Template" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Servicer Watch List": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Special Servicer Loan File": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Total Loan Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

                                      -28-

          "Collection Account": One or more segregated accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "[NAME OF APPLICABLE MASTER SERVICER], as Master
Servicer on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
Pass-Through Certificates, Series 2008-C1".

          "Collection Period": Individually and collectively, as the context may require, with respect to each Mortgage Loan and REO Loan, for any Distribution
Date, the period commencing on the day immediately following the related
Determination Date for such Mortgage Loan or REO Loan, as the case may be, for the preceding Distribution Date (or, in the case of the initial Distribution
Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan or REO Loan, as the case may be, for the subject Distribution Date.

          "Commission": The United States Securities and Exchange Commission or
any successor agency.

          "Component Notional Amount": With respect to each Class X Component, as of any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling Class": As of any date of determination, the most subordinate Class of Principal Balance Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no
Class of Principal Balance Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Principal Balance Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the
Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates, the Class AM, Class AM-A and Class AM-AF
Certificates shall collectively be deemed a single class of Certificates and the
Class AJ, Class A-JA and Class AJ-AF Certificates shall collectively be deemed a single class of Certificates.

          "Controlling Class Representative": As defined in Section 3.25.

          "Corporate Trust Office": With respect to: (1) the Certificate
Administrator, the principal corporate trust office of the Certificate
Administrator at which, at any particular time, its asset-backed securities business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 S. LaSalle St.,
Mailcode: IL4-135-16-25, Chicago, Illinois 60603, Attention: LaSalle Global
Trust Services - MLMT 2008-C1, Commercial Mortgage Pass-Through Certificates,
Series 2008-C1; and (2) the Trustee, the principal corporate office of the
Trustee at which, at any particular time, its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is for the purpose of certificate transfer services, located at U.S Bank, Corporate Trust Services, One Federal Street, 3rd Floor,
Boston, Massachusetts 02110, Attention: Merrill Lynch Mortgage Trust 2008-C1,
Commercial Mortgage Pass-Through Certificates, Series 2008-C1, facsimile number:
(617) 603-6637.

                                      -29-

          "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan".

          "Corresponding Class of Principal Balance Certificates": (1) With
respect to any REMIC I Regular Interest, the Class of Principal Balance
Certificates designated as the "Corresponding Class of Principal Balance
Certificates" for such REMIC I Regular Interest in the Preliminary Statement;
and (2) with respect to any Class X Component, the Class of Principal Balance
Certificates designated as the "Corresponding Class of Principal Balance
Certificates" for such Class X Component in the definition of "Class X
Component".

          "Corresponding REMIC I Regular Interest": (1) With respect to any
Class of Principal Balance Certificates, the REMIC I Regular Interest as to
which such Class of Principal Balance Certificates is the Corresponding Class of
Principal Balance Certificates; and (2) with respect to any Class X Component, the REMIC I Regular Interest that, with the replacement of "L" with "X" at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

          "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

          "Crossed Loan Group": As defined in Section 2.03(a).

          "Custodian": LaSalle Bank or its successor in interest, or any successor custodian appointed as herein provided.

          "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan that has its first Due Date in or prior to June 2008, the related Due Date of such Mortgage Loan in June 2008; or, with respect to any Mortgage Loan that has its first Due Date after June 2008, the later of June 1, 2008 and its date of origination.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Trust Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net
Operating Income (before payment of any debt service on such Mortgage Loan)
generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than 12 months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the applicable Master Servicer or the Special Servicer
(or, in the case of an Outside Serviced Trust Mortgage Loan, the applicable
Outside Servicer) (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Trust Mortgage Loan or, in the case of a Loan Combination Trust Mortgage Loan with related Pari Passu Non-Trust
Loans, twelve times the amount of the aggregate Periodic Payment in effect for such Loan Combination Trust Mortgage Loan and such related Pari Passu Non-Trust
Loan(s) as of such date of determination.

                                      -30-

          "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

          "Defaulted Mortgage Loan": A Serviced Mortgage Loan: (i) that is (A)
delinquent 60 days or more in respect of a Periodic Payment (not including the
Balloon Payment) or (B) delinquent in respect of its Balloon Payment unless (x)
the related Mortgagor makes an Assumed Periodic Payment on each Due Date
(commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the applicable Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan," that the refinancing could not reasonably be expected to occur, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage
Note.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defeasance Collateral": With respect to any Defeasance Mortgage Loan, the securities, constituting "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended, required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Mortgage Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

          "Deficient Valuation": With respect to any Trust Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Loan Combination Trust Mortgage Loan with related Pari Passu Non-Trust Loan(s), the then-aggregate outstanding principal balance of such Loan Combination Trust Mortgage Loan and all such related Pari
Passu Non-Trust Loan(s), which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

          "Delayed Principal Payment": With respect to any Late Due Date Trust
Mortgage Loan, any payment of principal, including a Balloon Payment or a
Principal Prepayment, received on such Trust Mortgage Loan at any time during the period after the Determination Date in any calendar month up to and including the P&I Advance Date in the same calendar month as such Determination
Date (exclusive of any portion of such payment of principal that is covered by a
P&I Advance on the P&I Advance Date in the same calendar month as such
Determination Date, is otherwise included in

                                      -31-

distributions to Certificateholders on the Distribution Date in the same calendar month as such Determination Date or represents a late payment for which there is an outstanding P&I Advance).

          "Delayed Principal Payment Interest Shortfall": With respect to any
Late Due Date Trust Mortgage Loan that was subject to a Delayed Principal
Payment, the amount of interest, to the extent not collected from the related
Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the
Trust Administration Fee Rate) on the amount of such Delayed Principal Payment during the period from and including the date as of which such Delayed Principal
Payment was applied to such Trust Mortgage Loan, to and including the day immediately preceding the Due Date of such Trust Mortgage Loan in the calendar month in which such Delayed Principal Payment is included in the amounts distributed to Certificateholders.

          "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

          "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of
1934, as amended.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Sub-Servicer": As defined in Section 3.22(a).

          "Determination Date": The date of each calendar month (commencing in
July 2008) that is, individually and collectively, as applicable: (a) solely for purposes of calculating, determining or identifying amounts distributable, losses and expenses allocable and/or loan-specific events reportable with respect to any Loan Combination, the related Loan Combination Determination Date during such month; and (b) for all other purposes, the eighth day of such month or, if such eighth day is not a Business Day, the next following Business Day.

          "Determination Information": As defined in Section 3.18(b).

          "Dexia": Dexia Real Estate Capital Markets, Delaware corporation, or its successor in interest.

          "Dexia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the Depositor and Dexia, relating to the transfer of certain Trust Mortgage Loans to the Depositor.

          "Dexia Trust Mortgage Loan": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Dexia Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Dexia Mortgage
Loan Purchase Agreement.

                                      -32-

          "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the
Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee)
shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan, for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Principal Balance Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

          "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a
holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Certificate
Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or
(2) a Non-United States Tax Person that has delivered to the Transferor, the
Certificate Administrator and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual
Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual
Certificate will not be disregarded for United States federal income tax purposes.

          "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the
Certificate Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest

                                      -33-

in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such
Person. The terms "United States", "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates for any Distribution Date, the Accrued Certificate Interest
in respect of such Class of Certificates for such Distribution Date, reduced
(other than with respect to the Class X Certificates) (to not less than zero) by the product of (a) any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of the subject
Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of
Principal Balance Certificates for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Principal Balance Certificates is
reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class
Principal Balance of any one or more Classes of Principal Balance Certificates as provided in the definition of "Class Principal Balance" and the second paragraph of Section 4.04(a), then the amount of Distributable Certificate
Interest with respect to each Class of Regular Certificates for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate Interest that would have been payable with respect to the subject Class of Regular Certificates if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

          "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator pursuant to Section 3.04(b), which shall be entitled "[NAME OF CERTIFICATE ADMINISTRATOR], as Certificate
Administrator, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
Pass-Through Certificates, Series 2008-C1".

          "Distribution Date": During any given month, commencing in July 2008, the fourth Business Day following the eighth calendar day in such month (or, if such eighth calendar day is not a Business Day, then the fifth Business Day following such eighth calendar day).

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

                                      -34-

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch (or "A-"
by Fitch, provided that the short-term unsecured debt obligations of such institution or trust company are rated at least "F-1" by Fitch), "AA" by S&P (or
"A" by S&P, provided the short-term unsecured debt obligations of such institution or trust company are rated at least "A-1" by S&P) and "Aa3" by
Moody's (or, with respect to any such Rating Agency or Other Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the applicable Rating Agency or Other Rating Agency), at any time such funds are on deposit therein, or (B) with respect to deposits held for less than 30 days in such account, the short-term deposits or unsecured debt obligations of which are rated at least "F-1" by Fitch, "A-1" by S&P and "P-1"
by Moody's (or, with respect to any such Rating Agency or Other Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable Rating Agency or Other Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC Bank (A) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P and (B) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from
Moody's, (iii) an account or accounts maintained with LaSalle Bank so long as
LaSalle Bank has the ratings meeting the criteria set forth in clause (i) of this definition, provided that, following a downgrade, withdrawal or suspension of any Rating Agency's or Other Rating Agency's rating that results in the relevant institution's failure to meet the requirements set forth in clauses
(i), (ii) or (iii), as applicable, the subject account(s) shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. Section 9.10(b)), having in either case a combined capital and surplus of at least $50,000,000, or (v) any other account the use of which would not, in and of itself, cause an Adverse Rating
Event, as confirmed in writing by each Rating Agency and Other Rating Agency.

          "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or a review conducted in accordance with the All Appropriate
Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by any Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Euroclear": The Euroclear System or any successor.

                                      -35-

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to each Trust Mortgage Loan and
Trust REO Loan, that portion of the Master Servicing Fee for such Mortgage Loan or REO Loan that represents interest accrued at the related Excess Servicing
Strip Rate.

          "Excess Servicing Strip Rate": With respect to each Mortgage Loan and
REO Loan, the excess, if any, of (x) the Master Servicing Fee Rate for such
Mortgage Loan or REO Loan over (y) the sum of (i) 0.005% (one-half of one basis point) per annum, and (ii) with respect to any Serviced Mortgage Loan or
Serviced REO Loan not primary serviced by the applicable Master Servicer, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan; provided that the Excess Servicing Strip Rate with respect to each Mortgage Loan and REO
Loan shall be subject to reduction as provided in Section 3.11(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) the Certificate Administrator, or,
if and to the extent specifically applicable thereto or to its duties on behalf of the Certificate Administrator, any Servicing Representative of the
Certificate Administrator, any Certificate Administrator Reportable Event, (c)
any Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of such Master Servicer, any Servicing Representative of such Master Servicer, any Master Servicer Reportable Event, and (d) the Special
Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative of the
Special Servicer, any Special Servicer Reportable Event.

          "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2008, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

          "Exchange Act Reports": As defined in Section 8.16(a).

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A, Class
AJ-AF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J
and Class K Certificates.

          "Exemption": Each of Department of Labor Prohibited Transaction
Exemption ("PTE") 90-29 and PTE 93-31 (as each has been amended by PTE 97-34,
PTE 2000-58, PTE 2002-41 and PTE 2007-05 and may be amended from time to time hereafter), or any successor thereto, all as issued by the U.S. Department of
Labor.

          "Exemption-Favored Party": Any of (i) MLPF&S or BOA Securities, (ii)
any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common

                                      -36-

control with MLPF&S or BOA Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii)
is a manager or co-manager with respect to a Class of Investment Grade
Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "Farallon Portfolio Loan Combination": The Loan Combination secured by one or more mortgages, deeds of trust, deeds to secure debt and/or similar instruments encumbering the real properties identified on the Mortgage Loan
Schedule as the Farallon Portfolio.

          "Farallon Portfolio Non-Trust Loan": Any of the Non-Trust Loans that are part of the Farallon Portfolio Loan Combination.

          "Farallon Portfolio Trust Mortgage Loan": The Trust Mortgage Loan,
evidenced by multiple promissory notes, that is part of the Farallon Portfolio
Loan Combination.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or Administered REO Property (other than a Mortgage Loan or REO
Property, as the case may be, that was purchased or replaced by any of the
Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section
3.18, or by a related Non-Trust Loan Holder (in the case of a Loan Combination
Trust Mortgage Loan) pursuant to the related Loan Combination Co-Lender
Agreement, or by a Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall include any comparable determination made by the applicable Outside Special Servicer pursuant to the related Outside
Servicing Agreement with respect to an Outside Serviced Trust Mortgage Loan or any related Outside Administered REO Property.

          "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.18 to act as fiscal agent.

          "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, any Fiscal Agent,
the Master Servicers and the Special Servicer, and specific ratings of Fitch,
Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or

                                      -37-

15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17
C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 8-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

          "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-D Distribution Report": A distribution report on Form 10-D.

          "Form 10-D Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

          "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-K Annual Report": An annual report on Form 10-K.

          "Form 10-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

          "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or
Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing
Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees,
Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related
Non-Trust Loan Holder(s) (if any) and, in the case of an Outside Serviced Trust
Mortgage Loan or any related Outside Administered REO Property, to the applicable Outside Servicer, over (ii) the Purchase Price for such Trust
Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received (but calculated

                                      -38-

assuming the repayment of the items netted out of the subject Liquidation
Proceeds pursuant to clause (i) of this definition).

          "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the
Certificate Administrator pursuant to Section 3.04(e) in trust for the
Certificateholders, which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) "[NAME OF CERTIFICATE
ADMINISTRATOR], as Certificate Administrator, on behalf of "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust
2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1,
Gain-on-Sale Reserve Account".

          "GECC": General Electric Capital Corporation, a Delaware corporation, or its successor in interest.

          "GECC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the Depositor and GECC, relating to the transfer of certain Trust Mortgage Loans to the Depositor.

          "GECC Trust Mortgage Loan": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the GECC Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the GECC Mortgage Loan
Purchase Agreement.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

          "Grantor Trust E": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the aggregate
Excess Servicing Strip with respect to the Mortgage Loans and any successor REO
Loans and amounts held from time to time in the Collection Accounts that represent the Excess Servicing Strip.

          "Grantor Trust E Assets": The segregated pool of assets comprising
Grantor Trust E.

          "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

          "Grantor Trust Pool": Grantor Trust E and, if created, Grantor Trust
Z.

          "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional
Post-ARD Interest collected on any Trust ARD Loans and any successor Trust REO
Loans with respect thereto after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Accounts and/or the
Additional Post-ARD Interest Account that represent such collections of
Additional Post-ARD Interest; provided that Grantor Trust Z will be created only if the Trust Fund includes Trust ARD Loans.

          "Grantor Trust Z Assets": The segregated pool of assets comprising
Grantor Trust Z.

                                      -39-

          "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

          "Group 2 Mortgage Loans": Collectively, the Group 2a Mortgage Loans
and the Group 2b Mortgage Loans.

          "Group 2a Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Sub-Group 2a.

          "Group 2b Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Sub-Group 2b.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c).

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Mortgage Loan
Seller, any Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent and any and all Affiliates thereof (and, with respect to any Loan
Combination, any of the related Non-Trust Loan Holder(s) and any and all
Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan
Seller, any Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Loan Holder(s) or any Affiliate thereof), and (iii)
is not connected with the Depositor, any Mortgage Loan Seller, any Master
Servicer, the Controlling Class Representative, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, any Fiscal Agent or any
Affiliate thereof (or, with respect to any Loan Combination, any of the related
Non-Trust Loan Holder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, any Master Servicer, the Controlling
Class Representative, the Special Servicer, the Trustee, the Certificate
Administrator, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Loan
Holder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any
Mortgage Loan Seller, any Master Servicer, the Special Servicer, the Controlling
Class Representative, the Trustee, the Certificate Administrator, the Custodian,
the any Fiscal Agent or any Affiliate thereof (or, with respect

                                      -40-

to any Loan Combination, any of the related Non-Trust Loan Holder(s) or any
Affiliate thereof), as the case may be; provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

          "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any
Person that owns, directly or indirectly, 35% or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to any Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any
Fiscal Agent or the Trust Fund, delivered to the Certificate Administrator (and, if a Loan Combination is involved, to the related Non-Trust Loan Holder(s)), provided that (i) such REMIC does not receive or derive any income from such
Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or
(b) any other Person upon receipt by the Certificate Administrator (and, if a
Loan Combination is involved, by the related Non-Trust Loan Holder(s)) of an
Opinion of Counsel, which shall be at no expense to any Master Servicer, the
Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent
or the Trust Fund, to the effect that the taking of any action in respect of any
Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code, or cause any income realized in respect of such REO
Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

          "Initial Form 8-K Current Reports": As defined in Section 8.16.

          "Initial Purchaser": Each of MLPF&S and BOA Securities.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.07(d).

                                      -41-

          "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such
Distribution Date occurs.

          "Interest Only Certificate": Any Class X or Class Z Certificate.

          "Interest Only Regular Certificate": Any Regular Certificate that is an Interest Only Certificate.

          "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the
Certificate Administrator pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) "[NAME OF CERTIFICATE
ADMINISTRATOR], as Certificate Administrator, on behalf of [NAME OF TRUSTEE], as
Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust
2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1".

          "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date (other than, if applicable, the final Distribution
Date) that occurs in February of each year subsequent to 2008 and in January of each year subsequent to 2008 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal
Balance as of the Due Date in the month in which such Distribution Date occurs
(but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due
Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

          "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360
Mortgage Loan.

          "Interested Person": The Depositor, each Mortgage Loan Seller, any
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any related Non-Trust Loan Holder, any Holder of a Certificate or any Affiliate of any such Person.

          "Internet Website": Either the Internet website maintained by the
Certificate Administrator (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by any Master Servicer, as the case may be.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period": With respect to the investment of funds in: (i)
any Collection Account, the period that ends at the close of business (New York
City time) on the second Business Day prior to each Distribution Date and commences immediately following the prior such period (or, in the case of the first such period, commences on the Closing Date); (ii) any Servicing Account, any Reserve Account, any REO Account or any Loan Combination Custodial Account,
the period that coincides with the related Collection Period; or (iii) the
Distribution Account, the Interest Reserve Account, the Additional Post-ARD
Interest Account or the Gain-on-Sale Reserve Account, the period that ends at the

                                      -42-

close of business (New York City time) on the Business Day preceding each
Distribution Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); provided that, if and to the extent that the depository institution maintaining any of the accounts referred to above is the obligor on any investment of funds in such account, and if such funds are to be transferred to another such account or distributed to Certificateholders or any Non-Trust Loan
Holder on the Business Day following the end of any particular Investment Period
(determined without regard to this proviso) for such investment, then such
Investment Period shall be deemed extended through such time on such next succeeding Business Day when such transfer or distribution is to occur.

          "LaSalle Bank": LaSalle Bank National Association or its successor in interest.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period (or, in the case of a Late Due
Date Trust Mortgage Loan, during any Alternative Collection Period), other than
Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed
Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due
Date in a previous Collection Period (or, in the case of a Late Due Date Trust
Mortgage Loan, a previous Alternative Collection Period), and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, other than Penalty
Interest, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or
otherwise, which represent collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic
Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic
Payment in respect of such REO Loan, as to which (in each such case) an unreimbursed P&I Advance was made.

          "Late Due Date Trust Mortgage Loan": Any Dexia Trust Mortgage Loan
that provides for a Due Date after the Determination Date in any calendar month.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer
or any assignee thereof pursuant to Section 3.18 or by any Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) in the case of a Loan Combination Trust Mortgage Loan, such
Mortgage Loan is purchased by a related Non-Trust Loan Holder pursuant to the related Loan Combination Co-Lender Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vii) such Mortgage Loan is removed from the Trust by the Sole
Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage
Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii)
such REO Property is purchased by any Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder

                                      -43-

pursuant to Section 9.01; or (iv) such REO Property is removed from the Trust
Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the
Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by any Master Servicer or the Special
Servicer on behalf of the Trust and/or any related Non-Trust Noteholder in connection with: (i) the taking of all or a part of a Mortgaged Property or REO
Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii)
the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the Plurality Subordinate
Certificateholder, the Special Servicer or any assignee thereof pursuant to
Section 3.18; (v) the repurchase or substitution of a Trust Mortgage Loan or REO
Property by a Mortgage Loan Seller, pursuant to the applicable Mortgage Loan
Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by a Master Servicer, the Special Servicer, or the Plurality Subordinate
Certificateholder pursuant to Section 9.01; (vii) the purchase of a Loan
Combination Trust Mortgage Loan by a related Non-Trust Loan Holder pursuant to the related Loan Combination Co-Lender Agreement; (viii) the purchase of a
Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; (ix) the removal of a Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust
Fund pursuant to Section 9.01; or (x) except for purposes of Section 3.11(c), the liquidation of Reserve Collateral in order to cover losses and/or expenses incurred by the Trust with respect to the related Loan Combination Trust
Mortgage Loan.

          "Loan Combination": As defined in the Preliminary Statement hereto.

          "Loan Combination Change of Control Event": With respect to any
Serviced Loan Combination that is a Senior/Subordinate Loan Combination, any event that would result in the "Lead Lender", the "Note A Lender", the "Note A
Lenders", the "Note A Holder", the "Note A Holders", the "Senior Lender", the
"Senior Lenders", the "Senior Holder" or the "Senior Holders", as applicable, under the related Loan Combination Co-Lender Agreement becoming the applicable
Loan Combination Directing Lender in accordance under the related Loan
Combination Co-Lender Agreement.

          "Loan Combination Co-Lender Agreement": As defined in the Preliminary
Statement hereto.

          "Loan Combination Controlling Party": With respect to any Loan
Combination, the related Loan Combination Directing Lender (or, if applicable, any representative(s) appointed thereby consistent with the related Loan
Combination Co-Lender Agreement, to exercise the rights and powers of the related Loan Combination Directing Lender under the related Loan Combination
Co-Lender Agreement or this Agreement).

                                      -44-

          "Loan Combination Custodial Account": With respect to any Serviced
Loan Combination, the separate account (which may be a sub-account of the applicable Collection Account) created and maintained by the applicable Master
Servicer pursuant to Section 3.04(h) and held on behalf of the
Certificateholders and the related Non-Trust Loan Holder(s), which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) substantially as follows: "[NAME OF APPLICABLE MASTER
SERVICER], as Master Servicer, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2008-C1,
Commercial Mortgage Pass-Through Certificates, Series 2008-C1 and [NAME OF THE
RELATED NON-TRUST LOAN HOLDER(S)], as their interests may appear". Any such account shall be an Eligible Account.

          "Loan Combination Determination Date": With respect to any Serviced
Loan Combination, the eighth day of such month, or if such eighth day is not a
Business Day, the next following Business Day; and with respect to any Outside
Serviced Loan Combination, the monthly remittance date for the subject Outside
Serviced Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) under the related Loan Combination Co-Lender Agreement and Outside
Servicing Agreement.

          "Loan Combination Directing Lender": With respect to any Loan
Combination and (if applicable) any particular matter, as of any date of determination, the "Controlling Lender", "Directing Lender", "Controlling
Holder", "Directing Holder" or an analogous term, as applicable, under the related Loan Combination Co-Lender Agreement.

          "Loan Combination Mortgaged Property": The Mortgaged Property securing a Loan Combination.

          "Loan Combination REO Account": With respect to each Serviced Loan
Combination, a segregated account or accounts created and maintained by the
Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Loan Holder, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, on behalf of [NAME OF
TRUSTEE] as Trustee, in trust for registered holders of Merrill Lynch Mortgage
Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1,
and [NAME OF THE RELATED NON-TRUST LOAN HOLDER(S)], as their interests may appear".

          "Loan Combination REO Property": With respect to each Serviced Loan
Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the
Certificateholders, and the related Non-Trust Loan Holder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

          "Loan Combination Special Servicer": Any party responsible for performing the duties of Special Servicer hereunder with respect to any particular Serviced Loan Combination or related REO Property, but not with respect to any Serviced Trust Mortgage Loan and/or Administered REO Property
that is not a part of or does not relate to such Loan Combination.

          "Loan Combination Trust Mortgage Loan": As defined in the Preliminary
Statement hereto.

                                      -45-

          "Loan Group": Either Loan Group 1 or Loan Group 2.

          "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are
Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

          "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 1, taking into account adjustments in accordance with Section 1.02.

          "Loan Group 2": Collectively, Loan Sub-Group 2a and Loan Sub-Group 2b.

          "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, the aggregate of the Loan Sub-Group 2a Available Distribution
Amount and the Loan Sub-Group 2b Available Distribution Amount for such
Distribution Date.

          "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, the aggregate of the Loan Sub-Group 2a Principal Distribution
Amount and the Loan Sub-Group 2b Principal Distribution Amount for such
Distribution Date.

          "Loan Sub-Group": Either Loan Sub-Group 2a or Loan Sub-Group 2b.

          "Loan Sub-Group 2a": Collectively, all of the Trust Mortgage Loans
that are Group 2a Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Sub-Group 2a Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Sub-Group 2a.

          "Loan Sub-Group 2a Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Sub-Group 2a, taking into account adjustments in accordance with Section 1.02.

          "Loan Sub-Group 2b": Collectively, all of the Trust Mortgage Loans
that are Group 2b Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Sub-Group 2b Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Sub-Group 2b.

          "Loan Sub-Group 2b Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Sub-Group 2b, taking into account adjustments in accordance with Section 1.02.

          "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is either (i) the then current

                                      -46-

principal amount of such Mortgage Loan, or (ii) in the case of a Loan
Combination Trust Mortgage Loan with related Pari Passu Non-Trust Loan(s), the then aggregate current principal amount of such Loan Combination Trust Mortgage
Loan and such related Pari Passu Non-Trust Loan(s), as adjusted in accordance with the considerations specified in Section 3.08(a)(i), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Master Servicer": With respect to the Merrill Trust Mortgage Loans
(and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties, Master Servicer No. 2; with respect to the Bank of America Trust Mortgage Loans (and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties,
Master Servicer No. 1; with respect to the Dexia Trust Mortgage Loans (and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties, Master Servicer No. 3; with respect to the PNC Trust
Mortgage Loans (and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties, Master Servicer No. 2; with respect to the GECC Trust Mortgage Loans (and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties,
Master Servicer No. 2; and with respect to the Capmark Trust Mortgage Loans (and any related Non-Trust Loan(s)), any successor REO Loans with respect thereto and any related REO Properties, Master Servicer No. 2.

          "Master Servicer Indemnification Agreement": With respect to the initial Master Servicer No. 1, that certain Master Servicer No. 1
Indemnification Agreement, dated as of May 21, 2008, between the initial Master
Servicer No. 1, the Depositor, the Underwriters and the Initial Purchasers; with respect to initial Master Servicer No. 2, that certain Master Servicer No. 2
Indemnification Agreement, dated as of May 21, 2008, between the initial Master
Servicer No. 2, the Depositor, the Underwriters and the Initial Purchasers; and
with respect to initial Master Servicer No. 3, that certain Master Servicer No.
3, dated as of May 21, 2008, between the initial Master Servicer No. 3, the
Depositor, the Underwriters and the Initial Purchasers.

          "Master Servicer No. 1": Bank of America or any successor Master
Servicer thereto appointed as herein provided.

          "Master Servicer No. 2": Midland or any successor Master Servicer thereto appointed as herein provided.

          "Master Servicer No. 3": Wachovia or any successor Master Servicer thereto appointed as herein provided.

          "Master Servicer Reportable Event": With respect to any Master
Servicer, any of the following events, conditions, circumstances and/or matters:

               (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if such Master Servicer or any Servicing
     Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.01 ON FORM 8-K];

               (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (other than by expiration of the agreement on its stated termination

                                      -47-

     date or as a result of all parties completing their obligations under such agreement), but only if such Master Servicer or any Servicing
     Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

               (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
     Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     such Master Servicer, (B) any Servicing Representative of such Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Performing
     Serviced Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

               (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) such Master Servicer, (B) any Servicing
     Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Mortgage Loan [ITEM 1.03(b)
     ON FORM 8-K];

               (v) any resignation, removal, replacement or substitution of (A)
     such Master Servicer or (B) any Servicing Representative of such Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB [ITEM 6.02 ON FORM 8-K];

               (vi) any appointment of (A) a new Master Servicer or (B) any new
     Servicing Representative of such Master Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
     FORM 8-K];

               (vii) any nonpublic disclosure, by such Master Servicer or any
     Servicing Representative of such Master Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation FD (17
     C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

               (viii) any other information of importance to Certificateholders
     (determined by such Master Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement, the CMSA Special Servicer Loan File or any
     other report to be delivered or otherwise made available to
     Certificateholders hereunder, and (B) such Master Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on the value of a Mortgaged Property as collateral for a Performing
     Serviced Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related Performing Serviced Mortgage Loan [ITEM 8.01
     ON FORM 8-K];

                                      -48-

               (ix) the commencement or termination of, or any material
     developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if such
     Master Servicer is controlling the subject litigation or if the subject
     Material Litigant is (A) such Master Servicer, (B) any Servicing
     Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Mortgage Loan [ITEM 2 ON FORM
     10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

               (x) the receipt by or on behalf of such Master Servicer or any
     Servicing Representative of such Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Serviced
     Mortgage Loan that is required to be provided under Item 1112(b) of
     Regulation AB [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

               (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement, whether such Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) another Master
     Servicer, (F) the Certificate Administrator, (G) the Custodian, (H) the
     Special Servicer, (I) any Servicing Representative of the subject Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (J) any Significant Obligor [GENERAL INSTRUCTION J TO FORM
     10-K];

               (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding required to be disclosed by Item 1119(b) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and such
     Master Servicer or any Servicing Representative of the subject Master
     Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K]; and

               (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans required to be disclosed by Item 1119(c) of Regulation AB between a Mortgage Loan Seller or the
     Trust, on the one hand, and such Master Servicer or any Servicing
     Representative of such Master Servicer, on the other hand [GENERAL
     INSTRUCTION J TO FORM 10-K];

provided that, in the case of clauses (ii), (iv), (ix), (xii) and (xiii) above, if a Servicing Representative is a Designated Sub-Servicer, the subject event, condition, circumstance and/or matter shall constitute a Master Servicer
Reportable Event with respect to such Servicing Representative only if the applicable Master Servicer has knowledge thereof.

          "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the applicable
Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to: (a) each Serviced Trust
Mortgage Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee ", "Primary Servicing Fee" and "Sub-Servicing
Fee Rate" on the Mortgage Loan Schedule; (b) each

                                      -49-

Outside Serviced Trust Mortgage Loan, the per annum rate set forth under the column "Master Servicing Fee " on the Mortgage Loan Schedule; and (c) each
Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related Loan Combination Co-Lender Agreement.

          "Material Debtor": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (v) any Significant Obligor;

          (vi) any Enhancement/Support Provider; and

          (vii) any other material party contemplated by Item 1100(d)(1) of
     Regulation AB relating to the relating to the Subject Securitization
     Transaction.

          "Material Litigant": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (v) any originator of Trust Mortgage Loans contemplated by Item
     1110(b) of Regulation AB; and

          (vi) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

          "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the Depositor and MLMLI, relating to the transfer of certain Mortgage Loans to the Depositor.

          "Merrill Trust Mortgage Loan": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Merrill Mortgage
Loan Purchase Agreement.

                                      -50-

          "MERS": Mortgage Electronic Registration Systems, Inc. or any
successor thereto.

          "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the
MERS(R) System, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

          "Mezzanine Intercreditor Agreement": With respect to any Trust
Mortgage Loan as to which direct or indirect equity interests in the related
Mortgagor have been pledged to secure any Mezzanine Loan(s), any co-lender or intercreditor agreement between, among others, the Trust, as holder of such
Trust Mortgage Loan, and the related Mezzanine Lender(s), governing, among other things, the respective rights of such parties.

          "Mezzanine Lender": The holder of any promissory note evidencing a
Mezzanine Loan.

          "Mezzanine Loan": Any debt obligation that is secured by a pledge of direct or indirect equity interests in a Mortgagor.

          "Mezzanine-Related Trust Mortgage Loan": Any Trust Mortgage Loan as to
which direct or indirect equity interests in the related Mortgagor have been pledged to secure any Mezzanine Loan(s).

          "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

          "MIN": The Mortgage Identification Number for any MERS Mortgage Loan.

          "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

          "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a
Delaware corporation, or its successor in interest.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the
Depositor, notice of which designation shall be given to the Trustee, the
Certificate Administrator, any Fiscal Agent, the Master Servicers and the
Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

                                      -51-

          "Mortgage File": With respect to:

          (a) any Serviced Trust Mortgage Loan and, in the case of any Serviced
Trust Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents (which, in the case of a Serviced Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

               (i) (A) the original executed Mortgage Note for such Serviced
     Trust Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto
     (without recourse, representation or warranty, express or implied) to the order of U.S. Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
     Pass-Through Certificates, Series 2008-C1, or in blank, and (B) in the case of a Serviced Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

               (ii) an original or a copy of the Mortgage, together with
     originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a
     MERS Mortgage Loan;

               (iii) an original or a copy of any related Assignment of Leases
     (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated
     thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

               (iv) an original executed assignment, in recordable form (except for completion of the assignee's name and address, if the assignment is delivered in blank, and any missing recording information) or a certified copy of that assignment as sent for recording, of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the
     Mortgage) and (C) any other recorded document relating to such Serviced
     Trust Mortgage Loan otherwise included in the Mortgage File, in favor of
     U.S. Bank National Association, as trustee for the registered holders of
     Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
     Certificates, Series 2008-C1 (or, in the case of a Serviced

                                      -52-

     Loan Combination, in favor of U.S. Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2008-C1,
     Commercial Mortgage Pass-Through Certificates, Series 2008-C1, and in its
     capacity as lead lender on behalf of the holder(s) of the related Non-Trust
     Loan(s)), or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage Loan on the
     MERS(R) System and the Trustee as the beneficiary of the assignment(s) of
     (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to such Mortgage Loan otherwise included in the Mortgage File;

               (v) an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust
     2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1 (or,
     in the case of a Loan Combination, in favor of U.S. Bank National
     Association, as trustee for the registered holders of Merrill Lynch
     Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates,
     Series 2008-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan (to the extent not evidenced pursuant to clause (iv)
     above), evidence from MERS indicating the Trustee's ownership of the
     Mortgage Loan on the MERS(R) System and the Trustee as the beneficiary of the assignment(s) of unrecorded documents related to the Mortgage Loan;

               (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

               (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

               (viii) any filed copies or other evidence of filing of any prior
     UCC Financing Statements in favor of the originator of such Serviced Trust
     Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing
     Statements prior to the Closing Date) and, if there is an effective UCC
     Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing
     Statement assignment, in form suitable for filing in favor of U.S. Bank
     National Association, as Trustee for the registered holders of Merrill
     Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
     Certificates, Series 2008-C1, as assignee (or, in the case of a Loan
     Combination, in favor of U.S. Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2008-C1, Commercial
     Mortgage Pass-Through Certificates, Series 2008-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R)
     System and the Trustee as the beneficiary of any effective UCC

                                      -53-

     Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements;

               (ix) an original or a copy of any Ground Lease and any related ground lessor estoppel or any guaranty;

               (x) an original or a copy of any intercreditor agreement relating to permitted debt of the Mortgagor (including, in the case of a Trust
     Mortgage Loan that is part of a Loan Combination, any related Loan
     Combination Co-Lender Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

               (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable
     Master Servicer), in each case relating to such Serviced Trust Mortgage
     Loan;

               (xii) with respect to a Serviced Trust Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter; and

          (b) any Outside Serviced Trust Mortgage Loan, the following documents collectively:

               (i) the original executed Mortgage Note for such Trust Mortgage
     Loan including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of
     U.S. Bank National Association, as trustee for the registered holders of
     Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
     Certificates, Series 2008-C1, or in blank;

               (ii) an executed copy of the related Outside Servicing Agreement;
     and

               (iii) an executed copy of the related Loan Combination Co-Lender
     Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clause (a)(vi) of this definition, shall be deemed to include only such documents to the extent the Custodian has actual knowledge of their existence.

          "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As
used herein, the term "Mortgage Loan" includes the related Mortgage Note,
Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Loan Holder, as applicable.

          "Mortgage Loan Purchase Agreement": Each of the Merrill Mortgage Loan
Purchase Agreement, the Bank of America Mortgage Loan Purchase Agreement, the
Dexia Mortgage Loan

                                      -54-

Purchase Agreement, the PNC Mortgage Loan Purchase Agreement, the GECC Mortgage
Loan Purchase Agreement and the Capmark Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

               (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

               (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

               (iii) the Cut-off Date Balance;

               (iv) (A) the amount of the Periodic Payment due on the first Due
     Date following the Closing Date and (B) the monthly Due Date;

               (v) the Net Mortgage Rate as of the Cut-off Date and the original
     Mortgage Rate;

               (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

               (vii) the original and remaining amortization term;

               (viii) whether the Trust Mortgage Loan is secured by a Ground
     Lease;

               (ix) the Master Servicing Fee Rate;

               (x) whether such Trust Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date and Additional Post-ARD Interest Rate for
     such ARD Loan;

               (xi) the related Mortgage Loan Seller and, if different, the related originator;

               (xii) whether such Trust Mortgage Loan is insured by an
     environmental policy;

               (xiii) whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

               (xiv) whether such Trust Mortgage Loan is a Defeasance Mortgage
     Loan;

               (xv) whether the Trust Mortgage Loan is secured by a letter of credit;

               (xvi) whether payments on such Trust Mortgage Loan are made to a lock-box;

               (xvii) the amount of any Reserve Funds escrowed in respect of each Trust Mortgage Loan;

                                      -55-

               (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

               (xix) the property type of the related Mortgaged Property as reported in the rent roll;

               (xx) the original principal balance of such Trust Mortgage Loan;

               (xxi) the interest accrual basis of such Trust Mortgage Loan;

               (xxii) the primary servicing fee rate, if any, for such Trust
     Mortgage Loan; and

               (xxiii) whether the Trust Mortgage Loan belongs in Loan Group 1,
     Loan Sub-Group 2a or Loan Sub-Group 2b.

          "Mortgage Loan Seller": Each of MLMLI, Bank of America, Dexia, PNC
Bank, GECC and Capmark.

          "Mortgage Note": The original executed note(s) evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any
Trust REO Loans. The Non-Trust Loans shall not constitute part of the Mortgage
Pool.

          "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed rate, excluding any Additional Post-ARD
Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related
Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated
Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 or, in the case of an
Outside Serviced Mortgage Loan, any modification thereof pursuant to the related
Outside Servicing Agreement; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related
Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicers in their

                                      -56-

respective Collection Accounts for such Distribution Date pursuant to Section
3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust
Mortgage Loans.

          "Net Investment Earnings": With respect to any Collection Account, the
Interest Reserve Account, any Servicing Account, any Reserve Account, any REO
Account, the Distribution Account, any Loan Combination Custodial Account, the
Additional Post-ARD Interest Account or the Gain-on-Sale Reserve Account, for
any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

          "Net Investment Loss": With respect to any Collection Account, any
Servicing Account, any Reserve Account, any REO Account, the Distribution
Account, any Loan Combination Custodial Account, the Interest Reserve Account,
the Additional Post-ARD Interest Account or the Gain-on-Sale Reserve Account,
for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

          "Net Mortgage Pass-Through Rate":

          (A)  With respect to any Trust Mortgage Loan (or any successor Trust
               REO Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust
               Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust
               Mortgage Loan subsequent to the Closing Date); and

          (B)  With respect to any Trust Mortgage Loan (or any successor Trust
               REO Loan with respect thereto) that accrues interest on an
               Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

               (1)  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    calendar month preceding the month in which such
                    Distribution Date occurs, multiplied by (b) the Stated
                    Principal Balance of such Trust Mortgage Loan (or such Trust
                    REO Loan) immediately preceding such Distribution Date,
                    multiplied by (c) 1/360, multiplied by (d) the Net Mortgage
                    Rate for such Trust Mortgage Loan as of the Closing Date
                    (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the
                    Closing Date); and

               (2)  the denominator of which fraction is the Stated Principal
                    Balance of such Trust Mortgage Loan (or such Trust REO Loan)
                    immediately preceding that Distribution Date.

                                      -57-

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2008 (unless, in either case, the related Distribution Date is the final
Distribution Date), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any
Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or
Trust REO Loan) transferred from the Distribution Account to the Interest
Reserve Account in such calendar month. Furthermore, if the subject Distribution
Date occurs during March of any year subsequent to 2008, or if the subject
Distribution Date occurs during February of any year subsequent to 2008 and is the final Distribution Date, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage
Loan (or Trust REO Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trust Administration Fee Rate, the applicable Master Servicing Fee Rate and, in the case of an Outside Serviced
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the related Outside Servicing Fee Rate; and, with respect to any Serviced Non-Trust
Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

          "Net Operating Income" or "NOI": With respect to any Mortgaged
Property, for any 12-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s).

          "NMWHFIT": A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the applicable Master Servicer, the Trustee or any Fiscal
Agent, as the case may be, that, as determined by the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in accordance with the Servicing Standard (in the case of the applicable
Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late

                                      -58-

Collections, REO Revenues, Insurance Proceeds or Liquidation Proceeds, or any
other recovery on or with respect to such Trust Mortgage Loan or Trust REO Loan
(or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan Combination); provided, however, the
Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the Trustee and any Fiscal Agent)
in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the applicable Master Servicer, the Trustee or any Fiscal Agent is a
Nonrecoverable P&I Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider
(among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions
(consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses, to estimate and consider
(consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding
Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any
Unliquidated Advances. In addition, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, may update or change its recoverability determinations at any time and, consistent with the
Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes. Absent bad faith, the applicable Master Servicer's, the Special Servicer's, the Trustee's or any
Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any determination by the applicable Master Servicer that any P&I Advance constitutes a Nonrecoverable P&I
Advance, and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the Special
Servicer that any P&I Advance constitutes a Nonrecoverable P&I Advance and shall be required to act in accordance with such determination; provided that, no party hereto may reverse any determination made by another party hereto that a
P&I Advance is a Nonrecoverable Advance.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Serviced Mortgage Loan or Serviced REO Loan by the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined by the applicable Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, in accordance with the
Servicing Standard (in the case of the applicable Master Servicer or the Special
Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal
Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late
Collections, REO Revenues, Insurance Proceeds, Liquidation Proceeds, or any
other recovery on or in respect of such Mortgage Loan or the related REO
Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master

                                      -59-

Servicer, the Trustee and any Fiscal Agent) in accordance with the Servicing
Standard, that any Servicing Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the applicable
Master Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable Servicing
Advance and shall deliver notice of such determination to the applicable Master
Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related
Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances.
In addition, the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the applicable Master Servicer's, the
Special Servicer's, the Trustee's or any Fiscal Agent's determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the
Certificateholders. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the applicable Master Servicer that any Servicing Advance constitutes a Nonrecoverable Servicing Advance, and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that any
Servicing Advance constitutes a Nonrecoverable Servicing Advance and shall be required to act in accordance with such determination; provided that no party hereto may reverse any determination made by another party hereto that a
Servicing Advance is a Nonrecoverable Advance.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class
S, Class T, Class Z, Class R-I or Class R-II Certificate.

          "Non-Trust Loan" As defined in the Preliminary Statement hereto.

          "Non-Trust Loan Holder": The holder of the Mortgage Note for a
Non-Trust Loan.

          "Non-Trust Loan Securities": Any securities backed, in whole or in part, by a Non-Trust Loan or any successor REO Loan with respect thereto.

          "Non-Trust Loan Securitization Agreement": Any agreement governing the securitization of a Non-Trust Loan.

          "Non-Trust Loan Securitization Trust": Any commercial mortgage securitization trust that holds a Non-Trust Loan or any successor REO Loan with respect thereto.

          "Non-United States Securities Person": Any Person other than a United
States Securities Person.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

                                      -60-

          "Officer's Certificate": A certificate signed by a Servicing Officer of any Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee or the Certificate Administrator.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the applicable Master Servicer or the
Special Servicer) acceptable to and delivered to the Trustee, the Custodian, the
Certificate Administrator or the applicable Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any
REMIC Pool as a REMIC, (b) the qualification of any Grantor Trust Pool as a grantor trust, (c) compliance with REMIC Provisions or (d) the resignation of any Master Servicer or the Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the applicable Master Servicer, the Special Servicer or the Depositor, as applicable.

          "Option Holder": As defined in Section 3.18(c).

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to any Class of
Interest Only Regular Certificates, the initial Class Notional Amount thereof as of the Closing Date, in each case as specified or described in the Preliminary
Statement.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Other Rating Agency": Any nationally recognized statistical rating organization (including, if applicable, a Rating Agency) that has assigned a rating to any Specially Designated Non-Trust Loan Securities.

          "Outside Administered REO Property": Any REO Property relating to an
Outside Serviced Trust Mortgage Loan.

          "Outside Master Servicer": With respect to any Outside Serviced Trust
Mortgage Loan or related REO Property, the related master servicer under the related Outside Servicing Agreement.

          "Outside Serviced Loan Combination": As defined in the Preliminary
Statement hereto. The only Outside Serviced Loan Combinations are the Farallon
Portfolio Loan Combination, the Arundel Mills Loan Combination and the Apple
Hotel Portfolio Loan Combination.

          "Outside Serviced Mortgage Loan": Any Outside Serviced Trust Mortgage
Loan or Outside Serviced Non-Trust Loan, as applicable.

          "Outside Serviced Mortgaged Property": Any Mortgaged Property securing an Outside Serviced Loan Combination.

                                      -61-

          "Outside Serviced Non-Trust Loan": Any Non-Trust Loan that is part of an Outside Serviced Loan Combination.

          "Outside Serviced Trust Mortgage Loan": As defined in the Preliminary
Statement hereto.

          "Outside Servicer": With respect to each Outside Serviced Trust
Mortgage Loan or related REO Property, the related Outside Master Servicer or
Outside Special Servicer, as applicable.

          "Outside Servicer Default": An "event of default" on the part of an
Outside Servicer under an Outside Servicing Agreement.

          "Outside Servicing Agreement": A servicing agreement (other than this
Agreement, a Sub-Servicing Agreement or an agreement whereby any Person acts as agent, sub-contractor or vendor on behalf of a Master Servicer, the Special
Servicer or the Trustee) that governs most material servicing functions with respect to any Trust Mortgage Loan or related REO Property. With respect to the
Farallon Portfolio Trust Mortgage Loan, the term "Outside Servicing Agreement"
refers to that certain Pooling and Servicing Agreement, dated as of August 1,
2007, between Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real
Estate Capital Markets, Inc. as master servicer no. 1, Wells Fargo Bank,
National Association as master servicer no. 2, Midland as special servicer
(although LNR Partners Inc. subsequently became the special servicer with respect to the Farallon Portfolio Loan Combination), and LaSalle Bank as trustee and custodian, or any successor agreement thereto as contemplated by the related
Loan Combination Co-Lender Agreement. With respect to the Arundel Mills Trust
Mortgage Loan, the term "Outside Servicing Agreement" refers to that certain
Pooling and Servicing Agreement, dated as of November 1, 2007, between Banc of
America Commercial Mortgage Inc., as depositor, Bank of America as master servicer, Midland as special servicer and Wells Fargo Bank, N.A. as trustee and
REMIC administrator, or any successor agreement thereto as contemplated by the related Loan Combination Co-Lender Agreement. For purposes of this Agreement and with respect to the Apple Hotel Portfolio Trust Mortgage Loan, the term "Outside
Servicing Agreement" refers to that certain Pooling and Servicing Agreement, dated as of February 1, 2008, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
Centerline Servicing Inc., as special servicer, and LaSalle Bank as trustee and custodian, or any successor agreement thereto as contemplated by the related
Loan Combination Co-Lender Agreement.

          "Outside Servicing Fee": With respect to any Outside Serviced Trust
Mortgage Loan or any successor Trust REO Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the related Outside Servicing Fee Rate, that is payable to the related Outside
Master Servicer (or, if applicable, to the related Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate": With respect to any Outside Serviced
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the rate per annum at which the Outside Servicing Fee is being calculated, which rate is set forth under either the column "primary servicing fee" or the column
"subservicing fee rate" with respect to such Outside Serviced Trust Mortgage
Loan on the Mortgage Loan Schedule.

          "Outside Special Servicer": With respect to any Outside Serviced Trust
Mortgage Loan or related REO Property, the related special servicer under the related Outside Servicing Agreement.

                                      -62-

          "Outside Trustee": With respect to any Non-Trust Loan that is included in a Non-Trust Loan Securitization Trust, the trustee under the applicable
Non-Trust Loan Securitization Agreement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pari Passu Loan Combination": A Loan Combination that consists solely of a Pari Passu Trust Mortgage Loan and the related Pari Passu Non-Trust
Loan(s).

          "Pari Passu Non-Trust Loan": As defined in the Preliminary Statement hereto.

          "Pari Passu Trust Mortgage Loan": Each of the Trust Mortgage Loans as
to which the related Mortgage, which encumbers the related Mortgaged Property, also secures one or more Pari Passu Non-Trust Loan(s), which Pari Passu
Non-Trust Loan(s) will not be included in the Trust Fund.

          "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the applicable Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pass-Through Rate": The per annum rate at which any Class of Regular
Certificates accrues interest from time to time, which rate shall equal: (1) in the case of any Class of Principal Balance Certificates identified in the
Preliminary Statement as having a "Fixed" Pass-Through Rate, for any
Distribution Date, the rate per annum identified in the Preliminary Statement as the initial Pass-Through Rate for such Class of Certificates; (2) in the case of any Class of Principal Balance Certificates identified in the Preliminary
Statement as having a "Net WAC" Pass-Through Rate, for any Distribution Date,
the Weighted Average Net Mortgage Pass-Through Rate (which is also the REMIC I
Remittance Rate for the Corresponding REMIC I Regular Interest in respect of such Class of Certificates) for such Distribution Date; (3) in the case of any
Class of Principal Balance Certificates identified in the Preliminary Statement as having a "Net WAC Cap" Pass-Through Rate, for any Distribution Date, the rate per annum equal to the lesser of (a) the rate per annum identified in the
Preliminary Statement as the initial Pass-Through Rate for such Class of
Certificates and (b) the Weighted Average Net Mortgage Pass-Through Rate (which is also the REMIC I Remittance Rate for the Corresponding REMIC I Regular
Interest in respect of such Class of Certificates) for such Distribution Date;
and (4) in the case of the Class X Certificates, for any Distribution Date, a
rate per annum equal to the weighted average of the Class X Strip Rates for the
Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of the Class X Components outstanding immediately prior to such Distribution Date).

          "PCAOB": The Public Company Accounting Oversight Board.

          "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Post-ARD Interest, Prepayment Premiums or
Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan (or such successor REO
Loan) accrued at the related Mortgage Rate.

                                      -63-

          "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the
case may be, of the relevant Class. With respect to a Residual Certificate or a
Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification": As defined in Section 8.16(b).

          "Performing Party": As defined in Section 8.16(b).

          "Performing Serviced Mortgage Loan": Any Corrected Mortgage Loan and
any Serviced Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Post-ARD Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20) or, in the case of an
Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement.

          "Permitted Individual Investor": Any individual that is, as evidenced by a certification substantially in the form of Exhibit E-2E hereto executed by such individual and delivered to the Certificate Registrar and the Certificate
Administrator, (a) an "accredited investor" as defined under Rule 501(a) of the
Securities Act, (b) an employee of Merrill Lynch & Co., Inc. or any of its subsidiaries and (c) a resident in New York, New Jersey, Connecticut, California and/or any other particular jurisdiction designated by the Depositor in writing to the Certificate Registrar and the Certificate Administrator (and no other jurisdiction within the United States, its territories and possessions).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Certificate
Administrator or one of its Affiliates if otherwise qualifying hereunder):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

               (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such

                                      -64-

     obligations are rated in the highest applicable rating category of each
     Rating Agency and Other Rating Agency or, in the case of any Rating Agency or Other Rating Agency, such lower rating category as will not result in an
     Adverse Rating Event, as evidenced in writing by such Rating Agency or
     Other Rating Agency, as the case may be. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

               (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest applicable rating category of each Rating Agency and Other Rating Agency or, in the case of any Rating Agency or Other Rating Agency, such lower rating category as will not result in an Adverse Rating Event, as evidenced in writing by such
     Rating Agency or Other Rating Agency, as the case may be. In addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

               (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is rated in the highest applicable rating category of each
     Rating Agency and Other Rating Agency or, in the case of any Rating Agency or Other Rating Agency, such lower rating category as will not result in an
     Adverse Rating Event, as evidenced in writing by such Rating Agency or
     Other Rating Agency, as the case may be. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter. Interest may either be fixed or variable, and if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

               (v) money market funds which are rated in the highest applicable rating category of each Rating Agency and Other Rating Agency or, in the case of any Rating Agency or Other Rating Agency, such lower rating category as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency or Other Rating Agency, as the case may be, except that in the case of either of the money market funds known as the
     Merrill Lynch Select Institutional Fund and the Merrill Lynch Institutional
     Fund, such money market fund shall be required to have the rating from S&P set forth above in this clause (v) and, only if rated by Fitch or Moody's, shall be required to have the rating from each such Rating Agency set forth above in this clause (v). In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

                                      -65-

               (vi) any other obligation or security acceptable to each Rating
     Agency and Other Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency and Other Rating Agency to the applicable Master Servicer, the Special Servicer and the Certificate
     Administrator;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and
provided, further, that any investment described hereunder shall mature or be redeemable at the option of the holder thereof on or prior to the Business Day preceding the day before the date such amounts are required to be remitted out of the applicable account.

          "Permitted Transferee": Any Transferee that is not (i) a Disqualified
Organization, (ii) any Person as to whom the transfer of any Residual
Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a
Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Residual Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

          "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single
Certificate Owner) (other than any Holder (or Certificate Owner, as the case may
be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, (i) the Class A Senior
Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders (or Certificate Owners) of the Class A Senior Certificates in proportion to the respective Certificate
Principal Balances of such Certificates as of such date of determination; (ii)
the Class AM, Class AM-A and Class AM-AF Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders (or Certificate Owners) of the Class AM, Class AM-A and Class
AM-AF Certificates in proportion to the respective Certificate Principal
Balances of such Certificates as of such date of determination; and (iii) the
Class AJ, Class AJ-A and Class AJ-AF Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders (or Certificate Owners) of the Class AJ, Class AJ-A and Class AJ-AF
Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "PNC Bank": PNC Bank, National Association, a national banking association, or its successor in interest.

                                      -66-

          "PNC Capital Markets": PNC Capital Markets LLC, a Pennsylvania limited liability corporation, or its successor in interest.

          "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 21, 2008, between the Depositor and PNC
Bank, relating to the transfer of certain Trust Mortgage Loans to the Depositor.

          "PNC Trust Mortgage Loan": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the PNC Mortgage Loan
Purchase Agreement.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF
SPECIAL SERVICER]., as Special Servicer, on behalf of [NAME OF TRUSTEE], as
Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust
2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1".

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan, if any, is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any Trust Mortgage Loan.

          "Prepayment Interest Excess": With respect to: (a) any Serviced
Mortgage Loan (other than a Late Due Date Trust Mortgage Loan) that was subject to a voluntary Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and, if applicable, any Additional
Post-ARD Interest and Penalty Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (without regard to any related Prepayment Premium or
Yield Maintenance Charge actually collected); and (b) any Outside Serviced Trust
Mortgage Loan, if it was subject to a voluntary Principal Prepayment in full or in part during any Underlying Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such
Underlying Collection Period, the amount of interest (net of the related Master
Servicing Fee, the related Outside Servicing Fee and, if applicable, any
Additional Post-ARD Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected by, and to the extent received from, the related Outside
Master Servicer. No Prepayment Interest Excess shall exist with respect to any
Principal Prepayment on a Late Due Date Trust Mortgage Loan.

          "Prepayment Interest Shortfall": With respect to: (a) any Serviced
Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period (or, in the case of any Late Due Date Trust
Mortgage Loan, during any Alternative Collection Period), which Principal
Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due
Date in such Collection Period (or, in the case of any Late Due Date Trust
Mortgage Loan, in such Alternative

                                      -67-

Collection Period), the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance
Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (i) the related Net Mortgage Rate for such Mortgage Loan and (ii)
the Trust Administration Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest, if applicable); and (b) an Outside Serviced Trust
Mortgage Loan, if it was subject to a voluntary Principal Prepayment in full or in part during any Underlying Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such
Underlying Collection Period, the amount of interest, to the extent not collected from the related Mortgagor by, and received from, the applicable
Outside Master Servicer (without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage
Loan and (y) the Trust Administration Fee Rate) on the amount of such Principal
Prepayment during the period commencing on the date as of which such Principal
Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest, if applicable).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": The Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

          "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate", then the Master
Servicers (or, if the Master Servicers fail to agree, the Trustee) shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicers (or, if the Master Servicers fail to agree, the Trustee) shall agree on and select a comparable interest rate index. Any such selection shall be made in the reasonable discretion of the party(ies) making the selection, which party(ies)
shall notify the Certificate Administrator and the Special Servicer in writing of its (their) selection.

          "Principal Balance Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class A-1AF, Class AM, Class AM-A, Class
AM-AF, Class AJ, Class AJ-A, Class AJ-AF, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
Class Q, Class S or Class T Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

               (a) the aggregate of the principal portions of all Periodic
     Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the calendar month in

                                      -68-

     which such Distribution Date occurs, to the extent received during or prior to the related Collection Period, advanced with respect to such
     Distribution Date or covered by an Accelerated Principal Payment for such
     Distribution Date;

               (b) the aggregate of all Principal Prepayments received on the
     Trust Mortgage Loans during the related Collection Period (exclusive of any such Principal Prepayment received on a Late Due Date Trust Mortgage Loan that constituted an Accelerated Principal Payment for a prior Distribution
     Date);

               (c) with respect to any Trust Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the calendar month in which such Distribution Date occurs, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents an Accelerated Principal
     Payment for a prior Distribution Date and/or a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs and included as part of the
     Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) above;

               (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the
     Master Servicers and/or the Special Servicer (or, in the case of an Outside
     Serviced Trust Mortgage Loan, if applicable, by the applicable Outside
     Servicer) as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents an Accelerated
     Principal Payment for a prior Distribution Date and/or a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment)
     due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs and included as part of the Principal Distribution Amount for such Distribution
     Date or any prior Distribution Date pursuant to clause (a) above;

               (e) the aggregate of all payments and other collections of principal of the type described in clauses (b), (c) and (d) above that were received on Late Due Date Trust Mortgage Loans during the related
     Alternative Collection Period and that constitute Accelerated Principal
     Payments for such Distribution Date;

               (f) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution
     Date;

               (g) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicers and/or the Special
     Servicer (or, in the case of an Outside Serviced Trust Mortgage

                                      -69-

     Loan, if applicable, by the applicable Outside Servicer) as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any
     Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor Trust Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; and

               (h) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c); and provided, further, that, in the case of an Outside Serviced Trust
Mortgage Loan or any successor Trust REO Loan with respect thereto, when used in clauses (a) - (f) above, references to "received" shall be deemed to mean by the applicable Master Servicer, the Special Servicer, the Certificate Administrator,
the Trustee or any Servicing Representative of the foregoing on behalf of the
Trust.

          Any allocation of the Principal Distribution Amount among Loan Group
1, Loan Sub-Group 2a and Loan Sub-Group 2b for purposes of calculating the Loan
Group 1 Principal Distribution Amount, Loan Sub-Group 2a Principal Distribution
Amount and the Loan Sub-Group 2b Principal Distribution Amount shall take into account Section 1.02.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Non-Trust Loan Holder, any holder of a mezzanine loan (or any holder of a participation interest therein) secured by the ownership interests of a borrower with respect to a Trust Mortgage Loan, any

                                      -70-

Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the
Trustee, the Certificate Administrator or the applicable Master Servicer, as the case may be, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee, the Certificate
Administrator or the applicable Master Servicer, as the case may be), as the case may be.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated May 10, 2007, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement": The final prospectus supplement dated May 21,
2008, of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than any Additional Post-ARD Interest) to but not including the Due Date in the Collection Period (or, in the case of a
Late Due Date Trust Mortgage Loan, the Alternative Collection Period) in which such purchase occurs, (b) any accrued interest on P&I Advances (other than
Unliquidated Advances in respect of prior P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan), (c) all related and unreimbursed
(from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related
Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances),
(d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the applicable Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and Principal Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such Trust Mortgage Loan (or Trust
REO Loan), and (e) any other Additional Trust Fund Expenses in respect of such
Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund
Expenses (which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related
Mortgagor or from related Insurance Proceeds or Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Bidder": As defined in Section 7.01(c).

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                                      -71-

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by
S&P, "A3" by Moody's and "A" by Fitch (or, if not rated by Fitch, an equivalent rating from at least one nationally recognized rating organization in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide) (or the obligations of which insurance company or security or bonding company are guaranteed or backed by a company having such a claims paying ability) and (ii)
with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by S&P, "A3" by Moody's (or, in the case of Wachovia, so long as it is not rated by Moody's, a rating of "A" or better by S&P) and "A-" by Fitch
(or, if not rated by Fitch, an equivalent rating from at least one nationally recognized rating organization in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide) (or the obligations of which insurance company or security or bonding company are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same
Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust
Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt
Service Coverage Ratio of not less than the greater of the original Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage
Loan unless the Trustee and the Certificate Administrator have received prior confirmation in writing by each Rating Agency that such substitution will not result in an Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative
(or, if there is no Controlling Class Representative then serving, by the
Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would

                                      -72-

result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable
Mortgage Loan Seller's expense); (xvi) have comparable prepayment restrictions;
and (xvii) become a part of the same Loan Group as the deleted Trust Mortgage
Loan. In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i)
shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Principal
Balance Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis.
When a Qualified Substitute Mortgage Loan is substituted for a deleted Trust
Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the proposed Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and
Certificate Administrator.

          "Rated Final Distribution Date": The Distribution Date in February
2051.

          "Rating Agency": Any of Fitch, Moody's or S&P.

          "Realized Loss": With respect to: (1) each Specially Serviced Mortgage
Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final
Recovery Determination has been made as to the related REO Property, an amount
(not less than zero) equal to (a) the unpaid principal balance of such Mortgage
Loan or REO Loan, as the case may be, as of the commencement of the Collection
Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made
(exclusive of any portion thereof that constitutes Penalty Interest, Additional
Post-ARD Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c)
any related unpaid servicing expenses, any related Servicing Advances (together with Unliquidated Advances in respect of prior related Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery
Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery
Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage Loan or REO Loan that is part of a Serviced Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Serviced Loan Combination; provided that, in the case of any Outside Serviced Trust Mortgage Loan or any successor Trust REO Loan in respect thereof that was the subject of a Final Recovery Determination under the related Outside Servicing Agreement and/or the related Loan Combination
Co-Lender Agreement, references to "Collection Period" in this clause (1) shall mean the related Underlying Collection Period; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Post-ARD Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related

                                      -73-

Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement), the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage
Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing
Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic
Payment); (4) each Trust Mortgage Loan or Trust REO Loan as to which there were any Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Trust Mortgage
Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent": As defined in Section 2.01(d).

          "Recovered Amount": As defined in Section 1.02(c).

          "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF,
Class AJ, Class AJ-A or Class AJ-AF Certificate.

          "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

          "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506- 1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S that as of the Closing Date had received an investment grade rating from at least one Rating Agency, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S CUSIP number.

                                      -74-

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Sub-Servicing Function
Participant engaged by any Master Servicer, the Special Servicer, the Custodian,
the Trustee or the Certificate Administrator, the term "Relevant Servicing
Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such Master Servicer, the Special Servicer, the Custodian, the Trustee or the
Certificate Administrator, as applicable.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the
Closing Date (excluding the Excess Servicing Strip and any and all Additional
Post-ARD Interest on the Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and
Reserve Funds; (ii) all amounts (exclusive of the Excess Servicing Strip and any and all Additional Post-ARD Interest) held from time to time in the Collection
Accounts, the Interest Reserve Account, any Pool REO Account, the Gain-on-Sale
Reserve Account, any Loan Combination Custodial Account and the Distribution
Account; (iii) any REO Property acquired in respect of a Trust Mortgage Loan
(or, in the case of an Outside Serviced Trust Mortgage Loan, the rights of the holder thereof with respect to any related Outside Administered REO Property under the related Outside Servicing Agreement); (iv) the rights of the Depositor under Sections 2, 3, 8 through 18, 20 and 21 of each of the Mortgage Loan
Purchase Agreements with respect to the Trust Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Trust Mortgage
Loans; provided that REMIC I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(b). The REMIC I Principal
Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class
Principal Balance of the Corresponding Class of Principal Balance Certificates
as contemplated by the second paragraph of Section 4.04(a).

                                      -75-

          "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

          "REMIC I Remittance Rate": The per annum rate at which a REMIC I
Regular Interest accrues interest from time to time, which shall equal, for any
Distribution Date, the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF,
Class AJ, Class AJ-A, Class AJ-AF, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q,
Class S, Class T, Class X or Class R-II Certificate.

          "REMIC Pool": REMIC I or REMIC II, as applicable.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any Loan Combination REO
Account, as applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 or, in the case of the Mortgaged Property securing an Outside
Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 or, in the case of the Mortgaged Property securing an
Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement.

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": The Mortgage Loan (or, if a Loan Combination is involved, any of the multiple Mortgage Loans comprising the subject Loan Combination)
deemed for purposes hereof to be outstanding with respect to each REO Property.
Each REO Loan shall be deemed to be outstanding for so long as the related REO
Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed
Periodic

                                      -76-

Payment and otherwise to have the same terms and conditions as its predecessor
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund or, if applicable in the case of any Loan
Combination REO Property, on behalf of the Trust and the related Non-Trust Loan
Holder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a
Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan
(after provision for amounts to be applied to the payment of, or to be reimbursed to, the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related
Additional Trust Fund Expenses) shall be treated: first, as a recovery of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts (and interest thereon) with respect to such REO Loan that were repaid from principal collections on the Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage
Rate (in the case of the Trust REO Loan that relates to the Outside Serviced
Trust Mortgage Loan, net of the related Outside Servicing Fee Rate) to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Post-ARD Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield
Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii)
Additional Post-ARD Interest and other amounts, in that order; provided, however, that if the Mortgage Loans comprising a Loan Combination become REO
Loans, then amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related
Loan Combination Co-Lender Agreement to the extent contrary to the foregoing.
Notwithstanding the foregoing, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid
Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered.

          "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of

                                      -77-

the Trust Fund for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage
Loan; and with respect to a Loan Combination, the related Loan Combination REO
Property; provided that the Mortgaged Property securing an Outside Serviced Loan
Combination shall constitute an REO Property if acquired under the related
Outside Servicing Agreement for the benefit of all the related Non-Trust Loan
Holders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of such Outside
Serviced Loan Combination.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Serviced Non-Trust Loan": Any Serviced REO Loan that is also a
Non-Trust Loan.

          "REO Tax": As defined in Section 3.17(a)(i).

          "Request for Release": A request signed by a Servicing Officer, as applicable, of any Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer, prepared in accordance with 12
C.F.R. Section 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

          "Required Appraisal Mortgage Loan": Each Serviced Mortgage Loan (or,
in the case of clause (ii) below, any successor REO Loan with respect thereto)
(i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii)
that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic
Payments current and extending the Maturity Date for less than six months), (iv)
as to which 60 days have elapsed since the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) as to which 60 days have elapsed since the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) that is delinquent in respect of any Balloon Payment unless (x) the related Mortgagor makes an Assumed
Periodic Payment on each Due Date (commencing with the Due Date of such Balloon
Payment) during the period contemplated in clause (y), and (y) the applicable
Master Servicer receives, within 60 days after the Due Date of such Balloon
Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan within 120 days after the Due
Date of such Balloon Payment, and (z) either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially
Serviced Mortgage Loan," that the refinancing could not reasonably be expected to occur; provided, however, that a Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage Loan:

               (a) with respect to the circumstances described in clauses (i)
     and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under

                                      -78-

     the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

               (b) with respect to the circumstances described in clauses (iv),
     (v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Serviced Loan Combination shall be treated as a single Serviced
Mortgage Loan.

          "Required Appraisal Value": With respect to any Mortgaged Property or
REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall be amended no less often than annually to reflect the Required
Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section
3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Collateral": With respect to any Serviced Senior/Subordinate
Loan Combination, any securities, letters of credit, cash or other collateral permitted to be delivered by a Serviced Subordinate Non-Trust Loan Holder to offset, reduce or otherwise mitigate an Appraisal Reduction Amount in accordance with the related Loan Combination Co-Lender Agreement.

          "Reserve Funds": With respect to any Serviced Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Residual Certificate": A Class R-I or Class R-II Certificate.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the corporate trust department of the initial Trustee,
(ii) any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the

                                      -79-

Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the
Trustee because of such officer's knowledge of and familiarity with the particular subject, (iii) the initial Certificate Administrator, any officer in the Global Securities and Trust Services Group of the Certificate Administrator,
(iv) any successor Certificate Administrator, any officer or assistant officer in the Global Securities and Trust Services Group of the Certificate
Administrator, or any other officer or assistant officer of the Certificate
Administrator, customarily performing functions similar to those performed by any of the above designated officers, to whom a particular matter is referred by the Certificate Administrator because of such officer's knowledge of and familiarity with the particular subject, (v) the Custodian, any officer thereof, and (vi) any Fiscal Agent, any officer thereof.

          "Restricted Reports": Collectively, to the extent not filed with the
Commission, the CMSA Servicer Watch List, the CMSA Appraisal Reduction Template,
the CMSA Special Servicer Loan File, the CMSA Operating Statement Analysis
Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the CMSA
Comparative Financial Status Report, the CMSA Loan Level Reserve/LOC Report and
the CMSA Reconciliation of Funds Template.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a Division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master
Servicers, the Special Servicer and any Fiscal Agent, and specific ratings of
Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies,
Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Certification": As defined in Section 8.16(a).

          "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Post-ARD
Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related
Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage
Loan, by the related Outside Special Servicer pursuant to the related Outside
Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner;
provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the Scheduled Payment for each Mortgage Loan comprising such Loan
Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with

                                      -80-

the related loan documents and/or the related Loan Combination Co-Lender
Agreement, in the absence of default, allocable to interest at the related
Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class A-1AF or Class X Certificate.

          "Senior Non-Trust Loan": As defined in the Preliminary Statement hereto.

          "Senior/Subordinate Loan Combination": Any Loan Combination that includes a Subordinate Non-Trust Loan.

          "Serviced Loan Combination": As defined in the Preliminary Statement hereto.

          "Serviced Loan Combination Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Serviced Loan Combination Change of Control Event" shall mean the
Loan Combination Change of Control Event for any Serviced Loan Combination.

          "Serviced Mortgage Loan": Each Mortgage Loan (including a Specially
Serviced Mortgage Loan, but excluding an REO Loan) other than any Mortgage Loan constituting part of an Outside Serviced Loan Combination.

          "Serviced Mortgaged Property": The Mortgaged Property securing a
Serviced Mortgage Loan.

          "Serviced Non-Trust Loan": A Non-Trust Loan that is a Serviced
Mortgage Loan.

          "Serviced Non-Trust Loan Holder": The holder of the Mortgage Note for a Serviced Non-Trust Loan.

          "Serviced Pari Passu Non-Trust Loan": Any Pari Passu Non-Trust Loan
that is a Serviced Mortgage Loan.

          "Serviced REO Loan": An REO Loan deemed to be outstanding in respect of a Serviced Mortgaged Property.

          "Serviced Senior/Subordinate Loan Combination": Any Senior/Subordinate
Loan Combinations that is a Serviced Loan Combination.

          "Serviced Subordinate Non-Trust Loan Holder": The holder of the
Mortgage Note for a Subordinate Non-Trust Loan that is a part of a Serviced
Senior/Subordinate Loan Combination.

          "Serviced Trust Defaulted Mortgage Loan": A Defaulted Mortgage Loan
that is a Serviced Trust Mortgage Loan.

                                      -81-

          "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Serviced Mortgage Loan.

          "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

          "Servicer Notice": As defined in Section 3.14.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Serviced Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any Administered REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the applicable Master
Servicer and the Special Servicer, if any, set forth in Section 3.02 and 3.03,
(b) (i) real estate taxes, assessments, penalties and other similar items, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related
Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section
3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the
nature described in clauses (i)-(iii), (v), (vii) and (viii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures,
(f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the applicable Master Servicer or the Trustee set forth in Section 2.03(a) or (b)
and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the applicable Master Servicer or the
Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the applicable Master Servicer or the
Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

                                      -82-

          "Servicing Fees": With respect to each Serviced Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the
Special Servicing Fee. With respect to an Outside Serviced Trust Mortgage Loan, the Master Servicing Fee and the Outside Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, property management agreements, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Function Participant": Any of: (i) the Master Servicers;
(ii) the Special Servicer; (iii) the Trustee; (iv) the Certificate
Administrator; (v) the Custodian; and (vi) any other party hereto, in addition to the Master Servicers, the Special Servicer, the Trustee, the Certificate
Administrator and the Custodian, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB)
as regards the Trust Fund.

          "Servicing Officer": Any officer or employee of any Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee, the
Certificate Administrator and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid": As defined in Section 7.01(c).

          "Servicing Representative": With respect to any Master Servicer, the
Special Servicer, the Certificate Administrator or the Trustee, any other Person
(including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a
Sub-Servicing Function Participant.

          "Servicing-Retained Bid": As defined in Section 7.01(c).

          "Servicing Standard": With respect to any Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Serviced Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such Master Servicer or the Special
Servicer, as the case may be, generally services and administers similar mortgage loans (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and interest under the
Serviced Mortgage Loans, (ii) in the case of the Special Servicer, if a Serviced
Mortgage Loan comes into and continues in default, the maximization of the recovery on that Serviced Mortgage Loan to the Certificateholders or, in the
case of any Serviced Loan Combination, to the Certificateholders and the related
Non-Trust Loan Holder(s) (as a collective whole) on a net present value basis
(the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (iii) the best interests (as determined by the applicable Master Servicer or the Special Servicer,

                                      -83-

as the case may be, in its reasonable judgment) of the Certificateholders and the Trust Fund (or, in the case of any Serviced Loan Combination, the
Certificateholders, the Trust Fund and the related Non-Trust Loan Holder(s)), taking into account, if applicable and to the extent consistent with the related
Loan Combination Co-Lender Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of any related Subordinate Non-Trust
Loan(s)) and (c) without regard to (i) any relationship that such Master
Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate or interest in any mezzanine loan or Non-Trust Loan by such Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of such Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of such Master Servicer or the Special Servicer, as the case may be, to make
Advances; (v) the ownership, servicing or management by such Master Servicer or the Special Servicer or any Affiliate thereof of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage
Pool; (vi) any obligation of such Master Servicer or any Affiliate of such
Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan
Seller; (vii) any obligation of such Master Servicer or any Affiliate of such
Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt such Master Servicer or the Special
Servicer or any Affiliate of either has extended to any Mortgagor or any
Affiliate thereof.

          "Servicing Transfer Event": With respect to any Serviced Mortgage
Loan, the occurrence of any of the events described in clauses (a) through (g)
of the definition of "Specially Serviced Mortgage Loan".

          "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance equal to or greater than the applicable Threshold Principal Balance at the time of determination or (2) has, whether (a) individually, (b) as part of a Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors, a principal balance that is equal to or greater than the applicable Threshold Percentage of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (3) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of
Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time. For purposes of the preceding sentence, the "Threshold Principal
Balance" and "Threshold Percentage" shall be (i) with respect to Section 3.08(a)
hereof, (a) $35,000,000 and 5%, respectively, with respect to S&P and any
"due-on-sale" provision with respect to a Significant Mortgage Loan, (b)
$20,000,000 and 2%, respectively, with respect to S&P and any
"due-on-encumbrance" provision with respect to a Significant Mortgage Loan and
(c) $25,000,000 and 5%, respectively, with respect to each of Fitch and Moody's and any "due-on-sale" or "due-on-encumbrance" provision with respect to a
Significant Mortgage Loan, and (ii) with respect to Sections 3.20(i) and 3.20
(k) hereof, $20,000,000 and 5%, respectively.

          "Significant Obligor": (a) Any obligor (as defined in Item 1101(i) of
Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance). The Mortgagor under, and

                                      -84-

the Mortgaged Property securing, the Farallon Portfolio Trust Mortgage Loan are each a Significant Obligor.

          "Similar Law": As defined in Section 5.02(c).

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate evidencing a $1,000 denomination.

          "Sole Certificate Owner": As defined in Section 9.01.

          "Special Servicer": Midland Loan Services, Inc. or any successor special servicer appointed as herein provided.

          "Special Servicer Indemnification Agreement": That certain Special
Servicer Indemnification Agreement, dated as of May 21, 2008, between Midland, the Depositor, the Underwriters and the Initial Purchasers.

          "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

               (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Special Servicer or any Servicing
     Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.01 ON FORM 8-K];

               (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special
     Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust
     [ITEM 1.02 ON FORM 8-K];

               (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
     Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

               (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Special Servicer, (B) any Servicing
     Representative of the

                                      -85-

     Special Servicer that constitutes a Servicer contemplated by Item
     1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(b) ON FORM 8-K];

               (v) any resignation, removal, replacement or substitution of (A)
     the Special Servicer or (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB [ITEM 6.02 ON FORM 8-K];

               (vi) any appointment of (A) a new Special Servicer or (B) any new
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
     FORM 8-K];

               (vii) any nonpublic disclosure, by the Special Servicer or any
     Servicing Representative of the Special Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required by this
     Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
     243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

               (viii) any other information of importance to Certificateholders
     (determined by the Special Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, and (B) could have a material adverse effect on the value of a Mortgaged Property as collateral for a Specially Serviced Mortgage Loan or the ability of a
     Mortgaged Property to generate sufficient cash flow for the related
     Mortgagor to meet its debt service obligations under the related Specially
     Serviced Mortgage Loan [ITEM 8.01 ON FORM 8-K];

               (ix) the commencement or termination of, or any material
     developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
     Special Servicer is controlling the subject litigation or if the subject
     Material Litigant is (A) the Special Servicer, (B) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 2 ON FORM
     10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

               (x) the receipt by the Special Servicer or by any Servicing
     Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any
     Significant Obligor (that has been identified to the Special Servicer in writing) with respect to a Specially Serviced Mortgage Loan that is required to be provided under Item 1112(b) of Regulation AB [ITEM 6 ON FORM
     10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

               (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Special
     Servicer to the Certificate Administrator and the Depositor in accordance with Section 8.16(c), whether the Special Servicer has become an affiliate
     (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
     the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the
     Custodian, (F) any Master

                                      -86-

     Servicer, (G) the Certificate Administrator, (H) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (I) any Significant
     Obligor [GENERAL INSTRUCTION J TO FORM 10-K];

               (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
     Trust, on the one hand, and the Special Servicer or any Servicing
     Representative of the Special Servicer, on the other hand [GENERAL
     INSTRUCTION J TO FORM 10-K]; and

               (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of
     the Special Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM
     10-K].

          "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively:

          (i)   the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note
                attached thereto);

          (ii)  an original or a copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or
                located, an original or a copy of an irrevocable, binding
                commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized
                representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (iv)  an original or a copy of any Ground Lease and any related ground lessor estoppel; and

          (v)   a copy of any letter of credit relating to the Trust Mortgage
                Loan (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable Master
                Servicer);

                                      -87-

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Custodian, such term, with respect to any receipt or certification by the Custodian for documents described in clauses (iv) and (v) of this definition, shall be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage
Loan Document with respect to an Outside Serviced Trust Mortgage Loan shall be the document described in clause (i) of this definition.

          "Specially Designated Non-Trust Loan": Any Serviced Non-Trust Loan
that: (i) either is a Pari Passu Non-Trust Loan or has an unpaid principal balance in excess of $20,000,000; and (ii) has been included in a securitization involving the issuance of investment grade rated commercial mortgage-backed securities or collateral debt obligations.

          "Specially Designated Non-Trust Loan Securities": Any Non-Trust Loan
Securities that (i) include, as of their date of issuance, one or more classes of investment grade rated commercial mortgage-backed securities or collateral debt obligations and (ii) are backed by a Specially Designated Non-Trust Loan
(or any REO Serviced Non-Trust Loan in respect thereof), whether by itself or together with other mortgage loans.

          "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to
which any of the following events have occurred:

          (a) the related Mortgagor shall have failed to make when due any
Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

               (i) except in the case of a Balloon Payment, for 60 days; or

               (ii) solely in the case of a delinquent Balloon Payment, beyond the date such Balloon Payment was due or (if longer) beyond the applicable grace period for a Balloon Payment unless (x) the related Mortgagor (A)
     makes in respect of each Due Date (commencing with the Due Date of such
     Balloon Payment) during the period contemplated in (B) below, without omission, Assumed Periodic Payments and (B) delivers a refinancing commitment within 60 days after such Mortgage Loan's maturity date, then for such period (not to exceed 120 days) beyond such Mortgage Loan's maturity date ending on the earlier of the date on which the related
     Mortgagor fails to make an Assumed Periodic Payment or the date on which it is determined that the refinancing could not reasonably be expected to occur; or

          (b) the applicable Master Servicer or, with the consent of the
Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) the applicable Master Servicer or, with the consent of the
Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60

                                      -88-

days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage
Loan (and no Special Servicing Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the applicable Master Servicer or Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially
Serviced Mortgage Loan:

               (i) with respect to the circumstances described in clause (a)
     above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

               (ii) with respect to the circumstances described in clauses (b),
     (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

               (iii) with respect to the circumstances described in clause (c)
     above, when such default is cured; and

               (iv) with respect to the circumstances described in clause (g)
     above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

                                      -89-

          During any time an entire Serviced Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Serviced Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Serviced Loan
Combination; provided that, if a Non-Trust Loan Holder prevents the occurrence of a Servicing Transfer Event with respect to the related Loan Combination Trust
Mortgage Loan through the exercise of cure rights as set forth in the related
Loan Combination Co-Lender Agreement, then the existence of such Servicing
Transfer Event with respect to the related Non-Trust Loan shall not, in and of itself, result in the existence of a Servicing Transfer Event with respect to such Loan Combination Trust Mortgage Loan or cause the servicing of the subject
Serviced Loan Combination to be transferred to the Special Servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the states of New York,
Massachusetts, Illinois, Kansas, North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee and/or the Certificate
Administrator, assert jurisdiction over the Trust Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee and the
Certificate Administrator, have such jurisdiction.

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) as the
Due Date on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of a Mortgage Loan constituting part of an Outside Serviced Loan Combination, by the applicable Outside Special
Servicer pursuant to the related Outside Servicing Agreement) and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

               (i) all payments and other collections of principal, if any, with respect to such Trust Mortgage Loan that are included as part of the
     Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c), (d) and/or (e) of, and without regard to the first two provisos to, the definition of "Principal Distribution Amount";

               (ii) any other amount received with respect to such Trust
     Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

                                      -90-

               (iii) any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

               (iv) any related Realized Loss (other than any such loss
     resulting from a Deficient Valuation) incurred during the related
     Collection Period that represents a loss of principal with respect to that
     Trust Mortgage Loan.

          With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

               (a) all amounts, if any, collected with respect to the related
     REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such
     Distribution Date pursuant to clause (f) and/or clause (g) of, and without regard to the first two provisos to, the definition of "Principal
     Distribution Amount"; and

               (b) any related Realized Losses incurred during the related
     Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

          A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders.

          With respect to a Non-Trust Loan or any successor REO Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Non-Trust Loan or the deemed unpaid principal balance of such successor REO Loan.

          "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

          "Subordinate Non-Trust Loan": As defined in the Preliminary Statement hereto.

          "Subordinate Non-Trust Loan Holder": The holder of the Mortgage Note for a Subordinate Non-Trust Loan.

          "Subordinated Certificate": Any Class AM, Class AM-A, Class AM-AF,
Class AJ, Class AJ-A, Class AJ-AF, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q,
Class S, Class T, Class R-I or Class R-II Certificate.

          "Sub-Servicer": Any Person that any Master Servicer or the Special
Servicer has retained or engaged for the performance (whether directly or through Sub-Servicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by such Master

                                      -91-

Servicer or the Special Servicer under this Agreement, with respect to one or more of the Mortgage Loans, which servicing functions either (a) are identified in Item 1122(d) of Regulation AB or (b) would cause such Person to be a
Servicer.

          "Sub-Servicing Agreement": The written contract between any Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Sub-Servicing Function Participant": Any Sub-Servicer,
sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund.

          "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

          "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution, over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal
Balance of the related Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans.

          "Successful Bidder": As defined in Section 7.01(c).

          "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each Grantor Trust Pool due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

                                      -92-

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust Administration Fee": With respect to each Trust Mortgage Loan and Trust REO Loan, for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trust Administration Fee Rate on the Stated
Principal Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "Trust Administration Fee Rate": 0.0022% per annum.

          "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

          "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon Loan.

          "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

          "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a
Defaulted Mortgage Loan.

          "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a
Defeasance Mortgage Loan.

          "Trust Fund": Collectively, all of the assets of the respective REMIC
Pools and Grantor Trust Pools.

          "Trust Mortgage Loan": Each Mortgage Loan, including any Loan
Combination Trust Mortgage Loan, transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

          "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

          "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

          "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Trustee": U.S. Bank or any successor trustee appointed as herein provided.

                                      -93-

          "Trustee Appointee": Any Fiscal Agent, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

          "Trustee Indemnification Agreement": That certain Trustee
Indemnification Agreement, dated as of May 21, 2008, between the initial
Trustee, the Depositor, the Underwriters and the Initial Purchasers.

          "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

               (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Trustee, any Servicing Representative of the
     Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.01 ON FORM 8-K];

               (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Trustee, any Servicing Representative of the Trustee or any Trustee
     Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

               (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
     Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM 1.03(a) ON FORM 8-K];

               (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
     1.03(b) ON FORM 8-K];

               (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates [ITEM 2.04 ON FORM 8-K];

                                      -94-

               (vi) any material modification to the rights of the Holders of any Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

               (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM 8-K];

               (viii) any amendment to this Agreement pursuant to Section 11.01
     [ITEM 1.01 ON FORM 8-K];

               (ix) any resignation, removal, replacement or substitution of (A)
     the Trustee, the Certificate Administrator, a Master Servicer or the
     Special Servicer or (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB
     [ITEM ON 6.02 ON FORM 8-K];

               (x) any appointment of (A) a new Trustee, a new Certificate
     Administrator, a new Master Servicer or new Special Servicer or (B) any new
     Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

               (xi) any termination of a material enhancement or support
     specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
     Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM 6.03(a)
     ON FORM 8-K];

               (xii) any addition of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation
     AB with respect to one or more Classes of the Certificates [ITEM 6.03(b) ON
     FORM 8-K];

               (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

               (xiv) any nonpublic disclosure, by the Trustee, any Servicing
     Representative of the Trustee or any Trustee Appointee, with respect to the
     Subject Securitization Transaction that is required to be disclosed by
     Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

               (xv) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date
     Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder [ITEM 8.01 ON FORM 8-K];

               (xvi) the commencement or termination of, or any material
     developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such

                                      -95-

     legal proceedings, that are material to Certificateholders, but only if the
     Trustee is controlling the subject litigation or if the subject Material
     Litigant is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM 2
     ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

               (xvii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates [ITEM 4 ON FORM 10-D];

               (xviii) the submission of any matter to a vote by
     Certificateholders [ITEM 5 ON FORM 10-D];

               (xix) the receipt by the Trustee or by any Servicing
     Representative or other agent of the Trustee of any updated information regarding an Enhancement/Support Provider with respect to any Class of
     Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b)
     of Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
     10-K];

               (xx) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee as described in Item 1119(a) of
     Regulation AB has become an affiliate (as defined in Rule 405 of the
     Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage
     Loan Seller, (D) the Certificate Administrator, (E) a Master Servicer, (F)
     the Special Servicer, (G) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (H) any Trustee Appointee or (I) any Significant Obligor [GENERAL
     INSTRUCTION J TO FORM 10-K];

               (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a
     Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any
     Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject Securitization Transaction contemplated by Item 1100 (d)(1)
     of Regulation AB) or any Servicing Representative (but only if such
     Servicing Representative is a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or a material party related to the Subject Securitization
     Transaction contemplated by Item 1100(d)(1) of Regulation AB) of the
     Trustee, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K]; and

               (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject
     Securitization Transaction contemplated by Item 1100 (d)(1) of Regulation
     AB) or any Servicing Representative (but only if such Servicing
     Representative is a Servicer contemplated by Item 1108(a)(3) of Regulation
     AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of Regulation AB) of the Trustee, on the
     other hand [GENERAL INSTRUCTION J TO FORM 10-K].

                                      -96-

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement filed pursuant to the
UCC.

          "Underlying Collection Period": With respect to any Outside Serviced
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the applicable "Collection Period" under the related Outside Servicing Agreement or any other applicable period under the related Outside Servicing Agreement that is comparable to a Collection Period hereunder.

          "Underwriter": Each of MLPF&S, BOA Securities, Citigroup and PNC
Capital Markets, or, in each case, its respective successor in interest.

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Trust
Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related
Trust Mortgage Loan or any related REO Property (and provided that no
Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

          "Unrestricted Reports": Collectively, the CMSA Total Loan Report, the
CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and
Corrected Mortgage Loan Report, the CMSA Historical Liquidation Loss Template,
the CMSA Servicer Realized Loss Template, the CMSA REO Status Report, the CMSA
Advance Recovery Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted
Reports.

          "U.S. Bank": U.S. Bank National Association or its successor in interest.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Principal Balance Certificates and the Class X Certificates as
follows: (i) ninety-eight percent (98%) of the Voting Rights shall be allocated among the various Classes of the Principal Balance Certificates in proportion to their respective Class Principal Balances; and (ii) two percent (2%) of the
Voting Rights shall be allocated to the Class X Certificates. The Class Z
Certificates and the Residual Certificates shall have no voting rights. Voting
Rights allocated to a

                                      -97-

Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. In addition, if any Master Servicer is the holder of any
Certificates, such Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting such Master Servicer.

          "Wachovia": Wachovia Bank, National Association, a national banking association, or its successor in interest.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any Trust
REO Loans for such Distribution Date, weighted on the basis of their respective
Stated Principal Balances immediately following the preceding Distribution Date
(or, in the case of the initial Distribution Date, as of the Closing Date).

          "WHFIT": A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

          "WHFIT Regulations": Treasury Regulations Section 1.671-5, as amended.

          "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage
Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular
Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to use

                                      -98-

those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the
Yield Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer or the Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY
= 12X ({(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury
Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X ({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02 Certain Adjustments to the Principal Distributions on the
                       Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in a Collection Account for (i) any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed
Reimbursement Amount, then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Collection
     Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO
     Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO
     Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable
     Advance (and/or to pay interest thereon) or to reimburse such
     Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Collection
     Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO
     Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable
     Advance (and/or to pay interest thereon) or to reimburse such
     Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

                                      -99-

               third, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the
     Trust Mortgage Loan or Trust REO Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

               fourth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

               fifth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Accounts that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon;

provided that (i) if Loan Group 2 includes the Trust Mortgage Loan or Trust REO
Loan in respect of which the subject Advance was made, then for purposes of making the reimbursements and/or payments contemplated by clauses first and third of this Section 1.02(a), amounts relating to the Loan Sub-Group that includes such Trust Mortgage Loan or Trust REO Loan will be applied in full prior to the application of amounts relating to the Loan Sub-Group that does not include such Trust Mortgage Loan or Trust REO Loan, and (ii) if Loan Group 2
does not include the Trust Mortgage Loan or Trust REO Loan in respect of which the subject Advance was made, then for purposes of making the reimbursements and/or payments contemplated by clauses second and fourth of this Section
1.02(a), amounts relating to the two Loan Sub-Groups will be applied on a pro rata basis in accordance with the relative aggregate unpaid principal balances of such Loan Sub-Groups.

          (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

               (i) the Principal Distribution Amount for the related
     Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
     1.02(b), would constitute part of such Principal Distribution Amount; and

               (ii) depending on whether such payment or other collection of principal relates to Loan Group 1, Loan Sub-Group 2a or Loan Sub-Group 2b,
     there shall be a corresponding reduction in the Loan Group 1 Principal
     Distribution Amount, the Loan

                                     -100-

     Sub-Group 2a Principal Distribution Amount or the Loan Sub-Group 2b
     Principal Distribution Amount, as applicable, for the related Distribution
     Date.

          (c) If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal
Distribution Amount, and to any or all of the Loan Group 1 Principal
Distribution Amount, the Loan Sub-Group 2a Principal Distribution Amount and the
Loan Sub-Group 2b Principal Distribution Amount, for the relevant Distribution
Date), and further if and to the extent that the particular item for which such
Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then (without duplication of amounts already included therein):

               (i) the Principal Distribution Amount for the Distribution Date
     that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A)
     such Recovered Amount and (B) any previous reduction in the Principal
     Distribution Amount for a prior Distribution Date pursuant to Section
     1.02(b) above resulting from the reimbursement of the subject
     Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

               (ii) the Loan Group 1 Principal Distribution Amount, the Loan
     Sub-Group 2a Principal Distribution Amount and/or the Loan Sub-Group 2b
     Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and
     (B) any previous reduction in the Loan Group 1 Principal Distribution
     Amount, the Loan Sub-Group 2a Principal Distribution Amount and/or the Loan
     Sub-Group 2b Principal Distribution Amount, as applicable, for a prior
     Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed
     Reimbursement Amount, as the case may be;

provided that, if all or any two of the Loan Group 1 Principal Distribution
Amount, the Loan Sub-Group 2a Principal Distribution Amount and the Loan
Sub-Group 2b Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount, the Loan Sub-Group 2a
Principal Distribution Amount and/or the Loan Sub-Group 2b Principal
Distribution Amount, as applicable, in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective
Loan Groups and Loan Sub-Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance (and/or pay interest thereon) or to reimburse the subject Workout-Delayed Reimbursement Amount, as the case may be.

                                     -101-

          (d) For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount, the Loan
Sub-Group 2a Principal Distribution Amount or the Loan Sub-Group 2b Principal
Distribution Amount, for any Distribution Date, as contemplated by this Section
1.02, that amount shall be calculated in accordance with the definition thereof
(without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

          (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

          (f) For purposes of this Section 1.02, notwithstanding any other provision of this Agreement, the term "Nonrecoverable Advance" and
"Workout-Delayed Reimbursement Amount" shall include any amounts paid by the applicable Master Servicer pursuant to Section 3.05(a)(xviii) in reimbursement of unreimbursed advances in the nature of "Nonrecoverable Advances" and
"Workout-Delayed Reimbursement Amounts" (in each case as defined in the related
Outside Servicing Agreement) made under the related Outside Servicing Agreement with respect to an Outside Serviced Trust Mortgage Loan, any successor Trust REO
Loan with respect thereto or the related Mortgaged Property.

          SECTION 1.03 General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                                     -102-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01 Conveyance of Trust Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Merrill Lynch Mortgage Trust 2008-C1", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear)
all the right, title and interest of the Depositor, in, to and under (i) the
Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) Sections 2, 3, 8 through 18, 20 and 21 of each
Mortgage Loan Purchase Agreement, (iii) each Loan Combination Co-Lender
Agreement and (iv) all other assets included or to be included in the Trust
Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Loan Combination Trust Mortgage Loan, is subject to the provisions of the corresponding Loan Combination Co-Lender Agreement and any related Outside Servicing Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the holder of each Loan Combination Trust Mortgage under the related Loan Combination Co-Lender Agreement; provided that the applicable Master Servicer or the Special Servicer, as further set forth in
Article III, shall perform the servicing obligations of the related holder of a
Loan Combination Trust Mortgage Loan under the related Loan Combination
Co-Lender Agreement. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section
11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective
Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the applicable Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Trust Mortgage Loan so assigned. The Special Servicer may reasonably request the applicable Master
Servicer to (and such Master Servicer shall) deliver a copy of the Servicing
File for any Trust Mortgage Loan (other than a Specially Serviced Mortgage Loan)
if such Master Servicer shall not have granted the Special Servicer electronic access to such Servicing Files. Notwithstanding the foregoing sentence, the delivery of a Servicing File by any Master Servicer to the Special Servicer may
be made by such other means agreed to by such Master Servicer and the Special
Servicer. None of the Trustee, the Certificate Administrator, any Fiscal Agent,
the Custodian, the Master Servicers or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Serviced Trust Mortgage Loan, any of
the documents and/or instruments referred to in clauses (a)(ii), (a)(iii),
(a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage

                                     -103-

File", with evidence of recording thereon (except with respect to any Mortgage
File document recorded in the name of MERS or its designee), solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument
(certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the
Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Serviced Trust Mortgage
Loan, any of the documents and/or instruments referred to in clauses (a)(ii),
(a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage
File," with evidence of recording or filing as applicable, thereon (except with respect to any Mortgage File document recorded in the name of MERS or its designee), for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (a)(ii) of the definition of "Mortgage
File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the
Custodian on or before the Closing Date.

          If, on the Closing Date as to any Serviced Trust Mortgage Loan (other than any Mortgage Loan that has been recorded on the MERS(R) System), the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (a)(iv)
or (a)(v) of the definition of "Mortgage File" (in the case of clause (a)(iv)
solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan
Seller may provisionally satisfy the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Serviced Trust Mortgage Loan on the Closing Date an omnibus assignment of such Serviced Trust Mortgage Loan; provided that all required original assignments with respect to such Serviced Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Custodian within 180 days of the
Closing Date (or within such longer period, not to exceed 18 months, as the
Trustee in its reasonable discretion may permit so long as the applicable
Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

          If, on the Closing Date as to any MERS Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver written evidence of the Trustee's ownership of such Mortgage Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (a)(iv) and (a)(v)
of the definition of "Mortgage File" or the UCC Financing Statements referred to in clause (a)(viii) of the definition of "Mortgage File", the applicable
Mortgage Loan Seller may satisfy the

                                     -104-

delivery requirements of the related Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering such evidence of ownership within
90 days following the Closing Date; provided that, during such time, the applicable Mortgage Loan Seller shall execute any documents requested by the applicable Master Servicer or the Special Servicer with respect to such MERS
Mortgage Loan that, in the reasonable discretion of the applicable Master
Servicer or the Special Servicer (exercised in accordance with the Servicing
Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such
Mortgage Loan.

          (d) The Depositor hereby represents and warrants that, with respect to the Merrill Trust Mortgage Loans, the PNC Trust Mortgage Loans and the Capmark
Trust Mortgage Loans that are Serviced Trust Mortgage Loans (other than any
Mortgage Loan that has been recorded on the MERS(R) System), the related
Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase
Agreement that it shall retain or cause to be retained, an Independent Person
(such Person, the "Recording/Filing Agent") that shall, as to each such Serviced
Trust Mortgage Loan, promptly (and in any event by the later of 180 days following the Closing Date and 30 days following the delivery of any particular applicable assignment or UCC Financing Statement to the Recording/Filing Agent)
cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of any other recordable documents relating to each such Trust
Mortgage Loan in favor of the Trustee that is referred to in clause (a)(iv) of the definition of "Mortgage File" and each UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (a)(viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related
Mortgage Loan Purchase Agreement.

          The Custodian shall, for a fee paid to the Custodian by each of Bank of America, Dexia and GECC on the Closing Date as to each Serviced Trust
Mortgage Loan being sold to the Depositor by such Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, promptly (and in any event by the later of 180 days following the Closing Date and 30 days following the delivery of any particular applicable assignment or UCC Financing Statement to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, as appropriate, to the extent delivered to the Custodian in final, recordable form, each assignment of Mortgage, each assignment of Assignment of
Leases and, to the extent the Custodian has actual knowledge that such documents are to be recorded, each assignment of any other recordable documents relating to each such Trust Mortgage Loan, in favor of the Trustee referred to in clause
(a)(iv) of the definition of "Mortgage File" and each UCC Financing Statement assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause (a)(viii) of the definition of "Mortgage File."

          Each such assignment of recordable documents shall reflect that the recorded original should be returned by the public recording office to the
Custodian or its designee following recording, and each such UCC Financing
Statement assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of
Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original at the expense of the related Mortgage Loan Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Custodian shall direct the related Mortgage Loan Seller, pursuant to the applicable Mortgage Loan Purchase Agreement, to promptly prepare or

                                     -105-

cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Custodian shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. Upon request, the Custodian shall forward to the applicable Master Servicer a copy of each of the aforementioned recorded assignments following the Custodian's receipt thereof, to the extent not previously provided.

          (e) All documents and records in the Servicing File (except draft documents, privileged communications, credit underwriting, legal or other due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the
Mortgage Loan Sellers that relate to the Serviced Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the Mortgage File because the applicable Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve
Accounts in the possession thereof, shall be delivered to the applicable Master
Servicer or such other Person as may be directed by the applicable Master
Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the applicable Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to such Master Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the
Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the applicable Master Servicer to draw on such letter of credit.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Custodian, the applicable
Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the Closing Date.

          (g) The Depositor hereby consents to the filing of any UCC Financing
Statements contemplated by this Agreement without its consent.

          (h) The Trust Fund shall constitute the sole assets of the Trust.
Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

          SECTION 2.02 Acceptance of the Trust Fund by Trustee; Receipt of the
                       Mortgage Files by the Custodian.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by the Custodian, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully-executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that the Custodian holds and will hold such documents and the other

                                     -106-

documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Trust
Mortgage Loan that is part of a Serviced Loan Combination relates to the corresponding Non-Trust Loan, the Custodian shall also hold such Mortgage File in trust for the use and benefit of the related Non-Trust Loan Holder(s). The
Custodian hereby certifies to each of the Depositor, the Trustee, the Master
Servicers, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File", each of the
Specially Designated Mortgage Loan Documents are in its possession. In addition, within 90 days after the Closing Date, the Custodian will review the Mortgage
Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Trustee the Master Servicers, the Special Servicer,
each Mortgage Loan Seller (with copies to the Controlling Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan
Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A),
(a)(v) and (a)(vii) (or, in the case of an Outside Serviced Trust Mortgage Loan, clauses (b)(i) through (b)(iii)) of the definition of "Mortgage File" and, to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan
Seller pursuant to the related Mortgage Loan Purchase Agreement, in the case of a Serviced Trust Mortgage Loan, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C),
(a)(vi), (a)(viii) through (a)(xii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust
Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Trust Mortgage Loan with respect to the items specified in clauses (a)(v) and
(a)(vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (a)(viii) of the definition of
"Mortgage File", absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged
Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC Financing Statements to be assigned to the Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Custodian shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Plurality
Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Custodian shall be deemed to have made the certifications provided for in
Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage
Loan that, in each case, is not identified in such updated exception report.

                                     -107-

          (b) None of the Trustee, any Fiscal Agent, any Master Servicer, the
Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (c) The Custodian shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans;
(ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standard; (iv)
maintain disaster recovery protocols to ensure the preservation of such Mortgage
Files in the event of force majeure; and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

          SECTION 2.03 Mortgage Loan Sellers' Repurchase or Substitution of
                       Trust Mortgage Loans for Document Defects, Breaches of
                       Representations and Warranties.

          (a) If any party hereto discovers (without implying any duty of such
Person to make any inquiry or any duty of the Master Servicers or the Special
Servicer to monitor the receipt of the Custodian's certification as contemplated by Section 2.02(a)) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or does not appear to be regular on its face (each, a "Document
Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any Mortgage Loan
Purchase Agreement (a "Breach"), the party discovering such Document Defect or
Breach shall give written notice (which notice, in respect of any obligation of the Custodian, the Trustee, the Master Servicers or the Special Servicer to
provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan
Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the Rating Agencies
of such Document Defect or Breach. Promptly upon becoming aware of any Document
Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the
Certificateholders therein, such party shall notify the applicable Master
Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced
Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the applicable Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan
Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or
Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase

                                     -108-

Agreement, or (iii) within two years of the Closing Date, substitute a Qualified
Substitute Mortgage Loan for such affected Trust Mortgage Loan (which for purposes of this clause (iii) shall include a Trust REO Loan) and pay the applicable Master Servicer for deposit into its Collection Account any
Substitution Shortfall Amount in connection therewith in accordance with
Sections 3(c) and 3(d) of the related Mortgage Loan Purchase Agreement;
provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such 90-day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Trust
Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90-day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such
Document Defect or Breach is not capable of being cured within the initial
90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage
Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Specially Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the
Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust Mortgage Loan, defending any claim asserted by any
Mortgagor or third party with respect to the Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust
Mortgage Loan or for any immediate servicing obligations. In the event of a
Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage
Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group
(without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage
Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average Loan to-Value Ratio for the remaining related Crossed Loans, determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special
Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any related Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is not so repurchased or substituted, then the affected Crossed Loan shall be released from its cross-collateralization and cross-default provision so long as such unaffected
Crossed Loan is held in the Trust Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default

                                     -109-

provision shall be subject to the delivery by the Mortgage Loan Seller to the
Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to
the effect that such release would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions. In the event that one or more of such other unaffected Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the
Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the related
Mortgage Loan Purchase Agreement, the Custodian shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section
2.02(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the applicable Master Servicer shall designate its Collection
Account as the account to which funds in the amount of the Purchase Price or the
Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

          Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a
Crossed Loan thereunder while the Trustee continues to hold any other Crossed
Loan(s) in the related Crossed Loan Group, the related Mortgage Loan Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s) held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the
Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage Loan
Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies.

          (b) In connection with any repurchase or substitution of one or more
Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable
Mortgage Loan Seller the legal and beneficial ownership of each repurchased
Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03,

                                     -110-

(ii) the Trustee, the Custodian, the applicable Master Servicer, and the Special
Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such
Mortgage Loan possessed by it, (iii) the applicable Master Servicer and the
Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow
Payments and Reserve Funds held by it in respect of such repurchased or deleted
Trust Mortgage Loan, and (iv) if the Mortgage related to the Trust Mortgage Loan to be repurchased or substituted has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use commercially reasonable efforts (and the Trustee shall cooperate with such efforts of such Master
Servicer) to reflect the release of such Mortgage on the record of MERS;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, any Fiscal Agent, the Custodian,
the applicable Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s)
and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer to permit the applicable Master
Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master
Servicer of such powers of attorney. At the time a substitution is made, the applicable Mortgage Loan Purchase Agreement will provide that the applicable
Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Custodian and certify that the substitute Trust Mortgage Loan is a Qualified
Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable.
No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust
Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified
Substitute Mortgage Loans which have been substituted for deleted Trust Mortgage
Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust
Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute
Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the applicable
Master Servicer) be remitted by the applicable Master Servicer to the applicable
Mortgage Loan Seller promptly following receipt.

          (d) The Mortgage Loan Purchase Agreements and Section 2.03(a) of this
Agreement provide the sole remedies available to the Certificateholders, or the
Trustee on behalf of the Certificateholders, respecting any Document Defect or
Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

                                     -111-

          Notwithstanding anything contained herein or the related Mortgage Loan
Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or
Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related
Mortgage Loan Purchase Agreement.

          If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the applicable Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent
and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed
Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, any Fiscal Agent, the Trust
Fund, the applicable Master Servicer or the Special Servicer allocable to such
Trust Mortgage Loan. The applicable Master Servicer or, with respect to a
Specially Serviced Mortgage Loan, the Special Servicer, at such Mortgage Loan
Seller's expense, shall use commercially reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the
Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that such Master
Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special
Servicer determines in the exercise of its sole discretion consistent with the
Servicing Standard that such actions by it will not impair such Master
Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to such Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

          SECTION 2.04 Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to each Master
Servicer, the Special Servicer, the Certificate Administrator, the Custodian and
any Fiscal Agent, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                                     -112-

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) Immediately prior to the transfer of the Trust Mortgage
     Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
     Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

               (ix) The Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

                                     -113-

          SECTION 2.05 Acceptance of REMIC I, Grantor Trust E, Grantor Trust Z
                       and by Trustee.

          The Trustee acknowledges the assignment to it, pursuant to Section
2.01, of the assets and other property comprising each of REMIC I, Grantor Trust
E and Grantor Trust Z, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: (i) in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the
holder of the REMIC I Regular Interests; (ii) in the case of Grantor Trust E, all present and future holders of the Excess Servicing Strip; and (iii) in the case of the Grantor Trust Z, all present and future holders of the Class Z
Certificates.

          SECTION 2.06 Execution, Authentication and Delivery of Class R-I
                       Certificates; Issuance of REMIC I Regular Interests.

          In exchange for the assets included in REMIC I, the REMIC I Regular
Interests have been issued, and pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

          SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of
                       REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

          SECTION 2.08 Execution, Authentication and Delivery of REMIC II
                       Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, pursuant to the written request of the
Depositor, executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations, evidencing the entire beneficial ownership of REMIC II. The rights of the Holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their respective REMIC II Certificates, and all ownership interests evidenced or constituted by such REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

          SECTION 2.09 Execution, Authentication and Delivery of Class Z
                       Certificates.

          Concurrently with the assignment to it of the Additional Post-ARD
Interest and the other assets of Grantor Trust Z, and in exchange therefor, subject to Section 5.01(c), the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Z Certificates.

                                     -114-

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01 Administration of the Mortgage Loans.

          (a) Each of the Master Servicers and the Special Servicer shall service and administer the Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Serviced Loan
Combination, for the benefit of the Certificateholders and the related Non-Trust
Loan Holder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a
Serviced Loan Combination, the terms of the related Loan Combination Co-Lender
Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the
Servicing Standard.

          Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicers shall service and administer all Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and Administered
REO Property and shall render such services with respect to all Mortgage Loans and Administered REO Properties as are specifically provided for herein;
provided that the Master Servicers shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no Servicing Transfer Event had
occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are
specifically provided for herein; provided, further, that none of the Master
Servicers shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to such Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master
Servicers and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          Master Servicer No. 1 shall be the applicable Master Servicer with respect to the Bank of America Trust Mortgage Loans (and any related Serviced
Non-Trust Loans) and any REO Properties related to, and any successor REO Loans in respect of, the foregoing mortgage loans. Master Servicer No. 2 shall be the applicable Master Servicer with respect to the Merrill, PNC, GECC and Capmark
Trust Mortgage Loans (and any related Serviced Non-Trust Loans) and any REO
Properties related to, and any successor REO Loans in respect of, the foregoing mortgage loans. Master Servicer No. 3 shall be the applicable Master Servicer with respect to the Dexia Trust Mortgage Loans (and any related Serviced
Non-Trust Loans), and any REO Properties related to, and any successor REO Loans in respect of, the foregoing mortgage loans. Notwithstanding the foregoing, it is acknowledged and agreed that the duties of the applicable Master Servicer with respect to an Outside Serviced Trust Mortgage Loan will be limited to those expressly set forth herein and that most material servicing functions with respect thereto will be governed by the related Outside Servicing Agreement.

          (b) Subject to Section 3.01(a), Section 3.28 , Section 3.30 and
Section 6.11, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all

                                      -115-

things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan
Combination Co-Lender Agreement, by the related Non-Trust Loan Holder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such Non-Trust Loan Holder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 3.28, Section
3.30 and Section 6.11 any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File;
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments;
and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by such Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by any Master
Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicer shall: (i)
initiate any action, suit or proceeding under the Trustee's name (or, in the case of a Non-Trust Loan, under the related Non-Trust Loan Holder's name)
without indicating such Master Servicer's or the Special Servicer's, as applicable, representative capacity; (ii) initiate any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Mortgage Loan Seller for breaches of representations and warranties) without prior notice to the Trustee; (iii) engage counsel to represent the Trustee (in its individual capacity) in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Mortgage Loan Seller for breaches of representations and warranties), without the Trustee's consent; or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the
Trustee to be registered to do business in any state, without the Trustee's consent.

          (c) The relationship of each of the Master Servicers, the Special
Servicer, the Certificate Administrator and the Custodian to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. No Person acting in any one or more of such capacities shall be responsible for the actions of or failure to act by another Person acting in any one or more of such capacities.

          (d) Notwithstanding anything herein to the contrary, in no event shall any Master Servicer, the Trustee or any Fiscal Agent make a Servicing Advance with respect to any Non-Trust Loan to the extent the related Trust Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

                                      -116-

          (e) Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

          (f) Nothing contained in this Agreement shall limit the ability of any
Master Servicer to lend money to or accept deposits from or otherwise generally engage in any kind of business or dealings with any Mortgagor as though such
Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that no such loan made by such Master
Servicer may be secured, in whole or in part by any Mortgaged Property securing a Mortgage Loan or by ownership interests in a Mortgagor, and provided, further, that the foregoing provision shall not act to modify, qualify or limit a Master
Servicer's obligation to act in accordance with the Servicing Standard.

          (g) In clarification of, and neither in addition to nor in deletion of the duties and obligations of the Master Servicers or the Special Servicer pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by any Master Servicer or the Special Servicer of the collectibility or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or the Special Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for
Advances). Any provision in this Agreement for any Advance by a Master Servicer, the Special Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the Non-Trust Loan
Holders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on any Master Servicer or the
Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of any Loan Combination, to the Certificateholders and the related
Non-Trust Loan Holder(s)) in respect of a Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing Standard by such Master Servicer or the Special Servicer hereunder at any time is less than the amount reflected in such determination.

          SECTION 3.02 Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicers or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage
Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Serviced Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicers and the Special Servicer
(including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related
Mortgagor to make any payment of Additional Post-ARD Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan;
provided, further, that any Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents.
Any Master Servicer may, in its discretion, with respect to Serviced Mortgage
Loans that have Anticipated Repayment Dates, waive any or all of the Additional
Post-ARD Interest accrued on any such Serviced Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due

                                      -117-

under such Serviced Mortgage Loan in full, including the Stated Principal
Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer and the Controlling Class
Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the applicable
Master Servicer's request for such consent), and none of the Master Servicers or the Special Servicer will have any liability to the Trust Fund, the
Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The applicable Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage
Loan, may waive any Default Charges in connection with any payment on such
Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, except that such limitations shall not apply with respect to the portion of any Default Charges that would otherwise be payable to such Master Servicer pursuant to Section
3.26. A waiver of Default Charges that is prohibited under the prior sentence shall nonetheless be permitted with the consent of the Controlling Class
Representative, which consent shall be deemed granted if not denied in writing
(which may be sent via facsimile transmission or electronic mail) within five
(5) Business Days of such request.

          (b) All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and
Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage
Note, loan agreement (if any) and Mortgage (and, with respect to any Loan
Combination, the related Loan Combination Co-Lender Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or as determined by the applicable Master Servicer or the
Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and any Fiscal Agent, and second, to the applicable Master Servicer or the Special Servicer, as the case may be, for any unpaid Master Servicing
Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of
Nonrecoverable Advances (and interest thereon) and Workout Delayed Reimbursement
Amounts with respect to such Mortgage Loan that were paid from principal collections on the Serviced Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced;
second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such
Serviced Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional
Post-ARD Interest; fourth, as a recovery of principal of such Serviced Mortgage
Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default
Charges due and owing on such Mortgage Loan; sixth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts then due and owing under such Serviced Mortgage Loan (other than Additional Post-ARD Interest), including, without limitation, Prepayment
Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Serviced Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after

                                      -118-

its Anticipated Repayment Date, as a recovery of any unpaid Additional Post-ARD
Interest. All amounts collected on any Trust Mortgage Loan in the form of
Liquidation Proceeds of the nature described in clauses (iv) through (x) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to any Fiscal Agent, second to the Trustee and third to the applicable
Master Servicer or the Special Servicer, as the case may be, for any unpaid
Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon;
second, as a recovery of Nonrecoverable Advances (and interest thereon) and
Workout-Delayed Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Mortgage Pool (including
Unliquidated Advances) and resulted in principal to the Certificateholders being reduced; third, as a recovery of accrued and unpaid interest at the related
Mortgage Rate (net of the Master Servicing Fee Rate) on such Serviced Mortgage
Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Post-ARD Interest; fourth, as a recovery of principal of such Serviced Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced;
and fifth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Post-ARD Interest. Amounts collected on any
REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Serviced Mortgage Loan shall not alter in any way the right of any Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Accounts as set forth in Section 3.05(a)
from amounts so applied.

          (c) To the extent consistent with the terms of the related Mortgage
Loan and applicable law, the applicable Master Servicer shall apply all
Insurance Proceeds and condemnation proceeds it receives on a day other than the
Due Date to amounts due and owing under the related Mortgage Loan as if such
Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

          (d) In the event that a Master Servicer or the Special Servicer receives Additional Post-ARD Interest in any Collection Period, or receives notice from the related Mortgagor that it will be receiving Additional Post-ARD
Interest in any Collection Period, such Master Servicer or the Special Servicer, as applicable, shall, to the extent not included in the related CMSA Loan
Periodic Update File, promptly notify the Certificate Administrator. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicers, the
Trustee, the Certificate Administrator, any Fiscal Agent or the Special Servicer
shall be responsible for any such Additional Post-ARD Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Mortgage Loan in connection with which the related Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable
Mortgage Loan documents, the applicable Master Servicer shall, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer shall, with respect to Specially Serviced Mortgage Loans, in each case to the extent the related Mortgage Loan documents provide for any discretion and to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce

                                      -119-

the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

          (f) Promptly following the Closing Date, with respect to each Outside
Serviced Trust Mortgage Loan, the Trustee shall send a copy of this Pooling and
Servicing Agreement fully executed by the parties hereto and written notice to the applicable Outside Servicers and the Outside Trustee, stating that, as of the Closing Date, the Trustee is the holder of such Outside Serviced Trust
Mortgage Loan and directing the applicable Outside Master Servicer to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available to, the applicable Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Outside
Serviced Trust Mortgage Loan under the related Loan Combination Co-Lender
Agreement and the related Outside Servicing Agreement. The applicable Master
Servicer shall, within one (1) Business Day of receipt thereof, deposit into its
Collection Account all amounts received by it from an Outside Master Servicer or any other party under the related Outside Servicing Agreement with respect to an
Outside Serviced Trust Mortgage Loan, the related Outside Serviced Mortgaged
Property or any related Outside Administered REO Property. If the applicable
Master Servicer fails to so receive any amounts due to the Trust as holder of an
Outside Serviced Trust Mortgage Loan under the related Loan Combination
Co-Lender Agreement and the related Outside Servicing Agreement by the
Determination Date occurring in such calendar month, such Master Servicer shall notify the Outside Master Servicer, the applicable Outside Trustee, the Trustee, the Certificate Administrator and any Fiscal Agent that such amounts due with respect to the Outside Serviced Trust Mortgage Loan have not been received
(specifying the amount of such deficiency).

          SECTION 3.03 Collection of Taxes, Assessments and Similar Items;
                       Servicing Advances; Servicing Accounts; Reserve Accounts.

          (a) Each Master Servicer shall, as to all Serviced Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents;
provided that, in the case of a Serviced Loan Combination, if the related
Servicing Account includes funds with respect to any other Serviced Mortgage
Loan, then the applicable Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Serviced Loan Combination.
Each Servicing Account with respect to a Serviced Mortgage Loan shall be an
Eligible Account unless not permitted by the terms of the applicable Mortgage
Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related
Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums
(including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged
Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from its Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as

                                      -120-

described below, to Mortgagors on balances in the respective Servicing Accounts;
(v) to pay the applicable Master Servicer interest and investment income on balances in the Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related
Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing
Accounts at the termination of this Agreement in accordance with Section 9.01;
or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. Each Master Servicer shall pay or cause to be paid to the applicable
Mortgagors interest, if any, earned on the investment of funds in the related
Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Mortgage Loan. If any Master Servicer shall deposit in a
Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor
Trust Pool. If for any reason any Escrow Payments or Reserve Funds are received by the Special Servicer, then promptly after such receipt, and in any event within one (1) Business Day of such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

          (b) Each Master Servicer, with respect to Serviced Mortgage Loans serviced thereby that are not Specially Serviced Mortgage Loans, or the Special
Servicer with respect to Specially Serviced Mortgage Loans and Serviced REO
Loans, shall (i) maintain accurate records with respect to the related Mortgaged
Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage
Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the applicable Master Servicer shall apply Escrow Payments (at the direction of the
Special Servicer for Specially Serviced Mortgage Loans and Serviced REO Loans)
as allowed under the terms of the related Serviced Mortgage Loan or, if such
Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all
Serviced Mortgage Loans, use reasonable efforts consistent with the Servicing
Standard to cause the Mortgagor to comply with the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items.

          (c) Each Master Servicer shall, as to all Serviced Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition

                                      -121-

of "Servicing Advances", provided that none of the Master Servicers shall make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the applicable Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that none of the Master Servicers shall be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such
Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a)
and/or Section 3.05(e). No costs incurred by any Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this
Agreement, including, without limitation, the Certificate Administrator's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced Mortgage Loans so permit. The foregoing shall in no way limit the applicable Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the applicable Master Servicer, the
Trustee and any Fiscal Agent, to the extent reasonably practicable, not less than 10 Business Days' and in any event not less than five (5) Business Days'
notice with respect to Servicing Advances to be made on any Specially Serviced
Mortgage Loan or Administered REO Property, before the date on which the applicable Master Servicer is required to make any Servicing Advance with respect to a given Serviced Mortgage Loan or Administered REO Property;
provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or
Administered REO Property as may be required on an urgent or emergency basis, as determined by the Special Servicer. In addition, the Special Servicer shall provide the applicable Master Servicer, the Trustee and any Fiscal Agent with such information in its possession as the applicable Master Servicer, the
Trustee or any Fiscal Agent, as applicable, may reasonably request to enable the applicable Master Servicer, the Trustee or any Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a
Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The Master Servicer to whom the Special Servicer has given timely notice (as contemplated above) regarding a Servicing Advance that is to be made will have the obligation to make any such Servicing Advance
(other than a Nonrecoverable Servicing Advance) that it is so requested by the
Special Servicer to make, within five (5) Business Days after such Master
Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a
Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially Serviced Mortgage Loan or Administered REO
Property (regardless of whether or not such Master Servicer shall make such
Servicing Advance). The applicable Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the
Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special
Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business
Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination that any
Servicing Advance

                                      -122-

previously made with respect to a Specially Serviced Mortgage Loan or Serviced
REO Loan is a Nonrecoverable Servicing Advance. The applicable Master Servicer shall act in accordance with such determination and shall be entitled to rely conclusively on such determination. Notwithstanding the foregoing, the applicable Master Servicer shall have the right to make its own determination that any portion of any Servicing Advance is a Nonrecoverable Servicing Advance.

          No more frequently than once per calendar month, the Special Servicer may require an applicable Master Servicer to reimburse the Special Servicer for any Servicing Advance made by the Special Servicer, subject to the terms and provisions set forth below. The Special Servicer shall provide the applicable
Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which such Master Servicer may conclusively rely in reimbursing the Special Servicer. The applicable Master
Servicer shall be obligated, out of its own funds, to reimburse the Special
Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable
Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I Advance Date that is at least three (3) Business Days after the date on which such Master Servicer receives the corresponding
Officer's Certificate contemplated by the prior sentence; provided that any such
Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the
Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the applicable Master Servicer shall for all purposes of this
Agreement be deemed to have made such Servicing Advance at the same time as the
Special Servicer actually made such Servicing Advance, and accordingly, such
Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding the foregoing provisions of this Section 3.03(c), a
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such
Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
a Nonrecoverable Servicing Advance. The subject Master Servicer shall notify the
Special Servicer in writing of such determination and, if applicable, such
Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

          If a Master Servicer is required under any provision of this Agreement
(including, but not limited to, this Section 3.03(c)) to make a Servicing
Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of such Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing Advance is not made by the subject Master Servicer within five (5) Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing
Advance. If the Trustee does not make such Servicing Advance within such period, any Fiscal Agent shall make such Servicing Advance within such period. Any failure by a Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by such Master Servicer subject to and as provided in Section 7.01.

                                      -123-

          (d) In connection with its recovery of any Servicing Advance from a
Collection Account pursuant to Section 3.05(a) or from a Loan Combination
Custodial Account pursuant to Section 3.05(e) or from a Servicing Account or
Reserve Fund pursuant to Section 3.03(a), as applicable, each of the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the applicable Collection
Account as provided in Section 3.05(a) or in such Loan Combination Custodial
Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Serviced Mortgage
Loans and Administered REO Properties during the Collection Period in which such reimbursement is made, and then, to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust
Mortgage Loans then on deposit in the applicable Collection Account or in such
Loan Combination Custodial Account, as applicable; provided that interest on
Servicing Advances with respect to a Serviced Loan Combination or any related
Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Co-Lender Agreement, be payable out of amounts then on deposit in the related Loan Combination Custodial Account and otherwise payable to the related Subordinate Non-Trust Loan Holder and/or payments having then been received from the related Subordinate Non-Trust Loan Holder under the related Loan Combination Co-Lender Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section
4.03(f), the applicable Master Servicer shall reimburse itself, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the applicable Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by a Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the
Trustee, any Fiscal Agent, the Depositor and, in the case of a Loan Combination, the related Non-Trust Loan Holder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, in the case of a Serviced Loan Combination, out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be, which Appraisal shall be obtained pursuant to Section 3.09(a) by the applicable Master Servicer, or by or on behalf of the
Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no
such Appraisal has been performed, a copy of an Appraisal of the related
Mortgaged Property or REO Property, performed within the 12 months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the applicable
Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and any Fiscal Agent shall act in accordance with any determination made by the applicable Master Servicer or the Special Servicer that a Servicing Advance, if made,

                                      -124-

would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by such Master Servicer or the Special Servicer; provided, however, that if such Master Servicer has failed to make a Servicing Advance for reasons other than a determination by such Master Servicer or the Special
Servicer that such Servicing Advance would be a Nonrecoverable Advance, the
Trustee or any Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or any Fiscal Agent in good faith makes a determination that such Servicing Advance would be a
Nonrecoverable Advance. The applicable Person shall consider Unliquidated
Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a
Servicing Advance.

          (f) Each Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any other Serviced
Mortgage Loan, then the applicable Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Serviced Loan
Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related
Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the applicable Master
Servicer interest and investment income earned on amounts in the Reserve
Accounts if permitted (or not prohibited) under the related Mortgage Loan documents, (iii) during an event of default under the related Serviced Mortgage
Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard and (iv) to withdraw funds deposited in error. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts to the extent invested may be only invested in
Permitted Investments in accordance with the provisions of Section 3.06. All
Reserve Accounts shall be Eligible Accounts (unless prohibited by the related
Mortgage Loan documents). The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or Grantor Trust Pool.
Consistent with the Servicing Standard, any Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, a Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced
Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of its Collection Account or, with respect to a servicing expense relating to a Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by a Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance for the subject Serviced Mortgage Loan or
Administered REO Property; provided that the applicable Master Servicer (or the
Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO
Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to a Serviced Loan Combination, if paid out of the related Loan Combination Custodial Account, in the best interests of the Certificateholders and

                                      -125-

the related Non-Trust Loan Holder(s), as a collective whole), as evidenced by an
Officer's Certificate delivered promptly to the Depositor, the Trustee, the
Certificate Administrator and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The applicable
Master Servicer and the Special Servicer shall deliver a copy of any such
Officer's Certificate (and accompanying information) promptly to the other such
Person.

          (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Mortgage Loan (each of which Serviced Mortgage Loans is listed on Schedule III hereto), the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Mortgage
Loan, the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the applicable Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective Serviced Mortgage Loan and, to the extent such failure materially and adversely affects the Mortgage Loan, report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

          SECTION 3.04 Collection Accounts, Interest Reserve Account, Additional
                       Post-ARD Interest Account, Distribution Account,
                       Gain-on-Sale Reserve Account and Loan Combination
                       Custodial Accounts.

          (a) Each Master Servicer shall establish and maintain one or more accounts (as to each Master Servicer, a "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each Collection
Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one (1) Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by such Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the
Cut-off Date, which payments shall be delivered promptly to the applicable
Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from
Mortgagors which are to be used to purchase Defeasance Collateral), or payments
(other than Principal Prepayments) received by it on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans as to which such Master Servicer is the applicable Master Servicer, including Principal Prepayments;

                                      -126-

               (ii) all payments on account of interest on the Trust Mortgage
     Loans as to which such Master Servicer is the applicable Master Servicer, including Additional Post-ARD Interest and Penalty Interest;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Trust Mortgage Loans as to which such Master Servicer is the applicable Master Servicer;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds) received in respect of any Trust Mortgage Loan as to which such Master Servicer is the applicable Master Servicer, and together with any amounts representing recoveries of Workout-Delayed Reimbursement
     Amounts and/or Nonrecoverable Advances in respect of any Trust Mortgage
     Loan as to which such Master Servicer is the applicable Master Servicer, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

               (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Master Servicer's Collection
     Account;

               (vi) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy relating to Trust Mortgage Loans as to which such Master Servicer is the applicable Master Servicer;

               (vii) any amounts required to be transferred to such Master
     Servicer's Collection Account from an REO Account pursuant to Section
     3.16(c);

               (viii) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03 relating to Trust Mortgage Loans as to which such Master Servicer is the applicable Master Servicer;

               (ix) any amount required to be deposited by such Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls, Casualty/Condemnation Interest Shortfalls and Delayed Principal
     Payment Interest Shortfalls;

               (x) any amount paid by or on behalf of a Mortgagor under a Trust
     Mortgage Loan as to which such Master Servicer is the applicable Master
     Servicer to cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances for any
     Trust Mortgage Loan as to which such Master Servicer is the applicable
     Master Servicer;

               (xi) to the extent that they relate to a Loan Combination Trust
     Mortgage Loan as to which such Master Servicer is the applicable Master
     Servicer, any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from a Non-Trust Loan Holder in accordance with the related Loan Combination Co-Lender Agreement;

                                      -127-

               (xii) any amounts required to be transferred to such Master
     Servicer's Collection Account from any Loan Combination Custodial Account pursuant to Section 3.05(e);

               (xiii) all remittances to the Trust under the related Outside
     Servicing Agreement and/or the related Loan Combination Co-Lender Agreement with respect to an Outside Serviced Trust Mortgage Loan as to which such
     Master Servicer is the applicable Master Servicer or any related Outside
     Administered REO Property; and

               (xiv) any Reserve Collateral or proceeds thereof required to be transferred to such Master Servicer's Collection Account pursuant to
     Section 3.28;

provided that, in the case of a Trust Mortgage Loan that is part of a Serviced
Loan Combination, any amounts required to be deposited in the related Loan
Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the applicable
Collection Account only to the extent provided in Section 3.05(e); and provided, further, that none of the Master Servicers shall be obligated to deposit into the related Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such Collection Account in accordance with the terms of Section 3.05 and shall instead be entitled to pay such amount directly to the Person(s) entitled thereto; and provided, further, that the applicable Master Servicer shall deposit in its Collection Account, as soon as reasonably possible following receipt, any and all payments and other collections received with respect to any Late Due Date Trust Mortgage Loan described in clauses (i) through (iv) and/or (viii) through (x), except that, if the subject deposit is to occur on a P&I Advance Date, then the applicable
Master Servicer shall deposit such payment or other collection (net of any portion thereof that would have been payable or reimbursable pursuant to any of clauses (ii) through (xxi) of Section 3.05(a) if such payment or other collection were on deposit in the related Collection Account) directly into the
Distribution Account on such P&I Advance Date.

          The foregoing requirements for deposit in the Collection Accounts shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the applicable Master Servicer and the Special
Servicer are entitled to retain as additional servicing compensation pursuant to
Sections 3.11(b) and (d), need not be deposited by such Master Servicer in its
Collection Account. If any Master Servicer shall deposit in its Collection
Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding. Each Master Servicer shall promptly deliver to the
Special Servicer as additional special servicing compensation in accordance with
Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d), 3.12 and 4.03(d) or otherwise applied pursuant to
Section 3.26) and other transaction fees or other expenses received by such
Master Servicer to which the Special Servicer is entitled pursuant to Section
3.11 upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount (upon which such Master Servicer, absent bad faith, may conclusively rely). The Collection Accounts shall be maintained as segregated accounts, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master
Servicers.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (x), (xi) and (xiv) of the second preceding paragraph with respect to any Serviced Trust Mortgage Loan, the

                                      -128-

Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable Master Servicer for deposit into its Collection Account in accordance with the second preceding paragraph or any related Loan Combination Custodial
Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the
Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account or any applicable Loan Combination Custodial Account, as the case may be, pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than two (2) Business Days after receipt, any such check to the applicable
Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Certificate Administrator shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at its Corporate
Trust Office to be held in trust for the benefit of the Certificateholders. The
Distribution Account shall be an Eligible Account. Each Master Servicer shall deliver to the Certificate Administrator each month on or before 3:00 p.m. (New
York City time) on the P&I Advance Date therein, for deposit in the Distribution
Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(i)(C)(2), (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in such Master
Servicer's Collection Account, together with (i) any Prepayment Premiums and/or
Yield Maintenance Charges received on the related Trust Mortgage Loans during the related Collection Period, (ii) any additional amounts contemplated by the last proviso to the last sentence of the first paragraph of Section 3.04(a), and
(iii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01;
provided that, if any portion of the available funds referred to above in this subsection (b) represents a Delayed Principal Payment that is a Balloon Payment in respect of a Late Due Date Trust Mortgage Loan, the applicable Master
Servicer shall deliver such funds to the Certificate Administrator on or before
5:00 p.m. (New York City time) on such P&I Advance Date.

          In addition, each Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the
Distribution Account:

               (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03(a); and

               (ii) the aggregate purchase price paid in connection with the purchase by such Master Servicer of all of the Trust Mortgage Loans and any
     REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Loan Holder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in its Collection
     Account pursuant to Section 9.01.

          If, in connection with any Distribution Date, the Certificate
Administrator has reported the amount of an anticipated distribution to the
Depository based on information reported to it by each

                                      -129-

Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments, Principal Prepayments or
Balloon Payments) remitted to it by a Master Servicer differ in amount from what was reported to the Certificate Administrator by such Master Servicer, the
Certificate Administrator shall use commercially reasonable efforts to cause the
Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do so. The Certificate Administrator, the Master Servicers,
the Special Servicer and any Fiscal Agent shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders.
In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the Certificate
Administrator shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

          The Certificate Administrator shall, upon receipt, deposit in the
Distribution Account any and all amounts received by the Certificate
Administrator that are required by the terms of this Agreement to be deposited therein. The Certificate Administrator shall also deposit into the Distribution
Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

          (c) The Certificate Administrator shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account)
(collectively, the "Interest Reserve Account"), in trust for the benefit of the
Certificateholders. The Interest Reserve Account shall be an Eligible Account.
On or before each Distribution Date in February and, during each year that is not a leap year, January, the Certificate Administrator shall withdraw from the
Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the
Distribution Account). The Certificate Administrator shall also deposit into the
Interest Reserve Account any amounts required to be deposited by the Certificate
Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

          (d) Prior to any Collection Period during which Additional Post-ARD
Interest is received on the Trust Mortgage Loans, and upon notification from any
Master Servicer or the Special Servicer pursuant to Section 3.02(d), the
Certificate Administrator shall establish and maintain the Additional Post-ARD
Interest Account in the name of the Certificate Administrator in trust for the benefit of the Class Z Certificateholders. The Additional Post-ARD Interest
Account shall be established and maintained as an Eligible Account. Prior to each Distribution Date, each Master Servicer shall remit to the Certificate
Administrator for deposit in the Additional Post-ARD Interest Account an amount equal to the Additional Post-ARD Interest received on the Trust ARD Loans serviced thereby and any successor Trust REO Loans with respect thereto during the applicable Collection Period. The Certificate Administrator shall also deposit into the Additional Post-ARD Interest Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional Post-ARD Interest Account.

                                      -130-

          Following the distribution of Additional Post-ARD Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Post-ARD Interest or any successor Trust REO Loans with respect thereto, the Certificate Administrator shall terminate the Additional Post-ARD
Interest Account.

          (e) The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds)
and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the
Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible
Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate
Administrator.

          Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any Administered REO Property in accordance with Section 3.09 or Section 3.18, or the liquidation of an Outside Serviced Trust Mortgage Loan or the disposition of any Outside Administered REO Property in accordance with the related Outside Servicing Agreement and/or the related Loan Combination
Co-Lender Agreement, the Special Servicer (or, in the case of an Outside
Serviced Trust Mortgage Loan or any Outside Administered REO Property, the
applicable Master Servicer) shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Certificate
Administrator for deposit into the Gain-on-Sale Reserve Account. The Certificate
Administrator shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

          (f) [RESERVED]

          (g) Notwithstanding that any of the Interest Reserve Account, the
Additional Post-ARD Interest Account or the Gain-on-Sale Reserve Account may be
a sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Post-ARD
Interest, the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The
Certificate Administrator shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Certificate Administrator to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator.

          (h) With respect to each Serviced Loan Combination, the applicable
Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for such Serviced Loan Combination
(collectively, as to each Serviced Loan Combination, the related "Loan
Combination Custodial Account") (which may be a sub-account of such Master
Servicer's Collection Account), into which, subject to the related Loan
Combination Co-Lender Agreement, such Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the

                                      -131-

Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

               (i) all payments on account of principal, including Principal
     Prepayments, on such Serviced Loan Combination;

               (ii) all payments on account of interest, including Penalty
     Interest, on such Serviced Loan Combination;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges on such Serviced Loan Combination;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of, or the offset of losses on, the related Trust Mortgage Loan that is part of such Serviced Loan Combination, other than Liquidation
     Proceeds described in clauses (iv) - (x) of the definition of "Liquidation
     Proceeds", which amounts shall be required to be deposited in such Master
     Servicer's Collection Account) received in respect of such Serviced Loan
     Combination and together with any amounts representing recoveries of
     Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Serviced Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

               (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

               (vi) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy related to such Serviced Loan Combination;

               (vii) any amounts required to be transferred to such Loan
     Combination Custodial Account from the related REO Account pursuant to
     Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such
     Serviced Loan Combination specifically to cover items for which a Servicing
     Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related
     Non-Trust Loan Holder in accordance with the related Loan Combination
     Co-Lender Agreement and any amounts representing a cure payment made by a related Non-Trust Loan Holder in accordance with the related Loan
     Combination Co-Lender Agreement.

          Notwithstanding the foregoing requirements, the applicable Master
Servicer need not deposit into the applicable Loan Combination Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Loan Combination Custodial Account in

                                      -132-

accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

          The foregoing requirements for deposit by the applicable Master
Servicer in a Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that such Master Servicer or the Special
Servicer is entitled to retain as additional servicing compensation pursuant to
Section 3.11 need not be deposited by such Master Servicer in a Loan Combination
Custodial Account. If the applicable Master Servicer shall deposit in a Loan
Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial
Account. The applicable Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by such Master
Servicer with respect to any Serviced Loan Combination to which the Special
Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount upon which such Master Servicer may conclusively rely. Each Loan
Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the applicable Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a
Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the related Loan Combination
Custodial Account in accordance with the second preceding paragraph, unless the
Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO Property shall initially be deposited by the
Special Servicer into the related REO Account and thereafter remitted to the applicable Master Servicer for deposit into the related Loan Combination
Custodial Account, all in accordance with Section 3.16(c).

          (i) Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the applicable Master Servicer's Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and such
Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the applicable Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The applicable Master Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust Loan Holder against any losses arising out of the failure by such Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the applicable
Master Servicer and appointment of a successor Master Servicer.

                                      -133-

          (j) Funds in the Collection Accounts, the Distribution Account, any
Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the
Interest Reserve Account and the Additional Post-ARD Interest Account may be
invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicers shall give written notice to the Certificate
Administrator, the Special Servicer and the Rating Agencies of the location of their Collection Accounts and any Loan Combination Custodial Account as of the
Closing Date and of the new location of each such account prior to any change thereof. The Certificate Administrator shall give written notice to the Trustee,
Master Servicers, the Special Servicer and the Rating Agencies of any new
location of the Distribution Account prior to any change thereof.

          SECTION 3.05 Permitted Withdrawals From the Collection Accounts, the
                       Interest Reserve Account, the Additional Post-ARD
                       Interest Account, the Distribution Account and the Loan
                       Combination Custodial Accounts.

          (a) A Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Certificate Administrator for deposit in the
     Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage
     Loan or Trust REO Loan as to which such Master Servicer is the applicable
     Master Servicer (exclusive of any such Trust Mortgage Loan that is part of a Serviced Loan Combination and any successor Trust REO Loan with respect thereto), any Fiscal Agent's, the Trustee's and such Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I
     Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent
     Late Collections of interest (net of related Master Servicing Fees and, in the case of an Outside Serviced Trust Mortgage Loan, net of related Outside
     Servicing Fees) and principal (net of any related Workout Fee or Principal
     Recovery Fee) received in respect of the particular Trust Mortgage Loan or
     Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto) as to which such P&I Advance was made;

               (iii) to pay to itself and/or the holder of the Excess Servicing
     Strip earned and unpaid Master Servicing Fees, as allocable between such
     Master Servicer and such holder (if different from such Master Servicer), in respect of each Trust Mortgage Loan and Trust REO Loan as to which such
     Master Servicer is the applicable Master Servicer (other than any such
     Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination and any successor Trust REO Loan with respect thereto), such Master
     Servicer's and Excess Servicing Strip holder's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO
     Loan being limited to amounts received on or in respect of such Trust
     Mortgage Loan (whether in the form of payments, Liquidation Proceeds or
     Insurance Proceeds)

                                      -134-

     or such Trust REO Loan (whether in the form of REO Revenues, Liquidation
     Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Trust Specially Serviced Mortgage Loan and Trust REO Loan as to which such Master Servicer is the applicable
     Master Servicer;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of, as applicable, each Trust Specially Serviced Mortgage Loan,
     Trust Corrected Mortgage Loan and/or Trust REO Loan as to which such Master
     Servicer is the applicable Master Servicer (in each case other than any such Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (but with reimbursements to the Special
     Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of any Serviced
     Trust Mortgage Loan, Serviced Trust REO Loan or related Administered REO
     Property as to which such Master Servicer is the applicable Master Servicer
     (other than any such Trust Mortgage Loan that is part of a Serviced Loan
     Combination or any successor Trust REO Loan with respect thereto or any related REO Property), any Fiscal Agent's, the Trustee's, such Master
     Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited first to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing Advance, and then to Liquidation
     Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced Mortgage Loan or Administered REO
     Property as to which such Servicing Advance was made;

               (vii) (A) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (but with reimbursements to the Special
     Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust Mortgage Loan or any related REO Property as to which such Master Servicer is the applicable
     Master Servicer and the portion of any P&I Advance that would have been reimbursable from a Late Collection of principal under clause (ii) above but for the application of a Workout Fee or Principal Recovery Fee to such
     Late Collection, first, out of REO Revenues, Liquidation Proceeds and
     Insurance Proceeds received on the related Trust Mortgage Loan, then
     (including with respect to any Nonrecoverable Advance with respect to a
     Loan Combination as contemplated in Section 3.05(e)(viii)(c)) out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust Mortgage Loans and related REO Properties
     (to be allocated between the Loan Groups as set forth in Section 1.02), and/or (2) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts

                                     -135-

     being reimbursed pursuant to (1) above, together with, in the case of a
     Nonrecoverable Advance (including with respect to any Nonrecoverable
     Advance with respect to a Loan Combination as contemplated in Section
     3.05(e)(viii)(c)), interest thereon being paid pursuant to clause (viii)
     below, or (B) to pay itself, with respect to any Trust Mortgage Loan or related REO Property as to which such Master Servicer is the applicable
     Master Servicer (other than any such Trust Mortgage Loan that is part of a
     Serviced Loan Combination or any successor Trust REO Loan with respect thereto or any related REO Property), any related earned Master Servicing
     Fee that remained unpaid in accordance with clause (iii) above following a
     Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into such Master Servicer's
     Collection Account of all amounts received in connection therewith;

               (viii) at such time as it reimburses any Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
     Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
     3.03(c), 3.03(d) or 4.03(d), as applicable; such Master Servicer's, the
     Special Servicer's, the Trustee's and/or any Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any
     Advance being permitted to be satisfied (A) in the case of interest on an
     Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable
     Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the Default
     Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of any collections with respect to the Mortgage Pool on deposit in such Master
     Servicer's Collection Account;

               (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section
     3.12(a) with respect to Trust Mortgage Loans and REO Properties as to which such Master Servicer is the applicable Master Servicer;

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Master Servicer's Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment
     Earnings with respect to such Collection Account for any Investment Period;
     and (2) any Prepayment Interest Excesses collected on Trust Mortgage Loans as to which such Master Servicer is the applicable Master Servicer (after deduction of the amounts required to be deposited by such Master Servicer in such Collection Account for the related Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls,
     Casualty/Condemnation Interest Shortfalls and Delayed Principal Payment
     Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in

                                     -136-

     accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges to the extent provided in Section 3.26(a);

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c) with respect to Trust Mortgage Loans and REO
     Properties as to which such Master Servicer is the applicable Master
     Servicer, to the extent such cost is not required to be advanced hereunder;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, partners, members, managers, officers, employees or agents, as the case may be, any amounts payable to any such
     Person pursuant to Section 6.03;

               (xiii) insofar as the following items relate or are allocable to the portion of the Mortgage Pool as to which such Master Servicer is the applicable Master Servicer, to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C)
     the cost of an Opinion of Counsel contemplated by Section 11.01(a),
     11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by such Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and
     (D) the cost of recording this Agreement in accordance with Section
     11.02(a);

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
     Loan Sellers, the Plurality Subordinate Certificateholder or any other
     Person, as the case may be, with respect to each Trust Mortgage Loan, if any, as to which such Master Servicer is the applicable Master Servicer and that was previously purchased by such Person pursuant to this Agreement and/or a related Loan Combination Co-Lender Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) if such Master Servicer is the applicable Master Servicer for any Serviced Loan Combination Trust Mortgage Loan, to pay, out of any
     collections on the Mortgage Pool on deposit in such Master Servicer's
     Collection Account, to a related Non-Trust Loan Holder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of such Serviced Loan
     Combination Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, pursuant to the terms of the related Loan Combination
     Co-Lender Agreement;

               (xvi) if such Master Servicer is the applicable Master Servicer for any Serviced Loan Combination Trust Mortgage Loan, to reimburse any
     Fiscal Agent, the Trustee, such Master Servicer and/or the Special
     Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing
     Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to such Serviced Loan Combination Trust Mortgage
     Loan or any successor Trust REO Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xvi)
     being limited to amounts on deposit in such Master Servicer's Collection
     Account that represent Liquidation Proceeds described in clauses (iv)
     through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed
     Advances and/or unpaid interest on

                                     -137-

     Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage
     Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Co-Lender Agreement and/or any successor servicing agreement with respect to the related Loan
     Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder) if the Master Servicer and/or the Special Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust Mortgage Loan from the Trust
     Fund;

               (xvii) to remit to the Certificate Administrator for deposit into the Additional Post-ARD Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

               (xviii) if such Master Servicer is the applicable Master Servicer for any Outside Serviced Trust Mortgage Loan, to pay, out of any
     collections on the Mortgage Pool on deposit in such Master Servicer's
     Collection Account, to the applicable Outside Servicer or Outside Trustee, any amount payable by the Trust, in its capacity as holder of such Outside
     Serviced Trust Mortgage Loan, pursuant to the terms of the applicable
     Outside Servicing Agreement;

               (xix) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c) with respect to any
     Trust Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer;

               (xx) to withdraw any amounts deposited in error;

               (xxi) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from such Master Servicer's Collection Account;
     and

               (xxii) to clear and terminate such Master Servicer's Collection
     Account at the termination of this Agreement pursuant to Section 9.01.

          Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to clauses (ii)-(xix) and (xxi)
above and such records shall be sufficient to determine the amounts attributable to REMIC I.

          Each Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent, on each P&I Advance Date from its Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal Agent
therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent, received not later than 1:00 p.m. (New York City time) on the immediately preceding
Determination Date and describing the item and amount to which the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The
Master Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
REO Property, on a loan-by-loan and

                                     -138-

property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts for reimbursements of Advances or payments of interest thereon.

          In addition, but subject to the preceding provisions of this Section
3.05(a), if at any time (i) a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account pursuant to any of clauses (i) - (xxi) of the first paragraph of this Section 3.05 (a), (ii) the payment, reimbursement or remittance can be made from funds on deposit in such
Collection Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan, (iii) the amounts on deposit in such Collection Account that are available to make such payment, reimbursement or remittance are insufficient, (iv) such Master Servicer requests in writing another Master Servicer to make such payment, reimbursement or remittance and (v) the amounts on deposit in such other Master Servicer's
Collection Account are sufficient to make up any shortfall in the requesting
Master Servicer's Collection Account, then such other Master Servicer shall withdraw such funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefor from the requesting Master Servicer, which request shall be accompanied by (1) either (x) an Officer's Certificate from the requesting
Master Servicer stating that the requesting Master Servicer, the Special
Servicer, the Trustee, any Fiscal Agent or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) a copy of any Officer's Certificate or other information provided by the Special Servicer, the Certificate
Administrator or any Fiscal Agent or any comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) an
Officer's Certificate from the requesting Master Servicer stating that the requesting Master Servicer does not then have on deposit in its Collection
Account funds sufficient for such payment, reimbursement or remittance;
provided, however, that prior to determining whether there are sufficient funds available to make, and prior to making such requested payment, reimbursement or remittance to the requesting Master Servicer, such other Master Servicer shall be entitled to apply the amounts on deposit in its Collection Account to make any payment, remittance or reimbursement permitted to be made by such other
Master Servicer pursuant to clauses (ii)-(xxi) of the first paragraph of this
Section 3.05(a). A Master Servicer as to whom a request for payment, reimbursement or remittance is made as contemplated in this paragraph may, absent bad faith, conclusively rely on an Officer's Certificate from the requesting Master Servicer, the Special Servicer, the Trustee, the Certificate
Administrator or any Fiscal Agent.

          In connection with any payments required to be made to a Non-Trust
Loan Holder in accordance with Section 3.05(a)(xv), the applicable Master
Servicer may request a written statement from such Non-Trust Loan Holder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan
Combination Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that such Master Servicer may not condition payments required to be made to a Non-Trust Loan Holder in accordance with
Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Loan Combination Co-Lender Agreement); and provided, further, that to the extent

                                     -139-

such a written statement from a Non-Trust Loan Holder is received by such Master
Servicer, such Master Servicer may conclusively rely, absent manifest error, upon such statement as to the nature and amount of the item for which reimbursement is sought. In connection with any payments required to be made to an Outside Servicer or Outside Trustee in accordance with Section
3.05(a)(xviii), the applicable Master Servicer may request a written statement from a responsible officer of such Outside Servicer and/or Outside Trustee, as applicable, describing the nature and amount of the item for which such party is seeking reimbursement and setting forth the provision(s) of the related Outside
Servicing Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the applicable Master Servicer may not condition payments required to be made to such party in accordance with Section
3.05(a)(xviii) upon receipt of such a written statement (other than as permitted under the related Outside Servicing Agreement); and provided, further, that to the extent such a written statement from an Outside Servicer or Outside Trustee is received by the applicable Master Servicer, the applicable Master Servicer
(unless it also acting as such Outside Servicer or Outside Trustee, as the case may be) may conclusively rely, absent manifest error, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) The Certificate Administrator may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

               (i) to make deemed distributions to itself with respect to the
     REMIC I Regular Interests, and to make distributions to Certificateholders, on each Distribution Date, pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay itself, the Trustee and the Custodian, any of their directors, officers, employees and agents and any other appropriate Person, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (iii) to pay itself, the Trustee and the Custodian respective portions of the Trust Administration Fee as contemplated by Section 8.05(a)
     hereof with respect to the Mortgage Loans;

               (iv) to pay for the cost of the Opinions of Counsel sought by it
     (A) as provided in clause (iv) of the definition of "Disqualified
     Organization", (B) as contemplated by Section 3.20(b), 9.02(a) and
     10.01(g), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c)
     in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
     Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, any Master Servicer or
     the Special Servicer is liable therefor pursuant to Section 10.01(h);

               (vi) to pay to the applicable Master Servicer any amounts
     deposited by such Master Servicer in the Distribution Account that were not required to be deposited therein;

               (vii) to withdraw any Interest Reserve Amount and deposit such
     Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

                                     -140-

               (viii) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section
     3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) The Certificate Administrator shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to
Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

          (d) The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Additional Post-ARD Interest Account to the extent required to make the distributions of Additional Post-ARD Interest required by
Section 4.01(b).

          (e) A Master Servicer may, from time to time, make withdrawals from any Loan Combination Custodial Account that it maintains with respect to a
Serviced Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to a Non-Trust Loan Holder, on such earlier or later date as provided for in the related Loan Combination Co-Lender Agreement to the related Non-Trust Loan Holder(s) and to the Trust in accordance with the related Loan Combination Co-Lender Agreements, such remittances to the
     Trust to be made to such Master Servicer's Collection Account);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related
     Trust Mortgage Loan that is part of the related Serviced Loan Combination or any successor Trust REO Loan, any Fiscal Agent's, the Trustee's and such
     Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
     Fees) and principal (net of any related Workout Fee or Principal Recovery
     Fee) received in respect of the related Trust Mortgage Loan that is part of the related Serviced Loan Combination or any successor Trust REO Loan;
     provided, however, that if such P&I Advance becomes a Workout-Delayed
     Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (iii) to pay to itself and/or the holder of the Excess Servicing
     Strip earned and unpaid Master Servicing Fees (as allocable between such
     Master Servicer and such holder (if different from such Master Servicer))
     in respect of the related Loan Combination (including,

                                     -141-

     without limitation, any successor REO Loans comprising such), such Master
     Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor
     REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments,
     Liquidation Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) [RESERVED];

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Principal Recovery Fees in respect of the related Serviced Loan
     Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Co-Lender
     Agreement;

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (with reimbursements to the Special
     Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related
     Serviced Loan Combination or any related Loan Combination REO Property, any
     Fiscal Agent's, the Trustee's, the Special Servicer's and such Master
     Servicer's respective rights to reimbursement pursuant to this clause (vi)
     with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor (including any cure payments made by a
     Non-Trust Loan Holder) that are allocable to such Servicing Advance, or to
     Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Serviced Loan Combination or any related
     Loan Combination REO Property; provided, however, that if such Servicing
     Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing
     Advance shall thereafter be reimbursed in the manner contemplated in
     Section 3.05(a)(vii);

               (vii) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (except that reimbursements to the
     Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Serviced Loan Combination or any related Loan Combination REO
     Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on such Serviced Loan Combination or any related Loan Combination REO
     Property; provided that if REO Revenues, Liquidation Proceeds and Insurance
     Proceeds received on the related Serviced Loan Combination or any related
     Loan Combination REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (viii) at such time as it reimburses any Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
     3.03(d) or 4.03(d), as applicable; such Master Servicer's, Special
     Servicer's, Trustee's and/or Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Serviced Loan Combination, during the Collection Period in which

                                     -142-

     such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Serviced Loan Combination and any related Loan
     Combination REO Property on deposit in such Loan Combination Custodial
     Account, and (C) if general collections on the related Serviced Loan
     Combination and any related Loan Combination REO Property on deposit in such Loan Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in
     Section 3.05(a)(vii);

               (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section
     3.12(a), to the extent such costs and expenses relate to the related Loan
     Combination Mortgaged Property;

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment
     Earnings with respect to such Loan Combination Custodial Account for any
     Investment Period; and (2) any Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Serviced Loan
     Combination (after deduction of the amounts required to be deposited by such Master Servicer in its Collection Account for the related Distribution
     Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls, Casualty/Condemnation Interest Shortfalls and Delayed Principal
     Payment Interest Shortfalls); and (B) to pay itself and the Special
     Servicer, as additional servicing compensation in accordance with Sections
     3.11(b) and 3.11(d), respectively, Default Charges with respect to such
     Serviced Loan Combination to the extent provided in clause seventh of
     Section 3.26(a);

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Serviced
     Loan Combination and/or the related Loan Combination Mortgaged Property;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, partners, members, managers, officers, employees or agents, as the case may be, any amounts payable to any such
     Person pursuant to Section 6.03, to the extent such amounts relate to such
     Serviced Loan Combination and/or the related Loan Combination Mortgaged
     Property;

               (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and (C)
     the cost of recording the related Loan Combination Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such
     Serviced Loan Combination and/or the related Loan Combination Mortgaged
     Property;

                                     -143-

               (xiv) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Plurality Subordinate Certificateholder or any other
     Person, as the case may be, with respect to the related Trust Mortgage Loan in such Serviced Loan Combination, if previously purchased by such Person pursuant to this Agreement and/or a related Loan Combination Co-Lender
     Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) [RESERVED];

               (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Serviced Loan Combination and/or the related Loan
     Combination Mortgaged Property;

               (xvii) to withdraw any amounts deposited in error;

               (xviii) to withdraw any other amounts that this Agreement
     expressly provides may be withdrawn from such Loan Combination Custodial
     Account; and

               (xix) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

          The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

          The applicable Master Servicer shall, on or before 3:00 p.m. (New York
City time) on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Co-Lender Agreement with respect to remittances to be made to a Non-Trust Loan Holder, such other date and/or time), remit to the Trust and the related Non-Trust Loan Holder(s), such amounts as are distributable in respect of each Mortgage Loan that is part of a Serviced Loan Combination (or any successor REO Loan with respect thereto)
pursuant to the corresponding Loan Combination Co-Lender Agreement, such remittances to the Trust to be made to its Collection Account and such remittances to the related Non-Trust Loan Holder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Loan Holder(s) pursuant to the related Loan Combination Co-Lender Agreements.

          The applicable Master Servicer shall pay to the Special Servicer, the
Trustee or any Fiscal Agent on each P&I Advance Date from any Loan Combination
Custodial Account amounts permitted to be paid to the Special Servicer, the
Trustee or any Fiscal Agent therefrom based on a certificate of a Servicing
Officer of the Special Servicer or of a Responsible Officer of the Trustee or
any Fiscal Agent received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.
The Special Servicer shall keep and maintain separate accounting for each
Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any

                                     -144-

request for withdrawal from a Loan Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and any
Fiscal Agent shall similarly keep and maintain separate accounting for each
Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial
Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Co-Lender Agreement, the applicable Master Servicer shall, consistent with the Servicing Standard, seek payment from the related
Subordinate Non-Trust Loan Holder to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Serviced Loan Combination or any related REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such
Subordinate Non-Trust Loan Holder.

          (f) In addition, the Certificate Administrator may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Post-ARD
Interest Account and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve
Account, the Additional Post-ARD Interest Account and the Interest Reserve
Account, respectively, as provided in Section 3.06(b), but in each case only to the extent of the Net Investment Earnings with respect to the Gain-on-Sale
Reserve Account, the Additional Post-ARD Interest Account and the Interest
Reserve Account, respectively, for any Investment Period.

                                     -145-

          SECTION 3.06 Investment of Funds in the Servicing Accounts, the
                       Reserve Accounts, the Collection Accounts, the
                       Distribution Account, the Loan Combination Custodial
                       Accounts, the Additional Post-ARD Interest Account, the
                       Gain-on-Sale Reserve Account and the REO Accounts.

          (a) Each Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, a Collection
Account or a Loan Combination Custodial Account (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Certificate
Administrator may direct in writing any depository institution maintaining the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Post-ARD
Interest Account and the Interest Reserve Account (each also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an
Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicers (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Collection Accounts or the
Loan Combination Custodial Accounts), the Special Servicer (with respect to
Permitted Investments of amounts in the REO Accounts), and the Certificate
Administrator (with respect to Permitted Investments of amounts in the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Post-ARD
Interest Account and the Interest Reserve Account) on behalf of the Trustee shall (and the Trustee hereby designates each Master Servicer, the Special
Servicer and the Certificate Administrator, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either
(i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such
Permitted Investment by any Master Servicer, the Special Servicer or the
Certificate Administrator shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicers (in the case of the
Collection Accounts, the Loan Combination Custodial Accounts, the Servicing
Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO
Accounts) or the Certificate Administrator (in the case of the Distribution
Account, the Gain-on-Sale Reserve Account, the Additional Post-ARD Interest
Account and the Interest Reserve Account), shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
     Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, that such Permitted
     Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                                     -146-

          (b) Whether or not the applicable Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, its
Collection Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special
Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate
Administrator directs the investment of funds in the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Post-ARD Interest Account and/or
the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the
Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the applicable Master Servicer (in the case of the Servicing Accounts, the Reserve
Accounts, its Collection Account and the Loan Combination Custodial Accounts,
excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the
Certificate Administrator (in the case of the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Post-ARD Interest Account and the
Interest Reserve Account), shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period (except, in the case of any such loss with respect to a Servicing Account or Reserve Account, to the extent the loss amounts represent amounts that were invested for the benefit of, and payable to, a Mortgagor under the terms of a Mortgage Loan or applicable law and there is no liability on the part of the party maintaining the subject account to such
Mortgagor for such loss). Notwithstanding any of the foregoing, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an
Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible
Account" at the time such deposit was made and also as of a date not earlier than 30 days prior to the insolvency and so long as such party is not itself the insolvent federal or state chartered depository institution or trust company or an affiliate thereof.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Special Servicer or the applicable Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may and, subject to Section 8.02, upon the request of
Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                                     -147-

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions
                       and Fidelity Coverage.

          (a) The Master Servicers, with respect to each of the Serviced
Mortgage Loans, including Specially Serviced Mortgage Loans, and the Special
Servicer, with respect to Administered REO Properties, shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each
Mortgaged Property all insurance coverage as is required under the related
Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the
Master Servicers shall exercise such discretion in a manner consistent with the
Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the applicable
Master Servicer shall use reasonable efforts (but shall not be required to institute any enforcement proceeding) to cause the related Mortgagor to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicers shall be from Qualified Insurers. The cost of any such insurance coverage obtained by any Master Servicer or the
Special Servicer shall be a Servicing Advance to be paid by the applicable
Master Servicer pursuant to Section 3.03. If not required under the terms of the
Mortgage or the Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Serviced Mortgaged Properties at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the
Special Servicer shall also cause to be maintained for each Administered REO
Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by any Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard"
mortgagee clause, with loss payable to (or, in the case of liability insurance, naming as an additional insured) the Trustee or the applicable Master Servicer on behalf of the Trustee (and, in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer
(in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party or with respect to non-payment shall be non-cancelable without the insurer providing 10 days' prior notice; (iv) in the case of a hazard insurance policy shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a
Serviced Mortgaged Property or Administered REO Property, as applicable, or (y)
the outstanding principal balance owing on the related Serviced Mortgage Loan or
Serviced REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents);
(vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan documents; (vii)
to the extent that the Mortgage or other Mortgage Loan

                                     -148-

documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an
Acceptable Insurance Default (upon which determination the applicable Master
Servicer may conclusively rely); and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.
Notwithstanding the foregoing, the Master Servicers and the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain: (i) any insurance coverage required of the Mortgagor under the related Mortgage if (A) such insurance is not available at any rate, (B)
such insurance is not available from a Qualified Insurer (provided that any
Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates), (C) subject to the prior approval of the
Controlling Class Representative (which approval shall be deemed granted if not denied within 10 Business Days after its receipt of the applicable Master
Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the applicable Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates), or (D) the
Trustee does not have an insurable interest in the related Mortgaged Property or
Administered REO Property; or (ii) any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of origination of the related Mortgage Loan or on the Closing Date pursuant to the terms of the related Mortgage Loan documents and is available at commercially reasonable rates, which determination shall be subject to the approval of the Controlling Class Representative (which approval shall be deemed granted if not denied within 10 Business Days after its receipt of the applicable Master Servicer's or the Special Servicer's request for such approval and all reasonably requested information). In determining whether any insurance coverage is available or is available at reasonable rates, the applicable Master
Servicer shall be entitled to rely, at its own expense, on insurance consultants in making such determination and such determinations by the applicable Master
Servicer must be made not less frequently (but need not be made more frequently)
than annually (or such other lesser period as may be required by the Servicing
Standard) but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage. Any amounts collected by any Master Servicer or the
Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Serviced Mortgaged Property or
Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Master
Servicer's Collection Account, subject to withdrawal pursuant to Section
3.05(a), in the case of amounts received in respect of a Serviced Mortgage Loan
(other than a Serviced Loan Combination), or in the related Loan Combination
Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Serviced Loan Combination, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by any Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Serviced Mortgage Loan so permit.

                                     -149-

          Notwithstanding the foregoing, with respect to the Serviced Mortgage
Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y)
contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Serviced
Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged
Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional
Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by such Master Servicer pursuant to clause (B) above. If the Special
Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained subject to and in accordance with the requirements set forth in the prior paragraph. Furthermore, the Special Servicer shall inform the Rating
Agencies as to such conclusions for those Serviced Mortgage Loans that (i) have one of the 10 highest outstanding Stated Principal Balances of all of the
Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund (and, if a Serviced Loan Combination satisfies clause (i) and/or clause (ii), the Special Servicer shall also inform the related Non-Trust Loan
Holder(s) as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to the Mortgagor's failure to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

          (b) If any Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans and/or Serviced REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Serviced Mortgaged Properties and/or Administered REO Properties. In the event that the Special Servicer causes any Administered REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such Administered REO Property
(other than any minimum or standby premium payable for such policy whether or not any Administered REO Property is covered thereby) shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 3.03. Such blanket policy or master force-placed policy may contain a deductible clause
(not in excess of a customary amount), in which case the applicable Master
Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Serviced Mortgaged Property or Administered REO
Property a hazard insurance policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into its Collection Account (or, in the case of a Loan Combination Mortgaged Property or any Loan Combination REO
Property, into the related Loan Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage
Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a

                                     -150-

deductible for an individual policy that is consistent with the Servicing
Standard). The applicable Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the
Certificateholders (and, in the case of a Serviced Loan Combination, the related
Non-Trust Loan Holder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be commercially reasonable in the mortgage servicing industry and in an amount not less than $10,000,000. Each of the Master Servicers and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject Master
Servicer or the Special Servicer, as the case may be.

          Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or Administered REO Properties exist as part of the
Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be commercially reasonable in the mortgage servicing industry and in an amount not less than $10,000,000. Each of the Master
Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days' written notice to the Trustee prior to cancellation. Each Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section
3.07(c).

          For so long as the long-term debt obligations of any Master Servicer or the Special Servicer (or in the case of each initial Master Servicer and the
Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating
Agencies), such Person may self-insure with respect to the risks described in this Section 3.07(c).

          (d) Within 90 days of the Closing Date, with respect to each of the
Serviced Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders (and in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)), to be an insured (and for such Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)), to make claims) under such environmental insurance policy. In the event that the applicable Master Servicer, in the case of a non-Specially Serviced Mortgage
Loan, or the Special Servicer in the case of a Specially Serviced Mortgage Loan, has actual knowledge of any event (an "Insured Environmental Event") giving rise to a

                                     -151-

claim under any environmental insurance policy in respect of any Serviced
Mortgage Loan covered thereby, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Serviced Loan
Combination, the related Non-Trust Loan Holder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Serviced Mortgage
Loans, the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the
Certificateholders (and in the case of a Serviced Loan Combination, the related
Non-Trust Loan Holder(s)) in the event such Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five (5) Business
Days after receipt of such notice, notify the Special Servicer, the Controlling
Class Representative, the Rating Agencies, the Trustee and, in the case of a
Serviced Loan Combination, the related Non-Trust Loan Holder(s) of such termination in writing. Upon receipt of such notice, the applicable Master
Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special
Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related
Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

          SECTION 3.08 Enforcement of Alienation Clauses.

          (a) The Master Servicers (with respect to Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance"
clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related
Mortgaged Property and on transfers of interests in the related Mortgagor, unless the applicable Master Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 3.28 ,
Section 3.30 and Section 6.11, if applicable, and the provisions regarding consultation and consent set forth in the related Loan Combination Co-Lender
Agreement; provided that:

                                     -152-

               (i) subject to the related Mortgage Loan documents and applicable law, none of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Serviced
     Trust Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating
     Agency that such action would not result in an Adverse Rating Event;

               (ii) subject to the related Mortgage Loan documents and
     applicable law, none of the Master Servicers shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Serviced Trust Mortgage
     Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special
     Servicer (the giving of which consent shall be subject to the Servicing
     Standard and Section 3.28, Section 3.30 and Section 6.11, and which consent shall be deemed given if not denied in writing within 10 Business Days (or, if (x) the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days (which 15 Business Days shall be subject to the limitation to five (5) Business Days specified in the proviso at the end of the first paragraph of Section 6.11): or (y) any Loan Combination
     Controlling Party or any mezzanine loan holder is entitled to object, the later of 10 Business Days or five (5) Business Days after the date such
     Loan Combination Controlling Party's or mezzanine loan holder's consent is given or deemed given) after receipt by the Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
     Controlling Class Representative); provided that, with respect to a waiver of a due-on-sale provision, in the event that such Serviced Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the applicable Master Servicer or the Special Servicer, subject to Section 3.28, Section 3.30 and Section
     6.11, may waive such requirement without Rating Agency approval in accordance with the Servicing Standard; and further provided that, if the affected Serviced Trust Mortgage Loan is a Significant Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, none of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event

               (iii) subject to the related Mortgage Loan documents and
     applicable law, none of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or
     "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Serviced Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust
     (it being understood and agreed that, except as expressly provided herein, none of the Master Servicers nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

                                     -153-

               (iv) none of the Master Servicers nor the Special Servicer shall
     (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Serviced Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Serviced Mortgaged
     Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the
     Controlling Class Representative or any applicable Loan Combination
     Controlling Party, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if (x) the Controlling Class
     Representative is entitled to object pursuant to Section 6.11, 15 Business
     Days, which 15 Business Days shall include the five (5) Business Days specified in the proviso at the end of the first paragraph of Section 6.11 or (y) any Loan Combination Controlling Party or any mezzanine loan holder is entitled to object, the later of 10 Business Days or five (5) Business
     Days after the date such Loan Combination Controlling Party's or mezzanine loan holder's consent is given or deemed given) of receipt by the
     Controlling Class Representative or any applicable Loan Combination
     Controlling Party of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15 Business Days) of receipt of written notice).

          If, in connection with an assumption of any Serviced Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer or the Special Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by such Master Servicer or the Special Servicer to the applicable Mortgage Loan Seller.

          In the case of any Serviced Mortgage Loan, the applicable Master
Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

          In connection with any permitted assumption of any Serviced Mortgage
Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer, with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans, or the Special Servicer, with respect to the
Specially Serviced Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

          If the applicable Master Servicer or the Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Serviced Trust Mortgage Loan of mezzanine financing or the incurrence by a Mortgagor of subordinate debt and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall require the related mezzanine or subordinate lender to agree to pay a Principal Recovery Fee in connection with any purchase right that arises upon a loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

                                     -154-

          (b) Notwithstanding any other provisions of this Section 3.08, the applicable Master Servicer with respect to Serviced Mortgage Loans that are not
Specially Serviced Mortgage Loans (without the Special Servicer's or the
Controlling Class Representative's consent (and with respect to a Loan
Combination, subject to delivering prior notice to the related Non-Trust
Noteholder(s)) or the Special Servicer with respect to the Specially Serviced
Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as otherwise provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Serviced Mortgage Loan to such easement, right-of-way or other similar agreement provided the applicable Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the
Serviced Mortgage Loan, or materially and adversely affect the value of such
Mortgaged Property, or cause the Serviced Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

          (c) Notwithstanding anything herein to the contrary, the applicable
Master Servicer shall approve and close, without the consent of the Special
Servicer, the Controlling Class Representative or any Rating Agency, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related Mortgage Loan documents for any Serviced Mortgage Loan that is not a Specially Serviced
Mortgage Loan. Upon completion of any such initial transfer, the applicable
Master Servicer shall promptly provide notice by electronic mail thereof to the
Special Servicer, which notice shall also (i) advise the Special Servicer as to the total number of transfers with respect to such Serviced Mortgage Loan that such Master Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related loan documents, and (ii) advise the Special Servicer of when, with respect to any such Serviced Mortgage Loan, such tenant-in-common syndication is complete. Any request for a modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers, increase in the permitted number of tenant-in-common interests under the initial syndication, or any other waiver or modification of terms required for such a syndication or transfer shall be forwarded by the applicable Master Servicer to the Special Servicer for its consent together with such Master Servicer's recommendation, analysis and any other supporting material in such Master Servicer's possession that the Special
Servicer may reasonably request to grant or withhold such consent. If the
Special Servicer has not expressly withheld its consent within 10 Business Days after the Special Servicer's receipt from the applicable Master Servicer of its request, recommendation and analysis and any other supporting material that the
Special Servicer may have reasonably requested, such consent shall be deemed to have been granted. The applicable Master Servicer shall promptly notify the
Controlling Class Representative or the Loan Combination Controlling Party, as
applicable, of any such modification or extension.

          SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required
                       Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 3.28, Section 3.30 and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu

                                     -155-

of foreclosure, or otherwise acquire title to the corresponding Mortgaged
Property by operation of law or otherwise in relation to such of the Serviced
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Loan Holder(s)), to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master
Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a
Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a
Serviced Loan Combination, at the expense of the related Non-Trust Loan
Holder(s)), have an appraisal performed (upon which such Person shall be entitled to rely) with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to use commercially reasonable efforts to obtain a
Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Serviced Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal
Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property in which case such appraisal may be a letter update of the Required
Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Serviced Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Serviced Mortgage Loan remains a Required Appraisal Mortgage Loan. Upon a Trust Mortgage Loan that is a part of a Serviced Loan Combination becoming a Required Appraisal Mortgage Loan, the Special Servicer shall notify each related Non-Trust Holder to such effect.
Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may,

                                     -156-

but shall not be required to, reduce the Appraised Value of the related
Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special
Servicer, consistent with the Servicing Standard, deems appropriate. The Special
Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the applicable Master Servicer, the Controlling Class
Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation).
Subject to the second paragraph of Section 3.03(c), the applicable Master
Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to such Master Servicer as a
Servicing Advance out of its Collection Account pursuant to Section 3.05(a)(vi)
and 3.05(a)(vii) or, in the case of a Serviced Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)(vi) and
3.05(e)(vii).

          (b) Notwithstanding any other provision of this Agreement, no Serviced
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Loan Holder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special
Servicer (exercised in accordance with the Servicing Standard), (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged
Property that is not treated as "foreclosure property" and that is held by REMIC
I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i)
and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust
Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Serviced Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Loan Holder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which may be withdrawn from the applicable Master
     Servicer's Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) None of the Master Servicers (in such capacity) shall obtain title to a Mortgaged Property. Notwithstanding the foregoing provisions of this
Section 3.09, the Special Servicer shall not, on behalf of the Trust Fund (and, in the case of a Serviced Loan Combination, on behalf of the related Non-Trust
Loan Holder(s)), obtain title to a Serviced Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Serviced Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (and, in the case of a Loan
Combination Mortgaged Property, on behalf of the related Non-Trust Loan
Holder(s)), could, in the reasonable judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Serviced Mortgaged Property within the meaning of CERCLA or any comparable law
(a

                                     -157-

"potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee
(and, in the case of a Loan Combination Mortgaged Property, the related
Non-Trust Loan Holder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Serviced Mortgaged Property performed by an
Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the
Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of a Loan Combination Mortgaged Property, to the related
Non-Trust Loan Holder(s)), that:

               (i) the Serviced Mortgaged Property is in compliance with
     applicable environmental laws and regulations or, if not, that it would
     (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related
     Non-Trust Loan Holder(s)), as a collective whole, on a present value basis
     (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan Combination
     Mortgaged Property, on behalf of the related Non-Trust Loan Holder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Serviced Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Serviced Mortgaged Property relating to the use, management or disposal of
     Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the
     Certificateholders (and, in the case of a Loan Combination Mortgaged
     Property, on behalf of the related Non-Trust Loan Holder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders
     (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Loan Holder(s)) to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Serviced Mortgaged
     Property and to take such actions with respect to the affected Serviced
     Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the applicable
Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged

                                     -158-

Property, to the extent the funds in the related Loan Combination Custodial
Account are insufficient, shall be advanced by the applicable Master Servicer, subject to Section 3.03(c)).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Serviced Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Serviced Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the
Trust (and, if a Serviced Loan Combination is involved, the related Non-Trust
Loan Holder(s)), if and as applicable, release all or a portion of such Serviced
Mortgaged Property from the lien of the related Mortgage; provided that, if such
Serviced Mortgage Loan (or such Serviced Loan Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating
Agencies, the Trustee, the Controlling Class Representative, the applicable
Master Servicer and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Loan Holder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and
(ii) the Trustee shall have notified the Certificateholders in writing of the
Special Servicer's intention to so release all or a portion of such Mortgaged
Property.

          (e) The Special Servicer shall report to the applicable Master
Servicer, the Controlling Class Representative, the Trustee and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Loan Holder(s)
monthly in writing as to any actions taken by the Special Servicer with respect to any Serviced Mortgaged Property that represents security for a Defaulted
Mortgage Loan as to which the environmental testing contemplated in Section
3.09(c) above has revealed that any of the conditions set forth in clauses (i)
and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Serviced Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicers, all information required to be reported and the Master Servicers shall promptly prepare and file with the Internal
Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage Loan or Serviced Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Each Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced
Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

                                     -159-

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Mortgage Loan or Administered REO Property and the basis thereof. Each
Final Recovery Determination shall be evidenced by an Officer's Certificate
(together with the basis and back-up documentation for the determination)
delivered to the Trustee, the Controlling Class Representative, the applicable
Master Servicer and, in the case of any Serviced Loan Combination or any Loan
Combination REO Property, the related Non-Trust Loan Holder(s) no later than the third Business Day following such Final Recovery Determination.

          (i) Upon reasonable request of any Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

          SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
                       Files.

          (a) Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master
Servicer shall promptly notify the Trustee and Custodian in writing, by delivery thereto (with a copy to the Special Servicer) of a certification of a Servicing
Officer (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by a copy of the proposed release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account pursuant to Section 3.04(a) have been or will be so deposited and shall request delivery to it of the related Mortgage File). Upon receipt of such certification and request, the Custodian shall release the related Mortgage File to the applicable Master Servicer, and the Trustee shall deliver to such Master
Servicer such release or discharge, duly executed. If the related Mortgage has been recorded in the name of MERS or its designee, the applicable Master
Servicer or a Sub-Servicer at its direction, if registered with MERS, and if such Master Servicer or such Sub-Servicer is not so registered, the Trustee, shall take all necessary action to reflect the release of such Mortgage on the
MERS(R) System. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable
Master Servicer's Collection Account or the Distribution Account.

          Upon the payment in full of any Non-Trust Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the related Non-Trust Loan Holder in writing by delivery thereto
(with a copy to the Special Servicer of a certification of a Servicing Officer
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by a copy of the proposed release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to Section 3.04(h) have been or will be so deposited and shall request delivery to it of the original related Mortgage Note). No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Loan Combination Custodial Account, the applicable
Master Servicer's Collection Account or the Distribution Account.

                                     -160-

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, any Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Custodian, upon request of the applicable Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a
Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release such Mortgage File (or portion thereof) (and, in the case of a Serviced Non-Trust Loan, the applicable Master Servicer shall request the related Non-Trust Loan Holder to release the Mortgage Note for such
Serviced Non-Trust Loan) to such Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the
Custodian, or the delivery to the Trustee and the Custodian of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable
Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the applicable
Master Servicer or the Special Servicer, as the case may be.

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a
Serviced Loan Combination, the related Non-Trust Loan Holder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to
Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents determined and stated by the
Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Serviced Mortgaged Property or Administered REO Property or to
any legal action brought to obtain judgment against any Mortgagor on the related
Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special Servicer's reasonable judgment is required to be executed in connection with the servicing of any Serviced
Mortgage Loan or Administered REO Property, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, any Master Servicer, the Special Servicer or, if applicable, the related Non-Trust Loan Holder. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee (and, if applicable, the related
Non-Trust Loan Holder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Non-Trust
Loan Holder(s)) will not invalidate or otherwise affect the lien of the
Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.11 Servicing Compensation.

          (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO
Loan master serviced by it. As to each such

                                     -161-

Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related
Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such
REO Loan is computed and calculated on the same interest accrual basis as that
Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or any REO
Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.
Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO
Revenues allocable as interest on each REO Loan. Each Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation
Proceeds allocable as recoveries of interest, to the extent permitted by Section
3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust
Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of any Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of a Master Servicer's right to receive the
Excess Servicing Strip.

          Notwithstanding anything herein to the contrary, any of Bank of
America (in its capacity as Master Servicer No. 1), Midland or Wachovia (and its
successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire portion of the Mortgage Pool serviced by it but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified
Institutional Buyer or Institutional Accredited Investor (other than a Plan);
and provided, further, that no transfer, sale, pledge or other assignment of the
Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and
provided, further, that in the event of any resignation or termination of Bank of America, Midland or Wachovia in its capacity as a Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more
Mortgage Loans and REO Loans that were serviced by the resigned or terminated
Master Servicer to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer
(which successor may include the Trustee) that meets the requirements of Section
6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees) that accrues at a per annum rate in excess of the sum of (i) 0.005% (one-half of one basis point) per annum; and (ii) with respect to any Serviced Mortgage Loan or Serviced REO Loan that is not primary serviced by Bank of America, Midland or Wachovia, as the case may be, the primary servicing fee rate, if any, for such Mortgage Loan or
REO Loan. Bank of America, Midland or Wachovia, as the case may be, and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and each of Bank of
America, Midland and Wachovia hereby agrees, and each such holder of the Excess
Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the
Depositor, the Underwriters, the Trustee, the Certificate Administrator, any
Fiscal Agent, the other Master Servicers, the Certificate Registrar and the
Special

                                     -162-

Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master
Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of such Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate
pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder;
provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the
Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such
Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as Master Servicer No. 1, Master Servicer No. 2 or Master Servicer
No. 3, as the case may be, shall pay, out of each amount paid to such Master
Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one (1) Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of the
Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The applicable Master
Servicer shall pay the Excess Servicing Strip to the holder of the Excess
Servicing Strip (i.e., Bank of America, Midland or Wachovia, as the case may be, or any such third party) at such time and to the extent such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Bank of America, Midland or
Wachovia, as the case may be, hereunder (subject to reduction as provided above and in the next paragraph).

          In the event that Bank of America, Midland or Wachovia, as the case may be, is terminated or resigns as a Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement
Master Servicer for assuming the duties of Bank of America, Midland or Wachovia, as the case may be, under this Agreement.

                                     -163-

          (b) Additional master servicing compensation in the form of:

               (i) any and all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26(a);

               (ii) 50% of any and all assumption application fees, assumption fees, modification fees, substitution fees, extension fees, consent fees, release fees, waiver fees, earn out fees, processing fees and all other fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, that, if a separate assumption application fee and a separate assumption fee are paid by the related Mortgagor, the applicable Master Servicer shall be entitled to receive 100% of such assumption application fee and, in the case of the other fees referred to above, if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the related underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees;

               (iii) any and all charges for beneficiary statements or demands, fees paid in connection with defeasance, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a
     Specially Serviced Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

               (iv) any and all Prepayment Interest Excesses collected with respect to a Trust Mortgage Loan, including a Specially Serviced Mortgage
     Loan (after deduction of the amounts required to be deposited by the applicable Master Servicer in its Collection Account for the related
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls, Casualty/Condemnation Interest Shortfalls and Delayed
     Principal Payment Interest Shortfalls);

               (v) any and all interest or other income earned on deposits in the Investment Accounts maintained by any Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such
     Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

               (vi) other customary charges;

may be retained by the Master Servicers (subject to Section 3.11(e) and are not required to be deposited in their respective Collection Accounts; provided that any Master Servicer's right to receive Default Charges pursuant to clause (i)
above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund
Expenses and property inspection costs in respect of the related Mortgage Loan or REO Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the applicable Master Servicer.

                                     -164-

          Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of its Collection Account or, with respect to a
Serviced Loan Combination, out of the related Loan Combination Custodial
Account, and the Master Servicers shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each Serviced REO Loan. As to each
Specially Serviced Mortgage Loan and Serviced REO Loan, the Special Servicing
Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially
Serviced Mortgage Loan or deemed to be due on such Serviced REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Serviced Mortgage Loan or Serviced REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of
30 days). The Special Servicing Fee with respect to any Specially Serviced
Mortgage Loan or Serviced REO Loan shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage
Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid
Special Servicing Fees shall be payable monthly out of related Liquidation
Proceeds and then general collections on the Mortgage Loans and any REO
Properties on deposit in the Collection Accounts pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Post-ARD Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected
Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new
Workout Fee would become payable if and when such Mortgage Loan again became a
Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected
Mortgage Loan at the time of its termination or resignation or if the Special
Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of
the time the Special Servicer is terminated or resigns become a Corrected
Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special
Servicer will not be entitled to any portion of those Workout Fees.

          In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute

                                     -165-

Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related Mortgagor, and the Special Servicer shall also be entitled to the Principal Recovery Fee with respect to any Specially
Serviced Mortgage Loan or Administered REO Property as to which it receives any
Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional Post-ARD Interest and Penalty
Interest) and expenses in accordance with Section 3.02(b) or the definition of
"REO Loan", as applicable; and as to each such Specially Serviced Mortgage Loan and Serviced REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to, the related payment or proceeds. Notwithstanding the foregoing, no Principal
Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: (i) the repurchase or substitution of any Mortgage Loan or REO
Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan
Purchase Agreement due to a Breach or a Document Defect (A) within the time period (or extension thereof) provided for such repurchase or substitution or
(B) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect, within such further period that will not end beyond the date that is 120 days following the end of the initial time period (which is 90 days) provided for such repurchase or replacement; (ii) the purchase of any Trust Mortgage Loan or related Administered REO Property by the
Plurality Subordinate Certificateholder, the Special Servicer or any Person
(except an assignee meeting the requirements of Section 3.18(c)) pursuant to
Section 3.18, by the related Non-Trust Loan Holder pursuant to the related Loan
Combination Co-Lender Agreement unless the purchase price with respect thereto includes the Principal Recovery Fee or such purchase occurs after the expiration of 90 days from the date the subject Trust Mortgage Loan has become a Specially
Serviced Mortgage Loan, or by any Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder pursuant to Section 9.01; (iii) the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery Fee or such purchase occurs after the expiration of 90 days from the date the subject Trust Mortgage has become a Specially
Serviced Mortgage Loan; (iv) the removal of any Mortgage Loan or REO Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; or (v) the application of Reserve Collateral.
Furthermore no Principal Recovery Fee shall, with respect to any Serviced
Mortgage Loan, be payable (i) in connection with a Periodic Payment received in connection with such Serviced Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance
Proceeds. With respect to any future mezzanine debt, to the extent not prohibited by the related loan documents, the applicable Master Servicer or
Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that, if a purchase option is provided to the holder of the future mezzanine debt, then in the event of a purchase of the related Trust Mortgage Loan by the related mezzanine lender on a date that is more than 90 days following the date that the related Trust Mortgage Loan becomes a Specially Serviced Mortgage Loan, such mezzanine lender shall be required to pay a Principal Recovery Fee equal to the amount that the Special
Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan, which Principal Recovery Fee shall be the obligation of the related mezzanine lender and shall not, under any circumstance, be payable out of the Trust.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Serviced Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be

                                     -166-

paid from the collections received on such Serviced Loan Combination on deposit in the related Loan Combination Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Co-Lender Agreement, pursuant to Section 3.05(e). Insofar as any Special Servicing Fee, Workout Fee
and/or Principal Recovery Fee is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          The Special Servicer shall not be entitled to any Special Servicing
Fees, Workout Fees or Principal Recovery Fees with respect to the Outside
Serviced Trust Mortgage Loans or any related REO Property.

          (d) Additional servicing compensation in the form of: (i) all Default
Charges (or portion thereof that is comprised of late payment charges) collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26(a); (ii) one hundred percent (100%) of all assumption application fees, assumption fees, substitution fees, modification fees, extension fees, consent fees, release fees, waiver fees, earnout fees, processing fees and all other similar fees collected with respect to Specially
Serviced Mortgage Loans; and (iii) subject to Section 3.11(b)(ii), 50% of all assumption application fees, assumption fees, substitution fees, modification fees, extension fees, consent fees, release fees, waiver fees, earn out fees, processing fees and all other similar fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a Serviced Mortgage
Loan for which Special Servicer consent is required, shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the applicable
Master Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the applicable Collection Account or any Loan Combination Custodial
Account, as the case may be; provided that the Special Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections
3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. The
Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO
Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The
Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of either Collection Account, the Loan Combination Custodial Accounts or the REO
Accounts, as the case may be.

          (e) If any Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Serviced Mortgage Loan, then (notwithstanding anything herein to the contrary) such Master Servicer or the Special Servicer, as applicable, will apply

                                     -167-

that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any
Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and such Master Servicer or the Special
Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to such Master Servicer or the Special Servicer in accordance with this Section 3.11. None of the Master Servicers nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

          SECTION 3.12 Property Inspections; Collection of Financial Statements;
                       Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Serviced Mortgaged Property as soon as practicable after a related Serviced Mortgage Loan becomes a Specially Serviced Mortgage
Loan, provided that such expense shall be reimbursable first out of Default
Charges otherwise payable to the Special Servicer and the Master Servicers, then as an Additional Trust Fund Expense (other than an expense allocable to a
Non-Trust Loan, which shall be reimbursable from the related Loan Combination
Custodial Account). In addition, after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Serviced Mortgage Loan remains a
Specially Serviced Mortgage Loan. Beginning in 2009, the applicable Master
Servicer for each Serviced Mortgage Loan other than a Specially Serviced
Mortgage Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Serviced Mortgaged Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer. The Special Servicer and each Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged
Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which such Master
Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material. Each Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the Controlling Class
Representative (and in the case of a Serviced Loan Combination, the related
Non-Trust Loan Holder(s)), and the Trustee shall obtain from the applicable
Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and Certificate
Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the applicable Master Servicer and deliver copies of any such inspection reports to Certificateholders and
Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Serviced
Mortgaged Property related to a loan that is not a Specially Serviced Mortgage
Loan, provided that the Special Servicer obtains the approval of the applicable
Master Servicer prior to such inspection, and provides a copy of such inspection to such Master Servicer; and provided, further, that such Master

                                     -168-

Servicer and the Special Servicer shall not both inspect a Serviced Mortgaged
Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master Servicer's inspection obligations pursuant to this paragraph (a).

          (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and Administered
REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Certificate Administrator. Without limiting the generality of the foregoing, not later than 12:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in July 2008, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master
Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to produce, the CMSA files and reports required to be delivered by such Master Servicer to the
Certificate Administrator as set forth below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

          (c) Each Master Servicer shall deliver to the Certificate
Administrator, no later than 2:00 p.m. New York City time on the second Business
Day prior to each Distribution Date beginning in July 2008, the CMSA Loan
Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period; provided that, in the case of a Late Due Date Trust
Mortgage Loan, an amended CMSA Loan Periodic Update File shall be delivered by the applicable Master Servicer to the Certificate Administrator by 5:00 p.m. New
York City time on the related P&I Advance Date in connection with the remittance to the Certificate Administrator of any Accelerated Principal Payment received by the applicable Master Servicer on or before 4:00 p.m. New York City time on such P&I Advance Date. Each CMSA Loan Periodic Update File prepared by the
Master Servicers shall be accompanied by a CMSA Advance Recovery Report. The preparation of each CMSA Advance Recovery Report shall constitute a responsibility of the Master Servicers and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicers shall not be required to deliver a CMSA Advance
Recovery Report (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable". The Master Servicers'
responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage
Loans and Administered REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the
Special Servicer to provide information required by it shall not relieve any
Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial
Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicers in July 2008 will be based solely upon information generated from actual collections received by the Master
Servicers and from information Mortgage Loan Sellers deliver or cause to be delivered to the Master Servicers (including but not limited to information prepared by third-party servicers of the subject Serviced Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m., New
York City time, on each P&I Advance Date beginning in September 2008, each
Master Servicer shall deliver or cause to be delivered to the Certificate
Administrator the following reports with respect to the Mortgage Loans (and, if

                                     -169-

applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report;
(ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan
Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical
Liquidation Loss Template; (v) a CMSA Appraisal Reduction Template; (vi) a CMSA
Servicer Realized Loss Template, (vii) a CMSA Total Loan Report, (viii) a CMSA
REO Status Report; (ix) a CMSA Servicer Watch List; (x) a CMSA Property File;
(xi) a CMSA Loan Setup File (but only if necessary to provide the Certificate
Administrator with new information with respect to a Trust Mortgage Loan); (xii)
a CMSA Financial File; and (xiii) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Certificate Administrator and the Master Servicers. Each Master Servicer shall make available promptly upon request of each other Master Servicer a report setting forth each Advance then outstanding by such Master Servicer. The applicable Master Servicer shall incorporate in the foregoing reports any information and reports received by it
(by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the Outside Servicing
Agreement, if such date is at least one (1) Business Day prior to the date when such Master Servicer's report is due under the provisions set forth above) from the applicable Outside Servicer with respect to an Outside Serviced Trust
Mortgage Loan.

          (d) The Special Servicer shall deliver to the Master Servicers the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicers shall deliver to the Certificate Administrator the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special
Servicer, each Master Servicer and the Certificate Administrator. Each Master
Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d) and, with respect to an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement.
The Certificate Administrator may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update Files to be provided by the Master Servicers pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicers to the Certificate Administrator pursuant to this Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d) or by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement, none of the Master Servicers shall have an obligation to provide such information to the Certificate Administrator until it has received such information from the Special Servicer or the applicable Outside Servicer, as applicable, and none of the Master Servicers shall be in default hereunder due to a delay in providing information required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement or the applicable Outside Servicer's failure to provide any information or report required to be provided to the holder of an
Outside Serviced Trust Mortgage Loan pursuant to related Outside Servicing
Agreement, but none of the Master Servicers shall be relieved of its obligation to timely provide such reports absent the information not provided by the
Special Servicer as required by this Section 3.12 or by the applicable Outside
Servicer.

          Commencing with respect to the fiscal quarter ending on September 30,
2008, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each non-Specially Serviced
Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls

                                     -170-

of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special
Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each Administered REO Property and shall collect all such items promptly following their preparation. The Special
Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the applicable Master Servicer within 30 days of its receipt thereof. Each Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the
Special Servicer (and so delivered) pursuant to the immediately preceding sentence, to the Controlling Class Representative (and in the case of a Serviced
Loan Combination, the related Non-Trust Loan Holder(s)) and the Certificate
Administrator in an imaged format.

          Each Master Servicer shall maintain a CMSA Operating Statement
Analysis Report with respect to each Serviced Mortgaged Property and
Administered REO Property related to each Serviced Mortgage Loan serviced thereby. Within 60 days after receipt by the applicable Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the applicable Master Servicer from the
Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an
Administered REO Property, of any annual operating statements and rent rolls with respect to any Serviced Mortgaged Property or Administered REO Property,
such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement
Analysis Report for the subject Serviced Mortgaged Property or Administered REO
Property. Each Master Servicer shall remit a copy of each CMSA Operating
Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Serviced
Loan Combination, the related Non-Trust Loan Holder(s)), the Certificate
Administrator and the Special Servicer. Within 60 days (or, in the case of items received from the Special Servicer or otherwise with respect to Specially
Serviced Mortgage Loans and Administered REO Properties, 30 days) after receipt by the applicable Master Servicer of any quarterly or annual operating statements with respect to any Serviced Mortgaged Property or Administered REO
Property, such Master Servicer shall prepare or update and forward to the
Certificate Administrator, the Special Servicer and the Controlling Class
Representative (and in the case of a Serviced Loan Combination, the related
Non-Trust Loan Holder(s)) a CMSA NOI Adjustment Worksheet using the same format as the CMSA Operating Statement Analysis Report for such Serviced Mortgaged
Property or Administered REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

          (e) Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall be made in electronic format, if any Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such
Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Certificate Administrator's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the
Certificate Administrator may request delivery

                                     -171-

in paper format of any statement, report or information required to be delivered to the Certificate Administrator.

          (f) Notwithstanding any other provision in this Agreement, the failure of any Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent such Master Servicer or the Special
Servicer so fails because such disclosure, in the reasonable belief of such
Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged
Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust, such Master Servicer or the Special Servicer. Any Master
Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing
Standard. Any Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

          (g) Each Master Servicer shall, contemporaneously with any related delivery to the Certificate Administrator or the Special Servicer, as
applicable, provide any reports that contain information regarding a Loan
Combination Mortgaged Property or financial information regarding the related
Mortgagor to the related Non-Trust Loan Holder(s).

          (h) For the purposes of the production by any Master Servicer or the
Special Servicer of any report that is required to state information with respect to any Serviced Mortgage Loan for any period prior to the related Due
Date in July 2008, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by such Master
Servicer, by the Special Servicer (if other than such Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by any Master Servicer (if other than such Special Servicer or an
Affiliate thereof). Absent manifest error of which it has actual knowledge, none of the Master Servicers nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgage Loan
Seller, any other party to this Agreement, a Mortgagor or another third party that is included in any reports, statements, materials or information prepared or provided by any such Master Servicer or the Special Servicer, as the case may
be. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this
Section. Neither the Certificate Administrator, nor the Master Servicers nor the
Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Certificate Administrator and each Master
Servicer.

          (i) The preparation and maintenance by each Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12 with respect to a Serviced Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

                                     -172-

          (j) Master Servicer No. 3 shall, upon the request of Dexia, deliver copies to Dexia (at Dexia's expense) of operating statements and financial statements relating to Dexia Trust Mortgage Loans.

          SECTION 3.13 Annual Statement as to Compliance.

          Each of the Certificate Administrator, the Master Servicers, the
Special Servicer shall itself deliver (or, in the case of the Certificate
Administrator, make available), and shall cause each Additional Item 1123
Servicer retained or engaged by it to deliver (but if the related Additional
Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master
Servicer's sole duty shall be to use reasonable efforts to cause such Designated
Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2009
(provided that if the Certificate Administrator (or, a similar party with respect to any Non-Trust Loan Securitization Trust identified to such delivering party) requires the following statement in connection with any filing with the
Commission, each of the Certificate Administrator, the Master Servicers, the
Special Servicer shall deliver, and shall cause each Additional Item 1123
Servicer retained or engaged by it to deliver (but if the related Additional
Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master
Servicer's sole duty shall be to use reasonable efforts to cause such Designated
Sub-Servicer to deliver), on or before March 15th of the subject year), to the
Depositor, the Certificate Administrator, each Serviced Non-Trust Loan Holder, the depositor for each Non-Trust Loan Securitization Trust identified to such party that includes a Serviced Non-Trust Loan and, in the case of the Special
Servicer or an Additional Item 1123 Servicer, to each Master Servicer, a statement of compliance (the "Annual Statement of Compliance") from the
Certificate Administrator, each Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the
Certificate Administrator, each Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing
Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Certificate Administrator, each Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an
Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

          In the event that any Master Servicer, the Special Servicer or the
Certificate Administrator is terminated or resigns pursuant to the terms of this
Agreement, such party shall provide, and each such party shall use its reasonable efforts to cause any Additional Item 1123 Servicer retained by it that resigns or is terminated under any applicable servicing agreement to provide, an Annual Statement of Compliance pursuant to this Section 3.13 with respect to the period of time that such Master Servicer, the Special Servicer or the Certificate Administrator was subject to this Agreement or the period of time that the Additional Item 1123 Servicer was subject to such other servicing agreement.

          In the event the Certificate Administrator or the Depositor does not receive the Annual Statement of Compliance with respect to any party hereto or, if the Certificate Administrator has been

                                     -173-

notified of the existence thereof, any Additional Item 1123 Servicer contemplated to deliver such report pursuant to the preceding paragraph, by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Certificate
Administrator shall, and the Depositor may, forward a Servicer Notice to such
Person (or, in the case of an Additional Item 1123 Servicer known to the
Certificate Administrator or the Depositor, as the case may be, to the party hereto that retained or engaged such Additional Item 1123 Servicer), with a copy of such Servicer Notice to the Depositor (if the Certificate Administrator is
sending the Servicer Notice) or the Certificate Administrator (if the Depositor
is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. Any party hereto that retains or engages a Servicing
Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes an Additional Item 1123 Servicer shall so notify the Certificate Administrator (unless such party is the Certificate
Administrator) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an Additional
Item 1123 Servicer; and, further, if such Servicing Representative does not deliver an Annual Statement of Compliance with respect to itself by March 15th
(with no grace period) of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall so notify the Certificate Administrator (unless such party is the Certificate
Administrator) and the Depositor in writing no later than the second Business
Day following such March 15th, together with an explanation regarding such failure.

          If any party hereunder is also acting as an Outside Servicer or
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property during any portion of a calendar year during or as to which the Trust is subject to the reporting requirements of the Exchange Act, then such party shall, in its capacity as such Outside Servicer or Outside Trustee, as the case may be, comply with the provisions of this Section 3.13 applicable to a Master Servicer (if the subject party is also acting as an Outside Master
Servicer) or the Special Servicer (if the subject party is also acting as an
Outside Special Servicer) or the Certificate Administrator (if the subject party is also acting as an Outside Trustee), as applicable, but taking into account that such Outside Serviced Trust Mortgage Loan or such related REO Property is being serviced and administered under the related Outside Servicing Agreement.

          SECTION 3.14 Reports on Assessment of Compliance with Servicing
                       Criteria; Registered Public Accounting Firm Attestation
                       Reports.

          Each Servicing Function Participant shall itself deliver (or, in the case of the Certificate Administrator, make available), and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Sub-Servicing Function Participant is a Designated
Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2009 (provided that if the Certificate
Administrator (or, a similar party with respect to any Non-Trust Loan
Securitization Trust identified to such delivering party) requires the following reports in connection with any filing with the Commission, each Servicing
Function Participant shall deliver (or, in the case of the Certificate
Administrator, make available), and each party hereto shall cause any
Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer,
then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March
15th of the subject year), at its own expense, to the Certificate Administrator, the Depositor, the Trustee, each

                                     -174-

Non-Trust Loan Holder and the depositor for each Non-Trust Loan Securitization
Trust identified to such party that includes a Serviced Non-Trust Loan, the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the
Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Servicing Function Participant or such Sub-Servicing Function
Participant, as the case may be, used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Servicing Function
Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing
Criteria identified by such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing
Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing
Function Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual
Attestation Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual Attestation Report with the Commission (an "Accountant's
Consent"). Each Annual Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party or any
Sub-Servicing Function Participant retained or engaged by it.

          In the event that any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause any Sub-Servicing Function Participant engaged by it to provide (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), an Annual Assessment Report pursuant to this Section 3.14, coupled with an Annual Attestation Report pursuant to this Section with respect to the period of time that the Servicing Function Participant was subject to this
Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement.

          In the event the Certificate Administrator or the Depositor does not receive the Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any
Sub-Servicing Function Participant retained or engaged by a party hereto that is known to the Certificate Administrator or the Depositor, as the case may be, by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Certificate
Administrator shall, and the Depositor may, forward a

                                      -175-

Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Certificate
Administrator is sending the Servicer Notice) or the Certificate Administrator
(if the Depositor is sending the Servicer Notice), as applicable, within two (2)
Business Days of such failure. For the purposes of this Section 3.14, as well as
Section 3.13 and clause (B) of Section 7.01(a)(v) of this Agreement, a "Servicer
Notice" shall constitute either any writing forwarded to such party or, in the case of the Master Servicers and the Special Servicer, notwithstanding the provisions of Section 11.05, e-mail or facsimile notice which, in the case of
e-mail transmission, shall be forwarded to all of the following e-mail addresses: (1) in the case of the initial Master Servicer No. 1,
sean.d.reilly@bankofamerica.com and janice.m.smith@bankofamerica.com; (2) in the case of the initial Master Servicer No. 2 and the initial Special Servicer,
askmidland@midlandls.com and midlandlegal@midlandls.com; and (3) in the case of the initial Master Servicer No. 3, recmcres.compliance@wachovia.com and
lars.carlsten@wachovia.com or such other e mail addresses as are provided in writing by any Master Servicer or the Special Servicer to the Certificate
Administrator and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to each Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of clause (B) of
Section 7.01(a)(v); and provided, further, that a copy of any Servicer Notice to the Special Servicer shall be forwarded by the means provided in Section 11.05.
Any party hereto that retains or engages a Servicing Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes a Sub-Servicing Function Participant shall so notify the Certificate
Administrator (unless such party is the Certificate Administrator) and the
Depositor in writing promptly following such party's becoming aware that such
Servicing Representative is or has become a Sub-Servicing Function Participant;
and, further, if such Servicing Representative does not deliver or cause the delivery of an Annual Assessment Report, an Annual Attestation Report and/or, if
required to be filed with the Commission, an Accountant's Consent with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Certificate Administrator (unless such party is the Certificate
Administrator) and the Depositor in writing no later than the second Business
Day following such March 15th, together with an explanation of such failure.

          The Master Servicers, the Special Servicer and the Certificate
Administrator, in each case, to the extent applicable, shall reasonably cooperate with the Depositor (and any depositor for a Non-Trust Loan
Securitization Trust that is identified in a notice delivered under the final paragraph of Section 8.16(c)) in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor (or such other depositor) in connection with the Depositor's (or such other depositor's) reporting requirements in respect of the Trust (or such Non-Trust
Loan Securitization Trust) pursuant to the Exchange Act, provided that the
Master Servicers, the Special Servicer, the Trustee, the Custodian and the
Certificate Administrator shall each be entitled to charge the Depositor (or such other depositor) for any reasonable additional costs and expenses incurred by it in affording the Depositor (or such other depositor) such cooperation.

          If any party hereunder is also acting as an Outside Servicer or an
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property during any portion of a calendar year during or as to which the Trust is subject to the reporting requirements of the Exchange Act, then such party shall, in its capacity as such Outside Servicer or Outside Trustee, as the case may

                                      -176-

be, comply with the provisions of this Section 3.14 applicable to a Master
Servicer (if the subject party is also acting as an Outside Master Servicer), the Special Servicer (if the subject party is also acting as an Outside Special
Servicer) or the Certificate Administrator/Custodian (if the subject party is also acting as an Outside Trustee), as applicable, but taking into account that such Outside Serviced Trust Mortgage Loan or such related REO Property is being serviced and administered under the related Outside Servicing Agreement.

          SECTION 3.15 Access to Certain Information.

          (a) Upon 10 days' prior written notice, each Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h), (i) and (k)
below, to the extent such items are in its possession), the Special Servicer
(with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Certificate Administrator or the Trustee, as applicable (with respect to the items in clauses (a) through
(k) below in the case of the Certificate Administrator and clause (c) in the case of the Trustee, to the extent those items are in their possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its
Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Certificate Administrator, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this
Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the
Rating Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all
Distribution Date Statements delivered to holders of the relevant Class of
Certificates since the Closing Date and all reports, statements and analyses delivered by each Master Servicer since the Closing Date pursuant to Section
3.12(c), (c) all Officer's Certificates delivered by each Master Servicer or the
Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to each Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e)
the most recent property inspection report prepared by or on behalf of each
Master Servicer in respect of each Serviced Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent
Serviced Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of each Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section
3.21(c), (h) the Servicing File relating to each Serviced Mortgage Loan, (i) any and all Officer's Certificates and other evidence delivered by each Master
Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable
Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), (j) all reports filed with the Commission with respect to the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Exchange Act, and (k) the Outside Servicing Agreement, and any reports, statements, documents and other written information delivered under this
Agreement to the Master Servicer for the Trust on behalf of the Trustee, or to the Trustee, as holder of the Outside Serviced Trust Mortgage Loan. Copies of
any and all of the foregoing items will be available from the Certificate
Administrator, any Master Servicer, the Special Servicer or the Trustee, as the
case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative
(and with respect to a Serviced Loan Combination, the related Non-Trust Loan
Holder(s)) at no cost pursuant to their reasonable requests. The Certificate
Administrator, the Master

                                     -177-

Servicers, the Special Servicer and the Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its
Internet Website with the use of a password.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Serviced
Loan Combination, the related Non-Trust Loan Holder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the Certificate Administrator, any Master Servicer, the Special Servicer or the
Trustee, as applicable, shall require: (a) in the case of Certificate Owners,
Certificateholders and the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)), a confirmation executed by the requesting Person substantially in the form of
Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the
Certificate Administrator, any Master Servicer, the Special Servicer or the
Trustee, as applicable, and which may provide indemnification for the
Certificate Administrator, any Master Servicer, the Special Servicer and the
Trustee) generally to the effect that such Person is a beneficial holder of
Book-Entry Certificates, or a representative of a beneficial holder of
Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such Certificate Owner, any such Certificateholder and the Controlling Class Representative (and in the
case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Certificate
Administrator, any Master Servicer, the Special Servicer, the Trustee, as
applicable, and which may provide indemnification for the Certificate
Administrator, any Master Servicer, the Special Servicer or the Trustee, as
applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential.
The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and in the case of a Serviced
Loan Combination, the related Non-Trust Loan Holder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Certificate
Administrator or any Master Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available on an unrestricted basis and without a password via the Certificate Administrator's or any Master Servicer's,
as applicable, Internet Website or has previously been filed with the
Commission, and the Certificate Administrator or any Master Servicer, as
applicable, shall not require either of the certifications contemplated in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Certificate
Administrator's or any Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

                                     -178-

          Each of the Master Servicers and the Special Servicer shall afford to the Certificate Administrator, the Trustee, the Rating Agencies and the
Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the
Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of any Master
Servicer or the Special Servicer, as the case may be, designated by it.

          The Certificate Administrator, the Trustee, the Master Servicers, the
Special Servicer and the Underwriters may require payment from the
Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three (3) Business Days, reasonable fees for employee time and for space.

          (b) The Certificate Administrator shall, and the Master Servicers may but are not required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and (ii)
this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution Date, the Certificate Administrator shall make available to any interested party via the Certificate Administrator's Internet Website the
Unrestricted Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup
File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA
Historical Bond/Collateral Realized Loss Reconciliation Template, the CMSA
Interest Shortfall Reconciliation Template and the CMSA Reconciliation of Funds
Template, in each case for such Distribution Date, and any other information at the request of the Depositor. The Certificate Administrator shall make available on each Distribution Date (i) the Restricted Reports and (ii) the CMSA Property
File to any Privileged Person via the Certificate Administrator's Internet
Website with the use of a password (or other comparable restricted access mechanism) provided by the Certificate Administrator.

          Any Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by such Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

          (c) In connection with providing access to the Certificate
Administrator's Internet Website or any Master Servicer's Internet Website, the
Certificate Administrator or any Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent any Master
Servicer or the Certificate Administrator, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement
(which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate Administrator or any Master Servicer,
as applicable)) governing the availability, use and disclosure of such information and providing indemnification to any Master Servicer or the
Certificate Administrator, as applicable, for any liability or damage that may arise therefrom.

                                     -179-

          Each Master Servicer and the Certificate Administrator may, in
accordance with such reasonable rules and procedures as each may adopt
(including conditioning access on the execution and delivery of an agreement
(which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate Administrator or any Master Servicer,
as applicable)) governing the availability, use and disclosure of information and providing indemnification to any Master Servicer or the Certificate
Administrator, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom any Master Servicer or the
Certificate Administrator, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of the Certificate
Administrator, if it has actual knowledge of such prohibition by the related
Mortgage Loan).

          Notwithstanding anything in this Agreement to the contrary, the Master
Servicers and the Certificate Administrator may withhold (other than with respect to items required to be delivered under this Agreement to the
Controlling Class Representative (and, in the case of a Serviced Loan
Combination, the related Non-Trust Loan Holder(s))) any information not yet included in a Form 8-K Current Report filed with the Commission or otherwise made publicly available with respect to which the Certificate Administrator or any Master Servicer has determined that such withholding is appropriate.

          Any transmittal of information by any Master Servicer or the
Certificate Administrator to any Person other than the Rating Agencies or the
Depositor may be accompanied by a letter containing the following provision:

               "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
               information regarding the Trust that issued Merrill Lynch
               Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
               Certificates, Series 2008-C1, from purchasing or selling such
               Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being
               provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another
               Certificateholder or prospective purchaser of such Certificates or beneficial interest therein".

          (d) If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Certificate Administrator, and such application states that the Applicants'
desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate
Administrator shall, within five (5) Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                                     -180-

          (e) The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from any
Master Servicer or the Special Servicer under this Agreement. None of the Master
Servicers, the Special Servicer or the Certificate Administrator shall be liable for the dissemination of information in accordance with the terms of this
Agreement. The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator's Internet Website and assumes no responsibility therefor. In addition, the Certificate Administrator, the
Master Servicers and the Special Servicer may disclaim responsibility for any information distributed by the Certificate Administrator, any Master Servicer or
the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16 Title to REO Property; REO Accounts.

          (a) If title to any Serviced Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Loan Holder(s). If, pursuant to
Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the
Trust is the sole member) for the purpose of taking title to one or more
Administered REO Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Loan Holder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer acting on behalf of the Trust to serve as the initial manager to manage the property of the limited liability company, including any applicable REO
Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Loan Holder(s), shall sell any Administered REO Property as soon as practicable in accordance with the
Servicing Standard, but prior to the end of the third year following the calendar year in which any REMIC Pool acquires ownership of such Administered
REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special
Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension")
by the Internal Revenue Service to sell such Administered REO Property or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the
Special Servicer and the applicable Master Servicer, to the effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on
"prohibited transactions" (as defined in Section 860F of the Code) on any REMIC
Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO
Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the

                                     -181-

operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Serviced Mortgaged Property (other than a Loan Combination
Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO
Property (other than any Loan Combination REO Property). If such REO Acquisition occurs with respect to a Loan Combination Mortgaged Property, then the Special
Servicer shall establish an REO Account solely with respect to such property (an
"Loan Combination REO Account"), to be held for the benefit of the
Certificateholders and the related Non-Trust Loan Holder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The
Special Servicer shall deposit, or cause to be deposited, in the applicable REO
Account all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any Administered REO Property within two (2) Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicers of the location of each
REO Account, and shall give notice to the related Non-Trust Loan Holder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such Administered REO Property
(including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the
"Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the applicable Collection
Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the applicable Collection Account) the aggregate of all amounts received in respect of the related Administered REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the
Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related Loan Combination Custodial Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such
Master Servicer (which shall deposit such amounts into the related Loan
Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO
Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the
Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds

                                     -182-

for the proper operation, management, leasing, maintenance and disposition of such Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following 12-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by such Master
Servicer.

          SECTION 3.17 Management of REO Property.

          (a) Prior to the acquisition by it of title to a Serviced Mortgaged
Property, the Special Servicer shall review the operation of such Serviced
Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special
Servicer determines from such review that:

               (i) None of the income from Directly Operating such Serviced
     Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code
     (either such tax referred to herein as an "REO Tax"), then such Serviced
     Mortgaged Property may be Directly Operated by the Special Servicer as REO
     Property;

               (ii) Directly Operating such Serviced Mortgaged Property as an
     Administered REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an
     REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), such alternative is commercially reasonable) acquire such Serviced Mortgaged Property as Administered REO Property and so lease or operate such Administered REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as Administered REO Property could result in income subject to an
     REO Tax and that no commercially reasonable means exists to operate such property as Administered REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special
     Servicer shall deliver to the Certificate Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as Administered
     REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Certificate Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Certificate Administrator's
     federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Certificate Administrator shall (to the extent

                                     -183-

     reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Certificate Administrator, the Special
     Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Serviced Mortgaged Property as Administered REO Property) or (B)
     manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Certificate
     Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section
     10.01(e).

          The Special Servicer's decision as to how each Administered REO
Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Loan
Holder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective
Serviced Mortgaged Property. Both the Special Servicer and the Certificate
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a)(xiii) consult with counsel.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such Administered REO
Property for the benefit of the Certificateholders (and, in the case of any Loan
Combination REO Property, the related Non-Trust Loan Holder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an
Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO
Property, funds necessary for the proper operation, management, maintenance and disposition of such Administered REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such
     Administered REO Property;

               (ii) all real estate taxes and assessments in respect of such
     Administered REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such Administered REO
     Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

                                     -184-

          To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the applicable Master Servicer, subject to Section 3.03(c), shall make Servicing
Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) such Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that such Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any Administered REO Property:

               (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such Administered
     REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
     Mortgage Loan became imminent, all within the meaning of Section
     856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the applicable Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such Administered REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any
Administered REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

                                     -185-

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the
     Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special
     Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO
                       Properties.

          (a) Any Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO
Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

          (b) After a Trust Mortgage Loan becomes a Trust Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Trust Mortgage
Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Trust Defaulted Mortgage Loan; provided, further, that the
Special Servicer shall use reasonable efforts promptly to obtain an Appraisal
(including, without limitation, in the case of the Outside Serviced Trust
Mortgage Loan, from the applicable Outside Servicer) with respect to the related
Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special
Servicer's judgment would materially affect the validity of such Appraisal. The
Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new
Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each

                                     -186-

instance in accordance with the Servicing Standard; provided, however, that the
Special Servicer shall update its fair value determination at least once every
90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the applicable Master Servicer, each Rating Agency, the Plurality Subordinate
Certificateholder and the Controlling Class Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the applicable Master Servicer, the Plurality Subordinate
Certificateholder and the Controlling Class Representative, the most recent
Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such
Trust Mortgage Loan (such materials are, collectively, the "Determination
Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the applicable Master
Servicer, and shall instead deliver the Determination Information to the
Trustee, if such Master Servicer will not be determining whether the Option
Price represents fair value for the Trust Defaulted Mortgage Loan, pursuant to this Section 3.18.

          In determining the fair value of any Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Trust Defaulted Mortgage Loan to the Purchase
Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related
Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the
Special Servicer that has occurred subsequent to, and that would, in the Special
Servicer's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located. In the case of an Outside Serviced Trust Mortgage Loan, the
Special Servicer may consider and rely upon information provided by the applicable Outside Servicer. If the Special Servicer has received insufficient information from the applicable Outside Servicer with respect to any such
Outside Serviced Trust Mortgage Loan in order to determine the fair value of such Outside Serviced Trust Mortgage Loan, it will base such determination only on a current Appraisal and on information otherwise available or reasonably obtainable by it, at the expense of the Trust. If the Special Servicer determines that a fair value of such Outside Serviced Trust Mortgage Loan cannot be established based on a current Appraisal and other information available to it, then none of the Purchase Option holders will be permitted to exercise a
Purchase Option for such Outside Serviced Trust Mortgage Loan based on its fair value. In connection with the foregoing, the Special Servicer will be entitled to a separate fee of $1,500 per loan payable out of the Collection Accounts for making such fair value determination with respect to any such Outside Serviced
Trust Mortgage Loan, in addition to being entitled to reimbursement out of the
Collection Accounts for any out-of-pocket expenses associated with making such fair value determination.

                                     -187-

          If a Pari Passu Trust Mortgage Loan that is part of a Serviced Loan
Combination becomes a Trust Defaulted Mortgage Loan, and such Pari Passu
Non-Trust Loan has been included in a Non-Trust Loan Securitization Trust, then the Special Servicer shall provide the special servicer for that Non-Trust Loan
Securitization Trust, subject to payment of reasonable costs, copies of any information used by the Special Servicer to determine the fair value of the subject Pari Passu Trust Mortgage Loan.

          (c) Subject to the terms set forth in Sections 2.03 and 3.18(d), in the event a Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, each of the Plurality Subordinate Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any Trust Mortgage Loan that is part of a Loan Combination, subject to the related Loan Combination
Co-Lender Agreement and Section 3.18(o)) to purchase such Trust Defaulted
Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i)
the Purchase Price, if the Special Servicer has not yet determined the fair value of the Trust Defaulted Mortgage Loan, or (ii) the fair value of the Trust
Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination; provided that, if
(A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Special Servicer or the Plurality Subordinate Certificateholder
that is not an Affiliate of the Special Servicer or the Plurality Subordinate
Certificateholder, (B) the assignment of the Purchase Option was to such Option
Holder for no material consideration, and (C) the Purchase Option is exercised by such Option Holder more than 90 days following the initial determination of the fair value of the subject Trust Defaulted Mortgage Loan, the Special
Servicer shall be entitled to receive a Principal Recovery Fee, which Principal
Recovery Fee shall be deducted from the Option Price received. The Special
Servicer shall, promptly after a Trust Mortgage Loan becomes a Trust Defaulted
Mortgage Loan, deliver to the Plurality Subordinate Certificateholder and the
Controlling Class Representative a notice substantially in the form of Exhibit
M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Trust Defaulted Mortgage Loan to any party at any time after the related Trust Mortgage Loan becomes a Trust
Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the
Trustee and the applicable Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the
Special Servicer, an assignment substantially in the form of Exhibit M-2.
Notwithstanding the foregoing, the Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate
Certificateholder or any assignee thereof within 60 days of the fair value determination being made with respect to the subject Trust Defaulted Mortgage
Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate
Certificateholder, and the Special Servicer or its assignee may exercise such
Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, the Plurality Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the
Purchase Option with respect to any Trust Defaulted Mortgage Loan will automatically terminate (i) once the related Trust Defaulted Mortgage Loan is no longer a Trust Defaulted Mortgage Loan; provided, however, that if such Trust
Mortgage Loan subsequently becomes a Trust Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable, (ii) upon, in the case of a Serviced
Trust Defaulted Mortgage Loan, the acquisition, by or on behalf of the Trust
Fund, of title to the related

                                     -188-

Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii)
the modification or pay-off, in full or at a discount, of such Trust Defaulted
Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

          (d) With respect to the Farallon Portfolio Loan Combination, notwithstanding the foregoing provisions of this Section 3.18, the Person that is the "Controlling Holder" (as such term is defined in the related Loan
Combination Co-Lender Agreement) shall have the right to purchase the Farallon
Portfolio Trust Mortgage Loan if the Farallon Portfolio Non-Trust Loan that is an asset of the trust fund to which the related Outside Servicing Agreement relates, becomes a "Trust Defaulted Mortgage Loan" within the meaning of, and in accordance with the procedures set forth in, such Outside Servicing Agreement, which right shall be prior to the right of any other Person to purchase that
Mortgage Loan pursuant to this Section 3.18.

          (e) Upon receipt of notice from the Special Servicer indicating that a
Trust Mortgage Loan has become a Trust Defaulted Mortgage Loan, the holder
(whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable
Master Servicer, the Trustee and the Controlling Class Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the
Person that, on its own or through an Affiliate, will acquire the related Trust
Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the
Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the
Trust Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special
Servicer shall pursue against such assignee whatever remedies the Trust Fund may have against the assignee.

          (f) If the Special Servicer or the Plurality Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Trust
Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the applicable Master Servicer (or, if such Master
Servicer and the Special Servicer are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the Special Servicer shall promptly deliver to the applicable Master Servicer (or the Trustee, if the Trustee is
making the determination as contemplated in the preceding sentence) the
Determination Information, including information regarding any change in circumstance regarding the Trust Defaulted Mortgage Loan known to the Special
Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related
Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the applicable Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by such Master Servicer or the
Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair

                                     -189-

value for the Trust Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination
Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the applicable Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person. The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the applicable Master Servicer, the
Trustee or any such third party pursuant to this paragraph shall be advanced by such Master Servicer (or the Trustee, if applicable) and shall constitute, and be reimbursable as, Servicing Advances. In addition, the applicable Master
Servicer (or, if applicable, the Trustee) shall be entitled to receive out of its Collection Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Trust
Defaulted Mortgage Loan, in accordance with this Section 3.18(f). In the case of the Outside Serviced Trust Mortgage Loan, the applicable Master Servicer (or the
Certificate Administrator, if applicable), may consider and rely upon information provided by the applicable Outside Servicer.

          Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the
Trustee shall determine whether the Option Price represents fair value for the
Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the
Purchase Option Notice and Determination Information from the Special Servicer.
In determining whether the Option Price represents the fair value of such Trust
Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent
Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such
Person which was chosen by the Trustee with reasonable care. Notwithstanding the
30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination
Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party. In the case of an Outside Serviced Trust Mortgage Loan, the Certificate
Administrator may consider and rely upon information provided by the applicable
Outside Servicer.

          In the event a designated third party determines that the Option Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, the

                                     -190-

applicable Master Servicer or the Trustee, as the case may be, and the Special
Servicer shall then adjust its fair value determination and, consequently, the
Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option
Holder whose Purchase Option has been declared effective pursuant to Section
3.18(e) above. Upon receipt of such notice, such Option Holder shall have three
(3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Trust Defaulted Mortgage Loan. Upon notice from such Option
Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

          (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within
10 Business Days of its receipt of such Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for
Release from the applicable Master Servicer specifying the date for closing the purchase of the related Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related
Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into its Collection Account within one (1) Business Day following receipt.

          (h) The Special Servicer shall immediately notify the Trustee and the applicable Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each
Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

          (i) Unless and until the Purchase Option with respect to a Serviced
Trust Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such
Serviced Trust Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Serviced Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

          (j) In the event that title to any REO Property is acquired by the
Trust in respect of any Serviced Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class
Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special
Servicer on behalf of the Trustee has not received an REO Extension or an
Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not

                                     -191-

able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard. The Special Servicer shall give the Controlling Class
Representative, the applicable Master Servicer and the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Loan Holder(s))
not less than five days' prior written notice of its intention to sell any
Administered REO Property, and in respect of such sale, the Special Servicer shall offer such Administered REO Property in a commercially reasonable manner.
Where any Interested Person is among those bidding with respect to an
Administered REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the Administered REO Property at a price less than the Purchase Price;
and provided, further, that if the Special Servicer intends to bid on any
Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust
Fund, an Appraisal of such Administered REO Property and (iii) the Special
Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

          (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Trust
Defaulted Mortgage Loan. Any sale of a Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, any Fiscal Agent, the
Depositor, the Special Servicer, the applicable Master Servicer, any Mortgage
Loan Seller or the Trust. None of the Special Servicer, the applicable Master
Servicer, the Depositor, the Trustee or any Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

          (l) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Trust Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the applicable Master Servicer's
Collection Account.

          (m) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the
REMIC Provisions and the Servicing Standard.

          (n) The amount paid for a Trust Defaulted Mortgage Loan or related
Administered REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account. Upon receipt of an
Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer

                                     -192-

or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Trust Defaulted Mortgage
Loan or related Administered REO Property ownership of the Trust Defaulted
Mortgage Loan or Administered REO Property. The Custodian, upon receipt of a
Request for Release, shall release or cause to be released to the applicable
Master Servicer or the Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing
File to the purchaser of a Serviced Trust Defaulted Mortgage Loan or related
Administered REO Property.

          (o) Pursuant to the terms of each Loan Combination Co-Lender Agreement that relates to an Senior/Subordinate Loan Combination, upon the occurrence of one or more specified events set forth in each such agreement with respect to the related Trust Mortgage Loan, each related Non-Trust Loan Holder may, at its option and subject to the terms of such agreement, purchase the subject Trust
Mortgage Loan at the purchase price set forth in such agreement. Any exercise of a Purchase Option under this Section 3.18 with respect to a Trust Mortgage Loan that is part of a Loan Combination shall be subject to the rights of the related
Non-Trust Loan Holder(s) to purchase such Trust Mortgage Loan pursuant to the related Loan Combination Co-Lender Agreement.

          SECTION 3.19 Additional Obligations of the Master Servicers.

          (a) Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date (prior to any transfer of funds from such Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans for which it is the Master Servicer (including any such Trust Mortgage Loan that is an
Outside Serviced Trust Mortgage Loan) that were, in each such case, subject to a voluntary Principal Prepayment during the most recently ended Collection Period
(or, in the case of a Late Due Date Trust Mortgage Loan, the Alternative
Collection Period ending on such P&I Advance Date or, in the case of such
Outside Serviced Trust Mortgage Loan, during the most recently ended Underlying
Collection Period with respect thereto) (other than Principal Prepayments made on any Specially Serviced Mortgage Loans or during the continuation of a material default under the subject Trust Mortgage Loan or made out of Insurance
Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal
Prepayments) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of such Trust Mortgage Loans and (ii) the sum of (A) the amount of that portion of such Master Servicer's Master Servicing Fees accrued at a rate of
0.01% per annum on the portion of the Mortgage Pool for which it is the applicable Master Servicer (without regard to any transfer, sale, pledge, hypothecation or other form of assignment of the related Excess Servicing Strip)
and (B) the total amount of Prepayment Interest Excesses that were collected on the portion of the Mortgage Pool for which it is the applicable Master Servicer during the related Collection Period; provided, however, that if a Prepayment
Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage
Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order or (z) at the request or with the consent of the
Special Servicer or the Controlling Class Representative), then, for purposes of determining the payment that such Master Servicer is required to make to cover that Prepayment Interest Shortfall, the amount in clause (ii)(A) above shall be deemed to consist of (1) all Master Servicing Fees payable to such Master
Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and inclusive of any portion thereof

                                     -193-

that constitutes the related Excess Servicing Strip and (2) the amount of any investment income earned by such Master Servicer on the related Principal
Prepayment while on deposit in its Collection Account.

          Following the payments made by the applicable Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding paragraph), such Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any
Casualty/Condemnation Interest Shortfall incurred with respect to any Trust
Mortgage Loan during the subject Collection Period.

          Except as provided in the preceding paragraphs, no other compensation to the Master Servicers shall be available to cover Prepayment Interest
Shortfalls.

          Master Servicer No. 3 shall, out of its own funds, deposit into its
Collection Account on each P&I Advance Date (prior to any transfer of funds from such Collection Account to the Distribution Account on such date), without any right of reimbursement therefor, with respect to each Late Due Date Trust
Mortgage Loan that was subject to a Delayed Principal Payment during the
Alternative Collection Period prior to the Alternative Collection Period ending on such P&I Advance Date, an amount equal to the amount of the related Delayed
Principal Payment Interest Shortfall.

          Each Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

          (b) The applicable Master Servicer shall, as to each Serviced Mortgage
Loan that is secured by the interest of the related Mortgagor under a Ground
Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Serviced Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

          (c) Each Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the
Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that none of the Master Servicers shall be under an obligation to provide any such information not in its possession.

          (d) The Master Servicers and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Loan Holder such notices regarding defaults and events of default with respect to the related Serviced
Loan Combination as are required from the holder of the related Trust Mortgage
Loan that is part the related Serviced Loan Combination under the related Loan
Combination Co-Lender Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

          (e) Each Master Servicer, the Special Servicer, the Trustee, the
Certificate Administrator and the Custodian shall, upon request, provide the
Depositor with any information,

                                     -194-

including regarding any outstanding exceptions to the Mortgage File delivery contemplated in Section 2.01, with respect to the any Trust Mortgage Loan that is within its possession.

          SECTION 3.20 Modifications, Waivers, Amendments and Consents.

          (a) The Master Servicers (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the Servicing
Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of any Master Servicer, subject to a maximum of two separate one-year extensions without the consent of the Special Servicer), defer or forgive interest (including Penalty Interest and Additional Post-ARD
Interest) on and principal of, defer or forgive late payment charges, Prepayment
Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Serviced Mortgage
Loan, and/or provide consents with respect to any leasing activity at a
Mortgaged Property securing any Serviced Mortgage Loan without the consent of the Trustee or any Certificateholder; provided, that the Master Servicers' and the Special Servicer's rights to do so shall be subject to Section 3.08, and
Section 6.11 (and, in the case of a Serviced Loan Combination, subject to the terms of the related Loan Combination Co-Lender Agreement) and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges),
3.08, 3.20(d) and 3.20(e), no Master Servicer shall agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, unless such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) such Master Servicer will promptly provide the
Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, such Master Servicer's written recommendations and analysis, and all information reasonably available to such Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and Section 6.11 but subject to Section 3.28 and Section 3.30 and (C) if any such consent has not been expressly denied within 10 Business Days (or, (x) if the Controlling Class
Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall be subject to the limitation to five (5) Business
Days specified in the proviso at the end of the first paragraph of Section 6.11 or (y) any Loan Combination Controlling Party or any mezzanine loan holder is entitled to object, the later of 10 Business Days or five (5) Business Days after the date such Loan Combination Controlling Party's or mezzanine loan holder's consent is given or deemed given) after the Special Servicer's receipt from such Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision (or, if the Special
Servicer did not request any information, within 10 Business Days (or 15
Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

          (b) All modifications, waivers or amendments of any Serviced Mortgage
Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. None of the Master Servicers or the Special Servicer, as
applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would result in an Adverse REMIC Event. Any Master Servicer or the Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of
Counsel shall be an expense of

                                      -195-

the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury Regulations Section
1.860G-2(b) of the Code, (2) cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions, or (3) adversely affect the status of any Grantor Trust Pool under the Code.

          (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit any Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder- (including, subject to the discussion in the following paragraph, any related Balloon Payment);
     or

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments; or

               (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Serviced Mortgage Loan has occurred or, in the Special Servicer's judgment, a material default on the Serviced Mortgage
Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders (and, in the case of a Serviced Loan Combination, the related
Non-Trust Loan Holder(s)), as a collective whole, on a present value basis, than would liquidation.

          In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the
Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

          In no event will any Master Servicer or the Special Servicer (i)
extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Serviced
Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the
Servicing Standard, giving due consideration to the remaining term of the Ground
Lease, and with the consent of the Controlling Class Representative, 10 years)
prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect

                                      -196-

delivered to the Trustee, the applicable Master Servicer and, in the case of a
Serviced Loan Combination, the related Non-Trust Loan Holder(s) and describing in reasonable detail the basis for the Special Servicer's determination. The
Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to any Master Servicer releasing, which consent shall be, subject to Section 3.28 and Section 3.30, deemed given if not denied in writing within 10 Business Days (or, if (x) the
Controlling Class Representative is entitled to object pursuant to Section 6.11,
15 Business Days, which 15 Business Days shall include the five (5) Business
Days specified in the proviso at the end of the first paragraph of Section 6.11 or (y) any Loan Combination Controlling Party or any mezzanine loan holder is entitled to object, the later of 10 Business Days or five (5) Business Days after the date such Loan Combination Controlling Party's or mezzanine loan holder's consent is given or deemed given), any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section
3.09 or 3.20(e), or except in connection with a permitted defeasance or a pending or threatened immaterial condemnation, or except where a Serviced
Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire
Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Serviced Mortgage Loan that is not a Specially Serviced
Mortgage Loan, (A) either (1) such release will not, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Mortgage Loan in an amount at least equal to the Appraised Value of the collateral to be released (or substitute real property collateral with an Appraised Value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property
(together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), as security for the Serviced Mortgage Loan and (C) if the real property collateral to be released has an Appraised Value in excess of
$1,500,000, such release would not, in and of itself, result in an Adverse
Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

          (e) Notwithstanding anything in this Section 3.20, Section 3.28,
Section 3.30 or Section 6.11 to the contrary, none of the Master Servicers shall be required to seek the consent of, or provide prior notice to, the Special
Servicer, any Certificateholder or the Controlling Class Representative or
obtain any confirmation from the Rating Agencies that an Adverse Rating Event would not occur in order to approve the following modifications, waivers or amendments of, or actions with respect to, the Serviced Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence the applicable Master Servicer, shall notify the Controlling Class Representative thereof):

               (i) waivers of non-material covenant defaults (other than
     financial covenants), including late financial statements;

               (ii) waivers of Default Charges, to the extent allowed under
     Section 3.02;

               (iii) releases of unimproved parcels of a Mortgaged Property;

                                      -197-

               (iv) grants of easements, rights-of-way or other similar
     agreements in accordance with Section 3.08(b);

               (v) approval of routine leasing activities (including any
     subordination, non-disturbance and attornment agreements) that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property;

               (vi) approval of annual budgets to operate the Mortgaged
     Property;

               (vii) temporary waivers of any requirements in the related
     Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

               (viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than
     $2,000,000;

provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section
1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any
Grantor Trust Pool, (y) would be consistent with the Servicing Standard.

          (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

          (g) The Special Servicer or any Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a
"significant modification" pursuant to Treasury Regulations Section
1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (h) The Master Servicers and the Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a
Serviced Loan Combination, the related Non-Trust Loan Holder(s), in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan
(including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the
Special Servicer, with a copy to the applicable Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution

                                      -198-

thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Serviced Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer pursuant to Section 3.15(a) hereof.

          (i) With respect to each Serviced Mortgage Loan (including each
Specially Serviced Mortgage Loan) that provides for defeasance and is to be defeased in accordance with its terms pursuant to a Mortgagor's exercise of its right to defease such Serviced Mortgage Loan, each Master Servicer shall, to the extent permitted by the terms of such Serviced Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S.
government securities within the meaning of Treasury Regulations Section
1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Serviced Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage
Loan documents, that such Serviced Mortgage Loan matures on its Anticipated
Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of such Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the Serviced Mortgage Loan (or defeased portion thereof) and own the
Defeasance Collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the
Trustee has a perfected, first priority security interest in the new collateral
(subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Serviced Mortgage Loan, to defease a principal amount equal to at least 125% (or such lower percentage as the related
Mortgagor is entitled to partially defease a principal amount pursuant to the related Mortgage Loan documents, it being understood that none of the Master
Servicers are authorized to modify such terms) of the allocated loan amount for the Serviced Mortgaged Property or Properties to be released. If the subject
Serviced Mortgage Loan is not a Significant Mortgage Loan and if either the terms of the subject Serviced Mortgage Loan permit the applicable Master
Servicer to impose the foregoing requirements or such Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from each Rating Agency so long as such Master Servicer delivers to each Rating Agency a certification substantially in the form attached hereto as Exhibit K. In such case, the applicable Master Servicer shall provide the Rating Agencies and the Controlling
Class Representative (and, in the case of a Serviced Loan Combination, the related Non-Trust Loan Holder(s)) with notice that the foregoing requirements have been met with respect to the subject Serviced Mortgage Loan. However, if the subject Serviced Mortgage Loan is a Significant Mortgage Loan or if the
terms of the subject Serviced Mortgage Loan do not permit the applicable Master
Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then such Master Servicer shall so notify the
Rating Agencies and the Controlling Class Representative (and, in the case of a
Serviced Loan Combination, the related Non-Trust Loan Holder(s)), as applicable and, so long as such a requirement would not violate applicable law or the
Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating Event. Subject to the related
Mortgage Loan documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (a) the subject Serviced Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if
Rating Agency confirmation of the absence of an Adverse Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or such Master Servicer (provided, however, that in no event shall such

                                      -199-

proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of such Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or such Master Servicer receives from Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor
Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Serviced Mortgage Loan the applicable
Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase
Agreement, any costs and expenses subsequently recovered by the applicable
Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by such Master Servicer to the applicable Mortgage Loan
Seller.

          Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer is entitled to, in accordance with the related Mortgage Loan documents, require defeasance of any Serviced Mortgage
Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance
Charge, such Master Servicer shall, to the extent it is consistent with the
Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related
Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the Defeasance Collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such
Defeasance Collateral), then the applicable Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Serviced Mortgage Loan or (ii) if such Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase Defeasance
Collateral, such Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase Defeasance Collateral or (B) apply the cash to a prepayment of the Serviced Mortgage Loan, in either case, in accordance with the Servicing Standard.

          For purposes of this paragraph, a "single purpose entity" shall mean a
Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Serviced Mortgage Loans (or, in the case of a
Serviced Loan Combination, the Serviced Loan Combination) and owning and pledging the related Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping;
it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and

                                      -200-

apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Serviced Mortgage Loan (or the
Serviced Loan Combination, if applicable).

          Notwithstanding the foregoing, with respect to any Trust Defeasance
Mortgage Loan that is also a Serviced Mortgage Loan, to the extent the related
Mortgage Loan documents grant the related lender or its designee the right, or impose on the related lender or its designee the obligation, to appoint a successor borrower (or other similar Person) thereunder or to purchase or cause to be purchased the related Defeasance Collateral in connection with a defeasance, the Trustee hereby designates each of (i) MLMLI (with respect to any such Mortgage Loan that is a Merrill Trust Mortgage Loan or a GECC Mortgage
Loan) and (ii) Capmark (with respect to any such Mortgage Loan that is a Capmark
Trust Mortgage Loan) as its designee with respect to the exercise of, and hereby grants to each such Mortgage Loan Seller the right, in its capacity as designee of the Trustee as holder of the subject Serviced Mortgage Loan, to exercise, the right and/or obligation of the lender under the related Mortgage Loan documents to appoint a "successor borrower" (within the meaning of the related Mortgage
Loan documents) or other similar Person, to hold and pledge the related
Defeasance Collateral and/or to purchase or cause to be purchased the related
Defeasance Collateral, in the event a related Mortgagor exercises its right pursuant to the related Mortgage Loan documents to defease the subject Serviced
Mortgage Loan and obtain the release of all or a portion of the related
Mortgaged Property from the lien of the related Mortgage.

          Notwithstanding the foregoing, with respect to any Trust Defeasance
Mortgage Loan that is a Merrill Trust Mortgage Loan or a GECC Trust Mortgage
Loan and as to which the related Mortgage Loan documents do not grant the lender or its designee or any other Person the right or obligation to appoint a successor borrower (or other similar Person) thereunder or to purchase or cause to be purchased the related Defeasance Collateral in connection with a defeasance, if the applicable Master Servicer or the Trustee receives written notice from the related Mortgagor that it intends to defease the subject Trust
Defeasance Mortgage Loan in accordance with the related Mortgage Loan documents, then the Trustee or such Master Servicer, as the case may be, shall send a copy of such written notice to MLMLI or any designee thereof. Subject to the provisions of the related Mortgage Loan documents, MLMLI shall have the right, prior to any other Person, to establish the related successor borrower with respect to the subject Trust Defeasance Mortgage Loan and/or to purchase or cause to be purchased the related Defeasance Collateral. In connection with
MLMLI establishing the related successor borrower and/or purchasing, or causing to be purchased, the related Defeasance Collateral as contemplated in the preceding sentence, the applicable Master Servicer shall reasonably cooperate with MLMLI in its efforts to establish the successor borrower and/or purchase or cause to be purchased the related Defeasance Collateral.

          If the applicable Master Servicer or the Trustee receives written notice from a Mortgagor that it intends to defease the related Trust Defeasance
Mortgage Loan in accordance with the related Mortgage Loan documents, then the
Trustee or such Master Servicer, as the case may be, shall send a copy of such written notice to (i) MLMLI or any designee thereof (if such Trust Mortgage Loan is a Merrill Trust Mortgage Loan or a GECC Trust Mortgage Loan) or (ii) Capmark
(if such Trust Mortgage Loan is a Capmark Trust Mortgage Loan). Until such time as MLMI provides written notice to the contrary, said notices with respect to a
Merrill Trust Mortgage Loan or a GECC Trust Mortgage Loan

                                      -201-

shall be delivered to Defeasance Team, c/o Merrill Lynch Mortgage Lending, 4
World Financial Center, 250 Vesey Street 16th Floor, New York, NY 10080. If
MLMLI by written notice to the Trustee and the applicable Master Servicer designates a third party to receive the notice contemplated in the preceding sentence and provides contact information therefor, then the Trustee and the applicable Master Servicer shall be entitled to conclusively rely on such notice and, in such event, all notices required to be delivered to MLMLI pursuant to this paragraph shall be delivered to MLMLI 's designee.

          If, however, (i) the applicable Master Servicer, in accordance with the Servicing Standard, determines that neither MLMLI nor its designee (with respect to any Trust Defeasance Mortgage Loan that is a Merrill Trust Mortgage
Loan or a GECC Mortgage Loan) or that neither Capmark nor its designee (with respect to any Trust Defeasance Mortgage Loan that is a Capmark Trust Mortgage
Loan), as the case may be, is performing the duties contemplated above related to the appointment of a successor borrower in a timely manner and/or in accordance with the provisions of the related Mortgage Loan documents (after such Mortgage Loan Seller and, if applicable, its designee, having been provided with written notice in accordance with the preceding paragraph and a reasonable period of time (which shall not be less than five (5) Business Days) to perform such duties) or (ii) such Mortgage Loan Seller or its designee, as the case may be, has declined to exercise the option contemplated in the second preceding paragraph, then the applicable Master Servicer shall itself perform, or cause to be performed, any obligations under the related Mortgage Loan documents to appoint a successor borrower (or other similar Person) thereunder or to purchase or cause to be purchased the related Defeasance Collateral in connection with a defeasance, in accordance with the Servicing Standard, applicable law and the related Mortgage Loan documents, and thereupon any appointment of such Mortgage
Loan Seller or its designee in connection with such defeasance shall be null and void.

          (j) To the extent that any Master Servicer or the Special Servicer waives any Default Charges in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to such Master Servicer and the
Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges immediately prior to such waiver.

          (k) Notwithstanding anything to the contrary in this Agreement, none of the Master Servicers or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating
Agencies that such action will not result in an Adverse Rating Event.

          (l) Notwithstanding anything in this Section 3.20 to the contrary:

               (i) the limitations, conditions and restrictions set forth in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section
     1.1001-3(c)(2)(iii), in any event under the

                                      -202-

     terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the related date of substitution); and

               (ii) none of the Master Servicers or the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

          (m) Neither the Special Servicer nor the Master Servicers shall have any liability to the Trust, the Certificateholders, any Non-Trust Loan Holder or
any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made by the Special Servicer and/or the subject Master Servicer consistent with the
Servicing Standard.

          SECTION 3.21 Transfer of Servicing Between the Master Servicers and
                       the Special Servicer; Record Keeping.

          (a) Upon the applicable Master Servicer or the Special Servicer determining that a Servicing Transfer Event has occurred with respect to any
Serviced Mortgage Loan, the applicable Master Servicer shall promptly notify the
Trustee, the Special Servicer and the Controlling Class Representative (and with respect to a Serviced Loan Combination, the related Non-Trust Loan Holder(s)), and if such Master Servicer is not also the Special Servicer, such Master
Servicer shall promptly deliver or cause to be delivered a copy of the related
Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Mortgage Loan, either in such
Master Servicer's or any of its directors', officers', employees', affiliates'
or agents' possession or control or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto.
The applicable Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the
Servicing File, such Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing
Transfer Event, the Special Servicer shall collect payments on such Mortgage
Loan and make remittances to the applicable Master Servicer in accordance with
Section 3.04.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the applicable Master Servicer is not also the
Special Servicer, the Special Servicer shall immediately give notice thereof to such Master Servicer and the Controlling Class Representative (and with respect to a Serviced Loan Combination, the related Non-Trust Loan Holder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the
Special Servicer within five (5) Business Days of the occurrence, to such Master
Servicer (or such other Person as may be directed by such Master Servicer) and upon giving such notice, and returning such Servicing File, to such Master
Servicer (or such other Person as may be directed by such Master Servicer), the
Special Servicer's

                                      -203-

obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of such Master Servicer to service and administer such Mortgage Loan shall resume.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) No later than 60 days after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, in the case of any Serviced Loan
Combination, such other number of days provided in the related Loan Combination
Co-Lender Agreement), the Special Servicer shall deliver to each Rating Agency, the Trustee, the applicable Master Servicer and the Controlling Class
Representative and, if applicable, the related Non-Trust Loan Holder(s), a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard;

provided, however, that if a Serviced Loan Combination is involved, the Asset
Status Report shall be in respect of the entire Serviced Loan Combination and shall also contain any additional information required to be contained in such
Asset Status Report pursuant to the related Loan Combination Co-Lender
Agreement.

          With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination in respect of which the related Loan
Combination Co-Lender Agreement provides a different process for the review and approval of Asset Status Reports), within 10 Business Days of receiving an Asset
Status Report which relates to a recommended action as to which the

                                      -204-

Controlling Class Representative is entitled to object under Section 6.11, the
Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section
3.28 , Section 3.30 or Section 6.11, the Controlling Class Representative
disapproves such Asset Status Report, the Special Servicer will revise such
Asset Status Report and deliver to the Controlling Class Representative, the
Rating Agencies, the Trustee and the applicable Master Servicer a new Asset
Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination in respect of which the related Loan
Combination Co-Lender Agreement provides a different process for the review and approval of Asset Status Reports), the Special Servicer shall revise such Asset
Status Report as described above in this Section 3.21(c) until the Controlling
Class Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below.
With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a
Serviced Loan Combination in respect of which the related Loan Combination
Co-Lender Agreement provides a different process for the review and approval of
Asset Status Reports), the Special Servicer may, from time to time, modify any
Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, in the case of a Serviced
Loan Combination, the related Non-Trust Loan Holder(s)) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, in the case of a Serviced Loan
Combination, the related Non-Trust Loan Holder(s)) pursuant to the Servicing
Standard.

          In the event the Controlling Class Representative and the Special
Servicer have been unable to agree upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan (excluding any Mortgage Loan that is part of a
Serviced Loan Combination in respect of which the related Loan Combination
Co-Lender Agreement provides a different process for the review and approval of
Asset Status Reports) within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this
Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

          In the case of each Serviced Loan Combination, the review and approval of Asset Status Reports shall be conducted in accordance with the provisions of the related Loan Combination Co-Lender Agreement if a different process for the review and approval of such reports is provided for therein.

                                      -205-

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a) and any related Asset Status Report shall not be a substitute for the exercise of those rights.

          No direction of, objection by, or failure to approve by, the
Controlling Class Representative or the majority of the Certificateholders (or, if applicable, in the case of a Serviced Loan Combination, any related Non-Trust
Loan Holder(s)) in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage
Loan, applicable law or any provision of this Agreement, including the Special
Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (x) result in the imposition of a
"prohibited transaction" or "prohibited contribution" tax under the REMIC
Provisions or (y) expose the applicable Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Certificate
Administrator, the Trustee, the Custodian or any Fiscal Agent or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the applicable Master Servicer's, the Trustee's, the Certificate
Administrator's, any Fiscal Agent's or the Special Servicer's responsibilities under this Agreement.

          SECTION 3.22 Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), each Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement, includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Section 7.01(a) (x) and (xi)) to the extent applicable (modified to apply to the
Sub-Servicer instead of the applicable Master Servicer) and, if the Sub-Servicer has "cashiering" responsibilities that include receiving or maintaining collections on a Mortgage Loan or in respect of an escrow or otherwise handling funds in respect thereof, includes such requirements for the maintenance of errors and omissions insurance and a fidelity bond as are set forth in Section
3.07(c); (ii) provides that, if the Sub-Servicer constitutes an Additional Item
1123 Servicer, then it will deliver to the applicable parties an Annual
Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a Sub-Servicing Function
Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the Commission) as and when contemplated by Section 3.14; (iii) provides that if the applicable Master
Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights

                                      -206-

and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable Master Servicer or the Special
Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement
(the Sub-Servicers that are party to such agreements are indicated on Schedule V hereto) (such Sub-Servicers, "Designated Sub-Servicers")) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification);
(iv) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Serviced Loan
Combination, the related Non-Trust Loan Holder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the applicable Master Servicer or the
Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any Fiscal Agent, the
Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Loan Holder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (v) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (vi) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the applicable Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the applicable Master Servicer or the Special Servicer, as applicable, or conduct any foreclosure action, accept any deed-in-lieu of foreclosure, or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vii)
does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing
Agreement entered into by any Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such
Mortgage Loan for so long as such Mortgage Loan continues to be a Specially
Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the
Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a
Specially Serviced Mortgage Loan. The Master Servicers and the Special Servicer
shall each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master
Servicers and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by any Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of such Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master
Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), as applicable, such interest to be allocable between the applicable Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this
Agreement, the applicable Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The

                                      -207-

applicable Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor and, if a Serviced Loan Combination is involved, the related Non-Trust Loan Holder(s), in writing promptly of the appointment by it of any Sub-Servicer after the date of this Agreement. The applicable Master
Servicer and the Special Servicer shall each notify the Trustee and the
Depositor in writing, promptly upon becoming aware thereof, whether any
Sub-Servicer constitutes an Additional Item 1123 Servicer (other than with respect to Designated Sub-Servicers as of the Closing Date and whether they constitute an Additional Item 1123 Servicer with respect to the Trust Fund as of the Closing Date) or a Sub-Servicing Function Participant. Notwithstanding the
foregoing, the Master Servicers and the Special Servicer may enter into arrangements with Servicing Representatives (in addition to the Designated
Sub-Servicers) to perform particular services (e.g., inspections) on a loan-by-loan basis that would not cause such Servicing Representatives to be
Additional Item 1123 Servicers. Each of the initial Master Servicers and the initial Special Servicer hereby represents and warrants that, as of the Closing
Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect to 10% or more of the Mortgage Pool (by balance); provided that, none of the Master Servicers or the Special Servicer makes the preceding representation with respect to any
Designated Sub-Servicers.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. In addition, the applicable Master Servicer shall use reasonable efforts to ensure that any
Sub-Servicer of a MERS Mortgage Loan, other than any Designated Sub-Servicer, is registered with MERS if the Master Servicer is not so registered.

          (c) The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Serviced Loan
Combination, also for the benefit of the related Non-Trust Loan Holder(s), shall
(at no expense to the Trustee, the Certificateholders, the subject Serviced Loan
Combination, any related Non-Trust Loan Holder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as any Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing
Agreement, the Master Servicers and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
Bank of America, Midland or Wachovia or any successor Master Servicer to such
Person hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this
Agreement: (i) to assume the rights and obligations of the departing Master
Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new
Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue

                                      -208-

negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an event of default
(within the meaning of such Sub-Servicing Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the
Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicers
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any Non-Trust Loan Holder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO
Properties for which it is responsible. The foregoing sentence shall not operate to impose on any Master Servicer or the Special Servicer a greater obligation than, as set forth herein, to use reasonable efforts to cause a Designated
Sub-Servicer to deliver any Annual Statement of Compliance, any Annual
Assessment Report or any Annual Attestation Report.

          In addition, the Special Servicer may not enter into any Sub-Servicing
Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to a Serviced Loan Combination shall be subject to the related Loan Combination Co-Lender Agreement. Furthermore, notwithstanding anything herein to the contrary, until the commencement of the first year that is not an Exchange Act Reporting Year, neither the Master
Servicers nor the Special Servicer shall retain or engage any Sub-Servicer or other Servicing Representative that, in any case, would constitute an Additional
Item 1123 Servicer or a Sub-Servicing Function Participant, without the express written consent of the Depositor.

          SECTION 3.23 Representations and Warranties of Each Master Servicer
                       and the Special Servicer.

          (a) Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Special Servicer, the Certificate
Administrator, the Custodian, any Fiscal Agent and each Non-Trust Loan Holder, as of the Closing Date, that:

               (i) In the case of Master Servicer No. 1, it is a national banking association, duly organized and validly existing under the laws of the
United States, in the case of Master Servicer No. 2, it is a corporation, duly organized and validly existing under the laws of the Delaware, and in the case of Master Servicer No. 3, it is a national banking association, duly organized and validly existing under the laws of the United States, and in each case, it is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on its ability to perform its obligations hereunder.

               (ii) The execution and delivery of this Agreement by such Master
Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not violate such Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                                      -209-

               (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master
Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Master Servicer is not in violation of, and its
execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such
Master Servicer.

               (vi) No litigation is pending or, to the best of such Master
Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such
Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master
Servicer, calculated on a consolidated basis.

               (vii) Each officer, director, or employee of such Master Servicer with responsibilities concerning the servicing and administration of Mortgage
Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section
3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Master Servicer of or compliance by such Master Servicer with this Agreement or the consummation of the transactions contemplated by this
Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

          (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicers, the Certificate
Administrator, the Custodian, any Fiscal Agent and each Non-Trust Loan Holder, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the
Special Servicer is in compliance

                                      -210-

with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special
Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special
Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by
Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this
Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                                      -211-

          (c) The representations and warranties of the Master Servicers and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicers) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

          Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, any Fiscal Agent and the Special Servicer, as of the
Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

          SECTION 3.25 Designation of Controlling Class Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Certificate
Administrator of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the
Certificate Administrator shall promptly notify the Depositor and the Holders
(and, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the
Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class
Representative, which shall be the designation of the Controlling Class
Representative by the Holders (or Certificate Owners) of Certificates
representing more than 50% of the Class Principal Balance of the Controlling
Class by a writing delivered to the Certificate Administrator. No appointment of any Person as a Controlling Class Representative shall be effective until such
Person provides the Certificate Administrator, the Master Servicers and the
Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Controlling Class
Representative shall be Goff Capital Partners, LP and no further notice shall be required for such appointment to be effective.

          (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from any Master Servicer or the Special Servicer, the
Certificate Administrator shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to

                                      -212-

the extent actually known to a Responsible Officer of the Certificate
Administrator or identified thereto by the Depository or the Depository
Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the
Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicers and the Special
Servicer shall be entitled to conclusively rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicers and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling
Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the
Certificate Administrator shall notify the other parties to this Agreement of such event. The expenses incurred by the Certificate Administrator in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Accounts pursuant to Section 3.05(a).

          (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the
Certificate Administrator and to such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Certificate Administrator and each other Holder (or, in the case of Book-Entry Certificates, Certificate
Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this
Agreement or any particular Mortgage Loan, the Controlling Class Representative
shall immediately notify the Certificate Administrator, the Master Servicers and
the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special
Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                                      -213-

          SECTION 3.26 Application of Default Charges.

          (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan (but, in the case of the Outside
Serviced Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, only to the extent of the Default Charges, if any, remitted to the
Trust in accordance with the Outside Servicing Agreement and/or the related Loan
Combination Co-Lender Agreement) shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to any Fiscal Agent, the Trustee, the applicable
     Master Servicer or the Special Servicer, in that order (except that payments to the Special Servicer and the applicable Master Servicer shall be made concurrently on a pro rata and pari passu basis), any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

               second, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the applicable Master Servicer or the
     Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

               third, to pay any outstanding expense incurred by the Special
     Servicer in connection with inspecting the related Mortgaged Property or
     REO Property, as applicable, pursuant to Section 3.12;

               fourth, to reimburse the Trust for any expenses reimbursed to the
     Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
     Section 3.12, which expenses were previously paid from a source other than
     Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

               fifth, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

               sixth, to reimburse the Trust for any other Additional Trust Fund
     Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which Additional
     Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

               seventh, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the applicable Master Servicer, if such Default
     Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan,

                                      -214-

     any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

          (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a)
and Section 4.01(b), subject to application pursuant to Section 3.05(a) or
3.05(b) for any items payable out of general collections on the Mortgage Pool, and if such Default Charges so applied relate to a Serviced Loan Combination, they shall be transferred from the related Loan Combination Custodial Account to the applicable Collection Account. Default Charges applied to reimburse the
Trust pursuant to any of clause second, clause fourth or clause sixth of Section
3.26(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or other Additional Trust
Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

          (c) The portion of any Default Charges with respect to a Non-Trust
Loan under a Serviced Loan Combination that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination
Co-Lender Agreement.

          SECTION 3.27 Controlling Class Representative Contact with Servicer.

          No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing
Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which such Master Servicer or the
Special Servicer, as the case may be, is responsible, at a time mutually agreed upon during normal business hours. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the applicable
Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to such Master Servicer or the
Special Servicer, as applicable).

          SECTION 3.28 Servicing of a Serviced Loan Combination and Certain
                       Matters Regarding any Loan Combination.

          (a) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination Co-Lender
Agreement. The parties hereto further recognize the respective rights and obligations of the Trust, as holder of the related Loan Combination Trust
Mortgage Loan, and the related Non-Trust Loan Holder(s) under the related Loan
Combination Co-Lender Agreement with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to the Trust and such Non-Trust Loan Holder(s) in accordance with the related Loan Combination Co-Lender Agreement, and (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to the Trust and such Non-Trust Loan Holder(s) in accordance with the related Loan Combination
Co-Lender Agreement.

                                     -215-

          (b) Subject to the related Loan Combination Co-Lender Agreement, each
Serviced Loan Combination shall be serviced pursuant to this Agreement as
Serviced Mortgage Loans, and servicing and administration of the related
Serviced Non-Trust Loan(s) shall continue hereunder for so long as the related
Serviced Loan Combination Trust Mortgage Loan or any related Loan Combination
REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Non-Trust Loan Holder(s) to or for the benefit of the
Trust Fund or any party hereto in accordance with the related Loan Combination
Co-Lender Agreement remain due and owing. In addition, the obligations and responsibilities under this Agreement of the Depositor, the applicable Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator and
any Fiscal Agent shall terminate with respect to a Serviced Non-Trust Loan if, when and to the extent that (i) the related Serviced Loan Combination Trust
Mortgage Loan has been paid in full or is no longer part of the Trust Fund and
(ii) no amounts payable by the related Non-Trust Loan Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related
Loan Combination Co-Lender Agreement remain due and owing.

          With respect to any Serviced Loan Combination, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO
Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the third paragraph of this Section 3.28(b), in accordance with the related Loan Combination Co-Lender Agreement, the servicing and administration of such Serviced Loan Combination and any related Loan
Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan Combination
Co-Lender Agreement) the applicable Master Servicer and, if such Serviced Loan
Combination is then being specially serviced hereunder or the related Loan
Combination Mortgaged Property has become a Loan Combination REO Property, the
Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the applicable Master Servicer and/or the Special
Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Loan Combination and the related Loan
Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO
Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Serviced Loan Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Co-Lender Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related
Loan Combination Co-Lender Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such
Serviced Loan Combination, the applicable Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such Serviced Loan
Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Serviced Loan Combination, under this Agreement as if such Serviced Loan Combination or any related Loan Combination REO
Property were the sole assets subject hereto but shall not be required to make any Advances with respect thereto.

                                     -216-

          (c) The Special Servicer (if any Serviced Non-Trust Loan is a
Specially Serviced Mortgage Loan or has become an REO Loan) or the applicable
Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to Section 3.12) the preparation and delivery of statements, reports, notices and other information with respect to, the Serviced Loan Combination related to any Serviced Non-Trust
Loan or any related REO Property required to be performed by the holder of the related Serviced Loan Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Loan Combination Co-Lender Agreement and/or any related mezzanine intercreditor agreement. In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced Non-Trust Loan:

               (i) none of the applicable Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, such Serviced Non-Trust
     Loan; and

               (ii) the applicable Master Servicer and the Special Servicer shall each consult with and obtain direction or advice from, or the consent of, the related Serviced Non-Trust Loan Holder(s) to the extent required by the related Loan Combination Co-Lender Agreement.

          (d) If any Serviced Non-Trust Loan or any portion thereof or any particular payments thereon are included in a REMIC or a grantor trust, then neither the applicable Master Servicer nor the Special Servicer shall knowingly take any action that would result in the equivalent of an Adverse REMIC Event with respect to such REMIC or the equivalent of an Adverse Grantor Trust Event with respect to such grantor trust, as the case may be.

          (e) The parties hereto acknowledge that a Serviced Non-Trust Loan
Holder shall not (1) owe any fiduciary duty to the Trustee, any Fiscal Agent, any Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan
Combination Co-Lender Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a Serviced Non-Trust Loan Holder
(i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interests of the
Certificateholders and shall be deemed to have agreed to take no action against a Serviced Non-Trust Loan Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and
(iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

          (f) The parties hereto recognize and acknowledge the respective rights of each Serviced Non-Trust Loan Holder under the related Loan Combination
Co-Lender Agreement, which rights may include, without limitation, with respect to any Serviced Loan Combination, one or more of the following: (i) the right of a Serviced Non-Trust Loan Holder, upon the occurrence of certain specified events under the related Loan Combination Co-Lender Agreement, to purchase the related Serviced Loan Combination Trust

                                     -217-

Mortgage Loan from the Trust at the price specified in the related Loan
Combination Co-Lender Agreement; (ii) the right of a Serviced Non-Trust Loan
Holder to cure defaults with respect to such Serviced Loan Combination or the related Loan Combination Trust Mortgage Loan; and (iii) consent rights, consultation rights and/or rights to advise or direct with respect to various servicing matters with respect to such Serviced Loan Combination. The parties hereto agree to take such actions expressly contemplated by the related Loan
Combination Co-Lender Agreement, or otherwise reasonably necessary, to allow the related Serviced Non-Trust Loan Holder to exercise such rights, in all cases subject to the terms, conditions and limitations set forth in the related Loan
Combination Co-Lender Agreement.

          (g) In connection with any purchase of a Serviced Loan Combination
Trust Mortgage Loan, pursuant to or as contemplated by Section 3.28(f), the applicable Master Servicer or the Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related Loan Combination Co-Lender
Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the applicable Master Servicer for deposit, as applicable, into the applicable Master Servicer's Collection Account and so notify the Custodian; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon receipt of a Request for Release from the applicable Master Servicer, the Custodian shall deliver the related Mortgage File to the Person effecting the purchase or its designee, and the Trustee shall execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such Serviced Loan Combination Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) Each of the rights of a Serviced Non-Trust Loan Holder under or contemplated by this Section 3.28 shall be exercisable by a designee thereof on its behalf; provided that the applicable Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee are provided with written notice by the related Serviced Non-Trust Loan Holder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

          (i) Any reference to servicing any of the Trust Mortgage Loans in accordance with any of the related loan documents shall also mean, in the case of a Serviced Loan Combination, in accordance with the related Loan Combination
Co-Lender Agreement.

          (j) In the event of any conflict between the terms of this Agreement
(insofar as it relates to any Loan Combination) and the terms of the related
Loan Combination Co-Lender Agreement, the related Loan Combination Co-Lender
Agreement shall control.

          (k) To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Loan Combination
Co-Lender Agreement for a Loan Combination are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

          (l) If any Non-Trust Loan constitutes a Specially Designated Non-Trust
Loan, and if any proposed servicing action, or any termination or replacement of the applicable Master Servicer or Loan Combination Special Servicer, with respect to the related Loan Combination Trust Mortgage Loan requires any party hereunder to obtain written confirmation from a Rating Agency that such action will not result in an Adverse Rating Event with respect to any Class of
Certificates, then, subject to Section 3.28(m), a written confirmation shall also be obtained from each applicable Other Rating Agency that such action will not result in an Adverse Rating Event with respect to any class of Specially
Designated Non-Trust Loan Securities backed by such Non-Trust Loan.

                                     -218-

          (m) Notwithstanding anything herein to the contrary, if this Agreement provides for obtaining a rating confirmation with respect to any Specially
Designated Non-Trust Loan Securities in connection with any action hereunder, no party hereto shall obtain such rating confirmation unless it is reasonably assured that the cost of such rating confirmation (or the applicable share thereof in accordance with the related Loan Combination Co-Lender Agreement)
will be borne (without right of reimbursement from the Trust) by the related
Non-Trust Loan Securitization Trust or by another third party other than the
Trust.

          (n) To the extent not otherwise expressly provided for herein, the applicable Master Servicer and the Special Servicer shall provide or make available to each Serviced Non-Trust Loan Holder or its designee, with respect to the related Serviced Non-Trust Loan, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust Mortgage
Loans, the same reports, documents and other information (including, without limitation, CMSA reports) that such Master Servicer or the Special Servicer, as the case may be, provides to the Trustee or the Certificate Administrator with respect to the related Loan Combination Trust Mortgage Loan, the related
Mortgagor, the related Loan Combination Mortgaged Property or the related Loan
Combination REO Property, and on a concurrent basis. The Trustee, the
Certificate Administrator, the applicable Master Servicer and the Special
Servicer shall each provide or make available to each Serviced Non-Trust Loan
Holder or its designee, with respect to the related Serviced Non-Trust Loan, the same reports, documents and other information (including, without limitation,
CMSA reports) that the Trustee, the Certificate Administrator, such Master
Servicer or the Special Servicer, as the case may be, provides to the
Controlling Class Representative, in so far as they relate to the related Loan
Combination Trust Mortgage Loan, the related Mortgagor, the related Loan
Combination Mortgaged Property or the related Loan Combination REO Property, and on a concurrent basis. In addition, the Certificate Administrator, the Trustee, the applicable Master Servicer or the Special Servicer, as the case may be, shall, upon receipt of a written request, provide or make available to a
Serviced Non-Trust Loan Holder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the related Serviced Non-Trust Loan, the related
Mortgagor, the related Loan Combination Mortgaged Property or the related Loan
Combination REO Property, to the extent such documents and information are in the possession of the party providing same. Notwithstanding the foregoing, none of the Trustee, the Certificate Administrator, any Master Servicer or the
Special Servicer shall be required to deliver or make available to any Serviced
Non-Trust Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.28(e) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Serviced Non-Trust Loan Holder within the same time period contemplated by this Section 3.28(n) pursuant to any other section of this Agreement.

          (o) For purposes of determining whether a Loan Combination Change of
Control Event has occurred, as well as the identity of the Loan Combination
Directing Lender, with respect to a Serviced Senior/Subordinate Loan
Combination, any Appraisal Reduction Amount that exists with respect thereto shall be allocated as provided in the definition of "Appraisal Reduction
Amount".

          (p) If and to the extent that the Loan Combination Co-Lender Agreement with respect to any Serviced Senior/Subordinate Loan Combination provides that a related Serviced Subordinate Non-Trust Loan Holder may avoid a related Loan
Combination Change of Control Event by delivering Reserve Collateral, then: (i)
the applicable Master Servicer shall hold all such Reserve Collateral (in an

                                     -219-

Eligible Account, in the case of cash) in accordance with the terms of this
Agreement and the related Loan Combination Co-Lender Agreement and in a manner that clearly identifies that such Reserve Collateral is being held for the benefit of the Holders but, for federal income tax purposes, is beneficially owned by the subject Serviced Subordinate Non-Trust Loan Holder; and (ii) the
applicable Master Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to such
Reserve Collateral. If any letters of credit are furnished as Reserve Collateral with respect to a Serviced Senior/Subordinate Loan Combination, and (i) if the
subject Serviced Subordinate Non-Trust Loan Holder has neither provided a replacement letter of credit at least 30 days before the expiration of the delivered letter of credit nor provided replacement Reserve Collateral with an expiration date of greater than 45 days from the date of substitution or (ii) if the long-term or short-term unsecured debt ratings of the issuer of such letter of credit fall below any applicable minimum rating requirements specified in the related Loan Combination Co-Lender Agreement, then the applicable Master
Servicer shall provide written notice of such event to the applicable Serviced
Subordinate Non-Trust Loan Holder, and unless such Serviced Subordinate
Non-Trust Loan Holder shall have replaced such letter of credit with a letter of credit in form and substance satisfactory to the applicable Master Servicer and the Rating Agencies within the period of time specified in the related Loan
Combination Co-Lender Agreement, such Master Servicer shall draw upon such letter of credit and hold the proceeds thereof as related Reserve Collateral.
Upon a Final Recovery Determination with respect to a Serviced
Senior/Subordinate Loan Combination, any related Reserve Collateral held by a
Master Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the related Loan
Combination Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto), up to the maximum amount permitted under the related Loan Combination
Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the subject Serviced
Senior/Subordinate Loan Combination or any related REO Property) reimbursable under such Loan Combination Co-Lender Agreement and this Agreement. To the extent necessary to effect such reimbursement, the applicable Master Servicer shall draw down upon or otherwise liquidate all applicable Reserve Collateral
(if any) and shall deposit such reimbursement payments in its Collection
Account. Such reimbursement payment shall, except for purposes of Section
3.11(c) hereof, constitute "Liquidation Proceeds". The applicable Master
Servicer may not release any Reserve Collateral to the Serviced Subordinate
Non-Trust Loan Holder that delivered such Reserve Collateral, except as expressly required under the related Loan Combination Co-Lender Agreement
(including, in connection with a Final Recovery Determination with respect to the related Serviced Senior/Subordinate Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 3.28(p)). Any arrangement by which any Reserve Collateral may be held shall constitute an
"outside reserve fund" within the meaning of Treasury regulations section
1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the Serviced Subordinate
Non-Trust Loan Holder that delivered such Reserve Collateral, who shall be taxed on all income with respect thereto. As compensation for maintaining any Reserve
Collateral, the applicable Master Servicer will be entitled to any interest or other income earned (to the extent permitted by the related Loan Combination
Co-Lender Agreement), and will be responsible for any losses on investments, with respect to such Reserve Collateral in the same manner as it is entitled to investment income, and is responsible for losses incurred, with respect to investments of funds in its Collection Account.

          (q) Upon the occurrence and continuance of a Loan Combination Change of Control Event (if applicable) with respect to a Serviced Loan Combination or related Administered REO Property, and/or if and for so long as the Trust, as holder of the Loan Combination Trust Mortgage Loan

                                     -220-

in such Serviced Loan Combination (or any successor Trust REO Loan with respect thereto), is or may be part of, as applicable, the applicable Loan Combination
Directing Lender, then the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of or in connection with exercising the rights and powers of the applicable Loan Combination
Directing Lender or Loan Combination Controlling Party, as applicable, under the related Loan Combination Co-Lender Agreement and (ii) shall be or may be part of, as applicable, the applicable Loan Combination Controlling Party hereunder.
The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with the related Loan Combination Co-Lender
Agreement, including providing notices to the related Serviced Non-Trust Loan
Holder(s). The Master Servicer, or, if it becomes aware of such event with respect to a Serviced Loan Combination that consists of one or more Specially
Serviced Mortgage Loans, the Special Servicer, shall provide the parties to this
Agreement with notice of the occurrence of a Serviced Loan Combination Change of
Control Event (if applicable) with respect to any Serviced Loan Combination or related Administered REO Property, promptly upon becoming aware thereof.

          (r) The Controlling Class Representative is hereby authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each Outside Serviced Trust Mortgage Loan, that would be applicable to it as a Loan Combination Directing Lender, or that relate to cure or purchase options, under the related Loan Combination Co-Lender Agreement (and any corresponding provisions of the related Outside Servicing Agreement), including for purposes of exercising, (i) either individually or together with related Non-Trust Loan
Holder(s), as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the related Outside Special Servicer and
(ii) any related purchase option and cure rights; provided that any purchase option or cure rights may be exercised by the Controlling Class Representative only in its individual capacity with its own funds; and provided, further, that the Controlling Class Representative may not replace an Outside Special Servicer unless, in addition to satisfying such other conditions as may be applicable under the related Loan Combination Co-Lender Agreement and Outside Servicing
Agreement, it (i) is directed to do so by, or has obtained the consent of,
Holders or, in the case of Book-Entry Certificates, Certificate Owners of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class and (ii) has obtained written confirmation from each Rating
Agency to the effect that such action will not result in an Adverse Rating Event with respect to the Certificates. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative, with respect to each Outside Serviced Trust Mortgage Loan, the Trustee shall inform the related
Outside Master Servicer, the related Outside Special Servicer and the related
Non-Trust Loan Holder(s) (and from time to time shall ensure that such parties remain similarly informed) that the Controlling Class Representative is entitled, to the fullest extent permitted under the related Loan Combination
Co-Lender Agreement, to exercise such rights and powers of the Trustee, in its capacity as holder of the Mortgage Note for the subject Outside Serviced Trust
Mortgage Loan, that would be applicable to it as a Loan Combination Directing
Lender, or that relate to cure or purchase options, under the related Loan
Combination Co-Lender Agreement (and any corresponding provisions of the related
Outside Servicing Agreement), and, further, the Trustee shall take such other actions as may be required under the related Loan Combination Co-Lender
Agreement in order to permit the Controlling Class Representative to exercise such rights and powers. The Controlling Class Representative shall be subject to the same limitations, constraints, restrictions and conditions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the subject Outside Serviced Trust Mortgage
Loan. In addition, subject to Section 7.01(f) and each other section hereof that specifically addresses a particular matter with respect to any

                                     -221-

Outside Serviced Trust Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such Outside Serviced
Trust Mortgage Loan, pursuant to the related Loan Combination Co-Lender
Agreement and/or the related Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the
Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to
Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the
Trustee, with respect to any Outside Serviced Trust Mortgage Loan or Outside
Administered REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the related
Outside Servicing Agreement or the related Loan Combination Co-Lender Agreement, to the extent that the Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Loan Combination
Co-Lender Agreement or the related Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          SECTION 3.29 Deliveries in Connection with Securitization of a
                       Serviced Mortgage Loan that is a Non-Trust Loan.

          (a) Each of the Master Servicers and the Special Servicer shall, upon reasonable written request, permit a related Non-Trust Loan Holder with respect to a Serviced Loan Combination to use the description of such party contained in the Prospectus Supplement (updated as appropriate by such Master Servicer or the
Special Servicer, as applicable) for inclusion in the disclosure materials relating to any Non-Trust Loan Securitization Trust; provided, that, (i) such disclosure with respect to such Master Servicer or Special Servicer is required under Regulation AB in connection with a public offering of securities to be backed by such Non-Trust Loan and (ii) such Master Servicer or Special Servicer is afforded reasonable notice and opportunity to review the relevant disclosure documents.

          (b) Each of the Master Servicers and the Special Servicer shall, upon reasonable written request, each timely provide (to the extent the reasonable cost thereof (including reasonable attorneys' fees) is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to any Non-Trust Loan Securitization Trust, such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the description(s) referred in Section 3.29(a) with respect to such party, substantially similar to those, if any, delivered by such Master Servicer or the
Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to the Certificates. None of the Master
Servicers or the Special Servicer shall be obligated to deliver any such item with respect to the creation of a Non-Trust Loan Securitization Trust if it did not deliver a corresponding item in connection with the creation of the Trust
Fund.

          (c) Notwithstanding any other provision of this Agreement to the contrary, including any time deadlines for delivery set forth in Section 3.13 and/or Section 3.14, to the extent that this Agreement obligates any party hereto to deliver any specific certifications, documents, reports, statements or other information to the depositor and/or trustee of any other securitization involving a Serviced Non-Trust Loan and the issuance of publicly offered securities, and such obligation would not otherwise arise hereunder if such securitization was not subject to Regulation AB and/or the related

                                     -222-

securitization trust was not otherwise subject to Exchange Act reporting, then such party shall not be in default hereunder for failure to deliver any particular such item or other information unless and until it has received written notice, or otherwise has actual knowledge, at least 15 days in advance of the required delivery of the particular item or other information in question, that such delivery is required or that such Serviced Non-Trust Loan has been or will be included in a securitization subject to Regulation AB and/or as to which the related securitization trust is or will be subject to Exchange
Act reporting. The Depositor, if it is the depositor for the securitization of the subject Serviced Non-Trust Loan, agrees to use reasonable efforts to provide
30 days prior written notice to the applicable Master Servicer, Special
Servicer, Certificate Administrator and Trustee of the requirement to deliver any item required under Section 3.13 and/or Section 3.14 to be delivered to the related securitization trust. Any reasonable cost and expense of the applicable
Master Servicer, Special Servicer, the Certificate Administrator and the Trustee
in cooperating with such depositor or trustee of such securitization trust
(above and beyond their expressed duties hereunder) shall be the responsibility of such depositor or other securitization trust. The parties hereto shall have the right to require that such depositor or trustee provide them with the contact information for the depositor, the trustee or other applicable recipient party, as applicable, to the securitization agreement memorializing such securitization trust.

          (d) This Section 3.29 shall inure to the benefit of the holder of each applicable Non-Trust Loan as to which the disclosure contemplated above in this
Section 3.29 is required pursuant to Regulation AB. None of the Master Servicers or the Special Servicer shall be terminable under Article VII for a failure to comply with this Section 3.29. The foregoing sentence shall not operate to limit any remedies any Non-Trust Holder may have at law or in equity for a failure of a Master Servicer or the Special Servicer to comply with this Section 3.29.

          SECTION 3.30 Certain Matters Regarding Mezzanine Debt.

          (a) The parties hereto acknowledge that there may exist one or more
Mezzanine Loans relating to any particular Trust Mortgage Loan and that such
Trust Mortgage Loan may be subject to the terms and conditions of the related
Mezzanine Intercreditor Agreement.

          (b) If a Mezzanine Loan exists that relates to any particular Serviced
Mortgage Loan, then the Special Servicer (if such Serviced Mortgage Loan is a
Specially Serviced Mortgage Loan or has become an REO Loan) or the applicable
Master Servicer (otherwise), as applicable, shall take all actions relating to the preparation and delivery of statements, reports, notices and other information with respect to such Serviced Mortgage Loan or the related Mortgaged
Property required to be performed by the holder of such Serviced Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Mezzanine Intercreditor Agreement. In addition, the applicable Master Servicer and the Special Servicer shall each obtain the consent of, the related Mezzanine Lender(s) to the extent required by the related Mezzanine Intercreditor Agreement.

          (c) The parties hereto recognize and acknowledge the respective rights of each Mezzanine Lender under the related Mezzanine Intercreditor Agreement, which rights may include, without limitation, with respect to any related Trust
Mortgage Loan, one or more of the following: (i) the right of a Mezzanine
Lender, upon the occurrence of certain specified events under the related
Mezzanine Intercreditor Agreement, to purchase such Trust Mortgage Loan from the
Trust at the price specified in the related Mezzanine Intercreditor Agreement;
(ii) the right of a Mezzanine Lender to cure defaults with respect to such Trust
Mortgage Loan; and (iii) consent rights with respect to such Trust

                                     -223-

Mortgage Loan. The parties hereto agree to take such actions expressly contemplated by the related Mezzanine Intercreditor Agreement, or otherwise reasonably necessary, to allow a related Mezzanine Lender to exercise such rights, in all cases subject to the terms, conditions and limitations set forth in the related Mezzanine Intercreditor Agreement.

          (d) In connection with any purchase of a Serviced Mortgage Loan, pursuant to or as contemplated by a Mezzanine Intercreditor Agreement, a Master
Servicer or the Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related Mezzanine Intercreditor Agreement)
and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the applicable Master Servicer for deposit, as applicable, into the Loan Combination Custodial Account and so notify the Trustee and the
Custodian; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for
Release from the applicable Master Servicer, the Custodian shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee;
and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such Serviced Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (e) Any reference to servicing any of the Trust Mortgage Loans in accordance with any of the related loan documents shall also mean, in the case of a Mezzanine-Related Trust Mortgage Loan, in accordance with the related
Mezzanine Intercreditor Agreement.

          (f) In the event of any conflict between the terms of this Agreement
(insofar as it relates to any Mezzanine-Related Trust Mortgage Loan) and the
terms of the related Mezzanine Intercreditor Agreement in effect as of the
Closing Date, such Mezzanine Intercreditor Agreement shall control.

          (g) The Custodian hereby agrees to deliver any Mezzanine Intercreditor
Agreement related to a Mezzanine-Related Trust Mortgage Loan to the applicable
Master Servicer within three (3) Business Days of any request by such Master
Servicer.

                                     -224-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01 Distributions.

          (a) On each Distribution Date, the Certificate Administrator shall, based on, among other things, information provided by the Master Servicers and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (viii) and deemed distributions from REMIC I pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the
Loan Group 1 Available Distribution Amount, the Loan Sub-Group 2a and/or the
Loan Sub-Group 2b Available Distribution Amount, as applicable, for such
Distribution Date:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, from the
     Loan Group 1 Available Distribution Amount for such Distribution Date, in an amount equal to, and pro rata as among those Classes of Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A
     Certificates, from the Loan Sub-Group 2a Available Distribution Amount
     (and, to the extent the Loan Sub-Group 2b Available Distribution Amount exceeds all Distributable Certificate Interest payable in respect of the
     Class A-1AF Certificates on such Distribution Date pursuant to this clause
     (i), from the Loan Sub-Group 2b Available Distribution Amount) for such
     Distribution Date, in an amount equal to all Distributable Certificate
     Interest in respect of the Class A-1A Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates; and also concurrently, to make distributions of interest to the
     Holders of the Class A-1AF Certificates, from the Loan Sub-Group 2b
     Available Distribution Amount (and, to the extent the Loan Sub-Group 2a
     Available Distribution Amount exceeds all Distributable Certificate
     Interest payable in respect of the Class A-1A Certificates on such
     Distribution Date pursuant to this clause (i), from the Loan Sub-Group 2a
     Available Distribution Amount) for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of the Class
     A-1AF Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class X
     Certificates, from the Loan Group 1 Available Distribution Amount, the Loan
     Sub-Group 2a Available Distribution Amount and/or the Loan Sub-Group 2b
     Available Distribution Amount for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of the Class X
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan
     Group 1 Available Distribution Amount, the Loan Sub-Group 2a Available
     Distribution Amount and/or the Loan Sub-Group 2b Available Distribution
     Amount, as applicable, for such Distribution Date is/are insufficient to pay in full the Distributable Certificate Interest payable as provided above in respect of any Class of the Senior Certificates on such
     Distribution Date, then the entire Available Distribution Amount for such
     Distribution Date shall be applied to make distributions of interest to the
     Holders of the

                                     -225-

     respective Classes of the Senior Certificates up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the
     Distributable Certificate Interest in respect of each such Class of
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution
     Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates, until the related Class Principal Balance is reduced to zero, fourth, to the Holders of the Class A-3 Certificates, until the related Class Principal Balance is reduced to zero, fifth, to the
     Holders of the Class A-SB Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of this clause (ii)) is reduced to zero, and sixth, to the Holders of the Class A-4 Certificates, until the related Class
     Principal Balance is reduced to zero, in that order, up to an aggregate amount for subclauses first through sixth above in this clause (ii) (not to exceed the aggregate of the Class Principal Balances of the Class A-1,
     Class A-2, Class A-3, Class A-SB and Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1
     Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such
     Distribution Date) equal to the Loan Sub-Group 2a Principal Distribution
     Amount for such Distribution Date; and also concurrently, to make distributions of principal to the Holders of the Class A-1AF Certificates, up to an amount (not to exceed the Class Principal Balance of the Class
     A-1AF Certificates outstanding immediately prior to such Distribution Date)
     equal to the Loan Sub-Group 2b Principal Distribution Amount for such
     Distribution Date; provided that, if the remaining portion, if any, of the
     Available Distribution Amount for such Distribution Date is less than the
     Principal Distribution Amount for such Distribution Date, then (A) the
     Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
     Certificates shall have a prior right, relative to the Holders of the Class
     A-1A and Class A-1AF Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion, if any, of the Loan Group 1 Available Distribution Amount for such
     Distribution Date, (B) the Holders of the Class A-1A and Class A-1AF
     Certificates shall have a prior right, relative to the Holders of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, to
     receive their distributions of principal pursuant to this clause (ii) out of the aggregate remaining portion, if any, of the Loan Sub-Group 2a
     Available Distribution Amount and the Loan Sub-Group 2b Available
     Distribution Amount for such Distribution Date, (C) the Holders of the
     Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1AF Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion, if any, of the Loan Sub-Group 2a Available Distribution Amount for such
     Distribution Date, and (D) the Holders of the Class A-1AF Certificates
     shall have a prior right, relative to the Holders of the Class A-1A
     Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion, if any, of the Loan Sub-Group 2b
     Available Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class
     Principal Balances of the Class AM, Class AM-A, Class AM-AF, Class AJ,
     Class AJ-A, Class AJ-AF, Class B, Class C, Class D, Class E, Class F, Class
     G, Class H,

                                     -226-

     Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and
     Class T Certificates has previously been reduced to zero, or if the subject
     Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4, Class A-1A and Class A-1AF Certificates
     pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective Class
     Principal Balances thereof outstanding immediately prior to such
     Distribution Date (and without regard to Loan Groups, Loan Sub-Groups or the Principal Distribution Amount for such Distribution Date);

               (iii) if the aggregate of the Class Principal Balances of the
     Class A-1A, Class AM-A and Class AJ-A Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1AF
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1AF Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to the Class A-1AF Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the remaining portion, if any, of the Loan Sub-Group 2a Principal Distribution Amount for such
     Distribution Date;

               (iv) if the aggregate of the Class Principal Balances of the
     Class A-1AF, Class AM-AF and Class AJ-AF Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the remaining portion, if any, of the Loan
     Sub-Group 2b Principal Distribution Amount for such Distribution Date;

               (v) if the aggregate of the Class Principal Balances of the Class
     A-1A, Class A-1AF, Class AM-A, Class AM-AF, Class AJ-A and Class AJ-AF
     Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such
     Distribution Date pursuant to clause (ii) above) is reduced to the Class
     A-SB Planned Principal Balance for such Distribution Date, second, to the
     Holders of the Class A-1 Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-1 Certificates on such Distribution Date pursuant to clause (ii) above) is reduced to zero, third, to the Holders of the Class
     A-2 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class
     A-2 Certificates on such Distribution Date pursuant to clause (ii) above)
     is reduced to zero, fourth, to the Holders of the Class A-3 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-3 Certificates on such Distribution Date pursuant to clause (ii) above) is reduced to zero, fifth, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to clause (ii) above and/or subclause first of this clause (v)) is reduced to zero, and sixth, to the Holders of the Class A-4 Certificates, until the related Class Principal Balance
     (after taking into account any distributions of principal made with respect to the Class

                                     -227-

     A-4 Certificates on such Distribution Date pursuant to clause (ii) above)
     is reduced to zero, in that order, up to an aggregate amount for subclauses first through sixth above in this clause (v) (not to exceed the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3,
     Class A-SB and Class A-4 Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to clause (ii) above) equal to the aggregate remaining portion, if any, of the Loan Sub-Group 2a Principal Distribution Amount and the Loan Sub-Group
     2b Principal Distribution Amount for such Distribution Date;

               (vi) if the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class AM and Class
     AJ Certificates has been reduced to zero, to make distributions of principal on a pari passu basis (A) to the Holders of the Class A-1A
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the product of (1) a fraction, the numerator of which is equal to the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class
     A-1AF, Class AM-A, Class AM-AF, Class AJ-A and Class AJ-AF Certificates
     outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
     Certificates pursuant to any prior clause of this Section 4.01(a), multiplied by (2) the remaining portion, if any, of the Loan Group 1
     Principal Distribution Amount for such Distribution Date, and (B) to the
     Holders of the Class A-1AF Certificates, up to an amount (not to exceed the
     Class Principal Balance of the Class A-1AF Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1AF Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a))
     equal to the product of (1) a fraction, the numerator of which is equal to the Class Principal Balance of the Class A-1AF Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1AF Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class A-1AF, Class AM-A, Class AM-AF, Class AJ-A and
     Class AJ-AF Certificates outstanding immediately prior to such Distribution
     Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates pursuant to any prior clause of this Section
     4.01(a), multiplied by (2) the remaining portion, if any, of the Loan Group
     1 Principal Distribution Amount for such Distribution Date; provided that, if the remaining portion, if any, of the Available Distribution Amount for such Distribution Date is less than the total distributions of principal to be made pursuant to this clause (vi), then such remaining portion of the
     Available Distribution Amount for such Distribution Date shall be allocated between the distributions to be made pursuant to subclause (A) of this clause (vi) and subclause (B) of this clause (vi) on a pro rata basis in accordance with the respective amounts of principal to be made pursuant to each such subclause;

               (vii) to make distributions to the Holders of the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class A-1AF
     Certificates, up to an amount equal

                                     -228-

     to, pro rata in accordance with, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

               (viii) to make distributions of interest to the Holders of the
     Class AM Certificates, from the remaining portion, if any, of the Loan
     Group 1 Available Distribution Amount for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such
     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class AM-A
     Certificates, from the remaining portion, if any, of the Loan Sub-Group 2a
     Available Distribution Amount (and, to the extent that the remaining portion, if any, of the Loan Sub-Group 2b Available Distribution Amount
     exceeds all Distributable Certificate Interest payable in respect of the
     Class AM-AF Certificates on such Distribution Date pursuant to this clause
     (viii), then from the remaining portion, if any, of the Loan Sub-Group 2b
     Available Distribution Amount) for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of the Class
     AM-A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class AM-AF
     Certificates, from the remaining portion, if any, of the Loan Sub-Group 2b
     Available Distribution Amount (and, to the extent that the remaining portion, if any, of the Loan Sub-Group 2a Available Distribution Amount
     exceeds all Distributable Certificate Interest payable in respect of the
     Class AM-A Certificates on such Distribution Date pursuant to this clause
     (viii), then from the remaining portion, if any, of the Loan Sub-Group 2a
     Available Distribution Amount) for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of the Class
     AM-AF Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that, if the applicable remaining portion(s), if any, of the Loan Group 1
     Available Distribution Amount, the Loan Sub-Group 2a Available Distribution
     Amount and/or the Loan Sub-Group 2b Available Distribution Amount, as
     applicable, for such Distribution Date is/are insufficient to pay in full the Distributable Certificate Interest payable as provided above in respect of any Class of the Class AM, Class AM-A and Class AM-AF Certificates, then the entire remaining portion, if any, of the Available Distribution Amount for such Distribution Date shall be applied to make distributions of interest to the Holders of the respective Classes of the Class AM, Class
     AM-A and Class AM-AF Certificates up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Distributable
     Certificate Interest in respect of each such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (ix) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates has
     been reduced to zero, to make distributions of principal to the Holders of the Class AM Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class AM Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Loan Group 1 Principal Distribution Amount for such Distribution Date;
     and concurrently, after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AM-A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class AM-A Certificates
     outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Loan Sub-Group 2a Principal

                                     -229-

     Distribution Amount for such Distribution Date; and also concurrently, after the Class Principal Balance of the Class A-1AF Certificates has been reduced to zero, to make distributions of principal to the Holders of the
     Class AM-AF Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class AM-AF Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Loan Sub-Group 2b Principal Distribution Amount for such Distribution
     Date; provided that, if the remaining portion, if any, of the Available
     Distribution Amount for such Distribution Date is insufficient to make all distributions of principal contemplated by this clause (ix) on such
     Distribution Date, then (A) the Holders of the Class AM Certificates shall have a prior right, relative to the Holders of the Class AM-A and Class
     AM-AF Certificates, to receive their distributions of principal pursuant to this clause (ix) out of the remaining portion, if any, of the Loan Group 1
     Available Distribution Amount for such Distribution Date, (B) the Holders of the Class AM-A and Class AM-AF Certificates shall have a prior right, relative to the Holders of the Class AM Certificates, to receive their distributions of principal pursuant to this clause (ix) out of the aggregate remaining portion, if any, of the Loan Sub-Group 2a Available
     Distribution Amount and Loan Sub-Group 2b Available Distribution Amount for
     such Distribution Date, (C) the Holders of the Class AM-A Certificates
     shall have a prior right, relative to the Holders of the Class AM-AF
     Certificates, to receive their distributions of principal pursuant to this clause (ix) out of the remaining portion, if any, of the Loan Sub-Group 2a
     Available Distribution Amount for such Distribution Date, and (D) the
     Holders of the Class AM-AF Certificates shall have a prior right, relative to the Holders of the Class AM-A Certificates, to receive their distributions of principal pursuant to this clause (ix) out of the remaining portion, if any, of the Loan Sub-Group 2b Available Distribution
     Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal
     Balances of the Class AJ, Class AJ-A, Class AJ-AF, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class P, Class Q, Class S and Class T Certificates has previously been reduced to zero, or if the subject Distribution Date is the final
     Distribution Date, then (A) distributions of principal will be made from the remaining portion, if any, of the Loan Group 1 Principal Distribution
     Amount to the Holders of the Class A-1A and Class A-1AF Certificates until the respective Class Principal Balances thereof (after taking into account any distributions of principal made with respect to those Classes of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) are reduced to zero, on a pro rata basis in accordance with such respective Class Principal Balances thereof, (B) distributions of principal will be made from the remaining portion, if any, of the Loan
     Sub-Group 2a Principal Distribution Amount, first, to the Holders of the
     Class A-1AF Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-1AF Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, and then, to the
     Holders of the A-1, Class A-2, Class A-3, Class A-SB and/or

                                     -230-

     Class A-4 Certificates (in substantially the order and amounts contemplated by clause (v) above), until the respective Class Principal Balances thereof
     (after taking into account any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, (C)
     distributions of principal will be made from the remaining portion, if any, of the Loan Sub-Group 2b Principal Distribution Amount, first, to the
     Holders of the Class A-1A Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, and then, to the Holders of the A-1, Class A-2, Class A-3, Class A-SB and/or Class
     A-4 Certificates (in substantially the order and amounts contemplated by clause (v) above), until the respective Class Principal Balances thereof
     (after taking into account any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, and (D) any portion of the Principal Distribution Amount remaining after retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and
     Class A-1AF Certificates will be made to the Holders of the Class AM, Class
     AM-A and Class AM-AF Certificates pursuant to this clause (ix) up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups, Loan Sub-Groups or the Principal Distribution Amount for
     such Distribution Date);

               (x) if the aggregate of the Class Principal Balances of the Class
     A-1A, Class AM-A and Class AJ-A Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-1AF
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-1AF
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, and second, to the Holders of the
     Class AM-AF Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class AM-AF Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, in that order, up to an aggregate amount for subclauses first and second of this clause (x) (not to exceed the aggregate of the Class Principal Balances of the Class A-1AF and
     Class AM-AF Certificates outstanding immediately prior to such Distribution
     Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the remaining portion, if any, of the Loan Sub-Group 2a Principal Distribution Amount for such Distribution
     Date;

               (xi) if the aggregate of the Class Principal Balances of the
     Class A-1AF, Class AM-AF and Class AJ-AF Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the
     Class A-1A Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, and second, to the
     Holders of the Class AM-A Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class AM-A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, in that order, up to an aggregate amount for subclauses first and second of this clause (xi) (not to exceed the aggregate of the Class Principal Balances of the Class A-1A and Class AM-A Certificates outstanding immediately prior to such Distribution Date, reduced by the aggregate of any distributions of principal made with respect to those Classes of Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a))
     equal to the remaining portion, if any, of the Loan Sub-Group 2b Principal
     Distribution Amount for such Distribution Date;

               (xii) if the aggregate of the Class Principal Balances of the
     Class A-1A, Class A-1AF, Class AM-A, Class AM-AF, Class AJ-A and Class
     AJ-AF Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB

                                     -231-

     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, to the Holders of the Class A-1
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-1
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, third, to the Holders of the Class A-2
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-2
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, fourth, to the Holders of the Class
     A-3 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class
     A-3 Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, fifth, to the Holders of the
     Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-SB Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a) and/or subclause first of this clause (xii))
     is reduced to zero, sixth, to the Holders of the Class A-4 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-4 Certificates on such Distribution Date pursuant to any prior clause of this Section
     4.01(a)) is reduced to zero, and, seventh, to the Holders of the Class AM
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class AM
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, in that order, up to an aggregate amount for subclauses first through seventh above in this clause (xii) (not to exceed the aggregate of the Class Principal Balances of the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4 and Class AM Certificates
     outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) equal to the aggregate remaining portion, if any, of the
     Loan Sub-Group 2a Principal Distribution Amount and the Loan Sub-Group 2b
     Principal Distribution Amount for such Distribution Date;

               (xiii) if the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class AM and Class
     AJ Certificates has been reduced to zero, to make distributions of principal on a pari passu basis to (A) the Holders of the Class A-1A and
     Class AM-A Certificates, in that order, in each case until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the subject Class of Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, up to an aggregate amount (not to exceed the aggregate of the Class Principal Balances of the Class A-1A and Class AM-A Certificates
     outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) equal to the product of (1) a fraction, the numerator of which is equal to the aggregate of the Class Principal Balances of the
     Class A-1A and Class AM-A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class
     A-1AF, Class AM-A, Class AM-AF, Class

                                     -232-

     AJ-A and Class AJ-AF Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a), multiplied by (2) the remaining portion, if any, of the Loan Group 1 Principal Distribution
     Amount for such Distribution Date, and (B) the Holders of the Class A-1AF
     and Class AM-AF Certificates, in that order, in each case until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the subject Class of Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, up to an aggregate amount (not to exceed the aggregate of the Class Principal Balances of the Class A-1AF and Class AM-AF
     Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the product of (1) a fraction, the numerator of which is equal to the aggregate of the Class Principal
     Balances of the Class A-1AF and Class AM-AF Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class A-1AF, Class AM-A, Class AM-AF, Class AJ-A and
     Class AJ-AF Certificates outstanding immediately prior to such Distribution
     Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates pursuant to any prior clause of this Section
     4.01(a), multiplied by (2) the remaining portion, if any, of the Loan Group
     1 Principal Distribution Amount for such Distribution Date; provided that, if the remaining portion, if any, of the Available Distribution Amount for such Distribution Date is less than the total distributions of principal to be made pursuant to this clause (xiii), then such remaining portion of the
     Available Distribution Amount for such Distribution Date shall be allocated between the distributions to be made pursuant to subclause (A) of this clause (xiii) and subclause (B) of this clause (xiii) on a pro rata basis in accordance with the respective amounts of principal to be made pursuant to each such subclause;

               (xiv) to make distributions to the Holders of the Class AM, Class
     AM-A and Class AM-AF Certificates, up to an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to each such
     Class of Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
     Class AJ Certificates, from the remaining portion, if any, of the Loan
     Group 1 Available Distribution Amount for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such
     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class AJ-A
     Certificates, from the remaining portion, if any, of the Loan Sub-Group 2a
     Available Distribution Amount (and, to the extent that the remaining portion, if any, of the Loan Sub-Group 2b Available Distribution Amount
     exceeds all Distributable Certificate Interest payable in respect of the
     Class AJ-AF Certificates on such Distribution Date pursuant to this clause
     (xv), then from the remaining portion, if any, of the Loan Sub-Group 2b
     Available Distribution Amount) for such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of the Class
     AJ-A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make

                                     -233-

     distributions of interest to the Holders of the Class AJ-AF Certificates, from the remaining portion, if any, of the Loan Sub-Group 2b Available
     Distribution Amount (and, to the extent that the remaining portion, if any, of the Loan Sub-Group 2a Available Distribution Amount exceeds all
     Distributable Certificate Interest payable in respect of the Class AJ-A
     Certificates on such Distribution Date pursuant to this clause (xv), then from the remaining portion, if any, of the Loan Sub-Group 2a Available
     Distribution Amount) for such Distribution Date, in an amount equal to all
     Distributable Certificate Interest in respect of the Class AJ-AF
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that, if the applicable remaining portion(s), if any, of the Loan Group 1 Available
     Distribution Amount, the Loan Sub-Group 2a Available Distribution Amount
     and/or the Loan Sub-Group 2b Available Distribution Amount, as applicable, is/are insufficient to pay in full the Distributable Certificate Interest payable as provided above in respect of any Class of the Class AJ, Class
     AJ-A and Class AJ-AF Certificates, then the entire remaining portion, if any, of the Available Distribution Amount for such Distribution Date shall be applied to make distributions of interest to the Holders of the respective Classes of the Class AJ, Class AJ-A and Class AJ-AF Certificates
     up to an amount equal to, and pro rata as among such Classes of
     Certificates in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xvi) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class AM
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates, up to an amount (not to exceed the Class Principal Balance of the Class AJ Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Loan Group 1 Principal Distribution Amount for such
     Distribution Date; and concurrently, after the aggregate of the Class
     Principal Balances of the Class A-1A and Class AM-A Certificates has been reduced to zero, to make distributions of principal to the Holders of the
     Class AJ-A Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class AJ-A Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Loan
     Sub-Group 2a Principal Distribution Amount for such Distribution Date; and
     also concurrently, after the aggregate of the Class Principal Balances of the Class A-1AF and Class AM-AF Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ-AF
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class AJ-AF Certificates outstanding immediately prior to such
     Distribution Date) equal to the remaining portion, if any, of the Loan
     Sub-Group 2b Principal Distribution Amount for such Distribution Date;
     provided that, if the remaining portion, if any, of the Available
     Distribution Amount for such Distribution Date is insufficient to make all distributions of principal contemplated by this clause (xvi) on such
     Distribution Date, then (A) the Holders of the Class AJ Certificates shall have a prior right, relative to the Holders of the Class AJ-A and Class
     AJ-AF Certificates, to receive their distributions of principal pursuant to this clause (xvi) out of the remaining portion, if any, of the Loan Group 1
     Available Distribution Amount for such Distribution Date, (B) the Holders of the Class AJ-A and Class AJ-AF Certificates shall have a prior right, relative to the Holders of the Class AJ Certificates, to receive their distributions of principal pursuant to this clause (xvi) out of the aggregate remaining portion, if any, of the Loan Sub-Group 2a Available
     Distribution Amount and Loan Sub-Group 2b Available Distribution Amount for
     such Distribution Date, (C) the Holders of the Class AJ-A

                                     -234-

     Certificates shall have a prior right, relative to the Holders of the Class
     AJ-AF Certificates, to receive their distributions of principal pursuant to this clause (xvi) out of the remaining portion, if any, of the Loan
     Sub-Group 2a Available Distribution Amount for such Distribution Date, and
     (D) the Holders of the Class AJ-AF Certificates shall have a prior right, relative to the Holders of the Class AJ-A Certificates, to receive their distributions of principal pursuant to this clause (xvi) out of the remaining portion, if any, of the Loan Sub-Group 2b Available Distribution
     Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal
     Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class
     H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S
     and Class T Certificates has previously been reduced to zero, or if the subject Distribution Date is the final Distribution Date, then (A)
     distributions of principal will be made from the remaining portion, if any, of the Loan Group 1 Principal Distribution Amount, first, to the Holders of the Class A-1A and Class A-1AF Certificates, until the respective Class
     Principal Balances thereof (after taking into account any distributions of principal made with respect to those Classes of Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, on a pro rata basis in accordance with such respective
     Class Principal Balances thereof, and second, to the Holders of the Class
     AM-A and Class AM-AF Certificates, until the respective Class Principal
     Balances thereof (after taking into account any distributions of principal made with respect to those Classes of Certificates on such Distribution
     Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, on a pro rata basis in accordance with such respective Class
     Principal Balances thereof, (B) distributions of principal will be made from the remaining portion, if any, of the Loan Sub-Group 2a Principal
     Distribution Amount for such Distribution Date, first, to the Holders of the Class A-1AF Certificates for such Distribution Date, until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-1AF Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, second, to the Holders of the Class AM-AF Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class AM-AF
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, and third, to the Holders of the A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4 and/or Class AM Certificates
     (in substantially the order and amounts contemplated by clause (xii)
     above), until the respective Class Principal Balances thereof (after taking into account any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, (C) distributions of principal will be made from the remaining portion, if any, of the Loan
     Sub-Group 2b Principal Distribution Amount for such Distribution Date, first, to the Holders of the Class A-1AF Certificates, until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-1AF Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, second, to the Holders of the Class AM-AF Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class AM-AF
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, and third, to the Holders of the A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4 and/or Class AM Certificates
     (in substantially the order and amounts contemplated by clause (xii)
     above), until the respective Class Principal Balances thereof (after taking into account any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) are reduced to zero, and (D) any portion of the Principal

                                      -235-

     Distribution Amount remaining after retirement of the Class A-1, Class A-2,
     Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-1AF, Class AM, Class
     AM-A and Class AM-AF Certificates will be made to the Holders of the Class
     AJ, Class AJ-A and Class AJ-AF Certificates pursuant to this clause (xvi)
     up to an amount equal to, and pro rata as among such Classes of
     Certificates in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups, Loan Sub-Groups or the Principal
     Distribution Amount for such Distribution Date);

               (xvii) if the aggregate of the Class Principal Balances of the
     Class A-1A, Class AM-A and Class AJ-A Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the
     Class A-1AF Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-1AF Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, second, to the Holders of the Class AM-AF Certificates, until the related Class Principal Balance
     (after taking into account any distributions of principal made with respect to the Class AM-AF Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, and third, to the
     Holders of the Class AJ-AF Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class AJ-AF Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, in that order, up to an aggregate amount for subclauses first through third above in this clause (xvii) (not to exceed the aggregate of the Class Principal
     Balances of the Class A-1AF, Class AM-AF and Class AJ-AF Certificates
     outstanding immediately prior to such Distribution Date, reduced by the aggregate of any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the remaining portion, if any, of the Loan Sub-Group 2a Principal Distribution Amount for such Distribution
     Date;

               (xviii) if the aggregate of the Class Principal Balances of the
     Class A-1AF, Class AM-AF and Class AJ-AF Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the
     Class A-1A Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, second, to the Holders of the Class AM-A Certificates, until the related Class Principal Balance
     (after taking into account any distributions of principal made with respect to the Class AM-A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, and third, to the
     Holders of the Class AJ-A Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class AJ-A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, in that order, in an aggregate amount for subclauses first through third above in this clause (xviii) (not to exceed the aggregate of the Class Principal
     Balances of the Class A-1A, Class AM-A and Class AJ-A Certificates
     outstanding immediately prior to such Distribution Date, reduced by the aggregate of any distributions of principal made with respect to the Class
     A-1A, Class AM-A and Class AJ-A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the remaining portion, if any, of the Loan Sub-Group 2b Principal Distribution
     Amount for such Distribution Date;

                                      -236-

               (xix) if the aggregate of the Class Principal Balances of the
     Class A-1A, Class A-1AF, Class AM-A, Class AM-AF, Class AJ-A and Class
     AJ-AF Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to any prior clause of this Section
     4.01(a)) is reduced to the Class A-SB Planned Principal Balance for such
     Distribution Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-1 Certificates on such Distribution Date pursuant to any prior clause of this Section
     4.01(a)) is reduced to zero, third, to the Holders of the Class A-2
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-2
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, fourth, to the Holders of the Class
     A-3 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class
     A-3 Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, fifth, to the Holders of the
     Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-SB Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a) and/or subclause first of this clause (xii))
     is reduced to zero, sixth, to the Holders of the Class A-4 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-4 Certificates on such Distribution Date pursuant to any prior clause of this Section
     4.01(a)) is reduced to zero, seventh, to the Holders of the Class AM
     Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class AM
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, and eighth, to the Holders of the
     Class AJ Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class AJ Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, in that order, in an aggregate amount for subclauses first through eighth of this clause (xix)
     (not to exceed the aggregate of the Class Principal Balances of the Class
     A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class AM and Class AJ
     Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the excess, if any, of the aggregate remaining portion, if any, of the Loan Sub-Group 2a Principal
     Distribution Amount and the Loan Sub-Group 2b Principal Distribution Amount
     for such Distribution Date;

               (xx) if the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class AM and Class
     AJ Certificates has been reduced to zero, to make distributions of principal on a pari passu basis to (A) the Holders of the Class A-1A, Class
     AM-A and Class AJ-A Certificates, in that order, in each case until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the subject Class of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) is reduced to zero, up to an aggregate amount (not to exceed the aggregate of the Class Principal Balances of the Class A-1A,
     Class AM-A and Class AJ-A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to

                                      -237-

     any prior clause of this Section 4.01(a)) equal to the product of (1) a fraction, the numerator of which is equal to the aggregate of the Class
     Principal Balances of the Class A-1A, Class AM-A and Class AJ-A
     Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class A-1AF,
     Class AM-A, Class AM-AF, Class AJ-A and Class AJ-AF Certificates
     outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a), multiplied by (2) the remaining portion, if any, of the
     Loan Group 1 Principal Distribution Amount for such Distribution Date, and
     (B) the Holders of the Class A-1AF, Class AM-AF and Class AJ-AF
     Certificates, in that order, in each case until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the subject Class of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) is reduced to zero, up to an aggregate amount (not to exceed the aggregate of the Class
     Principal Balances of the Class A-1AF, Class AM-AF and Class AJ-AF
     Certificates outstanding immediately prior to such Distribution Date, reduced by the aggregate of any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the product of (1) a fraction, the numerator of which is equal to the aggregate of the Class
     Principal Balances of the Class A-1AF, Class AM-AF and Class AJ-AF
     Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those
     Classes of Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a), and the denominator of which is the aggregate of the Class Principal Balances of the Class A-1A, Class A-1AF,
     Class AM-A, Class AM-AF, Class AJ-A and Class AJ-AF Certificates
     outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a), multiplied by (2) the remaining portion, if any, of the
     Loan Group 1 Principal Distribution Amount for such Distribution Date;
     provided that, if the remaining portion, if any, of the Available
     Distribution Amount for such Distribution Date is less than the total distributions of principal to be made pursuant to this clause (xx), then such remaining portion of the Available Distribution Amount for such
     Distribution Date shall be allocated between the distributions to be made pursuant to subclause (A) of this clause (xx) and subclause (B) of this clause (xx) on a pro rata basis in accordance with the respective amounts of principal to be made pursuant to each such sub-clause;

               (xxi) to make distributions to the Holders of the Class AJ, Class
     AJ-A and Class AJ-AF Certificates, up to an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to each such
     Class of Certificates and not previously reimbursed;

               (xxii) to make distributions of interest to the Holders of the
     Class B Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

                                      -238-

               (xxiii) after the aggregate of the Class Principal Balances of the Class AJ, Class AJ-A and Class AJ-AF Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution
     Date) equal to the remaining portion, if any, of the Principal Distribution
     Amount for such Distribution Date;

               (xxiv) to make distributions to the Holders of the Class B
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (xxv) to make distributions of interest to the Holders of the
     Class C Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxvi) after the Class Principal Balance of the Class B
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xxvii) to make distributions to the Holders of the Class C
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

               (xxviii) to make distributions of interest to the Holders of the
     Class D Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class D Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxix) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

               (xxx) to make distributions to the Holders of the Class D
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xxxi) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class E Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

                                      -239-

               (xxxii) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xxxiii) to make distributions to the Holders of the Class E
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xxxiv) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class F Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxv) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xxxvi) to make distributions to the Holders of the Class F
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxxvii) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class G Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxviii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xxxix) to make distributions to the Holders of the Class G
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

               (xl) to make distributions of interest to the Holders of Class H
     Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding

                                      -240-

     immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xlii) to make distributions to the Holders of the Class H
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

               (xliii) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class J Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xliv) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xlv) to make distributions to the Holders of the Class J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xlvi) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class K Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xlvii) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (xlviii) to make distributions to the Holders of the Class K
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xlix) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class L Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (l) after the Class Principal Balance of the Class K Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the
     Principal Distribution Amount for such Distribution Date;

                                      -241-

               (li) to make distributions to the Holders of the Class L
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (lii) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class M Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (liii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (liv) to make distributions to the Holders of the Class M
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (lv) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class N Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lvi) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (lvii) to make distributions to the Holders of the Class N
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (lviii) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class P Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lix) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (lx) to make distributions to the Holders of the Class P
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

                                      -242-

               (lxi) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class Q Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lxii) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (lxiii) to make distributions to the Holders of the Class Q
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

               (lxiv) to make distributions of interest to the Holders of the
     Class S Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class S Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lxv) after the Class Principal Balance of the Class Q
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (lxvi) to make distributions to the Holders of the Class S
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class S Certificates and not previously reimbursed;

               (lxvii) to make distributions of interest to the Holders of the
     Class T Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class T Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lxviii) after the Class Principal Balance of the Class S
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date) equal to the remaining portion, if any, of the Principal Distribution Amount for such Distribution
     Date;

               (lxix) to make distributions to the Holders of the Class T
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class T Certificates and not previously reimbursed;

               (lxx) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
     Interests on such Distribution Date pursuant to Section 4.01(i), over (B)

                                      -243-

     the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (lxix) above; and

               (lxxi) to make distributions to the Holders of the Class R-I
     Certificates, up to an amount equal to the excess, if any, of (A) the
     Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates on such Distribution Date pursuant to clauses (i) through (lxx) above.

          The reference in any of clauses (i) through (lxxi) of the preceding paragraph to "remaining portion", when used with respect to any of the Available
Distribution Amount, the Loan Group 1 Available Distribution Amount, the Loan
Sub-Group 2a Available Distribution Amount and the Loan Sub-Group 2b Available
Distribution Amount, means the remaining portion, if any, of the Available
Distribution Amount, the Loan Group 1 Available Distribution Amount, the Loan
Sub-Group 2a Available Distribution Amount or the Loan Sub-Group 2b Available
Distribution Amount, as the case may be, with respect to the applicable
Distribution Date, after taking into account all distributions therefrom on the applicable Distribution Date pursuant to all such clauses prior to the clause in which such reference is made. The reference in any of clauses (i) through (lxxi)
of the preceding paragraph to "remaining portion", when used with respect to any of the Principal Distribution Amount, the Loan Group 1 Principal Distribution
Amount, the Loan Sub-Group 2a Principal Distribution Amount and the Loan
Sub-Group 2b Principal Distribution Amount, means the Principal Distribution
Amount, the Loan Group 1 Principal Distribution Amount, the Loan Sub-Group 2a
Principal Distribution Amount or the Loan Sub-Group 2b Principal Distribution
Amount, as the case may be, with respect to the applicable Distribution Date, net of any portion thereof distributed on the applicable Distribution Date to the Holders of the Principal Balance Certificates pursuant to all such clauses prior to the clause in which such reference is made.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Class X Components, on a pro rata basis in accordance with the respective amounts of Accrued Component Interest with respect to such Class X Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

          (b) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts on deposit therein that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Trust Mortgage Loans and any Trust REO Loans during the related
Collection Period (excluding any portion of such Prepayment Premiums and/or
Yield Maintenance Charges applied pursuant to Section 4.01(k) to reimburse the
Holders of one or more Classes of Principal Balance Certificates in respect of
Realized Losses and/or Additional Trust Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield
Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of the Corresponding REMIC I Regular Interest with respect to each Class of Principal Balance Certificates and each Class X Component receiving distributions of Prepayment Premiums and/or Yield Maintenance Charges pursuant to clause (i) or clause (ii) below (whether or not such REMIC I Regular

                                      -244-

Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield
Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Principal
     Balance Certificates (other than any Excluded Class thereof) entitled to distributions of principal (or, if the Class A-4, Class AM or Class AJ
     Certificates, on the one hand, and the Class A-1A, Class AM-A or Class AJ-A
     Certificates, on the other hand, or if either or both of those groups of
     Certificates, on the one hand, and the Class A-1AF, Class AM-AF or Class
     AJ-AF Certificates, on the other hand, remain outstanding, the distribution of principal with respect to the Loan Group (in the case of Loan Group 1)
     or Loan Sub-Group (in the case of Loan Sub-Group 2a or Loan Sub-Group 2b)
     that includes the prepaid Trust Mortgage Loan or Trust REO Loan, as the case may be) pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield and
     Prepayment Amount for each such Class of Certificates for such Distribution
     Date with respect to the subject Prepayment Premium or Yield Maintenance
     Charge, as the case may be; and

               (ii) second, to the Holders of the Class X Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or
     Prepayment Premium, as the case may be (excluding any portion of such
     Prepayment Premium and/or Yield Maintenance Charge applied pursuant to
     Section 4.01(k) to reimburse the Holders of one or more Classes of
     Principal Balance Certificates in respect of Realized Losses and/or
     Additional Trust Fund Expenses previously allocated thereto).

     All distributions of Prepayment Premiums and/or Yield Maintenance Charges
in respect of the Class X Certificates on any Distribution Date pursuant to this
Section 4.01(b) shall be deemed to have been made in respect of all the Class X
Components, pro rata in accordance with the respective amounts by which the related Component Notional Amounts of the Class X Components were reduced on such Distribution Date.

          (c) On each Distribution Date, the Certificate Administrator shall withdraw from the Additional Post-ARD Interest Account any amounts that represent Additional Post-ARD Interest actually collected during the related
Collection Period on the Trust ARD Loans and any successor Trust REO Loans with respect thereto and shall distribute such amounts to the Holders of the Class Z
Certificates.

          (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related
Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate
Register. The final distribution on each Certificate

                                      -245-

(determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to
Certificateholders of such final distribution. Prior to any termination of the
Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust
Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, then the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II
Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Certificate Administrator, the Certificate Registrar, the Depositor, the
Trustee, the Master Servicers, the Special Servicer or any Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Certificate Administrator and the Depositor shall perform their respective obligations under a Letter of Representations among the
Depositor, the Certificate Administrator and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (g) Except as otherwise provided in Section 9.01, whenever the
Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than five days after the related

                                      -246-

Determination Date, mail to each Holder of record on such date of such Class of
Certificates a notice to the effect that:

               (i) the Certificate Administrator expects that the final
     distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such
     Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering
Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former
Holder on any amount held in trust pursuant to this paragraph. If all of the
Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Holders of the Class R-II
Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the
Certificate Administrator shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the
Certificate Administrator with any IRS Form W-9 or W-8 (including Form W-8ECI,
W-8BEN or W-8IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

          (i) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on any Distribution Date
pursuant to Section 4.01(a), 4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC
I Regular Interest. All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to Section 4.01(a), and allocable to any particular Class X Component in accordance with Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Class X Component's Corresponding REMIC I Regular Interest. In each case, if such distribution

                                      -247-

on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular
Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the
case may be, in respect of such REMIC I Regular Interest.

          (j) On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Principal Balance Certificates (in the
same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Principal Balance Certificates. Any amounts remaining in the
Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

          (k) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account an amount equal to any Prepayment Premium and/or Yield Maintenance Charge that was received in respect of a Trust
Specially Serviced Mortgage Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Principal Balance Certificates pursuant to
Section 4.04 and had not been previously reimbursed, and the Certificate
Administrator shall distribute such amounts to reimburse the Holders of the
Principal Balance Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available
Distribution Amount for such Distribution Date and the amounts on deposit in the
Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution
Account will not reduce the Class Principal Balance of any Class of Principal
Balance Certificates

                                      -248-

          SECTION 4.02 Statements to Certificateholders.

          (a) On each Distribution Date, the Certificate Administrator shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Certificate Administrator) each subsequent
Certificate Owner (as identified to the reasonable satisfaction of the
Certificate Administrator), the Depositor, the Trustee, the Master Servicers,
the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a "Distribution Date
Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicers and the Special
Servicer. Each Distribution Date Statement shall be in the form set forth on
Exhibit B hereto and, in any event, shall set forth:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust
     Fund Expenses;

               (v) the total payments and other collections received by the
     Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the Available
     Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to Loan Group 1, Loan
     Sub-Group 2a and Loan Sub-Group 2b, respectively;

               (vi) (A) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and made with respect to Loan Group 1, Loan
     Sub-Group 2a and Loan Sub-Group 2b, respectively, for such Distribution
     Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to Loan Group 1, Loan Sub-Group 2a and Loan Sub-Group 2b,
     respectively, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicers, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (B) the aggregate amount of Servicing Advances with respect to the entire Mortgage Pool, and with respect to Loan Group 1, Loan Sub-Group 2a and Loan Sub-Group 2b,
     respectively, as of the close of business on the related Determination Date and (C) the aggregate amount of all Nonrecoverable Advances with respect

                                      -249-

     to the entire Mortgage Pool, and with respect to Loan Group 1, Loan
     Sub-Group 2a and Loan Sub-Group 2b, respectively, as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date (or, in the case of an Outside Serviced Trust
     Mortgage Loan, as of the end of the related Underlying Collection Period);

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust
     Mortgage Loans as of the close of business on the related Determination
     Date (or, in the case of an Outside Serviced Trust Mortgage Loan, as of the end of the related Underlying Collection Period);

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date or, in the case of an
     Outside Serviced Trust Mortgage Loan, as of the end of the related
     Underlying Collection Period) and aggregate Stated Principal Balance
     (immediately after such Distribution Date) of the Trust Mortgage Loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than
     89 days, (D) as to which foreclosure proceedings have been commenced, and
     (E) to the actual knowledge of any Master Servicer or the Special Servicer, in bankruptcy proceedings;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period or
     Underlying Collection Period, as applicable (other than a payment in full),
     (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event
     (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period or Underlying Collection Period, as applicable,
     (A) the loan number thereof, (B) the unpaid principal balance thereof and
     (C) a brief description of such modification, extension or waiver, as the case may be;

               (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Trust Mortgage Loan or the interests of the Certificateholders therein, is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Certificate Administrator that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

                                      -250-

               (xv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period or Underlying Collection Period, as applicable, the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such
     Trust Mortgage Loan as of the related date of acquisition;

               (xvi) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date (or, in the case of an Outside
     Administered REO Property, as of the end of the related Underlying
     Collection Period), the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period or Underlying Collection Period, as applicable, (A) the loan number of the related Trust Mortgage Loan, (B) the aggregate of all
     Liquidation Proceeds and other amounts received in connection with such
     Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any
     Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery Determination;

               (xviii) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xx) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

               (xxi) the Principal Distribution Amount, the Loan Group 1
     Principal Distribution Amount, the Loan Sub-Group 2a Principal Distribution
     Amount and the Loan Sub-Group 2b Principal Distribution Amount for such
     Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection
     Period or Underlying Collection Period, as applicable, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xxii) the aggregate of all Realized Losses incurred during the related Collection Period or Underlying Collection Period, as applicable, and all Additional Trust Fund Expenses incurred during the related
     Collection Period or Underlying Collection Period, as applicable;

               (xxiii) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

                                      -251-

               (xxiv) the Class Principal Balance or Class Notional Amount, as
     applicable, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and
     Additional Trust Fund Expenses on such Distribution Date;

               (xxv) the Certificate Factor for each Class of Regular
     Certificates immediately following such Distribution Date;

               (xxvi) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool and in respect of Loan Group 1, Loan Sub-Group
     2a and Loan Sub-Group 2b, respectively, paid to the Master Servicers, the
     Trustee and any Fiscal Agent during the related Collection Period in accordance with Section 4.03(d);

               (xxvii) the aggregate amount of any interest on Servicing
     Advances in respect of the Mortgage Pool and in respect of Loan Group 1,
     Loan Sub-Group 2a and Loan Sub-Group 2b, respectively, paid to the Master
     Servicers, the Trustee, any Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.03(d) (and the aggregate amount of interest on servicing advances in respect of an Outside
     Serviced Trust Mortgage Loan or any Outside Administered REO Property paid to any Outside Servicer or other applicable party during the related
     Underlying Collection Period in accordance with the related Outside
     Servicing Agreement);

               (xxviii) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to each Master Servicer, to the Special
     Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to any Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection
     Period, (B) the aggregate amount of servicing compensation in respect of each Outside Serviced Trust Mortgage Loan or any successor Trust REO Loan with respect thereto (separately identifying the amount of each category of compensation) paid to the related Outside Servicers during the related
     Underlying Collection Period and (C) such other information as the
     Certificate Administrator is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns;

               (xxix) (A) the loan number for each Trust Required Appraisal
     Mortgage Loan (and each Outside Serviced Trust Mortgage Loan or any successor Trust REO Loan with respect thereto with a similar status under the related Outside Servicing Agreement) and any related Appraisal
     Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Trust Required Appraisal Mortgage Loans (and each Outside Serviced
     Trust Mortgage Loan or any successor Trust REO Loan with respect thereto with a similar status under the related Outside Servicing Agreement) as of the related Determination Date (or, in the case of an Outside Serviced
     Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, if applicable, as of the end of the related Underlying Collection Period);

               (xxx) the original and then current credit support levels for each Class of Regular Certificates;

                                      -252-

               (xxxi) the original and then current ratings known to the
     Certificate Administrator for each Class of Regular Certificates;

               (xxxii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges collected during the related Collection Period;

               (xxxiii) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

               (xxxiv) the amounts, if any, actually distributed with respect to the Class Z Certificates, the Class R-I Certificates and the Class R-II
     Certificates, respectively, on such Distribution Date; and

               (xxxv) a brief description of any uncured Event of Default known to the Certificate Administrator (to the extent not previously reported)
     and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Certificate Administrator's reasonable judgment, be included on the Distribution Date Statement without undue difficulty.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Certificate
Administrator as a basis for information to be furnished pursuant to clauses (x)
through (xvii), (xxvii) through (xxix) and (xxxiii) above, insofar as the underlying information is solely within the control of the Special Servicer, the
Certificate Administrator and the Master Servicers may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          Each Distribution Date Statement shall identify the Distribution Date to which it relates and the Record Date, the Interest Accrual Period, the
Determination Date and the Collection Period that correspond to such
Distribution Date.

          The Certificate Administrator may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution
Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Certificate Administrator shall make available via its Internet Website the information specified in Section 3.15(b)
to the Persons specified therein. Absent manifest error, none of the Master
Servicers or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by any Master Servicer or the Special Servicer, as applicable. The
Certificate Administrator shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Certificate Administrator, the Master Servicers or
the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

                                      -253-

          Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i) and (ii) of the description of "Distribution Date
Statement" above and, upon request, the items provided to Certificateholders pursuant to clauses (iii) and (iv) of the description of "Distribution Date
Statement" above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of
Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Certificate Administrator shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate
Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Certificate Administrator shall be furnished to any such
Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Certificate Administrator shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special
Servicer or any Master Servicer, as applicable, and shall not be liable for any failure to deliver any statement, report or information on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Certificate Administrator or any
Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Certificate
Administrator, any Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Certificate Administrator may, absent bad faith, conclusively rely on reports provided to it by the Master Servicers, and the Certificate Administrator shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicers.

          SECTION 4.03 P&I Advances; Reimbursement of P&I Advances and Servicing
                       Advances.

          (a) On or before 3:00 p.m. (New York City time) on each P&I Advance
Date, each Master Servicer shall (i) apply amounts in its respective Collection
Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section
4.03(c) below, remit from its own funds to the Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of
P&I Advances, if any, to be made in respect of the related

                                      -254-

Distribution Date. The Master Servicers may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of
P&I Advances to be made. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by such Master Servicer by deposit in such Collection Account on or before the next succeeding
Determination Date (to the extent not previously replaced through the deposit of
Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York City time) on any
P&I Advance Date, the applicable Master Servicer shall not have made any P&I
Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee (with a copy to the Certificate
Administrator) the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee (with a copy to the Certificate Administrator) shall provide notice of such failure to a
Servicing Officer of such Master Servicer by facsimile transmission sent to
(704) 386-1094, in the case of Master Servicer No. 1, (913) 253-9001, in the case of Master Servicer No. 2, or (704) 715-0036, in the case of Master Servicer
No. 3 (or, in the case of any Master Servicer, such alternative number provided by such Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m. (New York City time) on such P&I Advance Date. If the
Certificate Administrator does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall (after receipt of notification from the Certificate Administrator), no later than 12:00 p.m., or if the Trustee fails, any Fiscal Agent shall, no later than 1:00 p.m. (New York City time), on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the applicable Master Servicer on such P&I
Advance Date, and (ii) with respect to such Master Servicer, the provisions of
Sections 7.01 and 7.02 shall apply.

          (b) The aggregate amount of P&I Advances to be made by any Master
Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees (and, in the case of an
Outside Serviced Trust Mortgage Loan, net of the related Outside Servicing Fee), in respect of the Trust Mortgage Loans (including, without limitation, Trust
Balloon Loans delinquent as to their respective Balloon Payments) and any Trust
REO Loans on their respective Due Dates during the related Collection Period
(or, in the case of a Late Due Date Trust Mortgage Loan or any successor Trust
REO Loan with respect thereto, during the related Alternative Collection
Period), in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO
Properties) as of the close of business on the related Determination Date and, in the case of a Late Due Date Trust Mortgage Loan, is not covered by
Accelerated Principal Payments for the subject Distribution Date; provided that:
(x) if the Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment granted or agreed to by the
Special Servicer pursuant to Section 3.20 (or, in the case of an Outside
Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement), or if the final maturity on any Trust
Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20
(or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable
Outside Servicer pursuant to the related Outside Servicing Agreement), and the
Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the applicable Master Servicer, the
Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only,

                                      -255-

advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and, in the case of an Outside Serviced Trust Mortgage Loan, net of the related Outside Servicing
Fee) in the event of subsequent delinquencies thereon; and (y) if any Trust
Mortgage Loan or Trust REO Loan is a Required Appraisal Mortgage Loan as to
which it is determined that an Appraisal Reduction Amount exists or, in the case of an Outside Serviced Trust Mortgage Loan, the applicable Outside Servicer has determined that an Appraisal Reduction Amount exists under the related Outside
Servicing Agreement, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent
Distribution Date for so long as such Appraisal Reduction Amount exists, the applicable Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust
Mortgage Loan or Trust REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related
Distribution Date without regard to this clause (y), and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related
Appraisal Reduction Amount (or portion thereof allocable thereto), if any, and the denominator of which is equal to the Stated Principal Balance of that Trust
Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the
P&I Advance that would otherwise be required without regard to this clause (y).
In the case of each Loan Combination Trust Mortgage Loan or any successor Trust
REO Loan with respect thereto, the reference to "Appraisal Reduction Amount" in clause (y) of the proviso to the preceding sentence means the portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction Amount", to such Loan Combination Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the applicable
Master Servicer or the Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, any Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including
Appraisals (the cost of which may be paid out of the applicable Master
Servicer's Collection Account pursuant to Section 3.05(a)) (or, if no such
Appraisal has been performed pursuant to this Section 4.03(c), a copy of an
Appraisal of the related Mortgaged Property performed within the 12 months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged
Properties, engineers' reports, environmental surveys and any similar reports that the applicable Master Servicer may have obtained consistent with the
Servicing Standard and at the expense of the Trust Fund, that support such determination by such Master Servicer. As soon as practical after making such determination, the Special Servicer shall report to the applicable Master
Servicer, the Trustee and any Fiscal Agent, the Special Servicer's determination that any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any Trust Specially Serviced Mortgage Loan or Trust REO Loan is a
Nonrecoverable P&I Advance. The applicable Master Servicer, the Trustee and any
Fiscal

                                      -256-

Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. Notwithstanding the foregoing, the applicable Master Servicer shall have the right to make its own subsequent determination that any portion of any such previously made or proposed P&I
Advance is a Nonrecoverable P&I Advance. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the applicable Master
Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance (and the Trustee and any Fiscal Agent shall rely on such Master Servicer's determination that the P&I Advance would be a Nonrecoverable P&I Advance if the
Trustee or any Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if such Master Servicer has failed to make a P&I Advance for reasons other than a determination by such
Master Servicer or the Special Servicer that such P&I Advance would be a
Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or any
Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. The Special Servicer, in determining whether or not a
P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance, shall be subject to the standards applicable to each
Master Servicer hereunder.

          Notwithstanding the foregoing, if an Outside Master Servicer provides the applicable Master Servicer hereunder with written notice to the effect that it has determined that a proposed P&I Advance, if made, would be a
Nonrecoverable P&I Advance or that an outstanding P&I Advance is a
Nonrecoverable P&I Advance, then the applicable Master Servicer shall not make any P&I Advances with respect to the related Outside Serviced Trust Mortgage
Loan or any successor REO Trust Loan with respect thereto until it has consulted with such Outside Master Servicer and agreed that circumstances with respect to the related Outside Serviced Loan Combination have changed such that it is not expected that a proposed future P&I Advance would be a Nonrecoverable P&I
Advance.

          (d) In connection with the recovery by any Master Servicer, the
Trustee or any Fiscal Agent of any P&I Advance out of the applicable Collection
Account pursuant to Section 3.05(a), subject to the following sentence, such
Master Servicer shall be entitled to pay itself, the Trustee or any Fiscal
Agent, as the case may be, out of any amounts then on deposit in its Collection
Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage
Loan or Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans and Trust REO
Loans then on deposit in such Master Servicer's Collection Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a
Trust Mortgage Loan (i) if the related Periodic Payment is received on or prior to the Due Date of such Trust Mortgage Loan, or (ii) prior to the later of (A)
the expiration of any applicable grace period and (B) the related P&I Advance
Date; and provided, further, that, if such P&I Advance was made with respect to a Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I
Advance shall first be payable out of amounts on deposit in the related Loan
Combination Custodial Account in accordance with Section 3.05(e). Subject to
Section 4.03(f), the applicable Master Servicer shall reimburse itself, the
Trustee or any Fiscal Agent, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to

                                      -257-

which the corresponding Late Collection was received by such Master Servicer on or prior to the related P&I Advance Date.

          (e) In no event shall any Master Servicer, the Trustee or any Fiscal
Agent make a P&I Advance with respect to any Non-Trust Loan.

          (f) Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Accounts, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it being acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). Notwithstanding the foregoing, no party entitled to reimbursement for a Nonrecoverable Advance or a portion of a Nonrecoverable Advance may defer the reimbursement of that Nonrecoverable Advance for a period greater than 12 months without the consent of the Controlling Class Representative. In connection with a potential election by any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any
Distribution Date, such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of such Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other
Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the applicable Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable

                                      -258-

Advance. None of the applicable Master Servicer, the Special Servicer, the
Trustee, any Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee or any Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Accounts are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

          SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund
                       Expenses.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall allocate to the respective Classes of Principal Balance Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period or Underlying Collection Period, as applicable, and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class T
Certificates, the Class S Certificates, the Class Q Certificates, the Class P
Certificates, the Class N Certificates, the Class M Certificates, the Class L
Certificates, the Class K Certificates, the Class J Certificates, the Class H
Certificates, the Class G Certificates, the Class F Certificates, the Class E
Certificates, the Class D Certificates, the Class C Certificates and the Class B
Certificates, in that order, in each case until the remaining Class Principal
Balance thereof is reduced to zero; second, pro rata (based on remaining Class
Principal Balances) to the Class AM, Class AM-A and Class AM-AF Certificates,
until the respective Class Principal Balances thereof are reduced to zero;
third, pro rata (based on remaining Class Principal Balances) to the Class AJ,
Class AJ-A and Class AJ-AF Certificates, until the respective Class Principal
Balances thereof are reduced to zero; and then, pro rata (based on remaining
Class Principal Balances) to the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A and Class A-1AF Certificates, until the respective Class
Principal Balances thereof are reduced to zero. Any allocation of Realized
Losses and Additional Trust Fund Expenses to a Class of Principal Balance
Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses,
if any, allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the
Percentage Interests evidenced thereby. All Realized Losses and Additional Trust
Fund Expenses, if any, that have not been allocated to the Principal Balance
Certificates as of the Distribution Date on which the aggregate of the Class
Principal Balances of all the Classes of Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

                                      -259-

          If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective
Classes of Principal Balance Certificates shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution
Date; provided, however, that, in any case, the Class Principal Balance of a
Class of Principal Balance Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund
Expenses previously allocated thereto (which unreimbursed Realized Losses and
Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of the
Principal Balance Certificates on any Distribution Date shall not exceed the excess, if any, of (1) the aggregate Stated Principal Balance of, and all
Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal Balances of the respective Classes of the Principal
Balance Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those
Class Principal Balances. If the Class Principal Balance of any Class of
Principal Balance Certificates is so increased, the amount of unreimbursed
Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of such Class's
Corresponding REMIC I Regular Interest shall be deemed to have first been reduced on such Distribution Date by the exact same amount.

          If the Class Principal Balance of any Class of Principal Balance
Certificates is increased on any Distribution Date pursuant to the second paragraph of Section 4.04(a), then the REMIC I Principal Balance of such Class's
Corresponding REMIC I Regular Interest shall be deemed to have first been increased on such Distribution Date by the exact same amount.

          SECTION 4.05 Calculations.

          The Certificate Administrator shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section
4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of
Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the
Available Distribution Amount, the Loan Group 1 Available Distribution Amount,
the Loan Sub-Group 2a Available Distribution Amount and the Loan Sub-Group 2b
Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the
Certificate Administrator shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or any Master
Servicer. The calculations by the Certificate Administrator of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -260-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Principal Balance Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The
Principal Balance Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Class Z
Certificates and the Residual Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in minimum Percentage Interests of 10%. The Class Z
Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator by the Certificate
Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

          (c) Notwithstanding Section 5.01(a) or anything else to the contrary set forth in this Agreement, if the Trust Fund does not, on the Closing Date, include any Trust ARD Mortgage Loans, then: (i) there shall be no Grantor Trust
Z; (ii) no Class Z Certificates shall be issued; (iii) only insofar as the provisions of this Agreement specifically relate to Grantor Trust Z, the Class Z
Certificates, the Additional Post-ARD Interest Account, ARD Loans, Trust ARD
Loans and/or Additional Post-ARD Interest, such provisions (other than this
Section 5.01(c), the definitions of such terms set forth in Section 1.01 and the
Mortgage Loan Schedule annexed hereto) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and (iv) the parties hereto shall have no rights or obligations with respect to Grantor Trust Z, the Class Z

                                      -261-

Certificates, the Additional Post-ARD Interest Account, ARD Loans, Trust ARD
Loans and/or Additional Post-ARD Interest.

          SECTION 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office of the Certificate Administrator) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed
(and hereby agrees to act in accordance with the terms hereof) as Certificate
Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master
Servicers, the Special Servicer, the Trustee and (if the Certificate
Administrator is not the Certificate Registrar) the Certificate Administrator,
any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate
Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as
Certificate Registrar. The Depositor, the Trustee, the Certificate Administrator
(if it is no longer the Certificate Registrar), the Master Servicers and the
Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the
Certificate Register.

          Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class Z, Class R-I or Class R-II Certificates, as Exhibit E-2B;
or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class Z, Class R-I or Class R-II Certificates, an
Institutional

                                      -262-

Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicers, the Special Servicer, the
Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. The Depositor, MLPF&S or an Affiliate of either (but no other Person) may transfer a Definitive Non-Registered
Certificate to a Permitted Individual Investor, provided that (i) the proposed transferee delivers to the Certificate Registrar and the Certificate
Administrator a certification substantially in the form of Exhibit E-2E hereto,
(ii) the proposed transferor delivers to the Certificate Registrar and the
Certificate Administrator a certification substantially in the form of Exhibit
E-1 hereto, and (iii) the subject Definitive Non-Registered Certificate is a
Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class
K Certificate.

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any interest therein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit
E-2C, or (ii) an Opinion of Counsel to the effect that the prospective
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate, if any, for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Certificate Administrator (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and

                                      -263-

such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the
Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate, if any, for any Class of Book-Entry Non-Registered Certificates may be held by any
Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in a Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any
Transferee of an interest in a Regulation S Global Certificate for any Class of
Book-Entry Non-Registered Certificates does not, in connection with the subject
Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate, if any, for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates, provided that the Certificate
Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a
certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate or Opinion of
Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section
5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Certificate
Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of
Book-Entry Non-Registered Certificates, and increase the denomination of the
Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
or, but only if the prospective Transferor is the Depositor, MLPF&S or an
Affiliate of either, to any Permitted Individual Investor that, in either case, takes delivery in the form of a Definitive Certificate of

                                      -264-

the same Class as such Global Certificate upon (i) delivery to the Certificate
Registrar and the Certificate Administrator of (A) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and
(B) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate, and (ii) in the case of a transfer to a
Permitted Individual Investor, satisfaction of any other conditions set forth in the second paragraph of this Section 5.02(b). Upon delivery to the Certificate
Registrar and the Certificate Administrator of the certifications and/or opinions contemplated by (and, in the case of a transfer to a Permitted
Individual Investor, satisfaction of any other conditions set forth in) the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a
Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with this
Agreement to the applicable Transferee.

          Notwithstanding anything herein to the contrary, the Class L, Class M,
Class N, Class O, Class P, Class Q, Class S and Class T Certificates may only be sold to Institutional Accredited Investors and Qualified Institutional Buyers,
and no Regulation S Global Certificate will be issued with respect thereto. The
Class Z, Class R-I and R-II Certificates may only be sold to Qualified
Institutional Buyers.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify any Class of
Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the
Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial
Purchasers, the Trustee, any Fiscal Agent, the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Certificate
Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section
4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no
Transfer of the Class Z, Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the
Non-Registered Certificates or any

                                      -265-

Transfer of a Non-Registered Certificate or any interest therein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of the Class Z, Class R-I and Class R-II
Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code, by reason of Sections I and III of Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, but only in the case of a Non-Registered
Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Certificate Administrator, any Master Servicer, the Special
Servicer, any Sub-Servicer, any Fiscal Agent, the Custodian, any Person
responsible for servicing an Outside Serviced Trust Mortgage Loan or related
Outside Administered REO Property, any Exemption-Favored Party or any Mortgagor
with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of a Certificate
(including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or
Opinion of Counsel contemplated by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such
Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

                                      -266-

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (ii)(A)
below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall be a Permitted Transferee and
                    shall promptly notify the Certificate Administrator of any change or impending change in its status as a Permitted
                    Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its
                    Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or
                    agent for any Person that is not a Permitted Transferee,
                    that for so long as it retains its Ownership Interest in a
                    Residual Certificate, it will endeavor to remain a Permitted
                    Transferee and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Certificate
                    Administrator or the Certificate Registrar has actual
                    knowledge that the proposed Transferee is not a Permitted
                    Transferee, no Transfer of an Ownership Interest in a
                    Residual Certificate to such proposed Transferee shall be
                    effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall agree (1) to require a Transfer
                    Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and (2) not to Transfer its
                    Ownership Interest in such Residual Certificate unless it
                    provides to the Certificate Registrar a certificate
                    substantially in the form attached hereto as Exhibit G-2
                    stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted
                    Transferee.

                                      -267-

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Certificate, by purchasing such Ownership Interest, agrees to give the Certificate Administrator written notice that it is a "pass-through interest holder" within the
                    meaning of temporary Treasury Regulations Section
                    1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
                    Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf
                    of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the provisions of this Section
     5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
     Certificate. None of the Depositor, the Certificate Administrator or the
     Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
     Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual
Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding
Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right but not the obligation, to cause the Transfer of such Residual
Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate Administrator may choose, and the Certificate
Administrator shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Certificate Administrator's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the
Certificate Administrator. Such Permitted Transferee may be the Certificate
Administrator itself or any Affiliate of the Certificate Administrator.

               (iii) The Certificate Administrator shall make available to the
     Internal Revenue Service and to those Persons specified by the REMIC
     Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a
     Disqualified Organization, including the information described in Treasury
     Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the
     "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a
     Disqualified Organization, and each of the other parties hereto shall furnish to the Certificate Administrator all information in its possession necessary for the Certificate Administrator to discharge such obligation.
     The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section
     10.01(g)(i).

                                      -268-

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator, obtained at the expense of
                    the party seeking such modification of, addition to or
                    elimination of such provisions (but in no event at the
                    expense of the Certificate Administrator or the Trust Fund), to the effect that doing so will not (1) cause any REMIC
                    Pool to cease to qualify as a REMIC or be subject to an
                    entity-level tax caused by the Transfer of any Residual
                    Certificate to a Person which is not a Permitted Transferee, or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a
                    Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator
(or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                                      -269-

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) Upon request, the Certificate Registrar shall provide to the
Master Servicers, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          SECTION 5.03 Book-Entry Certificates.

          (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a Transfer of
such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such
Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global
Certificate for such Class, which shall be deposited with the Certificate
Administrator as custodian for the Depository and registered in the name of Cede
& Co. as nominee of the Depository. The Class X, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J and Class K Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such
Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository. All Transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Certificate Administrator, the Master Servicers, the Special
Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of
Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository

                                      -270-

Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the
Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Certificate
Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the
Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the
Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of
Definitive Certificates for purposes of evidencing ownership of any Class of
Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered
Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the
Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same
Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Certificate Administrator and the Certificate Registrar
may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement

                                      -271-

Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05 Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate
Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record
Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such
Certificate for all other purposes whatsoever and none of the Depositor, the
Master Servicers, the Special Servicer, the Trustee, the Certificate
Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -272-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01 Liability of Depositor, Master Servicers and Special
                       Servicer.

          The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

          SECTION 6.02 Merger, Consolidation or Conversion of Depositor or
                       Master Servicers or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master
Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

          The Depositor, any Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of any
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, any Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of any Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the subject Master Servicer or the Special Servicer, shall be the successor of the Depositor, the subject Master Servicer or the
Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of any Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating
Agencies, such succession will not result in an Adverse Rating Event and (ii)
such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03 Limitation on Liability of the Depositor, the Master
                       Servicers, the Special Servicer and Others.

          (a) None of the Depositor, the Master Servicers, the Special Servicer
nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the
Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, any
Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of

                                      -273-

them against any liability to the Trust Fund, the Trustee, the
Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicers, the Special
Servicer and any director, officer, employee or agent of the Depositor, any
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          The Depositor, the Master Servicers, the Special Servicer, and any
director, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the
Collection Accounts or the Distribution Account, as applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense:
(i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii)
incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Serviced Loan Combination and/or a Serviced Non-Trust
Loan Holder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section
3.05(e) and, if and to the extent not solely attributable to a related Non-Trust
Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination
Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Loan Holder shall not create a presumption that such indemnity is solely attributable thereto.

          (b) None of the Depositor, the Master Servicers or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, any Master
Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the applicable Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Accounts as provided by Section 3.05(a); provided, however, that if a Serviced Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial
Account pursuant to Section 3.05(e) and, if and to the extent not solely

                                      -274-

attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust
Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Loan Holder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

          In no event shall any Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee, the Certificate Administrator, the
Custodian or any Certificateholder, subject to the provisions of Section
8.05(b).

          (c) Each Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund, the Trustee, the Certificate Administrator and
any director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicers and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article XI, (iii) the defeasance of any Trust Defeasance
Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

          The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon such Master Servicer or the
Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master
Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon such Master Servicer or the Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment

                                     -275-

or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or the Special
Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Certificate Administrator or the Custodian shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage
Loans entitling the Certificate Administrator or the Custodian to indemnification hereunder, whereupon such Master Servicer or the Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or the
Special Servicer, as the case may be, shall not affect any rights that the
Certificate Administrator or the Custodian may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or the Special
Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor agrees to indemnify the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. A
Master Servicer, the Special Servicer, the Certificate Administrator, Custodian
or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Trustee agrees to indemnify the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Depositor and any
director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this
Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the Certificate Administrator, the
Custodian, a Master Servicer or the Special Servicer, as applicable, shall immediately

                                     -276-

notify the Trustee if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Certificate Administrator agrees to indemnify the Master
Servicers, the Special Servicer, the Trustee, the Custodian, the Depositor and
any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Certificate
Administrator in the performance of the Certificate Administrator's obligations and duties under this Agreement. A Master Servicer, the Special Servicer, the
Depositor, the Custodian or the Trustee, as applicable, shall immediately notify the Certificate Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Certificate Administrator shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Certificate Administrator shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Certificate Administrator's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Custodian agrees to indemnify the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Depositor and any
Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Custodian in the performance of the Custodian's obligations and duties under this Agreement or the negligent disregard by the Custodian of its duties and obligations hereunder. The applicable Master Servicer, the Special Servicer, the Depositor,
the Certificate Administrator or the Trustee, as applicable, shall immediately notify the Custodian if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Custodian shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the
Custodian shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Custodian's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

                                     -277-

          SECTION 6.04 Resignation of Master Servicers and the Special Servicer.

          The Master Servicers and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of any Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by any Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of any Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires any Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicers and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by any Master Servicer or the Special Servicer, as applicable,
(ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii)
the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. None of the
Master Servicers or the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

          Consistent with the foregoing, none of the Master Servicers or the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Section 3.22, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of any Master Servicer or the Special Servicer are transferred to a successor thereto, the applicable Master Servicing Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing Fee, any
Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any
Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05 Rights of Depositor, Custodian, Certificate Administrator
                       and Trustee in Respect of Master Servicers and the
                       Special Servicer.

          The Master Servicers and the Special Servicer shall each afford the
Depositor, the Underwriters, the Certificate Administrator, the Custodian and
the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicers and the Special Servicer shall each furnish the
Depositor, the Underwriters, the Certificate Administrator, the Custodian and
the Trustee with its most recent publicly available audited financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary

                                     -278-

information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer or the Special Servicer hereunder or exercise the rights of any Master Servicer and the Special Servicer hereunder; provided, however, that neither a Master
Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to
Section 7.01 to terminate any Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by any Master Servicer or the Special Servicer
and is not obligated to supervise the performance of any Master Servicer or the
Special Servicer under this Agreement or otherwise.

          SECTION 6.06 Depositor, Master Servicers and Special Servicer to
                       Cooperate with Trustee, Certificate Administrator and
                       Custodian.

          The Depositor, the Master Servicers and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to any Master
Servicer, the identity of any Non-Trust Loan Holder that holds a Non-Trust Loan that is part of a Loan Combination as to which such Master Servicer is the applicable Master Servicer) as are reasonably requested by the Trustee, the
Certificate Administrator or the Custodian, as the case may be, in order to enable it to perform its duties hereunder.

          SECTION 6.07 Depositor, Special Servicer, Certificate Administrator,
                       Custodian and Trustee to Cooperate with Master Servicers.

          The Depositor, the Special Servicer, the Certificate Administrator,
the Custodian and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by any Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08 Depositor, Master Servicers, Certificate Administrator,
                       Custodian and Trustee to Cooperate with Special Servicer.

          The Depositor, the Master Servicers, the Certificate Administrator,
the Custodian and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09 Designation of Special Servicer by the Controlling Class
                       and Others.

          The Holder or Holders (or, in the case of Book-Entry Certificates, the
Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as
Special Servicer; provided that such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of

                                     -279-

servicing if the Special Servicer is replaced other than due to an Event of
Default; and provided, further, that such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) may not reinstate as Special
Servicer with respect to any Serviced Mortgage Loan any Person terminated as
Special Servicer with respect thereto for cause by or at the direction of a related Non-Trust Loan Noteholder or its representative. Such Holder or Holders
(or such Certificate Owner or Certificate Owners, as the case may be) of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class shall so designate a Person to serve as replacement Special
Servicer by the delivery to the Trustee, the Master Servicers and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting
Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special
Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04.
Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer
in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.

          Notwithstanding the foregoing, pursuant to the related Loan
Combination Co-Lender Agreement, as long as no Loan Combination Change of
Control Event exists or is continuing with respect to any Serviced Loan
Combination (other than the 2550 North Hollywood Way Loan Combination), the related Loan Combination Controlling Party may remove the Special Servicer only with respect to the related Serviced Loan Combination, upon at least 30 days prior notice to the Special Servicer but only for cause on account of a default by the Special Servicer under this Agreement or the applicable Loan Combination
Co-Lender Agreement. In the event of such a termination, the related Loan
Combination Controlling Party, who shall pay all costs (including, without limitation, the reasonable costs and expenses of counsel to any third parties and amounts required to be paid to the Special Servicer under this Agreement)
related to the transfer of servicing, shall designate a successor Special
Servicer, meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to replace the terminated Special
Servicer and serve as replacement Special Servicer with respect to the subject
Serviced Loan Combination by the delivery to the Trustee of a written notice stating such designation. Any designated successor Special Servicer shall become the Special Servicer with respect to the subject Serviced Loan Combination subject to satisfaction of the other conditions set forth below, including the receipt by the Trustee of written confirmation from each of the Rating Agencies that the appointment of such successor Special Servicer will not result in an
Adverse Rating Event. The appointment of such designated successor Special
Servicer as Special Servicer with respect to the subject Serviced Loan
Combination shall also be subject to receipt by the Trustee of (1) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as

                                     -280-

Exhibit H-2, executed by the designated successor Special Servicer, and (2) an
Opinion of Counsel (at the expense of the successor Special Servicer designated to become the Special Servicer of the related Loan Combination Controlling
Party) to the effect that the designation of such successor Special Servicer to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated successor Special
Servicer shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated successor Special Servicer in accordance with its terms. If within 30 days after giving notice of the removal of the existing Special Servicer the related Loan
Combination Controlling Party's appointment of the successor Special Servicer has not become effective, the Trustee acting at the direction of the related
Loan Combination Controlling Party shall have the right to designate a successor
Special Servicer acceptable to the Rating Agencies (which may be the existing
Special Servicer, notwithstanding such notice of removal) as the successor
Special Servicer, to serve until such time as the appointment of a successor designated by the related Loan Combination Controlling Party in accordance with
Loan Combination Co-Lender Agreement has become effective.

          Any Special Servicer terminated in accordance with Section 6.09 shall continue to act in such capacity until the designated replacement assumes all of its obligations and duties hereunder. Such terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the terminated Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two (2) Business Days of the terminated
Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied)
to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Accounts or the applicable REO Account or should have been delivered to the Master Servicers or that are thereafter received with respect to the affected Specially Serviced Mortgage Loans and Administered REO
Properties.

          If a replacement special servicer is appointed with respect to any
Serviced Loan Combination (other than the 2550 North Hollywood Way Loan
Combination) at the request of the related Loan Combination Controlling Party as contemplated in this Section 6.09, then the provisions of Section 7.01(e) shall apply.

          SECTION 6.10 Any Master Servicer or the Special Servicer as Owner of a
                       Certificate.

          Any Master Servicer or an Affiliate of any Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not a Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which any Master Servicer or the Special Servicer or an Affiliate of any Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, any
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is

                                     -281-

not expressly prohibited by the terms hereof and would not, in such Master
Servicer's or the Special Servicer's good faith judgment, violate the Servicing
Standard, and (ii) if taken, might nonetheless, in such Master Servicer's or the
Special Servicer's reasonable, good faith judgment, be considered by other
Persons to violate the Servicing Standard, then such Master Servicer or the
Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the
Percentage Interest in each Class of Certificates beneficially owned by such
Master Servicer or the Special Servicer or an Affiliate of such Master Servicer or the Special Servicer, as appropriate, and (c) describes in reasonable detail the action that such Master Servicer or the Special Servicer proposes to take.
The Trustee, upon receipt of such notice, shall forward it to the
Certificateholders (other than the subject Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all
Certificateholders (calculated without regard to the Certificates beneficially owned by the subject Master Servicer or its Affiliates or the Special Servicer
or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if such Master Servicer or the
Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the applicable
Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11 The Controlling Class Representative.

          (a) Subject to Section 6.11(b) and the rights of any Loan Combination
Controlling Party pursuant to the related Loan Combination Co-Lender Agreement to direct and advise the Special Servicer, the Controlling Class Representative
will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Serviced Trust Mortgage
Loans and any Administered REO Properties, and notwithstanding anything herein to the contrary, except as necessary or advisable to avoid an Adverse REMIC
Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the applicable
Master Servicer to take) any of the following actions with respect to the
Serviced Trust Mortgage Loans and any Administered REO Properties as to which the Controlling Class Representative has objected in writing within 10 Business
Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the
Special Servicer to the applicable Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10
Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

               (ii) any modification or consent to a modification of a material term of a Serviced Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance

                                     -282-

     clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Serviced Trust Mortgage Loan;

               (iii) any proposed sale of any Serviced Trust Defaulted Mortgage
     Loan or any Administered REO Property (other than in connection with the termination of the Trust Fund or, in the case of a Serviced Trust Defaulted
     Mortgage Loan, pursuant to Section 3.18) for less than the Purchase Price of the subject Trust Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

               (iv) any determination to bring an Administered REO Property into compliance with applicable environmental laws or to otherwise address
     Hazardous Materials located at an Administered REO Property;

               (v) any release of material real property collateral for any
     Serviced Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Serviced Trust
     Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that
     Serviced Trust Mortgage Loan;

               (vi) any acceptance of substitute or additional real property collateral for any Serviced Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the
     Controlling Class Representative will be required);

               (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Serviced Trust Mortgage Loan;

               (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage Loan
     (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required);

               (ix) any termination or replacement, or consent to the
     termination or replacement, of a property manager with respect to any
     Serviced Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Serviced Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

               (x) any determination that an insurance-related default in respect of a Serviced Trust Mortgage Loan is an Acceptable Insurance
     Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

               (xi) any waiver of insurance required under the related Mortgage
     Loan documents for a Serviced Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the 10 Business Days within which the
Controlling Class Representative must object to any such

                                     -283-

action shall not exceed by more than five (5) Business Days the 10-Business Day period the Special Servicer has to object to the applicable Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

          In addition, subject to Section 6.11(b) and the rights of any Loan
Combination Controlling Party pursuant to the related Loan Combination Co-Lender
Agreement to direct and advise the Special Servicer, the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions with respect to Specially Serviced Mortgage Loans and
Administered REO Properties as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

          Notwithstanding the foregoing paragraphs, in the case of a Serviced
Loan Combination, consent and direction rights of the type contemplated above shall be exercised only by the related Loan Combination Controlling Party and only as and to the extent provided in the related Loan Combination Co-Lender
Agreement. If and to the extent that a Serviced Loan Combination Change of
Control Event exists with respect to any Serviced Loan Combination, then the
Controlling Class Representative is hereby designated as the related Loan
Combination Controlling Party. If the Controlling Class Representative is the
Loan Combination Controlling Party for any Serviced Loan Combination, then it shall be entitled to, and the parties shall take such actions as are necessary and appropriate (consistent with the related Loan Combination Co-Lender
Agreement) to allow the Controlling Class Representative to, exercise such consent and direction rights in accordance with the related Loan Combination
Co-Lender Agreement.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the applicable Master Servicer or the
Special Servicer to violate any applicable law, the terms of any Serviced Trust
Mortgage Loan or any related intercreditor agreement, any provision of this
Agreement, including without limitation such Master Servicer's or the Special
Servicer's obligation to act in accordance with the Servicing Standard or the
Mortgage Loan documents for any Serviced Trust Mortgage Loan, (ii) result in an
Adverse REMIC Event with respect to any REMIC Pool or otherwise violate the
REMIC Provisions or result in an Adverse Grantor Trust Event or result in an adverse tax consequence for the Trust Fund, (iii) expose the Depositor, the applicable Master Servicer, the Special Servicer, the Trust Fund, the Trustee,
the Certificate Administrator, the Custodian, any Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the applicable Master Servicer or the
Special Servicer to act, or fail to act, in a manner which violates the
Servicing Standard. The applicable Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the
Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence. In addition, if the applicable
Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), it may take such action without waiting for a response from the
Controlling Class Representative.

          The Special Servicer shall not be obligated to seek approval from the
Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to

                                     -284-

any particular Trust Specially Serviced Mortgage Loan if (i) the Special
Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the
Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the
Special Servicer considers to be consistent with the Servicing Standard.

          (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (d) Any right to take action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Controlling Class
Representative under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Controlling Class
Representative by written notice given to the Trustee or Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Controlling
Class Representative, any time period (exclusive or otherwise) afforded the
Controlling Class Representative to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired. Any waiver of rights by a Controlling Class Representative, as set forth above, shall not be binding any subsequent Controlling Class
Representative.

                                     -285-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01 Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by any Master Servicer to deposit into its
     Collection Account or any Loan Combination Custodial Account maintained by it any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

               (ii) any failure by any Master Servicer to deposit into, or to remit to the Certificate Administrator for deposit into, the Distribution
     Account or any other account maintained by the Certificate Administrator hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New
     York City time on the Business Day following the date on which the remittance was required to be made, provided that to the extent such Master
     Servicer does not timely make such remittances, such Master Servicer shall pay the Certificate Administrator (for the account of the Certificate
     Administrator) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made, or any failure by the
     Master Servicer to make, on a timely basis, any required payment to any
     Serviced Non-Trust Loan Holder, which failure continues unremedied until
     11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the applicable
     Master Servicer for deposit into, the applicable Collection Account, any amount required to be so deposited or remitted by it under this Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one (1)
     Business Day and in any event on or prior to the related P&I Advance Date;
     or

               (iv) any failure by any Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five (5) Business Days following the date on which notice shall have been given to such Master Servicer by the
     Trustee or the Certificate Administrator as provided in Section 3.03(c); or

               (v) any failure on the part of any Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto), by any affected Serviced Non-Trust Holder or by the Holders of

                                     -286-

     Certificates entitled to at least 25% of the Voting Rights, provided, however, that (A) with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided the Certificate Administrator and any affected Serviced
     Non-Trust Loan Holder(s) with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of a failure to deliver to the Certificate
     Administrator and the Depositor the Annual Statement of Compliance, the
     Annual Assessment Report, the Annual Attestation Report and/or, if required to be filed with the Commission, the Accountant's Consent with respect to such Master Servicer (or any Additional Item 1123 Servicer or Sub-Servicing
     Function Participant, as applicable, engaged thereby that is not a
     Designated Sub-Servicer) or the Special Servicer (or any Additional Item
     1123 Servicer or Sub-Servicing Function Participant, as applicable, engaged thereby that is not a Designated Sub-Servicer), as applicable, pursuant to
     Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time) on the second
     Business Day after the date on which Servicer Notice of the subject failure has been given to such Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with
     Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Certificate Administrator and the Depositor that an
     Additional Item 1123 Servicer or a Sub-Servicing Function Participant has
     been retained or engaged by it, which Additional Item 1123 Servicer or
     Sub-Servicing Function Participant was performing duties with respect to all or any part of the Trust Fund on behalf of such Master Servicer or
     Special Servicer, as applicable, during an Exchange Act Reporting Year, continues unremedied for 30 days; or

               (vi) any breach on the part of any Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the subject Master Servicer or the Special Servicer, as the case may be, by any other party hereto
     (with a copy to each other party hereto), by any affected Serviced
     Non-Trust Loan Holder or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master
     Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as such Master Servicer or the
     Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and each affected
     Serviced Non-Trust Loan Holder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs,

                                     -287-

     shall have been entered against any Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that such Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period; or

               (viii) any Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) any Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) Fitch or Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) placed one or more Classes of the Certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Fitch or Moody's, as the case may be, within 60 days thereof), and, in the case of either clauses
     (1) or (2), cited servicing concerns with a Master Servicer or the Special
     Servicer as the sole or material factor in such rating action; or

               (xi) any Master Servicer or the Special Servicer is removed from
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days after its removal therefrom; or

               (xii) any Master Servicer fails to be rated at least "CMS3" by
     Fitch as a master servicer or the Special Servicer fails to be rated at least "CSS3" by Fitch as a special servicer, as the case may be, and in either case that rating is not restored within 60 days after the subject downgrade or withdrawal; or

               (xiii) subject to Section 7.01(d), one or more ratings assigned by any Other Rating Agency to one or more classes of Specially Designated
     Non-Trust Loan Securities have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action such Other Rating Agency has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity.

          (b) If any Event of Default shall occur with respect to any Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the

                                     -288-

Holders of Certificates entitled to at least 25% of the Voting Rights, the
Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a
Certificateholder hereunder or as holder of a Non-Trust Loan; provided that each
Master Servicer and the Special Servicer shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its directors, partners, members, managers, officers, employees or agents) shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination;
provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by any Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or
any other replacement Master Servicer; provided, further, that none of the
Master Servicers may be terminated solely for an Event of Default that affects only a Non-Trust Loan Holder; and provided, further, that the Special Servicer
(except to the extent contemplated by Section 7.01(d)) may not be terminated solely for an Event of Default that affects only a Non-Trust Loan Holder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this
Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and the Special Servicer agree that, if it is terminated pursuant to this Section
7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the functions of such terminated Master Servicer or Special Servicer, as the case may be, hereunder, and shall cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of such terminated
Master Servicer or Special Servicer, as the case may be, including, without limitation, (i) the transfer within five (5) Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by such Master Servicer to its
Collection Account, any Loan Combination Custodial Account, the Distribution
Account, a Servicing Account or a Reserve Account (if such Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the
Special Servicer to an REO Account, the applicable Collection Account, any Loan
Combination Custodial Account, a Servicing Account or a Reserve Account or
delivered to the applicable Master Servicer (if the Special Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by any Master Servicer, the Special
Servicer or the Trustee pursuant to this paragraph shall be borne by the
Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the

                                     -289-

Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(ix) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an
Event of Default is received by the Trustee and such notice references the
Certificates, the Trust Fund or this Agreement.

          (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master
Servicer receives a notice of termination solely due to an Event of Default under Section 7.01(a)(x)-(xiii) and the terminated Master Servicer provides the
Trustee with the appropriate "request for proposal" materials within the five
(5) Business Days after receipt of such notice of termination, then such Master
Servicer shall continue to serve as a Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service under this Agreement the Mortgage
Loans in respect of which the terminated Master Servicer is the applicable
Master Servicer from at least three (3) Persons qualified to act as successor
Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation from each Rating Agency for the Rated Certificates that the appointment of such Person would not result in an Adverse Rating Event (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; (ii) prior to making such solicitation, the Trustee or, upon request of the Trustee, the terminated
Master Servicer, shall have consulted with (although it shall not be required to have obtained the approval of) the Controlling Class Representative with respect to the identity and quality of each of the Persons from whom the Trustee is to solicit bids; and (iii) the Trustee shall not be responsible if less than three
(3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable
Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five
(45) days after the receipt by the terminated Master Servicer of a notice of termination referred to above in this Section 7.01(c). The Trustee shall solicit bids (i) on the basis of such successor Master Servicer (x) retaining any applicable Sub-Servicers to continue the primary servicing of the applicable
Mortgage Loans pursuant to the terms of their respective Sub-Servicing
Agreements and (y) entering into a Sub-Servicing Agreement with the terminated
Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans for which it was the applicable Master Servicer and which were not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each applicable Mortgage Loan, the excess of the related Master Servicing Fee Rate minus one basis point (each, a
"Servicing-Retained Bid") and (ii) on the basis of terminating each applicable
Sub-Servicing Agreement and each applicable Sub-Servicer (other than a
Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a
"Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash
Servicing-Released Bid) (the "Successful Bidder") to act as successor Master
Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor

                                     -290-

Master Servicer pursuant to the terms hereof (and, if the successful bid was a
Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45)
days after the termination of the terminated Master Servicer. In no event shall the bid procedures under this subsection (c) purport to offer the servicing right of any Designated Sub-Servicer that is not then in default under its
Sub-Servicing Agreement.

          Upon the assignment and acceptance of the applicable master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred by the Trustee in connection with obtaining such bid and transferring servicing). The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the applicable
Master Servicer received a notice of termination or no Successful Bidder was identified within such forty-five (45)-day period, the terminated Master
Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as a Master Servicer hereunder in accordance with the provisions of Section 7.02.

          (d) Notwithstanding Section 7.01(b) and Section 7.04: (1) if any Event
of Default on the part of the Master Servicer occurs and is continuing that affects a Serviced Non-Trust Loan Holder or any class of Specially Designated
Non-Trust Loan Securities, and if the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan
Holder; and (2) if any Event of Default on the part of the Master Servicer occurs and is continuing that materially and adversely affects solely a Serviced
Non-Trust Loan Holder or any class of Specially Designated Non-Trust Loan
Securities (including, without limitation, an Event of Default under Section
7.01(a)(xiii)), then the Master Servicer may not be terminated by the Trustee;
provided, however, that, in the case of (1) or (2), at the request of an affected Serviced Non-Trust Loan Holder in respect of a Serviced Loan
Combination, subject to the terms of the related Loan Combination Co-Lender
Agreement, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Serviced Loan
Combination is currently being sub-serviced, to replace, within 30 days of the
Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Serviced Loan Combination. In connection with the appointment of a Sub-Servicer in accordance with this Section 7.01(d), the
Master Servicer shall obtain, at its own expense, written confirmation from each
Rating Agency (and, if applicable, any appropriate Other Rating Agency) that such appointment will not result in an Adverse Rating Event with respect to any
Class of Certificates or, if the subject Serviced Loan Combination includes a
Specially Designated Non-Trust Loan (or any successor REO Loan with respect thereto), any related class of Specially Designated Non-Trust Loan Securities rated by such rating agency. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Master Servicer under this Agreement with respect to the subject Serviced Loan
Combination, except that the Master Servicer shall be entitled to retain that portion of the Master Servicing Fee for the Trust Mortgage Loan or Trust REO
Loan included in the subject Serviced Loan

                                     -291-

Combination that accrues at a rate equal to 0.01% per annum. Such Sub-Servicing
Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Loan Combination Co-Lender Agreement) in the event that the subject
Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any
Sub-Servicer appointed in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to the related Loan Combination Co-Lender
Agreement) the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating
Event with respect to any Class of Certificates or, if the subject Serviced Loan
Combination includes a Specially Designated Non-Trust Loan (or any successor REO
Loan with respect thereto), any related class of Specially Designated Non-Trust
Loan Securities rated by any Rating Agency or, if applicable, any Other Rating
Agency (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each applicable rating agency). In the event that a successor
Master Servicer is acting hereunder and such successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects a Serviced
Non-Trust Loan Holder in respect of a Serviced Loan Combination, and the Special
Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Serviced Non-Trust Loan Holder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the related
Serviced Loan Combination only, but as to no other Serviced Mortgage Loan; and, in such event, subject to any applicable consultation rights of any particular related Serviced Non-Trust Loan Holder under the related Loan Combination
Co-Lender Agreement, the appropriate party shall appoint in accordance with
Section 6.09 (or, in the event of the failure of such party to so appoint, the
Trustee shall appoint in accordance with Section 7.02), within 30 days of such
Serviced Non-Trust Loan Holder's request, a replacement special servicer with respect to the subject Serviced Loan Combination. In connection with the appointment of a replacement special servicer with respect to the subject
Serviced Loan Combination at the request of a related Serviced Non-Trust Loan
Holder in accordance with this Section 7.01(d), the Trustee shall obtain written confirmation from each Rating Agency (and, if applicable, each Other Rating
Agency) that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the subject Serviced Loan
Combination includes a Specially Designated Non-Trust Loan (or any successor REO
Loan with respect thereto), any related class of Specially Designated Non-Trust
Loan Securities rated by such rating agency (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Serviced Non-Trust Loan Holder). Any replacement special servicer appointed at the request of a Serviced Non-Trust Loan Holder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this
Agreement with respect to the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Serviced Non-Trust Loan Holder in accordance with this Section 7.01(d) hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Loan Combination

                                     -292-

Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Serviced Non-Trust Loan Holder in accordance with this Section 7.01(d)
shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Serviced Non-Trust Loan Holder under the related Loan Combination Co-Lender Agreement) the appropriate party in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse
Rating Event (as evidenced in writing by each Rating Agency and, if applicable,
Other Rating Agency) with respect to any Class of Certificates or, if the subject Serviced Loan Combination includes a Specially Designated Non-Trust
Loan, with respect to any related class of Specially Designated Non-Trust Loan
Securities.

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Serviced Non-Trust Loan Holder under this
Section 7.01(d).

          (e) If a separate Loan Combination Special Servicer is appointed with respect to a Serviced Loan Combination or any related REO Property in accordance with Section 6.09 or Section 7.01(d), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Combination
Special Servicer, insofar as such duties and obligations relate to a Serviced
Loan Combination or any related REO Property as to which a separate Loan
Combination Special Servicer has been appointed, and shall mean the General
Special Servicer (as defined below), in all other cases (provided that, in
Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the separate Loan Combination Special Servicer(s) and the General
Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term
"Special Servicer" shall mean the related Loan Combination Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Serviced Loan Combination or any related REO Property as to which a separate Loan Combination Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust
Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the related Loan Combination Special Servicer, if such Specially Serviced Trust
Mortgage Loan is a Serviced Loan Combination Trust Mortgage Loan as to which a separate Loan Combination Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage
Loans and any REO Properties remaining in the Trust Fund pursuant to Section
9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term
"Special Servicer" shall mean each of the separate Loan Combination Special
Servicer(s) and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the

                                     -293-

performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination Special Servicer or the General Special Servicer, as
applicable. References in this Section 7.01(e) to "General Special Servicer"
means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Serviced Loan Combination and related REO Property as to which a separate Loan Combination Special Servicer has been appointed).

          (f) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Trust Mortgage Loan or Administered REO Property is
being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under such Outside Servicing Agreement and remains unremedied, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing Agreement, either (i) waive such Outside
Servicer Default (but only if directed to do so in accordance with Section
7.04), or (ii) absent such waiver, direct the appropriate party under such
Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new subservicer to perform the duties of, the Outside Servicer as to which such Outsider Servicer
Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the Controlling Class Representative or the Holders of Certificates
entitled to at least 25% of the Voting Rights, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto; and, furthermore, if and to the extent necessary, the
Trustee shall contact and act with the other applicable Non-Trust Loan Holders in exercising such rights.

          SECTION 7.02 Trustee to Act; Appointment of Successor.

          On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of a Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a
Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such
Event of Default; provided that any failure to perform such duties or responsibilities caused by any Master Servicer's or the Special Servicer's, as
the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee

                                     -294-

may, if it shall be unwilling in its sole discretion to so act as either a
Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if the Trustee is not approved as a Master Servicer or the Special Servicer, as the case may be, by any of the Rating Agencies, or if either the Controlling Class Representative or the Holders of Certificates
entitled to a majority of the Voting Rights so request in writing to the
Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02
(including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to a Master Servicer or the
Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if a Master
Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than
$15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the departing Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder
(including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may (subject to Section
3.11(a) with respect to the Excess Servicing Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO
Properties as it and such successor shall agree, subject to the terms of this
Agreement and/or any Loan Combination Co-Lender Agreement limiting the use of funds received in respect of a Loan Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03 Notification to Certificateholders.

          (a) Upon any resignation of any Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of any Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to any
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Certificate Administrator shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and each Serviced Non-Trust Loan Holder (if affected thereby).

                                      -295-

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside Servicer Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, the Certificate Administrator
(who shall notify all Certificateholders), each Non-Trust Loan Holder (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

          SECTION 7.04 Waiver of Events of Default and Outside Servicer
                       Defaults.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder or any Outside Servicer Default may waive such Event of Default or, to the extent it is permitted to do so under the applicable Outside Servicing
Agreement, such Outside Servicer Default, as the case may be; provided, however, that an Event of Default under clauses (i), (ii), (iii), (x), (xi) or (xii) of
Section 7.01(a) or any comparable Outside Servicer Default may be waived only by all of the Certificateholders of the affected Classes; and provided, further, that an Event of Default contemplated by clause (B) or clause (C) of Section
7.01(a)(v) may only be waived with the consent of the Depositor. Upon any such waiver of an Event of Default or an Outside Servicer Default, such Event of
Default or, to the extent it is in fact waived under the applicable Outside
Servicing Agreement, such Outside Servicer Default, as the case may be, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of
Default or Outside Servicer Default, as the case may be, or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default or Outside Servicer Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default or Outside Servicer
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this
Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer
Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                      -296-

                                  ARTICLE VIII

              CONCERNING THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR
                              AND THE FISCAL AGENT

          SECTION 8.01 Duties of Trustee, Certificate Administrator and
                       Custodian.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian and the Certificate Administrator shall be liable only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian and the Certificate Administrator hereunder.

          (b) The Trustee, the Certificate Administrator and the Custodian, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Certificate
Administrator or the Custodian, as the case may be, that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of
Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall take such action as it deems appropriate to have the instrument corrected. None of the Trustee, the
Certificate Administrator or the Custodian shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or any Master Servicer or the Special Servicer, and accepted by the Trustee, the Certificate Administrator or the Custodian, as the case may be, in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee, the Certificate Administrator or the Custodian from liability for its own negligent action, its own negligent failure to act or its own misconduct;
provided, however, that:

               (i) Prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Defaults which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Certificate Administrator or the Custodian, as
     the case may be, such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party and conforming to the requirements of this Agreement;

                                      -297-

               (ii) None of the Trustee, the Certificate Administrator or the
     Custodian shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers thereof unless it shall be proved that such party was negligent in ascertaining the pertinent facts if it was required to do so;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this
     Agreement or, as holder of an Outside Serviced Trust Mortgage Loan, under the related Outside Servicing Agreement; and

               (iv) The protections, immunities and indemnities afforded to the
     Certificate Administrator hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar and Custodian.

          SECTION 8.02 Certain Matters Affecting the Trustee, the Certificate
                       Administrator and Custodian.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee, the Certificate Administrator and the Custodian
     may, in the absence of bad faith or negligence on the part of each such party, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) each of the Trustee, the Custodian and the Certificate
     Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, and neither the
     Trustee nor the Certificate Administrator shall be under any obligation to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the
     Certificate Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, none of the Trustee, the Certificate Administrator or the Custodian shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default or an Outside
     Servicer Default which has not been cured, to exercise such of the rights

                                      -298-

     and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) none of the Trustee, the Certificate Administrator or the
     Custodian shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this
     Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default hereunder and after the curing of all Events of Default and all Outside Servicer Defaults which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder, and the Trustee and the Certificate Administrator may perform any duties hereunder, either directly or by or through agents or attorneys;
     provided, however, that the Trustee or the Certificate Administrator, as the case may be, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;
     and provided, further, that, unless and until the Certificate Administrator has filed a Form 15 with respect to the Trust in accordance with Section
     8.16, neither of the Trustee or the Certificate Administrator may engage any such agent or attorney-in-fact that would constitute an Additional Item
     1123 Servicer or a Sub-Servicing Function Participant, unless it first (i)
     obtains the written consent of the Depositor, which consent shall not be unreasonably withheld, and (ii) delivers to the Depositor an indemnity reasonably acceptable to the Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual
     Statement of Compliance, an Annual Assessment Report or an Annual
     Attestation Report, in each case as contemplated by Section 3.13 and/or
     Section 3.14, as applicable;

               (vii) none of the Trustee, the Certificate Administrator or the
     Custodian shall be responsible for any act or omission of any Master
     Servicer, the Special Servicer (unless the Trustee is acting as a Master
     Servicer or as the Special Servicer), the Trustee (in the case of the
     Certificate Administrator and the Custodian), the Certificate Administrator
     (in the case of the Trustee and the Custodian) and the Custodian (in the
     case of the Trustee and the Certificate Administrator)) or the Depositor or
     any party to the Outside Servicing Agreement; and

               (viii) none of the Trustee, the Certificate Administrator or the
     Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under

                                      -299-

     applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s)
     and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee, the Certificate Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the
     Certificate Register.

          Whenever in the administration of the provisions of this Agreement the
Trustee, the Certificate Administrator or the Custodian, as the case may be, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter
(unless other evidence in respect thereof be herein specifically prescribed)
may, in the absence of negligence or bad faith on the part of the Trustee, the
Certificate Administrator or the Custodian, as the case may be, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the
Trustee, the Certificate Administrator or the Custodian, as applicable, and such certificate, in the absence of negligence or bad faith on the part of the
Trustee, the Certificate Administrator or the Custodian, as the case may be, shall be full warrant to the Trustee, the Certificate Administrator or the
Custodian, as applicable, for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          SECTION 8.03 Trustee, Certificate Administrator, Custodian and Fiscal
                       Agent Not Liable for Validity or Sufficiency of
                       Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee, the Certificate Administrator or the
Custodian in Article II and Section 8.15, the statements attributed to any
Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, any Master Servicer or the Special
Servicer, as the case may be, and none of the Trustee, the Certificate
Administrator, the Custodian or any Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee, the
Certificate Administrator and the Custodian make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Certificate Administrator set forth thereon) or of any
Mortgage Loan or related document or of MERS or the MERS(R) System. None of the
Trustee, the Certificate Administrator, the Custodian or any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the
Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Accounts or any other account by or on behalf of the Depositor, any Master Servicer or the Special Servicer. None of
the Trustee, the Certificate Administrator, the Custodian or any Fiscal Agent
shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, any Master Servicer or the Special Servicer, and accepted by the
Trustee, the Certificate Administrator, the Custodian or the Fiscal Agent, as
the case may be, in good faith, pursuant to this Agreement.

                                      -300-

          SECTION 8.04 Trustee, Certificate Administrator, Custodian and Fiscal
                       Agent May Own Certificates.

          The Trustee, the Certificate Administrator, the Custodian any Fiscal
Agent or any agent of the Trustee, the Certificate Administrator, the Custodian
or the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee, the Certificate Administrator, the Custodian, such Fiscal Agent or such agent.

          SECTION 8.05 Fees and Expenses of Trustee, Certificate Administrator
                       and Custodian; Indemnification of and by the Trustee,
                       Certificate Administrator and Custodian.

          (a) On each Distribution Date, the Certificate Administrator shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself, the Trustee and the Custodian all earned but unpaid Trust Administration Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee, the Certificate Administrator and the
Custodian in the execution of the trusts hereby created and in the exercise and performance of any of the respective powers and duties of the Trustee, the
Certificate Administrator and the Custodian hereunder. Except as contemplated by
Section 3.06, the Trust Administration Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)
shall constitute the Trustee's, the Certificate Administrator's and the
Custodian's sole compensation for such services to be rendered by it.

          (b) The Trustee, the Certificate Administrator and the Custodian
(whether in their individual capacities or their respective capacities as
Trustee, Certificate Administrator or Custodian) and any director, officer, employee, affiliate, agent or "control" person within the meaning of the
Securities Act of 1933, as amended, of the Trustee, the Certificate
Administrator or the Custodian shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Accounts (and, to the extent that any Serviced Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Loan Holder(s) out of the related
Loan Combination Custodial Account) against any loss, liability or reasonable
"out of pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this
Agreement, the Mortgage Loans or the Certificates or any act of any Master
Servicer or the Special Servicer taken on behalf of the Trustee, the Custodian or the Certificate Administrator as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury
Regulations Section 1.860G 1(b)(3)(ii); and provided, further, that none of the
Trustee, the Certificate Administrator, the Custodian or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section
8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Certificate Administrator's or the Custodian's as the case may be, obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, the Certificate
Administrator or the Custodian, as the case may be, made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed

                                      -301-

herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06 Eligibility Requirements for Trustee, the Certificate
                       Administrator and Custodian.

          The Trustee, the Certificate Administrator and the Custodian hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least
$100,000,000 (or, in the case of the Custodian, of at least $10,000,000) and subject to supervision or examination by a federal or state banking authority.
If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Each of the
Certificate Administrator and the Trustee shall also be an entity with a long-term unsecured debt rating of at least "A" and a short-term unsecured debt rating of at least "F-1" from Fitch, a long-term unsecured debt rating of at least "Aa3" by Moody's and a long-term unsecured debt rating of at least "AA"
from S&P or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.
Except in the case of LaSalle Bank, the Custodian shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller.

          In case at any time the Trustee, the Certificate Administrator or the
Custodian shall cease to be eligible in accordance with the provisions of this
Section, the Trustee, the Certificate Administrator or the Custodian, as
applicable, shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if any of the Trustee, the Certificate
Administrator or the Custodian, as applicable, shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 (or, in the case of the Custodian, of at least $10,000,000) or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding paragraph, and if the Trustee, the Certificate Administrator or the
Custodian, as applicable, proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's, the Certificate Administrator's or the
Custodian's, as applicable, continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee, the
Certificate Administrator or the Custodian, as the case may be, shall not be required to resign, and may continue in such capacity, for so long as no Adverse
Rating Event occurs as a result of the Trustee, the Certificate Administrator's or the Custodian's continuing in such capacity. The bank, trust company, corporation or association serving as Trustee, Certificate Administrator or
Custodian, as applicable, may have normal banking and trust relationships with the Depositor, the Master Servicers, the Special Servicer, and their respective
Affiliates but, except to the extent permitted or required by Section 7.02, the
Trustee shall not be an "Affiliate" (as such term is defined in Section III of
PTE 2000-58) of any Master Servicer, the Special Servicer, any sub servicer, the
Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage
Loans as of the date of the initial issuances of the Certificates or any
"Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person. The bank, trust company,

                                      -302-

corporation or association serving as Trustee shall meet the requirements of
Section 26(a)(1) of the Investment Company Act of 1940, as amended.

          SECTION 8.07 Resignation and Removal of Trustee, Certificate
                       Administrator and Custodian.

          (a) The Trustee, the Certificate Administrator and the Custodian may
at any time resign, and in the case of the Trustee, be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicers, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or custodian, as the case may be, meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning
Trustee, Certificate Administrator or Custodian, as the case may be, and to the successor trustee, certificate administrator or custodian, as the case may be. A copy of such instrument shall be delivered to the Master Servicers, the Special
Servicer and the Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee, the Certificate Administrator or the
Custodian, as the case may be, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or any Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Custodian, as the case may be, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Custodian
or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee, the Certificate Administrator or the Custodian
shall fail (other than, in the case of the Certificate Administrator, by reason of the failure of any Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the
Trustee's, the Certificate Administrator's or the Custodian's reasonable control), to timely deliver any report to be delivered by the Certificate
Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Certificate Administrator shall fail (other than by reason of the failure of any Master Servicer, the Special
Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the Certificate Administrator's reasonable control) to timely perform any of its obligations set forth in Section 3.13,
Section 3.14 or Section 8.16(a) and such failure adversely affects the
Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage backed securities, or if the
Certificate Administrator fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee, the
Certificate Administrator or the Custodian, as the case may be, and the Trustee may remove the Certificate Administrator or the Custodian, as the case may be, and appoint a successor trustee, certificate administrator or custodian, if necessary, acceptable to the Master Servicers and the Rating Agencies (as
evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Custodian so removed and to the successor trustee, certificate administrator or custodian, as applicable. A copy of such

                                      -303-

instrument shall be delivered to the Master Servicers, the Special Servicer and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee, the Certificate Administrator or the
Custodian and appoint a successor trustee, certificate administrator or custodian, as the case may be, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee, Certificate Administrator or Custodian, as the case may be, so removed and one complete set to the successor trustee, certificate administrator or custodian, as the case may be, so appointed. A copy of such instrument shall be delivered to the Depositor, the
Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee, the Certificate Administrator or
Custodian is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, in the case of the Trustee, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee, the Certificate Administrator or the
Custodian, as the case may be).

          (e) Any resignation or removal of the Trustee, the Certificate
Administrator or the Custodian and appointment of a successor trustee, certificate administrator or custodian, pursuant to any of the provisions of this Section 8.07, shall not become effective until acceptance of appointment by the successor trustee, certificate administrator or custodian, as provided in
Section 8.08.

          SECTION 8.08 Successor Trustee, Certificate Administrator and
                       Custodian.

          (a) Any successor trustee, certificate administrator or custodian appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and its predecessor trustee or certificate administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Certificate Administrator or Custodian, as the case may be, shall become effective and such successor trustee, certificate administrator or custodian, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or custodian herein. The predecessor custodian shall deliver to the successor custodian all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the
Master Servicers, the Special Servicer and the predecessor Trustee, Certificate
Administrator and Custodian shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee, certificate administrator or custodian, as the case may be, all such rights, powers, duties and obligations, and to enable the successor trustee, certificate administrator or custodian, as the case may be, to perform its obligations hereunder. Any and all costs and expenses associated with transferring the duties of a Trustee, Certificate Administrator or Custodian that that has resigned or been removed or terminated, as contemplated by Section 8.07, to a

                                      -304-

successor trustee, certificate administrator or custodian, as the case may be, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor custodian to the successor custodian, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor trustee, certificate administrator or custodian, as the case may be, if such predecessor trustee, certificate administrator or custodian, as the case may be, has resigned in accordance with Section 8.07(a), has been removed in accordance with Section 8.07(b) or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor trustee, certificate administrator or custodian, as the case may be, has been removed without cause in accordance with Section 8.07(c); and (iii)
the Trust, if such costs and expenses are not paid by the predecessor trustee, certificate administrator or custodian, as the case may be, or the subject
Certificateholders, as contemplated by the immediately preceding clauses (i) and
(ii), within 90 days after they are incurred (provided that such predecessor trustee, certificate administrator or custodian, as the case may be, or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

          (b) No successor trustee, certificate administrator or custodian, as the case may be, shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee, certificate administrator or custodian, as the case may be, shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee, certificate administrator or custodian, as the case may be, as provided in this Section
8.08, such successor trustee, certificate administrator or custodian, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or custodian, as the case may be, hereunder to the Depositor, the
Certificateholders and each Non-Trust Loan Holder.

          SECTION 8.09 Merger or Consolidation of Trustee, Certificate
                       Administrator and Custodian.

          Any entity into which the Trustee, the Certificate Administrator or the Custodian may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee, the Certificate Administrator or the Custodian shall be a party, or any entity succeeding to the corporate trust business of the Trustee, the
Certificate Administrator or the Custodian shall be the successor of the
Trustee, the Certificate Administrator or the Custodian hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and, in the case of a successor trustee or certificate administrator, the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part

                                      -305-

thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11 [RESERVED]

          SECTION 8.12 Appointment of Authenticating Agents.

          (a) The Certificate Administrator may, at the Certificate
Administrator's expense, appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Certificate Administrator in authenticating Certificates. The Certificate Administrator shall cause any such
Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each
Authenticating Agent must be organized and doing business under the laws of the
United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by

                                      -306-

federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate
Administrator from any of its obligations hereunder, and the Certificate
Administrator shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank is removed as Certificate
Administrator, then it shall be terminated as Authenticating Agent. If the
Authenticating Agent (other than LaSalle Bank) resigns or is terminated, the
Certificate Administrator shall appoint a successor Authenticating Agent which may be the Certificate Administrator or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating
Agent, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Certificate Administrator is no longer the Authenticating
Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate Administrator.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the
Certificate Administrator or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Certificate Administrator, the Certificate Registrar, each Master Servicer, the Special Servicer and the
Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such
Authenticating Agent, each Master Servicer, the Certificate Registrar and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Certificate
Administrator may appoint a successor Authenticating Agent, in which case the
Certificate Administrator shall give written notice of such appointment to each
Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

          SECTION 8.13 Access to Certain Information.

          The Trustee, the Certificate Administrator and the Custodian shall afford to each Master Servicer, the Special Servicer, each Rating Agency and the
Depositor, to any Certificateholder or Certificate Owner and to the OTS, the
FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the
Mortgage Loans within its control that may be required to be provided by this
Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written

                                      -307-

request and during normal business hours at the offices of the Trustee, the
Certificate Administrator or Custodian, as applicable. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee, the Certificate Administrator or the Custodian, as applicable, shall provide copies of such documentation to the Depositor, any Certificateholder and to the
OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

          SECTION 8.14 [RESERVED]

          SECTION 8.15 Representations, Warranties and Covenants of the Trustee,
                       the Certificate Administrator and the Custodian.

          Each of the Trustee, the Certificate Administrator and the Custodian
(each such party, with respect to the representations made as to itself, the
"Representing Party") hereby represents and warrants to each Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

          (a) The Representing Party is a national banking association duly organized, validly existing and in good standing under the laws of the United
States.

          (b) The execution and delivery of this Agreement by the Representing
Party, and the performance and compliance with the terms of this Agreement by the Representing Party, will not violate the Representing Party's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Representing Party is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Representing Party's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Representing Party to perform its obligations under this Agreement.

                                      -308-

          (f) No litigation is pending or, to the best of the Representing
Party's knowledge, threatened against the Representing Party that, if determined adversely to the Representing Party, would prohibit the Representing Party from entering into this Agreement or, in the Representing Party's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Representing Party to perform its obligations under this Agreement.

          (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Representing Party of or compliance by the Representing Party with this
Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (h) With respect to any Trust Mortgage Loan that is part of a Loan
Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Co-Lender Agreement.

          SECTION 8.16 Reports to the Commission.

          (a) With respect to any Exchange Act Reporting Year, the Certificate
Administrator shall:

               (i) as soon as reasonably practicable (and, in any event, within
     15 days or such other period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution
     Date during such Exchange Act Reporting Year, in accordance with the
     Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D
     Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement, any applicable Certificate
     Administrator Reportable Events (and related information) to be reported for the period covered by the subject Form 10-D Distribution Report and, to the extent that a Responsible Party of the Certificate Administrator has
     been provided written notice thereof, any other Form 10-D Required
     Information to be reported for the period covered by the subject Form 10-D
     Distribution Report;

               (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (except in the case where it relates to a Certificate Administrator Reportable Event, to the extent a
     Responsible Officer of the Certificate Administrator has been provided with written notice of such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission; provided that the Depositor shall cooperate with the
     Certificate Administrator to determine the applicable required time period;
     and provided, further, that, if the Depositor directs the Certificate
     Administrator to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the Certificate
     Administrator in preparing such Form 8-K Current Report and the Certificate
     Administrator will report the subject information in accordance with the
     Exchange Act, the rules

                                      -309-

     and regulations promulgated thereunder and applicable releases and
     "no-action letters" issued by the Commission;

               (iii) within 90 days following the end of such Exchange Act
     Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
     Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance, Annual
     Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to any
     Master Servicer, the Special Servicer or other applicable Person for such
     Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as Exhibit N (a "Sarbanes-Oxley
     Certification") (or in such other form as required by the Sarbanes-Oxley
     Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)) and shall include any other Form 10-K Required Information to be reported for such Exchange Act Reporting Year (except in the case where it relates to a Certificate Administrator Reportable Event, to the extent a
     Responsible Officer of the Certificate Administrator has been provided written notice thereof); and

               (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the senior officer in charge of securitization for the
     Depositor and promptly file with the Commission an amendment to any Form
     8-K Current Report, Form 10-D Distribution Report or Form 10-K Annual
     Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act Reporting Year;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from any
Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft
Word" or another format reasonably acceptable to the Certificate Administrator)
and shall not have any responsibility to convert any such items to such format
(other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing
(via the EDGAR system) a Current Report on Form 8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form 8-K contemplated by this subclause (y) being herein referred to as the "Initial Form 8-K Current
Report"); and provided, further, that if all or any required portion of a Form
10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Certificate Administrator (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Certificate Administrator (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor, (ii) the Certificate Administrator shall (to the extent appropriate, and at the direction of the Depositor) file a Form 12b-25 (17
C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the
Exchange Act, each party hereto shall reasonably cooperate with the Certificate
Administrator and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange Act,

                                      -310-

within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the
Certificate Administrator for the sole reason that the Certificate Administrator is unable to file the report in electronic format, then (i) the Certificate
Administrator (upon becoming aware thereof or the reasonable likelihood thereof)
shall immediately notify the Depositor and, as determined by the Depositor, the
Depositor and the Certificate Administrator shall comply with either Rule 201 or
202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule
13b of Regulation S-T. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system
(such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from any Master Servicer or the Special Servicer pursuant to Section
3.12), "Microsoft Word" or another format reasonably acceptable to the
Certificate Administrator) any and all items contemplated to be filed with the
Commission pursuant to this Section 8.16.

          All Form 8-K Current Reports, Form 10-D Distribution Reports and Form
10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are (together with the exhibits thereto) herein referred to as the "Exchange Act Reports". The
Exchange Act Reports, exclusive of the Initial Current Reports on Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All Subsequent
Exchange Act Reports prepared by the Certificate Administrator pursuant to this
Section 8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each Form 10-K Report with respect to the Trust.

          The Depositor shall notify the Certificate Administrator in writing, no later than the 15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the Form 10-K to be filed cannot be checked
"yes" with respect to whether (i) the Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and (ii) it has been subject to such filing requirement for the past 90 days; provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Certificate Administrator shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate
Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the
Depositor shall be required during such specified period. The Certificate
Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K. The Depositor shall notify the
Certificate Administrator in writing, at any time prior to the Business Day on which the Trust is required to file a Form 10-D if the Form 10-D to be filed cannot be checked "yes" with respect to whether (i) the Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and (ii) it has been subject to such filing requirement for the past 90 days; provided, however, that if the failure of the
Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Certificate Administrator shall be deemed to have notice of such failure (only

                                      -311-

with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor;
provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate
Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the
Depositor shall be required during such specified period. The Certificate
Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

          The Certificate Administrator shall have no liability to
Certificateholders or the Trust or the Depositor or the Underwriters with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 8.16 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange Act Reports is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.16. The Certificate
Administrator has no duty under this Section 8.16 or otherwise under this
Agreement to enforce the performance by the parties of their duties under this
Section 8.16.

          The Certificate Administrator shall make available to all
Certificateholders and Certificate Owners on its internet website each
Subsequent Exchange Act Report that is prepared and filed by it with the
Commission with respect to the Trust. The Certificate Administrator shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Certificate
Administrator shall, free of charge, upon request, deliver to any
Certificateholder, Certificate Owner or party identified as a prospective
Certificateholder or Certificate Owner copies of all Subsequent Exchange Act
Reports that are filed with the Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank
National Association, 135 South LaSalle Street, Mailcode: IL4-135-16-25,
Chicago, Illinois 60603, Attention: LaSalle Global Trust Services -- MLMT
2008-C1, facsimile number: (312) 904-1085 or to such other Person, address and/or phone number as the Certificate Administrator may specify by notice to
Certificateholders.

          (b) All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 15 of each year in which a Form 10-K Annual Report is to be filed with respect to the Trust, each Master Servicer, the Special Servicer and the Certificate Administrator (each, a "Performing Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the
Sarbanes-Oxley Certification (the "Certifying Person") and to the Depositor in a
form substantially similar to that set forth on Exhibit O-1 hereto (with respect to each Master Servicer), Exhibit O-2 hereto (with respect to the Certificate
Administrator), or Exhibit O-3 hereto (with respect to the Special Servicer's certification to the Certifying Person of the Depositor), as applicable, on which the Certifying Person and the Depositor may rely. Each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor (such persons, together with the Certifying
Person and the Depositor, collectively, "Certification Parties") may rely on a
Performance Certification to the same extent as the Depositor. Following notice that any Serviced Non-Trust Loan has been included in a Non-Trust Loan
Securitization Trust that is subject to the reporting

                                      -312-

requirements of the Exchange Act, the applicable Master Servicer, the Special
Servicer and the Certificate Administrator shall, on or before March 15 of each year in which an annual report on form 10-K is to be filed with respect to the trust for such Non-Trust Loan Securitization, provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Non-Trust Loan
Securitization Trust with a Performance Certification, upon which such Person, the depositor for such trust and such depositor's partners, representatives,
Affiliates, members, managers, shareholders, directors, officers, employees and agents may rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more
Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the position of the
Trust (or, in the case of a Serviced Loan Combination, the position of the Trust and the related Non-Trust Loan Holder(s)) in any such negotiations if (A) the
Special Servicer determines, in its reasonable judgment in accordance with the
Servicing Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Serviced Loan
Combination, the interest of the Trust and the related Non-Trust Loan Holder(s))
in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In the event any Performing
Party is terminated or resigns pursuant to the terms of this Agreement, such
Performing Party shall provide a Performance Certification to the Depositor and the Certifying Person (and to any comparable Persons in respect of a Non-Trust
Loan Securitization) pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

          (c) At all times during each Exchange Act Reporting Year, each of the
Trustee, the Certificate Administrator, the Master Servicers and the Special
Servicer shall (and shall use reasonable efforts to cause each Servicing
Representative acting on its behalf hereunder and, solely in the case of the
Trustee, each Trustee Appointee to) monitor for, and (in accordance with the timeframes set forth in this Section 8.16(c)) notify (including with such notice the Exchange Act Reportable Event Notification attached hereto as Exhibit J) the
Depositor and, unless it is the monitoring party, the Certificate Administrator in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange
Act Reportable Events with respect to such Person. Each of the Trustee, the
Certificate Administrator, the Master Servicers and the Special Servicer shall provide such notice of any Exchange Act Reportable Event to the Certificate
Administrator (unless it is the reporting party) and the Depositor (i) no later than five (5) calendar days after the Distribution Date with respect to any
Exchange Act Reportable Event to be disclosed on Form 10-D, (ii) no later than
March 15th in any year in which the Certificate Administrator will file a Form
10-K for the Trust with respect to any Exchange Act Reportable Event to be disclosed on Form 10-K, and (iii) no later than Noon (New York City time) on the second Business Day after the occurrence of any Exchange Act Reportable Event to be disclosed on Form 8-K. Notwithstanding the foregoing, in connection with any
Mortgage Loans that are the subject of a Sub-Servicing Agreement in effect as of the Closing Date between the applicable Master Servicer and a Designated
Sub-Servicer, the sole

                                      -313-

obligation of such Master Servicer to provide monitoring, notice, information or reports as otherwise set forth above shall be to use reasonable efforts to cause the related Designated Sub-Servicer to comply with such similar reporting and delivery obligations as such Designated Sub-Servicer may have under such
Sub-Servicing Agreement. In addition, for purposes of the duties set forth above, each of the Trustee, the Certificate Administrator, any Master Servicer
and the Special Servicer (and any Additional Servicer or Servicing Function
Participant) shall be entitled to assume the accuracy and completeness of the
Prospectus Supplement as of the Closing Date as to all matters other than the information for which the Trustee, the Certificate Administrator, such Master
Servicer or the Special Servicer, respectively, is responsible under the Trustee
Indemnification Agreement, the Certificate Administrator Indemnification
Agreement, the related Master Servicer Indemnification Agreement or the Special
Servicer Indemnification Agreement, as the case may be. Upon becoming aware of any Form 8-K Required Information, the Certificate Administrator shall promptly notify the Depositor that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current
Report under Section 8.16(a)(iii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Certificate Administrator shall be entitled to rely on the direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, the Certificate Administrator, any Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the
Certificate Administrator shall not be considered to be aware of any Form 8-K
Required Information, Form 10-D Required Information or Form 10-K Required
Information, unless a Responsible Officer (in the case of the Trustee or the
Certificate Administrator) or a Servicing Officer (in the case of any Master
Servicer or the Special Servicer) thereof has actual knowledge.

          Upon reasonable request of the Depositor or the Certificate
Administrator, each other party hereto (including the Certificate Administrator, if the Depositor is the requesting party, and the Depositor, if the Certificate
Administrator is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to) promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Certificate Administrator, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

          If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer, Certificate Administrator or Trustee is appointed, then such new Master Servicer, Special Servicer, Certificate Administrator or Trustee, as
the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master Servicer, Special
Servicer, or Trustee, the Certificate Administrator with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any
Exchange Act Reporting Year, any Master Servicer, the Special Servicer, the
Certificate Administrator or the Trustee appoints a Servicing Representative
(excluding any Designated Sub-Servicer) that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB in respect of the Subject Securitization
Transaction, then such Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee, as the case may be, shall cause such Servicing
Representative, in connection with its acceptance of such

                                      -314-

appointment, to provide the Depositor and the Certificate Administrator with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the
Depositor pursuant to Item 6.02 of Form 8-K.

          Each of the Trustee, the Certificate Administrator, the Master
Servicers and the Special Servicer acknowledges and agrees that the information to be provided by it (or by any Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this Section 8.16(c) is intended to be used in connection with the preparation of Exchange Act Reports with respect to the
Trust.

          It is hereby acknowledged that the Mortgagor under, and the Mortgaged
Property relating to, the Farallon Portfolio Trust Mortgage Loan are
"significant obligors" (within the meaning of Item 1101(k) of Regulation AB)
that together represent (by aggregate Cut-off Date Balance) more than 10%, but less than 20%, of the aggregate Cut-off Date Balance of all the Trust Mortgage
Loans, and that Item 6 of Form 10-D and General Instruction J of Form 10-K
provide for the inclusion of updated net operating income of each such
Mortgagor, as required by Item 1112(b) of Regulation AB, on each Form 10-D to be filed by the Trust with respect to the Distribution Date following the date on which each financial statement of such Significant Obligor is required to be delivered to the lender under the related Mortgage Loan documents (which, for the avoidance of doubt in the case of annual reports, is 75 days after the related Mortgagor's fiscal year end, which is also the calendar year end), or on each Form 10-K filed by the Trust, as applicable. Upon receipt of the updated net operating income information, the applicable Master Servicer shall update the following columns of the CMSA Loan Periodic Update File for the applicable
Distribution Date: BB, BP, BT and BU (corresponding fields 54, 68, 72 and 73).

          In the event that the applicable Master Servicer does not receive the financial information required to be delivered under the related Mortgage Loan documents with respect to the Significant Obligors within 10 Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, the applicable Master Servicer shall notify the
Depositor that it has not received such financial information. The applicable
Master Servicer shall use efforts consistent with the Servicing Standard to continue to attempt to obtain such financial information. The applicable Master
Servicer shall retain written evidence of each instance in which it attempts to obtain the required financial information and is unsuccessful and, within five
(5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer's
Certificate evidencing its attempts to obtain this information to the
Certificate Administrator and the Depositor. This Officer's Certificate should be addressed to the Certificate Administrator as follows: LaSalle Bank National
Association, 135 South LaSalle Street, Mailcode: IL4-135-16-25, Chicago,
Illinois 60603, Attention: LaSalle Global Trust Services -- Merrill Lynch
Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series
2008-C1, facsimile number: (312) 904-1085.

          If the Certificate Administrator has not received financial information satisfactory to comply with Item 6 of Form 10-D or General
Instruction J of Form 10-K (insofar as it relates to Item 1112(b) of Regulation
AB), as the case may be (by the day that the related Mortgagor is required to provide such information under the related loan agreement) it shall include the following statement with respect to Item 6 on the related Form 10-D or General
Instruction J of Form 10-K (insofar as it relates to Item 1112(b)) on the related Form 10-K: "The information required for this [Item 6] [General
Instruction J (Item 1112(b))] rests with a person or entity which is not affiliated with the registrant.

                                     -315-

Requests have been made on behalf of the registrant to obtain the information required for this [Item 6][General Instruction J (Item 1112(b))], and the parties making such request have been unable to obtain such information to include on this [Form 10-D] [Form 10-K] by the related filing deadline. The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange Act of 1934, as amended."

          Upon notice that any Serviced Non-Trust Loan has been included in a
Non-Trust Loan Securitization Trust, then the Form 8-K Required Information,
Form 10-D Required Information and Form 10-K Required Information required to be reported to the Depositor under this Section 8.16(c) shall simultaneously be reported to the depositor and trustee in respect of such Non-Trust Loan
Securitization Trust to the extent required for such depositor and/or trustee to satisfy any Exchange Act reporting requirements in respect of such Non-Trust
Loan Securitization Trust. Furthermore, if any Non-Trust Loan Securitization
Trust containing a Non-Trust Loan that is also a Serviced Mortgage Loan is subject to Exchange Act reporting requirements for any fiscal year of such trust that does not constitute an Exchange Act Reporting Year in respect of the Trust, and if the Master Servicers, the Special Servicer, the Trustee and the
Certificate Administrator are so notified thereof, then each of the Master
Servicers, the Special Servicer, the Trustee and the Certificate Administrator
shall report to the depositor and the trustee in respect of such Non-Trust Loan
Securitization all Form 8-K Required Information, Form 10-D Required Information
and Form 10-K Required Information that it would have, and at the same time that it would have, so reported thereto in accordance with this Section 8.16(c) if it had been an Exchange Act Reporting Year for the Trust, and shall provide such certifications as are reasonably requested by the depositor and the trustee in respect of such Non-Trust Loan Securitization Trust.

          (d) No later than (i) 12:00 noon, New York City time, on the Business
Day prior to any filing deadline of a Current Report on Form 8-K (other than an
Initial Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20th of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two (2)
Business Days prior to any filing (or, in the case of a Form 10-D Distribution
Report, any filing deadline) of a Form 10-D Distribution Report or any other
Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.16(a), the Certificate Administrator shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Certificate Administrator), to the Depositor, which delivery shall include an e-mail transmission of such applicable report to
david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Certificate Administrator in writing.

          (e) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2008), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act. The Depositor hereby directs the Certificate Administrator to execute such Form 15. In addition, the Certificate Administrator shall deliver a copy of such Form 15 to the Depositor by e-mail addressed to david_rodgers@ml.com or to such other
e-mail address as may be hereafter furnished by the Depositor to the Certificate
Administrator in writing.

                                     -316-

          (f) Each Performing Party shall indemnify and hold harmless each
Certification Party (and each similar party for a Non-Trust Loan Securitization
Trust that is described in Section 8.16(c)) from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such
Certification Party or similar party with respect to a Non-Trust Loan
Securitization Trust arising out of (i) any material misstatement in a
Performance Certification delivered by such Performing Party on which such
Certification Party is entitled to rely, (ii) an actual breach by the applicable
Performing Party of its obligations under this Section 8.16 or (iii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise under this Agreement. A Performing
Party shall have no obligation to indemnify any Certification Party or similar party with respect to a Non-Trust Loan Securitization Trust for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.16(f) is unavailable or insufficient to hold harmless a Certification Party or similar party with respect to a Non-Trust Loan Securitization Trust (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and such Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

          (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

          (h) The respective parties hereto shall deliver to the Certificate
Administrator, no later than March 15th of any year in which a Form 10-K Annual
Report is to be filed, any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Certificate Administrator hereby notifies the Master Servicers and the Special Servicer that a Form 10-K
Annual Report shall be required to be filed with respect to the Trust for 2008.

          (i) If any party hereunder is also acting as an Outside Servicer or
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan during any portion of an Exchange Act Reporting Year in respect of the Trust, then: (i)
such party (in such capacity) is hereby notified, and acknowledges, that the
Subject Securitization Transaction is subject to Regulation AB and the Trust is subject to Exchange Act reporting; and (ii) such party shall, in its capacity as such Outsider Servicer, comply with the provisions of 8.16(b), 8.16(c), 8.16(f),
8.16(g), 8.16(h), 8.16(j) and Section 8.16(k) applicable to the Master Servicers
(if the subject party is also acting as an Outside Master Servicer), the Special
Servicer (if the subject party is also acting as an Outside Special Servicer) or the Certificate Administrator (if the subject party is also acting as an Outside
Trustee), as applicable, taking into account, however, that such Outside
Serviced Trust Mortgage Loan is being serviced and administered under the related Outside Servicing Agreement. The Certificate Administrator shall notify each other Outside Servicer and Outside Trustee that the Subject Securitization
Transaction is subject to Regulation AB and the Trust is subject to Exchange Act reporting.

          (j) If, at any time prior to April 1 of the first year that is not an
Exchange Act Reporting Year, a Servicing Representative retained or engaged by any Master Servicer, the Special

                                     -317-

Servicer, the Certificate Administrator or the Trustee with respect to all or any portion of the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in the following clauses (i), (ii) and/or (iii), then such Master Servicer, the
Special Servicer, the Certificate Administrator or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing Representative relating to the Subject Securitization Transaction: (i) any Annual Statement of Compliance
contemplated by Item 1123 of Regulation AB, as and when provided under Section
3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of
Regulation AB, as and when provided under Section 3.14; or (iii) any Annual
Attestation Report contemplated by Item 1122 of Regulation AB, together with any corresponding required Accountant's Consent, as and when provided under Section
3.14. In addition, prior to April 1 of the first year that is not an Exchange
Act Reporting Year, if at any time the Depositor delivers a written notice to any Master Servicer, the Special Servicer, the Certificate Administrator or the
Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the
Special Servicer, the Certificate Administrator or the Trustee, as the case may be, shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing
Representative relating to the Subject Securitization Transaction.

          (k) Each of the Master Servicers, the Special Servicer, the
Certificate Administrator and the Trustee shall each indemnify the Depositor and its Affiliates (and, in the case of any Serviced Non-Trust Loan for which a notice was given as described in the final paragraph of Section 8.16(c), the depositor of the related Non-Trust Loan Securitization Trust and its Affiliates)
for, and hold each of the indemnified parties harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of any Servicing
Representative (other than a Designated Sub-Servicer) acting on behalf of the subject Master Servicer, the Special Servicer, the Certificate Administrator or
the Trustee, as the case may be, to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement: (i) any Annual Statement of
Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item
1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any
Annual Attestation Report contemplated by Item 1122 of Regulation AB, together with (if required to be filed with the Commission) any corresponding required
Accountant's Consent, as and when provided under Section 3.14.

          (l) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or, unless adversely affected thereby, any Non-Trust Loan
Holder; provided that no such amendment shall diminish the filing requirements under this Section 8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

                                     -318-

          (m) With respect to any notice required to be delivered by the
Certificate Administrator to the Depositor pursuant to this Section 8.16 or
Sections 3.13 or 3.14, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in addition to the form of delivery required pursuant to Section 11.05, by telephone call made to David Rodgers at
212-449-3611, in which event the Certificate Administrator shall also deliver the same notice via e-mail to david_rodgers@ml.com or to such other telephone number and/or e-mail address as may be hereafter furnished by the Depositor to the Certificate Administrator in writing.

          SECTION 8.17 Maintenance of Mortgage File.

          Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Custodian covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Custodian, an
Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

          SECTION 8.18 Appointment of Fiscal Agent.

          (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA" from S&P,
"Aa3" by Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.18(a) shall become the
Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "AA" by S&P, "Aa3" by Moody's and "A" by Fitch, written confirmation from each Rating Agency that the appointment of such designated
Person will not result in an Adverse Rating Event; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an opinion of counsel (which shall be paid for by the designated Person or the Trustee)
substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.18, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent
Agreement has been duly authorized, executed and delivered by the designated
Person and (D) upon execution and delivery of the related Fiscal Agent
Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal
Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal
Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 8.15(a).

                                     -319-

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, a
Fiscal Agent (if one has been appointed by the Trustee) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a Fiscal Agent
(if one has been appointed by the Trustee) makes an Advance pursuant to this
Section 8.18 or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of a Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances)
incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the
Trust, the Depositor, any Master Servicer or the Special Servicer.

          (d) The obligations of a Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.18(a) shall belong to the successor trustee insofar as such appointment is necessary for such successor trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of a
Fiscal Agent.

                                     -320-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 Termination Upon Repurchase or Liquidation of All Trust
                       Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master
Servicers, the Special Servicer, the Certificate Administrator, any Fiscal
Agent, the Custodian and the Trustee (other than the obligations of the
Certificate Administrator to provide for and make distributions to
Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the
Distribution Date following the earlier to occur of (A) the purchase by any
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to
(1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicers, the Special Servicer and the Trustee, minus (3) if the purchaser is a Master Servicer, the aggregate amount of unreimbursed Advances made by such Master Servicer, together with any interest accrued and payable to such Master Servicer in respect of unreimbursed Advances in accordance with
Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to such
Master Servicer in connection with such purchase), (B) the exchange by the Sole
Certificate Owner of all the Certificates for all the Trust Mortgage Loans and
each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the
Trustee, the Certificate Administrator, the Custodian, the Master Servicers, the
Special Servicer, any Fiscal Agent and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          Each of the Plurality Subordinate Certificateholder, the Special
Servicer and the Master Servicers (with the Plurality Subordinate
Certificateholder having the first priority and the Special Servicer having the next highest priority) may at its option elect to purchase all of the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated
Principal Balance of the Mortgage Pool at the time of such election is less than
1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii)
the Special Servicer shall not have the right to effect

                                     -321-

such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate
Certificateholder shall give notice of its election to purchase all of the Trust
Mortgage Loans and each REO Property (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, (iii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following a Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality
Subordinate Certificateholder or the Special Servicer shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof and (iv) if a Master Servicer makes such an election, then either of the other Master Servicers shall have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund for which it is the applicable
Master Servicer. No Master Servicer may elect to purchase solely the Mortgage
Loans and REO Properties it is servicing hereunder if each other Master Servicer is not similarly purchasing the Mortgage Loans and REO Properties it is servicing. If the Trust Fund is to be terminated in connection with the
Plurality Subordinate Certificateholder's, the Special Servicer's or a Master
Servicer's purchase of all of the Trust Mortgage Loans and each REO Property
(or, in the case of a Loan Combination Mortgaged Property if it has become an
REO Property, the Trust's interest therein) remaining in the Trust Fund, the
Plurality Subordinate Certificateholder, the Special Servicer or the purchasing
Master Servicer, as applicable, shall deliver to the Master Servicers (or, if a
Master Servicer is a purchaser, the other Master Servicers) for deposit in (or directly deposit in) the respective Collection Accounts not later than the
Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, each Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate
Certificateholder, the Special Servicer or the purchasing Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate Certificateholder, the Special Servicer or such Master
Servicer, as applicable, as shall be necessary to effectuate transfer of the
Trust Mortgage Loans and REO Properties (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Plurality Subordinate Certificateholder, the Special Servicer or
such Master Servicer (or their respective designees), as applicable.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates (any such Person, the
"Sole Certificate Owner"), then the Sole Certificate Owner shall have the right to exchange all of the outstanding Certificates owned by the Sole Certificate
Owner for all of the Trust Mortgage Loans and each REO Property remaining in the
Trust Fund as contemplated by clause (i)(B) of the first paragraph of this
Section 9.01(a), by giving written notice to all the parties hereto and each
Non-Trust Loan Holder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO

                                     -322-

Properties relates to a Loan Combination. In the event that the Sole Certificate
Owner elects to exchange all of the Certificates owned by the Sole Certificate
Owner for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole
Certificate Owner, not later than the fifth Business Day preceding the
Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the applicable Collection Account an amount in immediately available funds equal to all amounts then due and owing to the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the applicable Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such
P&I Advance Date from its Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in its Collection
Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the
Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole
Certificate Owner as shall be necessary to effectuate transfer of the Trust
Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a
Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except with respect to an Outside Serviced Trust Mortgage Loan, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Certificate
Administrator by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the
Controlling Class Representative's), any Master Servicer's or the Special
Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO
Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust
Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the
Certificate Registrar or such other location therein designated. The Certificate
Administrator shall give such notice to the Master Servicers, the Special
Servicer and the Depositor at the time such notice is given to
Certificateholders. Upon presentation and surrender of the Certificates by the
Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final Distribution Date in accordance with Section 4.01.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the

                                     -323-

appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02 Additional Termination Requirements.

          (a) If the Plurality Subordinate Certificateholder, any Master
Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each
REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Certificate Administrator, an Opinion of Counsel,
addressed to the Certificate Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax
     Return for each REMIC Pool pursuant to Treasury Regulations Section
     1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Certificate
     Administrator shall sell all of the assets of REMIC I to the applicable
     Master Servicer, the Special Servicer or the Plurality Subordinate
     Certificateholder, as the case may be, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Certificate Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                     -324-

          SECTION 9.03 Non-Serviced Trust Mortgage Loans.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any REO
Property relating to an Outside Serviced Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                     -325-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01 REMIC Administration.

          (a) The Certificate Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, and the Regular Certificates are hereby designated as "regular interests"
(within the meaning of Section 860G(a)(1) of the Code) in REMIC II; provided that the Class X Certificates shall evidence multiple "regular interests" in
REMIC II. The Class R-I Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code)
in REMIC I. The Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the
Code) in REMIC II. None of the Master Servicers, the Special Servicer, the
Trustee or the Certificate Administrator shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of Treasury regulation Section 1.860D-1(b)(1)). The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of
Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC
I Regular Interests, the Regular Certificates (exclusive of the Class X
Certificates) and the Class X Components shall be the Rated Final Distribution
Date.

          (c) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each
REMIC Pool, and shall act on behalf of such REMIC Pool in relation to any tax matter or controversy and shall represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Certificate Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the
Tax Matters Person for each REMIC Pool in the performance of its duties as such.

          (d) Except as otherwise provided in Section 3.17(a) and subsections
(g), (h) and (j) below, the Certificate Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Certificate Administrator from the Trust Fund unless otherwise provided in
Section 10.01(h) or 10.01(i)).

          (e) Within 30 days after the Closing Date, the Certificate
Administrator shall obtain taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real
Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the Certificate Administrator shall prepare, cause the

                                     -326-

Trustee to sign, and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Certificate Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Certificate Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within 10 days following the
Certificate Administrator's request therefor, shall provide in writing to the
Certificate Administrator such information as is reasonably requested by the
Certificate Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Certificate Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Certificate
Administrator to perform such obligations.

          (f) The Certificate Administrator shall perform on behalf of each
REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the Certificate Administrator shall provide to: (i) any Transferor of a
Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a
Residual Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (g) The Certificate Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC
Provisions (and the Trustee, the Master Servicers and the Special Servicer shall assist the Certificate Administrator to the extent reasonably requested by the
Certificate Administrator and to the extent of information within the Trustee's, any Master Servicer's or the Special Servicer's possession or control). None of the Certificate Administrator, the Master Servicers, the Special Servicer or the
Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of any REMIC Pool as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC
Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse
REMIC Event")), unless the Certificate Administrator has obtained or received an
Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Certificate Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The Certificate Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which a Master Servicer or the Special Servicer has advised it in writing that such Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to

                                     -327-

take any action, that is not expressly permitted under the terms of this
Agreement, each Master Servicer or the Special Servicer shall consult with the
Certificate Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the Master
Servicers or the Special Servicer shall take any such action or cause any REMIC
Pool to take any such action as to which the Certificate Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the
Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the
Certificate Administrator. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the
Certificate Administrator. At all times as may be required by the Code, the
Certificate Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (h) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the Certificate Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this
Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article
III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article
IV, Article VIII or this Article X; (v) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator, of any of its respective obligations under Article IV, Article VIII or this Article
X; or (vi) the Trust Fund, excluding the portion thereof constituting a Grantor
Trust Pool, in all other instances. Any tax permitted to be incurred by the
Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the
Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the
Certificate Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (i) The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. For yield calculations with respect to the REMIC tax, the collateral cash flow will be assumed to be equivalent to a single stream of cash flow that accrues from the 8th day of each month to the
7th day of the following month.

          (j) Following the Startup Day, none of the Trustee, the Certificate
Administrator, the Master Servicers and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an
Opinion of Counsel (at the expense of the party seeking to cause such

                                     -328-

contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause:
(i) such REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding; or (ii) the imposition of any tax on such REMIC
Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) None of the Trustee, the Certificate Administrator, the Master
Servicers and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C) the termination of a REMIC
Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust
Mortgage Loans pursuant to or as contemplated by Article II or III of this
Agreement); (ii) the sale or disposition of any investments in a Collection
Account, a Loan Combination Custodial Account, the Distribution Account or an
REO Account for gain; or (iii) the acquisition of any assets on behalf of a
REMIC Pool (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted
Mortgage Loan, (2) a Qualified Substitute Mortgage Loan as contemplated by
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Collection Accounts, any Loan Combination Custodial
Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the
Trust Fund) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) Except as permitted by Section 3.17(a), none of the
Trustee, the Certificate Administrator, the Master Servicers and the Special
Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section
860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code.

          SECTION 10.02 Grantor Trust Administration.

          (a) The Certificate Administrator shall treat each Grantor Trust Pool for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) any and all collections of Additional Post-ARD Interest on the
Trust ARD Loans and any successor Trust REO Loans with respect thereto and amounts held from time to time in the Collection Accounts and/or the Additional
Post-ARD Interest Account that represent Additional Post-ARD Interest as separate assets of Grantor Trust Z, provided that if the Trust Fund does not include any Trust ARD Loans then Grantor Trust Z shall not be established and
(ii) the Excess Servicing Strip and amounts held from time to time in the
Collection Accounts that represent the Excess Servicing Strip as separate assets of Grantor Trust E. The Class Z Certificates are hereby designated as representing an undivided beneficial ownership interest in the assets of Grantor
Trust Z. The holder of the Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess Servicing Strip payable on the
Serviced Mortgage Loans and any successor REO Loans with respect thereto and proceeds thereof.

                                     -329-

          (b) The Certificate Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust Pools (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the
Certificate Administrator from the Trust Fund unless otherwise provided in
Section 10.02(d), Section 10.02(i) or 10.02(j)).

          (c) The Certificate Administrator shall prepare, cause the Trustee to sign, and file when due all of the Tax Returns in respect of the Grantor Trust
Pools. The expenses of preparing and filing such returns shall be borne by the
Certificate Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each Grantor Trust Pool as is in its possession and reasonably requested by the Certificate Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the
Certificate Administrator's request therefor, shall provide in writing to the
Certificate Administrator such information as is reasonably requested by the
Certificate Administrator for tax purposes, and the Certificate Administrator's duty to perform its reporting and other tax compliance obligations under this
Section 10.02 shall be subject to the condition that it receives from the
Depositor such information possessed by the Depositor that is necessary to permit the Certificate Administrator to perform such obligations.

          (d) Each Grantor Trust Pool is a WHFIT that is a NMWHFIT. The
Certificate Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate
Administrator to do so is provided to the Certificate Administrator on a timely basis. The holder of the Excess Servicing Strip and the Class Z Certificates
shall provide the Certificate Administrator with information identifying any such holder that is a "middleman". The Certificate Administrator shall be entitled to rely on the first sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that the first sentence of this paragraph is incorrect.

          (e) The Certificate Administrator, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The
Certificate Administrator will be under no obligation to determine whether a
Holder of a Certificate evidencing an interest in a Grantor Trust Pool or the holder of the Excess Servicing Strip uses the cash or accrual method. The
Certificate Administrator will make available WHFIT information to the Holders of Class Z Certificates and the holder of the Excess Servicing Strip annually.
In addition, the Certificate Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any
Certificateholder or holder of the Excess Servicing Strip, unless requested by a
Holder of a Class Z Certificate or the holder of the Excess Servicing Strip.

          (f) The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Certificate Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Certificate
Administrator or (iii) the inability of the Certificate Administrator, after good faith efforts, to alter its existing information

                                     -330-

reporting systems to capture information necessary to fully comply with the
WHFIT Regulations for the 2008 calendar year. Each Holder of a Class Z
Certificate or the holder of the Excess Servicing Strip, by acceptance of its interest in such Class of Certificates or in the assets of Grantor Trust E, as the case may be, will be deemed to have agreed to provide the Certificate
Administrator with information regarding any sale of such Certificates or Excess
Servicing Strip, including the price, amount of proceeds and date of sale.
Absent receipt of such information, and unless informed otherwise by the
Depositor, the Certificate Administrator will assume there is no secondary market trading of WHFIT interests.

          (g) To the extent required by the WHFIT Regulations, the Certificate
Administrator will use reasonable efforts to publish on an appropriate website the CUSIPs for the Class Z Certificates. The Certificate Administrator will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Certificate
Administrator will use a reasonable identifier number in lieu of a CUSIP. The
Certificate Administrator will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

          (h) The Certificate Administrator shall furnish or cause to be furnished to the Holders of each Class of Certificates that evidences an interest in a Grantor Trust Pool and to the holder of the Excess Servicing
Strip, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the applicable Grantor Trust Pool as may be required under the Code, and shall perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

          (i) The Certificate Administrator shall perform its duties hereunder so as to maintain the status of each Grantor Trust Pool as a "grantor trust"
under the Grantor Trust Provisions (and the Trustee, the Certificate
Administrator, the Master Servicers and the Special Servicer shall assist the
Certificate Administrator to the extent reasonably requested by the Certificate
Administrator and to the extent of information within the Trustee's, the
Certificate Administrator's, any Master Servicer's or the Special Servicer's
possession or control). None of the Certificate Administrator, the Master
Servicers, the Special Servicer or the Trustee shall knowingly take (or cause any Grantor Trust Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any Grantor Trust Pool as a grantor trust under the Grantor Trust Provisions
(any such endangerment of grantor trust status, an "Adverse Grantor Trust
Event"), unless the Certificate Administrator has obtained or received an
Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Certificate Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Certificate Administrator has advised it in writing that the
Certificate Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any
Grantor Trust Pool or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer shall consult with the Certificate Administrator or its designee, in writing, with respect to whether such action could cause an Adverse
Grantor Trust Event to occur.

                                     -331-

Neither the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Certificate Administrator. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Certificate
Administrator or the Trustee. Under no circumstances may the Certificate
Administrator vary the assets of any Grantor Trust Pool so as to take advantage of variations in the market so as to improve the rate of return of Holders of any Class of Certificates evidencing an interest therein or the holders of the
Excess Servicing Strip, as the case may be.

          (j) If any tax is imposed on any Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i)
the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article
IV, Article VIII or this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting such Grantor Trust Pool in all other instances.

                                     -332-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Trustee, the Certificate
Administrator, the Custodian and any Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the
Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d)
or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee,
(vi) to relax or eliminate any requirement hereunder imposed by the Securities
Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement,
(vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by any Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special Servicer, the Trustee
and the Certificate Administrator is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or any Grantor Trust Pool at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust or (viii) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clause (iii) or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by any Master
Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicers, the
Special Servicer, the Certificate Administrator and the Trustee, adversely affect in any material respect the interests of any Certificateholder or
Non-Trust Loan Holder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicers, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and provided, further, that no such amendment shall be effected without the consent of any related Non-Trust Loan
Holder(s) if such amendment is an amendment as to which the consent of such
Non-Trust Loan Holder(s) is required pursuant to the related

                                     -333-

Loan Combination Co-Lender Agreement; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (viii) above may significantly change the permitted activities of the Trust such that the Trust would no longer qualify as a "Qualified Special Purpose Entity" under FASB 140 as in effect on the Closing Date.

          (b) This Agreement may also be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Custodian and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicers, the Special Servicer, the Certificate Administrator,
the Custodian and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such
Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of
Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by
Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all
Certificates then outstanding, (vi) significantly change the activities of the
Trust without the consent of the Holders of Certificates entitled to at least
51% of the Voting Rights, without regard to any Certificates held by the
Depositor or any of its Affiliates or agents, (vii) amend defined terms contained in this Agreement as they relate to Sections 2.01(c) and 2.01(d) of this Agreement or any other provision of Article II of this Agreement that affects the document delivery or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Loan Holder without its consent, (ix)
be effected without the consent of any related Non-Trust Loan Holder(s) if such amendment is an amendment as to which the consent of such Non-Trust Holder(s) is required pursuant to the related Loan Combination Co-Lender Agreement, or (x)
adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01,
Certificates registered in the name of the Depositor or any Affiliate of the
Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by any Master
Servicer, the Certificate Administrator, the Custodian or the Special Servicer
that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the
Trustee, the subject Master Servicer, the Certificate Administrator or the
Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the

                                     -334-

REMIC Provisions or any Grantor Trust Pool or cause any REMIC Pool to fail to qualify as a REMIC or any Grantor Trust Pool to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the
Certificate Administrator shall send a copy thereof to each Certificateholder and each Non-Trust Loan Holder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Certificate Administrator may
prescribe.

          (f) Each Master Servicer, the Special Servicer, the Trustee, the
Certificate Administrator, the Custodian and any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if any Master Servicer, the Special Servicer, the
Certificate Administrator, the Custodian or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the applicable Collection Account or the Distribution Account pursuant to Section
3.05.

          (h) The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

          SECTION 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer, if required, at the expense of the
Trust Fund or, to the extent that it benefits one or more Non-Trust Loan
Holders, such Non-Trust Loan Holder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the applicable
Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits such Non-Trust Loan Holder(s), out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or one or more Non-Trust Loan Holders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                                      -335-

          SECTION 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04 Governing Law; Waiver of Trial By Jury

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby.

                                      -336-

          SECTION 11.05 Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when sent by either certified mail (return receipt requested) or by courier service (proof of delivery requested) to the intended recipient at the address set forth below:

               (i) in the case of the Depositor, Merrill Lynch Mortgage
     Investors, Inc., c/o Global Commercial Real Estate, 4 World Financial
     Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Attention:
     David M. Rodgers, with a copy to Merrill Lynch Mortgage Investors, Inc.,
     c/o Global Commercial Real Estate, 4 World Financial Center, 16th Floor,
     250 Vesey Street, New York, New York 10080, Attention: Director of CMBS
     Securitizations, and a copy to Merrill Lynch Mortgage Investors, Inc., 4
     World Financial Center, 12th Floor, 250 Vesey Street, New York, New York
     10080, Attention: General Counsel for Global Commercial Real Estate in the
     Office of the General Counsel;

               (ii) in the case of Master Servicer No. 1, Bank of America,
     National Association, Capital Markets Servicing Group, NC1-026-06-01, 900
     West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:
     Servicing Manager, facsimile number: (704) 317-4501, Reference: Merrill
     Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
     Certificates, Series 2008-C1, and with a copy to: Geoffrey R. Maibohm,
     Esq., Powell Goldstein LLP, One Wachovia Center, 301 S. College Street,
     Charlotte, North Carolina 28202; provided that any communication addressed to Bank of America shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted);

               (iii) in the case of Master Servicer No. 2, Midland Loan
     Services, Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park, Kansas
     66210, Attention: President, facsimile no. (913) 253-9001, with a copy to
     Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036-6797,
     Attention: Stephanie M. Tita, facsimile no. (212) 698-3599; provided that any communication addressed to Midland shall also be transmitted by facsimile transmission to the facsimile numbers indicated above (which communication shall be deemed to have been duly given when transmitted);

               (iv) in the case of Master Servicer No. 3, Wachovia Bank,
     National Association, 201 S. College Street, NC1075, 9th Floor, Charlotte,
     North Carolina 28244-1075, Re: Merrill Lynch Mortgage Trust 2008-C1,
     Commercial Mortgage Pass-Through Certificates, Series 2008-C1, facsimile number: (704) 715-0036; provided that any communication addressed to
     Wachovia shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted)

               (v) in the case of the Special Servicer, Midland Loan Services,
     Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park, Kansas 66210,
     Attention: President, facsimile no. (913) 253-9001, with a copy to Dechert
     LLP, 1095 Avenue of the Americas, New York, New York 10036-6797, Attention:
     Stephanie M. Tita, facsimile no. (212) 698-3599; provided that any communication addressed to Midland shall also be transmitted by facsimile transmission to

                                      -337-

     the facsimile numbers indicated above (which communication shall be deemed to have been duly given when transmitted);

               (vi) in the case of the Certificate Administrator, LaSalle Bank
     National Association, 135 S. LaSalle Street, Mailcode: IL4-135-16-25,
     Chicago, Illinois 60603, facsimile number: (312) 904-1085, Attention:
     LaSalle Global Trust Services - MLMT 2008-C1; provided that any communication addressed to LaSalle shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted);

               (vii) in the case of the Trustee, U.S. Bank National Association,
     Corporate Trust Services, One Federal Street, 3rd FL Boston, MA 02110
     Attention: James H. Byrnes, Re: Merrill Lynch Mortgage Trust 2008-C1,
     Commercial Mortgage Pass-Through Certificates, Series 2008-C1, facsimile number: (617) 603-6637; provided that any communication addressed to U.S.
     Bank shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted);

               (viii) in the case of the Custodian, LaSalle Bank National
     Association, 135 S. LaSalle Street, Mailcode: IL4-135-16-40, Chicago,
     Illinois 60603, Attention: LaSalle Global Trust Services - Merrill Lynch
     Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates,
     Series 2006-C1, facsimile number: (312) 904-6006; provided that any communication addressed to LaSalle shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted);

               (ix) in the case of the Underwriters,

                    (A)  Merrill Lynch, Pierce, Fenner & Smith Incorporated, c/o
                         Global Commercial Real Estate, 4 World Financial
                         Center, 16th Floor, 250 Vesey Street, New York, New
                         York 10080, Attention: David M. Rodgers, with a copy to
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated, c/o
                         Global Commercial Real Estate, 4 World Financial
                         Center, 16th Floor, 250 Vesey Street, New York, New
                         York 10080, Attention: Director of CMBS
                         Securitizations, and a copy to Merrill Lynch, Pierce,
                         Fenner & Smith Incorporated, 4 World Financial Center,
                         12th Floor, 250 Vesey Street, New York, New York 10080,
                         Attention: General Counsel for Global Commercial Real
                         Estate in the Office of the General Counsel, 4 World
                         Financial Center, 250 Vesey Street, 12th Floor, New
                         York, New York 10080;

                    (B)  Banc of America Securities LLC, Stephen L. Hogue, Banc
                         of America Securities LLC, 214 North Tryon Street,
                         NC1-027-22-03, Charlotte, North Carolina 28255,
                         Telephone No. (704) 387-2040, Attention: Stephen L.
                         Hogue, with a copy to Paul E. Kurzeja, Esq., Bank of
                         America Corporation, 101 South Tryon Street, 30th

                                      -338-

                         Floor, NC1-002-29-01, Charlotte, North Carolina 28255,
                         Telephone No. (704) 386-8509, Attention: Paul E.
                         Kurzeja, Esq.;

                    (C)  Citigroup Global Markets Inc., 388 Greenwich Street,
                         11th Floor, New York, New York 10013, Attention: Angela
                         Vleck, facsimile number: (212) 816-8307; provided that
                         any communication addressed to Citigroup shall also be
                         transmitted by facsimile transmission to the facsimile
                         number indicated above (which communication shall be
                         deemed to have been duly given when transmitted); and

                    (D)  PNC Capital Markets LLC, One PNC Plaza, 26th Floor, 249
                         Fifth Avenue, Pittsburgh, Pennsylvania 15222,
                         Attention: Michael D. Thomas, and a copy to PNC Capital
                         Markets LLC, One PNC Plaza, 21st Floor, 249 Fifth
                         Avenue, Pittsburgh, Pennsylvania 15222, Attention:
                         Leonard S. Ferleger, Facsimile No.: 412-705-2679;
                         provided that any communication addressed to PNC
                         Capital Markets shall also be transmitted by facsimile
                         transmission to the facsimile number indicated above
                         (which communication shall be deemed to have been duly
                         given when transmitted);

               (x) in the case of the Rating Agencies,

                    (A)  Moody's Investors Service, Inc., Moody's Investors
                         Service, Inc., 99 Church Street, New York, New York
                         10007, Attention: Commercial Mortgage Surveillance;

                    (B)  Standard & Poor's Ratings Services, 55 Water Street,
                         New York, New York 10041-0003, Attention: CMBS
                         Surveillance Group, facsimile number: (212) 438-2662
                         Re: Merrill Lynch Mortgage Trust 2008-C1, Commercial
                         Mortgage Pass-Through Certificates, Series 2008-C1;
                         provided that any communication addressed to S&P shall
                         also be transmitted by facsimile transmission to the
                         facsimile number indicated above (which communication
                         shall be deemed to have been duly given when
                         transmitted); and

                    (C)  Fitch, Inc., Commercial Mortgage Backed Securities, One
                         State Street Plaza, New York, New York 10004,
                         Attention: Surveillance; and

               (xi) in the case of the initial Controlling Class Representative,
     Goff Capital Partners, LP, 777 Main Street, Suite 720, Fort Worth, Texas
     76102, Attention: Geoffrey Lea, facsimile number: (817) 321-2101; provided that any communication addressed to the initial Controlling Class
     Representative shall also be transmitted by facsimile transmission to the facsimile number indicated above (which communication shall be deemed to have been duly given when transmitted)

                                      -339-

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

          SECTION 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07 Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08 Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09 Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto

                                      -340-

(other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Loan
Holder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Loan Holder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Co-Lender Agreement. Each Outside Master Servicer and
Outside Special Servicer shall each be a third party beneficiary to this
Agreement with respect to the rights as specifically provided for herein and under the related Loan Combination Co-Lender Agreement. This Agreement may not
be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10 Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11 Notices to Rating Agencies.

          (a) The Certificate Administrator shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any Non-Trust Loan Holder) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Trustee, the
     Certificate Administrator, the Custodian, any Master Servicer or the
     Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by any of the
     Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
     Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) Each Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any Non-Trust Loan Holder) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee, Certificate
     Administrator or the Custodian;

               (ii) any change in the location of its Collection Account;

                                      -341-

               (iii) the assumption of any Significant Mortgage Loan as to which it is the applicable Master Servicer;

               (iv) the release or substitution of any Mortgaged Property securing a Significant Mortgage Loan as to which it is the applicable
     Master Servicer;

               (v) the incurrence of additional indebtedness secured by all or a portion of the Mortgaged Property securing a Significant Mortgage Loan as to which it is the applicable Master Servicer; and

               (vi) a change in lien priority with respect to any Trust Mortgage
     Loan as to which it is the applicable Master Servicer.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to a Serviced Loan
Combination, the related Non-Trust Loan Holder(s)) with respect to a Trust
Specially Serviced Mortgage Loan such information as the Rating Agency or
Controlling Class Representative (and, with respect to a Serviced Loan
Combination, the related Non-Trust Loan Holder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each Master Servicer and the Special
Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee or the Certificate Administrator pursuant to Section 3.03(e), 4.03(c) or 3.08.

          (e) The Certificate Administrator shall (i) make available to each
Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating
Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Certificate Administrator, the Custodian,
the Master Servicers and the Special Servicer shall provide to each Rating
Agency such other information with respect to the Trust Mortgage Loans and the
Certificates, to the extent such party possesses such information, as such
Rating Agency shall reasonably request.

          (g) The applicable Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable
Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans unless (1) such Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize such
Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master
Servicer that could affect or cause a determination of

                                      -342-

whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3)
such Master Servicer has not timely received from the Certificate Administrator or the Trustee, as applicable, information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable
Advance; provided that, if clause (1), (2) or (3) apply, such Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of
Nonrecoverable Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. No Master Servicer shall have any liability for any loss, liability or expense resulting from any notice provided to any
Rating Agency contemplated by the immediately preceding sentence.

          (h) Notwithstanding any provision herein to the contrary, each Master
Servicer, the Special Servicer, the Certificate Administrator, the Custodian and
the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12 Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -343-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                        Depositor

                                        By: /S/ David M. Rodgers
                                            ------------------------------------
                                        Name:  David M. Rodgers
                                        Title: Executive Vice President

                                        BANK OF AMERICA, NATIONAL ASSOCIATION
                                        Master Servicer No. 1

                                        By: /S/ Sean D. Reilly
                                            ------------------------------------
                                        Name:  Sean D. Reilly
                                        Title: Managing Director

                                        MIDLAND LOAN SERVICES, INC.
                                        Master Servicer No. 2

                                        By: /S/ Lawrence D. Ashley
                                            ------------------------------------
                                        Name:  Lawrence D. Ashley
                                        Title: Senior Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        Master Servicer No. 3

                                        By: /S/ Joseph Newell III
                                            ------------------------------------
                                        Name:  Joseph Newell III
                                        Title: Associate

                                        MIDLAND LOAN SERVICES, INC.
                                        Special Servicer

                                        By: /S/ Lawrence D. Ashley
                                            ------------------------------------
                                        Name:  Lawrence D. Ashley
                                        Title: Senior Vice President

                         POOLING AND SERVICING AGREEMENT

                                        U.S. BANK NATIONAL ASSOCIATION
                                        Trustee

                                        By: /S/ James H. Byrnes
                                            ------------------------------------
                                        Name:  James H. Byrnes
                                        Title: Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        Certificate Administrator and Custodian

                                        By: /S/ Laura Kocha-Chaddha
                                            ------------------------------------
                                        Name:  Laura Kocha-Chaddha
                                        Title: Assistant Vice-President

                         POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )

          On the 12th day of June, 2008, before me, a notary public in and for said State, personally appeared David M. Rodgers, known to me to be an Executive
Vice President and Chief Officer in Charge of Commercial Mortgage Securitization
of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /S/ Thomas R. Lansen
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF NORTH CAROLINA  )
                         )  ss.:
COUNTY OF MECKLENBURG    )

          On the 4th day of June, 2008, before me, a notary public in and for said State, personally appeared Sean D. Reilly, known to me to be a Managing
Director of BANK OF AMERICA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /S/  Dena L. Cecil
                                        ----------------------------------------

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF KANSAS          )
                         )  ss.:
COUNTY OF JOHNSON        )

          On the 9th day of June, 2008, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior
Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /S/ Brent Kinder
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF NORTH CAROLINA  )
                         )  ss.:
COUNTY OF MECKLENBURG    )

          On the 5 day of June, 2008, before me, a notary public in and for said
State, personally appeared Joseph Newell III, known to me to be a associate of
WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /S/ Erica L. Smith
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF MASSACHUSETTS   )
                         )  ss.:
COUNTY OF SUFFOLK        )

          On the 10th day of June, 2008, before me, a notary public in and for said State, personally appeared James H. Byrnes, known to me to be a V.P. of
U.S. BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /S/ Alfred E. Charette III
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS        )
                         )  ss.:
COUNTY OF COOK           )

On the 12th day of June, 2008, before me, Diane O'Neal, a notary public in and for said State, personally appeared Laura Kocha-Chaddha, known to me to be a
Asst. Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                /S/ Diane O'Neal
                                ------------------------------------------------
                                Diane O'Neal
                                Notary Public, State of Illinois, County of Cook
                                My commission expires: September 22, 2009

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                                                                                            PROPERTY
LOAN #   LOAN GROUP   PROPERTY NAME                                          LOAN / PROPERTY   ORIGINATOR   TYPE
--------------------------------------------------------------------------------------------------------------------------------

  1          2b       Farallon Portfolio                                     Loan              MLML         Manufactured Housing
1.001        2b       Portside                                               Property          MLML         Manufactured Housing
1.002        2b       Shadow Hills                                           Property          MLML         Manufactured Housing
1.003        2b       CV-Jacksonville                                        Property          MLML         Manufactured Housing
1.004        2b       Western Hills                                          Property          MLML         Manufactured Housing
1.005        2b       Siesta Lago                                            Property          MLML         Manufactured Housing
1.006        2b       Hunter Ridge                                           Property          MLML         Manufactured Housing
1.007        2b       Camelot                                                Property          MLML         Manufactured Housing
1.008        2b       Wikiup                                                 Property          MLML         Manufactured Housing
1.009        2b       Harmony Road                                           Property          MLML         Manufactured Housing
 1.01        2b       Lamplighter Village                                    Property          MLML         Manufactured Housing
1.011        2b       Chalet North                                           Property          MLML         Manufactured Housing
1.012        2b       Country Club Mobile Estates                            Property          MLML         Manufactured Housing
1.013        2b       Shadowood                                              Property          MLML         Manufactured Housing
1.014        2b       Southwind Village                                      Property          MLML         Manufactured Housing
1.015        2b       The Meadows                                            Property          MLML         Manufactured Housing
1.016        2b       Landmark Village                                       Property          MLML         Manufactured Housing
1.017        2b       Crescentwood Village                                   Property          MLML         Manufactured Housing
1.018        2b       Stone Mountain                                         Property          MLML         Manufactured Housing
1.019        2b       Casual Estates                                         Property          MLML         Manufactured Housing
 1.02        2b       Village North                                          Property          MLML         Manufactured Housing
1.021        2b       Windsor Mobile Estates                                 Property          MLML         Manufactured Housing
1.022        2b       Riverdale (Colonial Coach)                             Property          MLML         Manufactured Housing
1.023        2b       Foxhall Village                                        Property          MLML         Manufactured Housing
1.024        2b       New Twin Lakes                                         Property          MLML         Manufactured Housing
1.025        2b       Carnes Crossing                                        Property          MLML         Manufactured Housing
1.026        2b       Saddlebrook                                            Property          MLML         Manufactured Housing
1.027        2b       Thornton Estates                                       Property          MLML         Manufactured Housing
1.028        2b       Mountainside Estates                                   Property          MLML         Manufactured Housing
1.029        2b       Castlewood Estates                                     Property          MLML         Manufactured Housing
 1.03        2b       Green Spring Valley                                    Property          MLML         Manufactured Housing
1.031        2b       Villa West (UT)                                        Property          MLML         Manufactured Housing
1.032        2b       Villa West (CO)                                        Property          MLML         Manufactured Housing
1.033        2b       Torrey Hills                                           Property          MLML         Manufactured Housing
1.034        2b       Springdale Lake                                        Property          MLML         Manufactured Housing
1.035        2b       Brookside Village - TX                                 Property          MLML         Manufactured Housing
1.036        2b       Columbia Heights                                       Property          MLML         Manufactured Housing
1.037        2b       Encantada                                              Property          MLML         Manufactured Housing
1.038        2b       Woodlands of Kennesaw                                  Property          MLML         Manufactured Housing
1.039        2b       Lakeview Estates                                       Property          MLML         Manufactured Housing
 1.04        2b       Oakwood Forest                                         Property          MLML         Manufactured Housing
1.041        2b       Broadmore                                              Property          MLML         Manufactured Housing
1.042        2b       Oak Park Village (FL)                                  Property          MLML         Manufactured Housing
1.043        2b       Misty Winds                                            Property          MLML         Manufactured Housing
1.044        2b       Evergreen Village - IA                                 Property          MLML         Manufactured Housing
1.045        2b       Ortega Village                                         Property          MLML         Manufactured Housing
1.046        2b       Riverside (UT)                                         Property          MLML         Manufactured Housing
1.047        2b       Easy Living                                            Property          MLML         Manufactured Housing
1.048        2b       Southfork                                              Property          MLML         Manufactured Housing
1.049        2b       Cloverleaf                                             Property          MLML         Manufactured Housing
 1.05        2b       Golden Valley                                          Property          MLML         Manufactured Housing
1.051        2b       Riverdale                                              Property          MLML         Manufactured Housing
1.052        2b       Friendly Village - GA                                  Property          MLML         Manufactured Housing
1.053        2b       Smoke Creek                                            Property          MLML         Manufactured Housing
1.054        2b       Marion Village                                         Property          MLML         Manufactured Housing
1.055        2b       Valley View - Danboro                                  Property          MLML         Manufactured Housing
1.056        2b       Colonial Gardens                                       Property          MLML         Manufactured Housing
1.057        2b       Evergreen Village - UT                                 Property          MLML         Manufactured Housing
1.058        2b       Summit Oaks                                            Property          MLML         Manufactured Housing
1.059        2b       Stoneybrook                                            Property          MLML         Manufactured Housing
 1.06        2b       Pedaler's Pond                                         Property          MLML         Manufactured Housing
1.061        2b       Burntwood                                              Property          MLML         Manufactured Housing
1.062        2b       Country Club Crossing                                  Property          MLML         Manufactured Housing
1.063        2b       Sunset Vista                                           Property          MLML         Manufactured Housing
1.064        2b       Spring Valley Village                                  Property          MLML         Manufactured Housing
1.065        2b       South Arlington Estates                                Property          MLML         Manufactured Housing
1.066        2b       Mallard Lake                                           Property          MLML         Manufactured Housing
1.067        2b       Sundown                                                Property          MLML         Manufactured Housing
1.068        2b       Stony Brook North                                      Property          MLML         Manufactured Housing
1.069        2b       Twin Pines                                             Property          MLML         Manufactured Housing
 1.07        2b       Inspiration Valley                                     Property          MLML         Manufactured Housing
1.071        2b       Highland Acres                                         Property          MLML         Manufactured Housing
1.072        2b       Oak Ridge                                              Property          MLML         Manufactured Housing
1.073        2b       Washington Mobile Estates                              Property          MLML         Manufactured Housing
1.074        2b       River Oaks                                             Property          MLML         Manufactured Housing
1.075        2b       Siouxland Estates                                      Property          MLML         Manufactured Housing
1.076        2b       Brookside                                              Property          MLML         Manufactured Housing
1.077        2b       Eagle Ridge                                            Property          MLML         Manufactured Housing
1.078        2b       Cedar Knoll                                            Property          MLML         Manufactured Housing
1.079        2b       Marnelle                                               Property          MLML         Manufactured Housing
 1.08        2b       Maple Manor                                            Property          MLML         Manufactured Housing
1.081        2b       Arlington Lakeside                                     Property          MLML         Manufactured Housing
1.082        2b       Royal Crest                                            Property          MLML         Manufactured Housing
1.083        2b       Forest Creek                                           Property          MLML         Manufactured Housing
1.084        2b       Four Seasons                                           Property          MLML         Manufactured Housing
1.085        2b       Cottonwood Grove                                       Property          MLML         Manufactured Housing
1.086        2b       Highland                                               Property          MLML         Manufactured Housing
1.087        2b       Valley Verde                                           Property          MLML         Manufactured Housing
1.088        2b       Chalet City                                            Property          MLML         Manufactured Housing
1.089        2b       Southridge Estates                                     Property          MLML         Manufactured Housing
 1.09        2b       Ridgewood Estates                                      Property          MLML         Manufactured Housing
1.091        2b       Creekside                                              Property          MLML         Manufactured Housing
1.092        2b       Eastview                                               Property          MLML         Manufactured Housing
1.093        2b       Viking Villa                                           Property          MLML         Manufactured Housing
1.094        2b       Lakewood Estates                                       Property          MLML         Manufactured Housing
1.095        2b       Terrace Heights                                        Property          MLML         Manufactured Housing
1.096        2b       Falcon Farms                                           Property          MLML         Manufactured Housing
1.097        2b       Forest Park                                            Property          MLML         Manufactured Housing
1.098        2b       Quail Run                                              Property          MLML         Manufactured Housing
1.099        2b       Sheridan                                               Property          MLML         Manufactured Housing
 1.1         2b       Huguenot Estates                                       Property          MLML         Manufactured Housing
1.101        2b       Countryside (CO)                                       Property          MLML         Manufactured Housing
1.102        2b       Silver Creek                                           Property          MLML         Manufactured Housing
1.103        2b       Havenwood                                              Property          MLML         Manufactured Housing
1.104        2b       Northland                                              Property          MLML         Manufactured Housing
1.105        2b       Ewing Trace                                            Property          MLML         Manufactured Housing
1.106        2b       Overpass Point MHC                                     Property          MLML         Manufactured Housing
1.107        2b       Enchanted Village                                      Property          MLML         Manufactured Housing
1.108        2b       Seascape                                               Property          MLML         Manufactured Housing
1.109        2b       Golden Triangle                                        Property          MLML         Manufactured Housing
 1.11        2b       Meadowood                                              Property          MLML         Manufactured Housing
1.111        2b       Meadowbrook                                            Property          MLML         Manufactured Housing
1.112        2b       Tallview Terrace                                       Property          MLML         Manufactured Housing
1.113        2b       Western Mobile Estates                                 Property          MLML         Manufactured Housing
1.114        2b       Whitney                                                Property          MLML         Manufactured Housing
1.115        2b       Five Seasons Davenport                                 Property          MLML         Manufactured Housing
1.116        2b       Valley View - Honey Brook                              Property          MLML         Manufactured Housing
1.117        2b       Village Park                                           Property          MLML         Manufactured Housing
1.118        2b       Countryside Village (TN)                               Property          MLML         Manufactured Housing
1.119        2b       Mobile Gardens                                         Property          MLML         Manufactured Housing
 1.12        2b       Carriage Court East                                    Property          MLML         Manufactured Housing
1.121        2b       Mission Estates                                        Property          MLML         Manufactured Housing
1.122        2b       Loveland                                               Property          MLML         Manufactured Housing
1.123        2b       Meadow Glen                                            Property          MLML         Manufactured Housing
1.124        2b       Shiloh Pines                                           Property          MLML         Manufactured Housing
1.125        2b       Rolling Hills                                          Property          MLML         Manufactured Housing
1.126        2b       Deerpointe                                             Property          MLML         Manufactured Housing
1.127        2b       Cypress Shores                                         Property          MLML         Manufactured Housing
1.128        2b       Oasis                                                  Property          MLML         Manufactured Housing
1.129        2b       Tanglewood                                             Property          MLML         Manufactured Housing
 1.13        2b       Villa                                                  Property          MLML         Manufactured Housing
1.131        2b       Castle Acres                                           Property          MLML         Manufactured Housing
1.132        2b       Dynamic                                                Property          MLML         Manufactured Housing
1.133        2b       Big Country                                            Property          MLML         Manufactured Housing
1.134        2b       Carriage Court Central                                 Property          MLML         Manufactured Housing
1.135        2b       Northern Hills                                         Property          MLML         Manufactured Housing
1.136        2b       Sunny Acres                                            Property          MLML         Manufactured Housing
1.137        2b       Lakewood - TX                                          Property          MLML         Manufactured Housing
1.138        2b       Westlake                                               Property          MLML         Manufactured Housing
1.139        2b       Mesquite Meadows                                       Property          MLML         Manufactured Housing
 1.14        2b       Cedar Terrace                                          Property          MLML         Manufactured Housing
1.141        2b       Frieden Manor                                          Property          MLML         Manufactured Housing
1.142        2b       Country Club Manor                                     Property          MLML         Manufactured Housing
1.143        2b       Suburban Estates                                       Property          MLML         Manufactured Housing
1.144        2b       Deerhurst                                              Property          MLML         Manufactured Housing
1.145        2b       Aledo                                                  Property          MLML         Manufactured Housing
1.146        2b       President's Park                                       Property          MLML         Manufactured Housing
1.147        2b       Woodlake                                               Property          MLML         Manufactured Housing
1.148        2b       Silver Leaf                                            Property          MLML         Manufactured Housing
1.149        2b       Dynamic II                                             Property          MLML         Manufactured Housing
 1.15        2b       Magnolia Circle                                        Property          MLML         Manufactured Housing
1.151        2b       Twin Oaks                                              Property          MLML         Manufactured Housing
1.152        2b       Washingtonville Manor                                  Property          MLML         Manufactured Housing
1.153        2b       Brookside Village -PA                                  Property          MLML         Manufactured Housing
1.154        2b       Westview                                               Property          MLML         Manufactured Housing
1.155        2b       Sunset Country                                         Property          MLML         Manufactured Housing
1.156        2b       Westmoor                                               Property          MLML         Manufactured Housing
1.157        2b       The Towneship at Clifton                               Property          MLML         Manufactured Housing
1.158        2b       Eagle Creek                                            Property          MLML         Manufactured Housing
1.159        2b       Mesquite Ridge                                         Property          MLML         Manufactured Housing
 1.16        2b       Oak Park Village (TX)                                  Property          MLML         Manufactured Housing
1.161        2b       Plantation Estates                                     Property          MLML         Manufactured Housing
1.162        2b       Breazeale                                              Property          MLML         Manufactured Housing
1.163        2b       Shady Hills                                            Property          MLML         Manufactured Housing
1.164        2b       Cimmaron Village                                       Property          MLML         Manufactured Housing
1.165        2b       Birchwood Farms                                        Property          MLML         Manufactured Housing
1.166        2b       Terrell Crossing                                       Property          MLML         Manufactured Housing
1.167        2b       Pleasant Grove (CO)                                    Property          MLML         Manufactured Housing
1.168        2b       Willow Creek Estates                                   Property          MLML         Manufactured Housing
1.169        2b       Connelly Terrace                                       Property          MLML         Manufactured Housing
 1.17        2b       Hampton Acres                                          Property          MLML         Manufactured Housing
1.171        2b       Meridian Sooner                                        Property          MLML         Manufactured Housing
1.172        2b       Mesquite Green                                         Property          MLML         Manufactured Housing
1.173        2b       El Lago                                                Property          MLML         Manufactured Housing
1.174        2b       Moosic Heights                                         Property          MLML         Manufactured Housing
1.175        2b       Golden Rule                                            Property          MLML         Manufactured Housing
1.176        2b       Amber Village                                          Property          MLML         Manufactured Housing
1.177        2b       Riverchase                                             Property          MLML         Manufactured Housing
1.178        2b       Hidden Hills                                           Property          MLML         Manufactured Housing
1.179        2b       The Woodlands                                          Property          MLML         Manufactured Housing
 1.18        2b       Blue Valley                                            Property          MLML         Manufactured Housing
1.181        2b       Autumn Forest                                          Property          MLML         Manufactured Housing
1.182        2b       Valley View - Ephrata                                  Property          MLML         Manufactured Housing
1.183        2b       Cowboy                                                 Property          MLML         Manufactured Housing
1.184        2b       Lakeside - GA                                          Property          MLML         Manufactured Housing
1.185        2b       Sunnyside                                              Property          MLML         Manufactured Housing
1.186        2b       Trailmont                                              Property          MLML         Manufactured Housing
1.187        2b       Timberland                                             Property          MLML         Manufactured Housing
1.188        2b       Denton Falls                                           Property          MLML         Manufactured Housing
1.189        2b       Terrace                                                Property          MLML         Manufactured Housing
 1.19        2b       Lakeside - IA                                          Property          MLML         Manufactured Housing
1.191        2b       Siesta Manor                                           Property          MLML         Manufactured Housing
1.192        2b       Sunrise Terrace                                        Property          MLML         Manufactured Housing
1.193        2b       Riverside (KS)                                         Property          MLML         Manufactured Housing
1.194        2b       Chisholm Creek                                         Property          MLML         Manufactured Housing
1.195        2b       Prairie Village                                        Property          MLML         Manufactured Housing
1.196        2b       Willow Terrace                                         Property          MLML         Manufactured Housing
1.197        2b       Countryside (KS)                                       Property          MLML         Manufactured Housing
1.198        2b       Highview                                               Property          MLML         Manufactured Housing
1.199        2b       Green Valley Village                                   Property          MLML         Manufactured Housing
 1.2         2b       Crestview - OK                                         Property          MLML         Manufactured Housing
1.201        2b       Shady Lane                                             Property          MLML         Manufactured Housing
1.202        2b       Western Park                                           Property          MLML         Manufactured Housing
1.203        2b       Brookshire Village                                     Property          MLML         Manufactured Housing
1.204        2b       Overholser Village                                     Property          MLML         Manufactured Housing
1.205        2b       The Pines                                              Property          MLML         Manufactured Housing
1.206        2b       Jonesboro (Atlanta Meadows)                            Property          MLML         Manufactured Housing
1.207        2b       Park Plaza                                             Property          MLML         Manufactured Housing
1.208        2b       Belaire                                                Property          MLML         Manufactured Housing
1.209        2b       Pine Hills                                             Property          MLML         Manufactured Housing
 1.21        2b       Commerce Heights                                       Property          MLML         Manufactured Housing
1.211        2b       Oak Glen                                               Property          MLML         Manufactured Housing
1.212        2b       Creekside Estates                                      Property          MLML         Manufactured Housing
1.213        2b       Kimberly @ Creekside                                   Property          MLML         Manufactured Housing
1.214        2b       Harper Woods                                           Property          MLML         Manufactured Housing
1.215        2b       Brittany Place                                         Property          MLML         Manufactured Housing
1.216        2b       Shady Creek                                            Property          MLML         Manufactured Housing
1.217        2b       Connie Jean                                            Property          MLML         Manufactured Housing
1.218        2b       Willow Springs                                         Property          MLML         Manufactured Housing
1.219        2b       Seamist                                                Property          MLML         Manufactured Housing
 1.22        2b       Pleasant View Estates                                  Property          MLML         Manufactured Housing
1.221        2b       Navajo Lake Estates                                    Property          MLML         Manufactured Housing
1.222        2b       Kopper View MHC                                        Property          MLML         Manufactured Housing
1.223        2b       Carsons                                                Property          MLML         Manufactured Housing
1.224        2b       Rose Country Estates                                   Property          MLML         Manufactured Housing
1.225        2b       Redwood Village                                        Property          MLML         Manufactured Housing
1.226        2b       Birch Meadows                                          Property          MLML         Manufactured Housing
1.227        2b       Terrace II                                             Property          MLML         Manufactured Housing
1.228        2b       Englewood Village                                      Property          MLML         Manufactured Housing
1.229        2b       Eastern Villa                                          Property          MLML         Manufactured Housing
 1.23        2b       El Caudillo                                            Property          MLML         Manufactured Housing
1.231        2b       Chambersburg I & II                                    Property          MLML         Manufactured Housing
1.232        2b       Wheel Estates                                          Property          MLML         Manufactured Housing
1.233        2b       Oakwood Lake Village                                   Property          MLML         Manufactured Housing
1.234        2b       Valley View - Ephrata II                               Property          MLML         Manufactured Housing
1.235        2b       Oak Grove                                              Property          MLML         Manufactured Housing
1.236        2b       Cedar Creek, KS                                        Property          MLML         Manufactured Housing
1.237        2b       Oakridge / Stonegate                                   Property          MLML         Manufactured Housing
1.238        2b       Vogel Manor MHC                                        Property          MLML         Manufactured Housing
1.239        2b       Hidden Oaks                                            Property          MLML         Manufactured Housing
 1.24        2b       Plainview                                              Property          MLML         Manufactured Housing
1.241        2b       Rockview Heights                                       Property          MLML         Manufactured Housing
1.242        2b       West Cloud Commons                                     Property          MLML         Manufactured Housing
1.243        2b       Gallant Estates                                        Property          MLML         Manufactured Housing
1.244        2b       Sunset Village                                         Property          MLML         Manufactured Housing
1.245        2b       Countryside (OK)                                       Property          MLML         Manufactured Housing
1.246        2b       Chelsea                                                Property          MLML         Manufactured Housing
1.247        2b       Gregory Courts                                         Property          MLML         Manufactured Housing
1.248        2b       El Lago II                                             Property          MLML         Manufactured Housing
1.249        2b       Glen Acres                                             Property          MLML         Manufactured Housing
 1.25        2b       Shadow Mountain                                        Property          MLML         Manufactured Housing
1.251        2b       Pine Haven MHP                                         Property          MLML         Manufactured Housing
1.252        2b       Collingwood MHP                                        Property          MLML         Manufactured Housing
1.253        2b       Mountaintop                                            Property          MLML         Manufactured Housing
1.254        2b       Whispering Hills                                       Property          MLML         Manufactured Housing
1.255        2b       Mulberry Heights                                       Property          MLML         Manufactured Housing
1.256        2b       Zoppe's                                                Property          MLML         Manufactured Housing
1.257        2b       Shawnee Hills                                          Property          MLML         Manufactured Housing
1.258        2b       Pleasant Grove (NC)                                    Property          MLML         Manufactured Housing
1.259        2b       Park Avenue Estates                                    Property          MLML         Manufactured Housing
 1.26        2b       Monroe Valley                                          Property          MLML         Manufactured Housing
1.261        2b       El Dorado                                              Property          MLML         Manufactured Housing
1.262        2b       Crestview - PA                                         Property          MLML         Manufactured Housing
1.263        2b       Sherwood Acres                                         Property          MLML         Manufactured Housing
1.264        2b       Bush Ranch                                             Property          MLML         Manufactured Housing
1.265        2b       Glenview                                               Property          MLML         Manufactured Housing
1.266        2b       Misty Hollow                                           Property          MLML         Manufactured Housing
1.267        2b       Audora                                                 Property          MLML         Manufactured Housing
1.268        2b       Green Acres                                            Property          MLML         Manufactured Housing
1.269        2b       Sunset 77                                              Property          MLML         Manufactured Housing
 1.27        2b       Hidden Acres                                           Property          MLML         Manufactured Housing
1.271        2b       Park D'Antoine                                         Property          MLML         Manufactured Housing
1.272        2b       Sleepy Hollow                                          Property          MLML         Manufactured Housing
1.273        2b       Sycamore Square                                        Property          MLML         Manufactured Housing
  2           1       Arundel Mills                                          Loan              BofA         Retail
  3           1       Apple Hotel Portfolio                                  Loan              BofA         Hospitality
 3.01         1       Marriott Courtyard Dunn Loring                         Property          BofA         Hospitality
 3.02         1       Marriott Courtyard Federal Way                         Property          BofA         Hospitality
 3.03         1       Hilton Garden Inn Westbury                             Property          BofA         Hospitality
 3.04         1       Marriott Residence Inn Cypress                         Property          BofA         Hospitality
 3.05         1       Marriott Courtyard Addison                             Property          BofA         Hospitality
 3.06         1       Marriott Courtyard Westchase                           Property          BofA         Hospitality
 3.07         1       Marriott Courtyard Tucson                              Property          BofA         Hospitality
 3.08         1       Marriott Residence Inn West University                 Property          BofA         Hospitality
 3.09         1       Hilton Homewood Suites Baton Rouge                     Property          BofA         Hospitality
 3.1          1       Marriott Residence Inn Tucson                          Property          BofA         Hospitality
 3.11         1       Marriott Residence Inn Westchase                       Property          BofA         Hospitality
 3.12         1       Marriott Residence Inn Nashville                       Property          BofA         Hospitality
 3.13         1       Marriott Courtyard West University                     Property          BofA         Hospitality
 3.14         1       Marriott Residence Inn Hauppauge                       Property          BofA         Hospitality
 3.15         1       Marriott Courtyard Lebanon                             Property          BofA         Hospitality
 3.16         1       Hilton Homewood Suites Albuquerque                     Property          BofA         Hospitality
 3.17         1       Marriott Residence Inn Cranbury                        Property          BofA         Hospitality
 3.18         1       Marriott Residence Inn Somerset                        Property          BofA         Hospitality
 3.19         1       Marriott Residence Inn Dallas-Fort Worth               Property          BofA         Hospitality
 3.2          1       Hilton Garden Inn Tampa                                Property          BofA         Hospitality
 3.21         1       Marriott Springhill Suites Danbury                     Property          BofA         Hospitality
 3.22         1       Marriott Residence Inn Park Central                    Property          BofA         Hospitality
 3.23         1       Hilton Homewood Suites Colorado Springs                Property          BofA         Hospitality
 3.24         1       Marriott Courtyard Fort Worth                          Property          BofA         Hospitality
 3.25         1       Marriott Residence Inn Brownsville                     Property          BofA         Hospitality
 3.26         1       Marriott Courtyard Harlingen                           Property          BofA         Hospitality
 3.27         1       Hilton Homewood Suites Solon                           Property          BofA         Hospitality
  4           1       Fort Office Portfolio                                  Loan              MLML         Office
 4.01         1       Foothills Corporate Center II                          Property          MLML         Office
 4.02         1       Northbelt III & IV                                     Property          MLML         Office
 4.03         1       ConAgra Building                                       Property          MLML         Office
  5           1       The Biewend Building                                   Loan              PNC          Office
  6           1       Manpower Inc. Headquarters                             Loan              BofA         Office
  7           1       2550 North Hollywood Way                               Loan              Capmark      Office
  8           1       Landmark Towers                                        Loan              Dexia        Office
  9           1       Savoy Plaza                                            Loan              Capmark      Retail
  10          1       Ashley Overlook                                        Loan              PNC          Office
  11          1       Stony Brook South                                      Loan              Dexia        Retail
  12          1       Sportsman's Warehouse                                  Loan              Dexia        Retail
  13          1       Hampton Inn Walden - Buffalo                           Loan              PNC          Hospitality
  14         2a       Park Creek Apartments                                  Loan              Dexia        Multifamily
  15          1       Shoprite - Franklin Township                           Loan              BofA         Retail
  16          1       Heritage Financial Center                              Loan              GECC         Office
  17          1       R&F - Scranton, PA                                     Loan              GECC         Retail
  18          1       Hampton Inn & Suites - Frederick                       Loan              PNC          Hospitality
  19          1       Townley Business Park                                  Loan              PNC          Office
  20          1       Village at Old Trace                                   Loan              Dexia        Retail
  21          1       Meadowbrook Mall - Pittsburg                           Loan              PNC          Retail
  22         2a       Ohio MHC Portfolio                                     Loan              GECC         Manufactured Housing
22.01        2a       Countrywide Estates                                    Property          GECC         Manufactured Housing
22.02        2a       Deer Meadow                                            Property          GECC         Manufactured Housing
22.03        2a       Evergreen Manor                                        Property          GECC         Manufactured Housing
22.04        2a       Evergreen Estates                                      Property          GECC         Manufactured Housing
22.05        2a       Evergreen Village                                      Property          GECC         Manufactured Housing
  23          1       Houston Levee Galleria                                 Loan              Dexia        Retail
  24          1       Commerce Corner                                        Loan              Dexia        Retail
  25          1       Encore Retail Portfolio                                Loan              MLML         Retail
25.01         1       Washington                                             Property          MLML         Retail
25.02         1       Darlington                                             Property          MLML         Retail
  26         2a       Haverford Place Apartments                             Loan              Dexia        Multifamily
  27          1       Hampton Inn Albuquerque                                Loan              PNC          Hospitality
  28          1       2nd Street Quad                                        Loan              Dexia        Retail
  29          1       Roan Centre                                            Loan              Dexia        Retail
  30          1       Mill Towne Center                                      Loan              Dexia        Mixed Use
  31          1       Arlington Square                                       Loan              PNC          Retail
  32          1       Comfort Inn & Suites Oceanfront - Virginia Beach, VA   Loan              Dexia        Hospitality
  33          1       Alderwood Safe Storage                                 Loan              PNC          Self Storage
  34          1       Walgreens - Middle Village                             Loan              GECC         Retail
  35          1       Mission Medical                                        Loan              BofA         Office
  36          1       Bally's at Montclair Entertainment Plaza               Loan              BofA         Other
  37         2a       VE - Grove Apartments                                  Loan              BofA         Multifamily
  38          1       FBI - Anchorage, AK                                    Loan              Dexia        Office
  39          1       2001 Broadway                                          Loan              GECC         Office
  40          1       Holiday Inn/Fairfield Inn - Sebastopol, CA             Loan              Dexia        Hospitality
  41          1       Shoppes At Baytown                                     Loan              Dexia        Retail
  42          1       One Executive                                          Loan              Dexia        Office
  43          1       Strayer University                                     Loan              Dexia        Office
  44          1       Stone Oak Crossing II                                  Loan              Dexia        Retail
  45          1       Eagle Self Storage                                     Loan              PNC          Self Storage
  46          1       Lusby Hill Shopping Center                             Loan              PNC          Retail
  47          1       McWheel Properties                                     Loan              BofA         Retail
  48          1       Triple Crown Plaza                                     Loan              BofA         Retail
  49          1       8102 South Lemont Road                                 Loan              BofA         Industrial
  50          1       200 - 202 Limestone Road                               Loan              BofA         Retail
  51          1       Mini Storage Depot Portfolio                           Loan              Dexia        Self Storage
51.01         1       Mini Storage Depot - Michigan City, IN                 Property          Dexia        Self Storage
51.02         1       Mini Storage Depot - South Bend, IN                    Property          Dexia        Self Storage
  52          1       Hampton Inn - Marble Falls, TX                         Loan              Dexia        Hospitality
  53          1       Lee Company Building                                   Loan              PNC          Office
  54          1       Village Center Annex at Everett Mall                   Loan              PNC          Retail
  55          1       7461 Callaghan Building                                Loan              Dexia        Office
  56          1       Susquehanna Patriot Bank                               Loan              MLML         Retail
  57          1       Route 66 Center                                        Loan              Dexia        Retail
  58          1       Mill Creek Self Storage                                Loan              PNC          Self Storage
  59         2a       Riverwood MHC                                          Loan              GECC         Manufactured Housing
  60          1       4400 Shelbyville Road                                  Loan              Dexia        Retail
  61          1       Miller Road Retail                                     Loan              MLML         Retail
  62         2a       Lakeside Terrace                                       Loan              GECC         Manufactured Housing
  63          1       Shops at Main Street                                   Loan              PNC          Retail
  64          1       Sandy Parkway Plaza                                    Loan              Dexia        Industrial
  65          1       Rite-Aid Corbin & Beckley                              Loan              MLML         Retail
65.01         1       Rite-Aid Beckley                                       Property          MLML         Retail
65.02         1       Rite-Aid Corbin                                        Property          MLML         Retail
  66          1       Rudeen Business Park - Monroe                          Loan              PNC          Industrial
  67          1       2910 Miller Road                                       Loan              Dexia        Office
  68          1       Powers Portfolio-Tennessee                             Loan              Dexia        Various
68.01         1       Advance Auto Parts                                     Property          Dexia        Retail
68.02         1       Chick-fil-A                                            Property          Dexia        Land
68.03         1       First Tennessee Bank                                   Property          Dexia        Land
  69          1       Green Street Commons I & II                            Loan              Dexia        Retail
  70          1       City Center Business Park                              Loan              Dexia        Industrial
  71          1       DEA - Anchorage, AK                                    Loan              Dexia        Office
  72          1       Beehive Self Storage                                   Loan              Dexia        Self Storage
  73          1       Old National Bank - Henderson - Main                   Loan              PNC          Retail
  74         2a       University Inn Apartments                              Loan              Dexia        Multifamily
  75          1       Mini Warehouses of Georgia                             Loan              Dexia        Self Storage
  76          1       1229 Harmon Place                                      Loan              BofA         Office
  77          1       Old National Bank - Bloomington -  Kirkwood            Loan              PNC          Retail
  78          1       Bldg 25 New Market Square                              Loan              PNC          Retail
  79          1       Willowlake Retail Center                               Loan              Dexia        Retail
  80          1       Applewood Plaza                                        Loan              Dexia        Retail
  81          1       Quality Self Storage                                   Loan              BofA         Self Storage
  82          1       Pier One - Norwood MA                                  Loan              PNC          Retail
  83          1       Watkinsville Mini Storage                              Loan              BofA         Self Storage
  84          1       Old National Bank - Mishawaka                          Loan              PNC          Retail
  85         2a       Hidden Hills MHC                                       Loan              GECC         Manufactured Housing
  86          1       Starbucks and Bajio Building                           Loan              Dexia        Retail
  87         2a       Brent Manor Apartments                                 Loan              BofA         Multifamily
  88          1       Olympic Crown Storage                                  Loan              BofA         Self Storage
  89         2a       Timbers Apartments                                     Loan              Dexia        Multifamily
  90         2a       Sundale MHC                                            Loan              BofA         Manufactured Housing
  91          1       Upper Marlboro Office Building                         Loan              BofA         Office
  92          1       Advance Auto Parts                                     Loan              BofA         Retail

LOAN #   STREET ADDRESS                                                          CITY                     COUNTY
-----------------------------------------------------------------------------------------------------------------------------

  1      Various                                                                 Various                  Various
1.001    14001 Beach Boulevard                                                   Jacksonville             Duval
1.002    8403 Millinockett Lane                                                  Orlando                  Orange
1.003    10960 Beach Boulevard                                                   Jacksonville             Duval
1.004    13000 SW 5th Court                                                      Davie                    Broward
1.005    4750 Siesta Lago Drive                                                  Kissimmee                Osceola
1.006    696 Tara Road                                                           Jonesboro                Clayton
1.007    655 North Highway 89                                                    North Salt Lake          Davis
1.008    6500 East 88th Avenue                                                   Henderson                Adams
1.009    2500 East Harmony Road                                                  Fort Collins             Larimer
 1.01    1661 Powder Springs Road                                                Marietta                 Cobb
1.011    1800 Alpine Drive                                                       Apopka                   Orange
1.012    5100 South 1300 East                                                    Salt Lake City           Salt Lake
1.013    6359 Bells Ferry Road                                                   Acworth                  Cherokee
1.014    302 Fillmore Street                                                     Naples                   Collier
1.015    14470 East 13th Avenue                                                  Aurora                   Arapahoe
1.016    225 Club Drive                                                          Fairburn                 Fayette
1.017    11352 South Crescentwood Drive                                          Sandy                    Salt Lake
1.018    100 Castle Club Drive                                                   Stone Mountain           Gwinnett
1.019    7330 Lands End Lane                                                     Liverpool                Onondaga
 1.02    1240 North Cowan Avenue                                                 Lewisville               Denton
1.021    2800 Hampton Park Drive                                                 West Valley City         Salt Lake
1.022    8000 Highway 85                                                         Riverdale                Clayton
1.023    5709 Buffaloe Road                                                      Raleigh                  Wake
1.024    31 Regina Drive                                                         Bloomingburg             Sullivan
1.025    420 Pittsburg Landing                                                   Summerville              Berkeley
1.026    8401 East Saddlebrook Drive                                             North Charleston         Dorchester
1.027    3600 East 88th Avenue                                                   Thornton                 Adams
1.028    17190 Mount Vernon Road                                                 Golden                   Jefferson
1.029    100 Plantation Hill Road                                                Mableton                 Cobb
 1.03    1100 Greenvale Road                                                     Raleigh                  Wake
1.031    8400 South 4000 West                                                    West Jordan              Salt Lake
1.032    2700 C Street                                                           Greeley                  Weld
1.033    5406 Torrey Road                                                        Flint                    Genesee
1.034    5 Springdale Drive                                                      Belton                   Cass
1.035    14900 Lasater Road                                                      Dallas                   Dallas
1.036    2515 Cumberland Road                                                    Grand Forks              Grand Forks
1.037    1000 Coyote Trail                                                       Las Cruces               Dona Ana
1.038    2880 Cobb Parkway North                                                 Kennesaw                 Cobb
1.039    2600 North Hill Field                                                   Layton                   Davis
 1.04    4100 N US Highway 29                                                    Greensboro               Guilford
1.041    148 Broadmore                                                           Goshen                   Elkhart
1.042    4000 Southwest 47th Street                                              Gainesville              Alachua
1.043    5902 Ayers Street                                                       Corpus Christi           Nueces
1.044    5309 Highway 75 North                                                   Sioux City               Woodbury
1.045    5515 118th Street                                                       Jacksonville             Duval
1.046    1232 West Rock River Road                                               West Valley City         Salt Lake
1.047    3323 Iowa Street                                                        Lawrence                 Douglas
1.048    4937 Stuart Road                                                        Denton                   Denton
1.049    4515 34th Street                                                        Moline                   Rock Island
 1.05    7631 Dallas Highway                                                     Douglasville             Douglas
1.051    5100 South 1050 West                                                    Riverdale                Weber
1.052    9 Pinetree Road                                                         Lawrenceville            Gwinnett
1.053    4255 Smokecreek Parkway                                                 Snellville               Gwinnett
1.054    700 35th Street                                                         Marion                   Linn
1.055    1081 Easton Road                                                        Danboro                  Bucks
1.056    3000 Tuttle Creek Boulevard                                             Manhattan                Riley
1.057    2491 North Highway 89                                                   Pleasant View            Weber
1.058    6812 Randol Mill Road                                                   Fort Worth               Tarrant
1.059    435 North 35th Avenue                                                   Greeley                  Weld
 1.06    1960 Pedalers Pond Boulevard                                            Lake Wales               Polk
1.061    3308 South East 89th Street                                             Oklahoma City            Cleveland
1.062    1101 Hickory Boulevard                                                  Altoona                  Polk
1.063    8460 West Sunset Hills Drive                                            Magna                    Salt Lake
1.064    36 Hopf Drive                                                           Nanuet                   Rockland
1.065    7400 Twin Parks Drive                                                   Arlington                Tarrant
1.066    4441 Highway 162                                                        Pontoon Beach            Madison
1.067    1219 West 450 North                                                     Clearfield               Davis
1.068    3000 Stony Brook Drive                                                  Raleigh                  Wake
1.069    2011 West Wilden Avenue                                                 Goshen                   Elkhart
 1.07    5250 West 53rd Avenue                                                   Arvada                   Jefferson
1.071    1708 Bunker Hill Lane                                                   Lewisville               Denton
1.072    1201 County Road 15                                                     Elkhart                  Elkhart
1.073    1450 North Washington Boulevard                                         Ogden                    Weber
1.074    7301 Buttonwood                                                         Kansas City              Wyandotte
1.075    1520 Atokad Drive                                                       South Sioux City         Dakota
1.076    8155 Redwood Road                                                       West Jordan              Salt Lake
1.077    617 Holfords Prairie                                                    Lewisville               Denton
1.078    5535 Dysart Road                                                        Waterloo                 Black Hawk
1.079    1512 Highway 54 West                                                    Fayetteville             Fayette
 1.08    18 Williams Street                                                      Taylor                   Lackawanna
1.081    3211 West Division Street                                               Arlington                Tarrant
1.082    2025 East Jemez Road                                                    Los Alamos               Los Alamos
1.083    855 East Mishawaka Road                                                 Elkhart                  Elkhart
1.084    100 Apollo Drive                                                        Fayetteville             Fayette
1.085    4500 14th Street                                                        Plano                    Collin
1.086    1875 Osolo Road                                                         Elkhart                  Elkhart
1.087    1751 West Hadley                                                        Las Cruces               Dona Ana
1.088    301 Alpine Lane                                                         Crowley                  Tarrant
1.089    802 E. County Line Road Lot 259                                         Des Moines               Polk
 1.09    4100 Southeast Adams                                                    Topeka                   Shawnee
1.091    2510 Highway 175N                                                       Seagoville               Dallas
1.092    601 El Camino Road                                                      Gillette                 Campbell
1.093    433 East 980 North                                                      Ogden                    Weber
1.094    7171 West 60th Street                                                   Davenport                Scott
1.095    4001 Peru Road                                                          Dubuque                  Dubuque
1.096    2507 214th Street North                                                 Port Byron               Rock Island
1.097    183 Pitcher Road                                                        Queensbury               Warren
1.098    903 South Main Street                                                   Hutchins                 Dallas
1.099    5305 North Sheridan                                                     Arvada                   Jefferson
 1.1     18-5 Cherry Street                                                      Port Jervis              Orange
1.101    2036 1st Avenue                                                         Greeley                  Weld
1.102    4930 North Dittmer Street                                               Davenport                Scott
1.103    106 Havenwood Drive                                                     Pompano Beach            Broward
1.104    11819 North College Avenue                                              Kansas City              Clay
1.105    4201 Windsor Place                                                      Des Moines               Polk
1.106    99 East Green Pines Drive                                               Tooele                   Tooele
1.107    246 Wonderland Drive                                                    Alton                    Madison
1.108    6301 Old Brownsville Road                                               Corpus Christi           Nueces
1.109    301 South Coppell Road                                                  Coppell                  Dallas
 1.11    1900 Northwest Lyman Road                                               Topeka                   Shawnee
1.111    33550 East Highway 96                                                   Pueblo                   Pueblo
1.112    3290 North Martha Street                                                Sioux City               Woodbury
1.113    7148 West Arabian Way                                                   West Valley City         Salt Lake
1.114    8401 NW 13th Street                                                     Gainesville              Alachua
1.115    5112 North Fairmount Avenue                                             Davenport                Scott
1.116    1 Mark Lane                                                             Honey Brook              Chester
1.117    724 Creek Ridge Road                                                    Greensboro               Guilford
1.118    200 Early Road                                                          Columbia                 Maury
1.119    6250 North Federal Boulevard                                            Denver                   Adams
 1.12    3475 Goldenrod Road                                                     Orlando                  Orange
1.121    12400 Rojas Drive                                                       El Paso                  El Paso
1.122    4105 Garfield Avenue                                                    Loveland                 Larimer
1.123    600 Glen Vista Drive                                                    Keller                   Tarrant
1.124    2525 Shiloh Road                                                        Tyler                    Smith
1.125    1322 South Belt Line Road                                               Dallas                   Dallas
1.126    9380 103rd Street                                                       Jacksonville             Duval
1.127    200 Bass Circle                                                         Winter Haven             Polk
1.128    2221 South Prairie Avenue                                               Pueblo                   Pueblo
1.129    100 Sara Lane                                                           Huntsville               Walker
 1.13    3096 Camelot Drive                                                      Flint                    Genesee
1.131    1713 West US Highway 50                                                 O'Fallon                 Saint Clair
1.132    1335 Dynamic Drive                                                      DeSoto                   Dallas
1.133    3400 South Greeley Hwy                                                  Cheyenne                 Laramie
1.134    4820 West Oakridge Road                                                 Orlando                  Orange
1.135    1901 W. Shady Grove Road                                                Springdale               Washington
1.136    272 Nicole Lane                                                         Somerset                 Somerset
1.137    1023 Lakes Drive                                                        Royse City               Rockwall
1.138    9717 NW 10th Street                                                     Oklahoma City            Canadian
1.139    14647 Lasater Road                                                      Dallas                   Dallas
 1.14    1834 Gretchen Drive SW                                                  Cedar Rapids             Linn
1.141    102 Frieden Manor                                                       Schuylkill Haven         Schuylkill
1.142    4003 Birch Drive                                                        Imperial                 Jefferson
1.143    16 East Maruca Drive                                                    Greensburg               Westmoreland
1.144    6500 Privette Road                                                      Wendell                  Wake
1.145    124 East Yates Circle                                                   Aledo                    Parker
1.146    158 Fillmore Street                                                     Grand Forks              Grand Forks
1.147    5418 Country Club Road                                                  Greensboro               Guilford
1.148    1550 North Main Street                                                  Mansfield                Tarrant
1.149    1129 East Parkerville Road                                              DeSoto                   Dallas
 1.15    7915 103rd Street                                                       Jacksonville             Duval
1.151    1915 West MacArthur Road                                                Wichita                  Sedgwick
1.152    1 East Avenue                                                           Washingtonville          Orange
1.153    202 Skyline Drive                                                       Berwick                  Columbia
1.154    3201 West Echeta Road                                                   Gillette                 Campbell
1.155    5000 Red Creek Springs Road                                             Pueblo                   Peublo
1.156    7901 South Council Road                                                 Oklahoma City            Oklahoma
1.157    3232 South Clifton                                                      Wichita                  Sedgwick
1.158    11300 US Highway 271                                                    Tyler                    Smith
1.159    14222 Lasater Road                                                      Dallas                   Dallas
 1.16    550 Ruby Road                                                           Coppell                  Dallas
1.161    3461 Bankhead Hwy                                                       Douglasville             Douglas
1.162    2458 North 9th Street                                                   Laramie                  Albany
1.163    1508 Dickerson Road                                                     Nashville                Davidson
1.164    300 East Prosser Road                                                   Cheyenne                 Laramie
1.165    8057 Birchwood Drive                                                    Birch Run                Saginaw
1.166    2390 West Moore Avenue                                                  Terrell                  Kaufman
1.167    517 East Trilby Road                                                    Fort Collins             Larimer
1.168    900 Century Drive                                                       Ogden                    Weber
1.169    20 Florida Street                                                       Connelly                 Ulster
 1.17    1501 South Hampton Road                                                 DeSoto                   Dallas
1.171    5900 SE 48th Street                                                     Oklahoma City            Oklahoma
1.172    100 South Belt Line Road                                                Dallas                   Dallas
1.173    5712 Martin Street                                                      Fort Worth               Tarrant
1.174    118 1st Street                                                          Avoca                    Luzerne
1.175    2001 South MacArthur Boulevard                                          Oklahoma City            Oklahoma
1.176    13965 Skyfrost Lane                                                     Dallas                   Dallas
1.177    4440 Tuttle Creek Boulevard                                             Manhattan                Riley
1.178    One Sequoia Drive                                                       Casper                   Natrona
1.179    4480 S. Meridian                                                        Wichita                  Sedgwick
 1.18    730 Allen Road                                                          Manhattan                Riley
1.181    3700 East Sourwood Drive                                                Browns Summit            Guilford
1.182    50 Mollie Drive                                                         Ephrata                  Lancaster
1.183    845 Barton Road                                                         Pocatello                Bannock
1.184    3291 Bankhead Hwy                                                       Lithia Springs           Douglas
1.185    2901 West Ridge Pike                                                    Norristown               Montgomery
1.186    1341 Dickerson Pike                                                     Goodlettsville           Davidson
1.187    13501 SE 29th Street                                                    Choctaw                  Oklahoma
1.188    6601 Grissom Road                                                       Denton                   Denton
1.189    351 North Forest                                                        Casper                   Natrona
 1.19    11325 140th Street                                                      Davenport                Scott
1.191    35 San Aymores Court                                                    Fenton                   Jefferson
1.192    2305 E. 19th Street North                                               Newton                   Jasper
1.193    420 North Street                                                        Lawrence                 Douglas
1.194    501 East 63rd Street N                                                  Park City                Sedgwick
1.195    1661 West Republic                                                      Salina                   Saline
1.196    5429 Parker Henderson Road                                              Fort Worth               Tarrant
1.197    1000 Reservation Road                                                   Hays                     Ellis
1.198    4901 South Douglas Highway                                              Gillette                 Campbell
1.199    2760 Robertson Road                                                     Casper                   Natrona
 1.2     2323 East 6th Avenue                                                    Stillwater               Payne
1.201    6791 Highway 2                                                          Commerce City            Adams
1.202    2575 West 6th Street                                                    Fayetteville             Washington
1.203    4800 West Four Ridge Road                                               House Springs            Jefferson
1.204    9355 Sundown Road                                                       Oklahoma City            Canadian
1.205    9919 Hwy 78                                                             Ladson                   Charleston
1.206    275 Upper Riverdale Road                                                Riverdale                Clayton
1.207    4317 Clemence Street                                                    Gillette                 Campbell
1.208    1550 Yellowstone Avenue                                                 Pocatello                Bannock
1.209    101 North Michigan                                                      Lawrence                 Douglas
 1.21    7701 Brighton Boulevard                                                 Commerce City            Adams
1.211    5909 South Wilkerson Road                                               Fayetteville             Washington
1.212    301 Modene Street                                                       Seagoville               Dallas
1.213    2402 Highway 175N                                                       Seagoville               Dallas
1.214    2200 Harper Street                                                      Lawrence                 Douglas
1.215    1735 Northwest Lyman Road                                               Topeka                   Shawnee
1.216    15250 Kleberg Road                                                      Dallas                   Dallas
1.217    5570 Connie Jean Road                                                   Jacksonville             Duval
1.218    4600 Old Blue Circle                                                    Fort Worth               Tarrant
1.219    702 S Clarkwood Road                                                    Corpus Christi           Nueces
 1.22    6020 Fort Jenkins Lane                                                  Bloomsburg               Columbia
1.221    501 East 63rd Street North                                              Wichita                  Sedgwick
1.222    7122 West Bendixon Drive                                                West Valley City         Salt Lake
1.223    649 North Franklin Street                                               Chambersburg             Franklin
1.224    3400 NNE Loop 323                                                       Tyler                    Smith
1.225    1735 West 3150 South                                                    West Valley City         Salt Lake
1.226    214 Jones Road                                                          Saratoga Springs         Saratoga
1.227    350 North Forest Drive                                                  Casper                   Natrona
1.228    2334 McCann Avenue                                                      Cheyenne                 Laramie
1.229    402 Villa Drive                                                         Stillwater               Payne
 1.23    4960 South Seneca                                                       Wichita                  Sedgwick
1.231    5368 Philadelphia Avenue                                                Chambersburg             Franklin
1.232    5225 South Orange Blossom Trail                                         Orlando                  Orange
1.233    29 Oakwood Lane                                                         Tunkhannock              Wyoming
1.234    75 Synder Lane                                                          Ephrata                  Lancaster
1.235    2716 West Delmar Avenue                                                 Godfrey                  Madison
1.236    745 Cedar Drive                                                         Salina                   Saline
1.237    800 Eastgate                                                            Stillwater               Payne
1.238    71 Vogel Circle                                                         Arnold                   Jefferson
1.239    5306 Rita Kay Lane                                                      Fort Worth               Tarrant
 1.24    3650 Harvey Place                                                       Casper                   Natrona
1.241    201 Rockview Lane                                                       Arnold                   Jefferson
1.242    1319 West Cloud Street                                                  Salina                   Saline
1.243    4449 Burlington Road                                                    Greensboro               Guilford
1.244    1400 Old Sivells Bend Road                                              Gainesville              Cooke
1.245    1824 South Chester                                                      Stillwater               Payne
1.246    924 North Elmira Street                                                 Sayre                    Bradford
1.247    2 Erica Circle                                                          Honey Brook              Chester
1.248    5701 Martin Street                                                      Fort Worth               Tarrant
1.249    500 East 50th Street South                                              Wichita                  Sedgwick
 1.25    1601 EFM 1417                                                           Sherman                  Grayson
1.251    191 Pine Haven Circle                                                   Blossvale                Oneida
1.252    358 Chambers Road                                                       Horseheads               Chemung
1.253    37 Mountaintop Lane                                                     Narvon                   Lancaster
1.254    905 East 3rd Avenue                                                     Coal Valley              Rock Island
1.255    5429 Wilbarger Street                                                   Fort Worth               Tarrant
1.256    2607 Highway 175N                                                       Seagoville               Dallas
1.257    4420 SW 61st Street                                                     Topeka                   Shawnee
1.258    5000 Hilltop-Needmore Road                                              Fuquay-Varina            Wake
1.259    1400 East Kay Street                                                    Haysville                Sedgwick
 1.26    15 Old State Road                                                       Jonestown                Lebanon
1.261    5600 Texoma Parkway                                                     Sherman                  Grayson
1.262    Wolcott Hollow Road & Route 220                                         Athens                   Bradford
1.263    1928 East 47th Street South                                             Wichita                  Sedgwick
1.264    3847 Quarterhorse Road                                                  House Springs            Jefferson
1.265    1619 North Douglas Boulevard                                            Midwest City             Oklahoma
1.266    910 North Oakview Drive                                                 Midwest City             Oklahoma
1.267    4625 South Seneca                                                       Wichita                  Sedgwick
1.268    4437 Sycamore Grove Road                                                Chambersburg             Franklin
1.269    530 North US Highway 77                                                 Douglass                 Butler
 1.27    2111 Richardson Road                                                    Arnold                   Jefferson
1.271    779 Route 9                                                             Gansevoort               Saratoga
1.272    1909 South Anna                                                         Wichita                  Sedgwick
1.273    1010 West 44th Street South                                             Wichita                  Sedgwick
  2      7000 Arundel Mills Circle                                               Hanover                  Anne Arundel
  3      Various                                                                 Various                  Various
 3.01    2722 Gallows Road                                                       Vienna                   Fairfax
 3.02    31910 Gateway Center Boulevard                                          Federal Way              King
 3.03    1575 Privado Road                                                       Westbury                 Nassau
 3.04    4931 Katella Avenue                                                     Los Alamitos             Orange
 3.05    15160 Quorum Drive                                                      Addison                  Dallas
 3.06    9975 Westheimer Road                                                    Houston                  Harris
 3.07    201 South Williams Boulevard                                            Tucson                   Pima
 3.08    2939 Westpark Drive                                                     Houston                  Harris
 3.09    5860 Corporate Boulevard                                                Baton Rouge              East Baton Rouge
 3.1     5400 East Williams Circle                                               Tucson                   Pima
 3.11    9965 Westheimer Road                                                    Houston                  Harris
 3.12    2300 Elm Hill Pike                                                      Nashville                Davidson
 3.13    2929 Westpark Drive                                                     Houston                  Harris
 3.14    850 Veterans Memorial Highway                                           Hauppauge                Suffolk
 3.15    300 Corporate Drive                                                     Lebanon                  Hunterdon
 3.16    7101 Arvada Avenue Northeast                                            Albuquerque              Bernalillo
 3.17    2662 Route 130                                                          Cranbury                 Middlesex
 3.18    37 Worlds Fair Drive                                                    Somerset                 Somerset
 3.19    8600 Esters Boulevard                                                   Irving                   Dallas
 3.2     1700 East 9th Avenue                                                    Tampa                    Hillsborough
 3.21    30 Old Ridgebury Road                                                   Danbury                  Fairfield
 3.22    7642 LBJ Freeway                                                        Dallas                   Dallas
 3.23    9130 Explorer Drive                                                     Colorado Springs         El Paso
 3.24    6530 West Freeway                                                       Fort Worth               Tarrant
 3.25    3975 North Expressway 83                                                Brownsville              Cameron
 3.26    1725 West Filmore Avenue                                                Harlingen                Cameron
 3.27    6085 Enterprise Parkway                                                 Solon                    Cuyahoga
  4      Various                                                                 Various                  Various
 4.01    14601 & 14605 South 50th Street                                         Phoenix                  Maricopa
 4.02    600 and 700 North Sam Houston Parkway                                   Houston                  Harris
 4.03    7350 World Communications Drive                                         Omaha                    Douglas
  5      260 Tremont Street                                                      Boston                   Suffolk
  6      201 West Cherry Street                                                  Milwaukee                Milwaukee
  7      2550 North Hollywood Way                                                Burbank                  Los Angeles
  8      345 St. Peter Street                                                    St. Paul                 Ramsey
  9      1201 Savoy Plaza Lane                                                   Savoy                    Champaign
  10     4390 Belle Oaks Drive                                                   Charleston               Charleston
  11     3500-3630 South Hurstbourne Parkway                                     Louisville               Jefferson
  12     6231 & 6241 Perimeter Drive                                             Chattanooga              Hamilton
  13     1745 Walden Avenue                                                      Buffalo                  Erie
  14     1100 Park Creek Court                                                   Gainesville              Hall
  15     435 Elizabeth Avenue                                                    Franklin                 Somerset
  16     30851 Agoura Road                                                       Agoura Hills             Los Angeles
  17     85 Viewmont Mall                                                        Scranton                 Lackawanna
  18     1565 Opossumtown Pike                                                   Frederick                Frederick
  19     8804, 8826 & 8836 North 23rd Avenue                                     Phoenix                  Maricopa
  20     3405 Dallas Highway Southwest                                           Marietta                 Cobb
  21     200-202 East Centennial Drive                                           Pittsburg                Crawford
  22     Various                                                                 Various                  Various
22.01    6605 State Route 5                                                      Ravenna                  Portage
22.02    12921 Springfield Road                                                  New Springfield          Mahoning
22.03    26041 Aurora Road                                                       Bedford Heights          Cuyahoga
22.04    425 Medina Street                                                       Lodi                     Medina
22.05    9294 State Route 44                                                     Mantua                   Portage
  23     3660, 3670 & 3680 Houston Levee Road                                    Collierville             Shelby
  24     2440-2482 South Atlantic Boulevard and 5210 East Washington Boulevard   Commerce                 Los Angeles
  25     Various                                                                 Various                  Various
25.01    138 Washington Plaza Road                                               Washington               Wilkes
25.02    508 Lamar Highway                                                       Darlington               Darlington
  26     100, 101 & 103 Pennock Path, 100, 101, 102, 103, 106, 108, 110, 111 &   Georgetown               Scott
         112 Haverford Path, 101, 102, 103 & 104 Kimberly Path, and 100 &
         101 Whitney Path, 101, 102 & 104 New Haven Path
  27     2300 Carlisle NE                                                        Albuquerque              Bernilillo
  28     230, 306, 320 & 400 2nd Street South                                    Waite Park               Stearns
  29     1805 North Roan Street                                                  Johnson City             Washington
  30     101-235 East Baseline Road                                              Tempe                    Maricopa
  31     4012-4096 Madison Street and 5050 Arlington Avenue                      Riverside                Riverside
  32     2015 Atlantic Avenue                                                    Virginia Beach           Virginia Beach City
  33     16902 28th Avenue West                                                  Lynnwood                 Snohomish
  34     80-22 Eliot Avenue                                                      Middle Village           Queens
  35     22032 El Paseo                                                          Rancho Santa Margarita   Orange
  36     9385 Monte Vista Avenue                                                 Montclair                San Bernardino
  37     3130 East 29th Street                                                   Bryan                    Brazos
  38     101 East Sixth Avenue                                                   Anchorage                Anchorage
  39     2001 Broadway                                                           Oakland                  Alameda
  40     1101 Gravenstein Highway South                                          Sebastopol               Sonoma
  41     6902-6958 Garth Road                                                    Baytown                  Harris
  42     8500 Menaul Boulevard Northeast                                         Albuquerque              Bernalillo
  43     45150 Russell Branch Parkway                                            Ashburn                  Loudoun
  44     19137 Stone Oak Parkway                                                 San Antonio              Bexar
  45     6432 233rd Place SE                                                     Woodinville              Snohomish
  46     11745 Rousby Hall Road                                                  Lusby                    Calvert
  47     3885 North Wheeling Avenue                                              Muncie                   Delaware
  48     11100 Southwest 93rd Court Road                                         Ocala                    Marion
  49     8102 South Lemont Road                                                  Woodridge                Dupage
  50     200 - 202 Limestone Road                                                Frankfort                Franklin
  51     Various                                                                 Various                  Various
51.01    951 East US Highway 20                                                  Michigan City            LaPorte
51.02    6482 Brick Road                                                         South Bend               St. Joseph
  52     704 First Street                                                        Marble Falls             Burnet
  53     331 Mallory Station Road                                                Franklin                 Williamson
  54     1130 SE Everett Mall Way                                                Everett                  Snohomish
  55     7461 Callaghan Road                                                     San Antonio              Bexar
  56     301 West Lancaster Avenue                                               Wayne                    Delaware
  57     601 & 605 West Route 66 and 541-555 South Grand Avenue                  Glendora                 Los Angeles
  58     18205 Bothell Everett Highway                                           Bothell                  Snohomish
  59     33838 East River Drive                                                  Creswell                 Lane
  60     4400-4414 Shelbyville Road                                              Louisville               Jefferson
  61     821-901 Miller Road                                                     Garland                  Dallas
  62     4938 Bay Drive                                                          Superior                 Douglas
  63     1400 Main Street Northwest                                              Los Lunas                Valencia
  64     8385 South Allen Street                                                 Sandy                    Salt Lake
  65     Various                                                                 Various                  Various
65.01    4077 Robert C. Byrd Drive                                               Beckley                  Raleigh
65.02    1320 Cumberland Falls Highway                                           Corbin                   Whitley
  66     14567 169th Drive Southeast                                             Monroe                   Snohomish
  67     2910 Miller Road                                                        Decatur                  DeKalb
  68     Various                                                                 Various                  Davidson
68.01    5737 Temple Road                                                        Nashville                Davidson
68.02    305 Old Lebanon Dirt Road                                               Hermitage                Davidson
68.03    2360 Murfreesboro Pike                                                  Nashville                Davidson
  69     1111-1147 and 1301-1317 Second Street South                             Waite Park               Stearns
  70     6531 West 56th Avenue                                                   Arvada                   Jefferson
  71     1630 East Tudor Road                                                    Anchorage                Anchorage
  72     1498 North Main Street                                                  Tooele                   Tooele
  73     301 2nd Street                                                          Henderson                Henderson
  74     540 South Water Street and 134 West Summit Street                       Kent                     Portage
  75     1006 Trammell Street, 848 Shugart Road and 1140 North Thornton Avenue   Dalton                   Whitfield
  76     1229 Harmon Place                                                       Minneapolis              Hennepin
  77     121 East Kirkwood Avenue                                                Bloomington              Monroe
  78     2441 Maize Road                                                         Wichita                  Sedgewick
  79     2929 Watson Boulevard                                                   Warner Robins            Houston
  80     9505 Q Street                                                           Omaha                    Douglas
  81     325 Washington Street Northeast                                         Olympia                  Thurston
  82     1583 Boston Providence Highway                                          Norwood                  Norfolk
  83     67 Greensboro Highway                                                   Watkinsville             Oconee
  84     3820 Edison Lakes Parkway                                               Mishawaka                St. Joseph
  85     4190 North Spring Garden Avenue                                         Deland                   Volusia
  86     1573 & 1575 West 9000 South                                             West Jordan              Salt Lake
  87     358 Elmwood Avenue                                                      Buffalo                  Erie
  88     915 Bendix Drive                                                        Salisbury                Rowan
  89     2114 East Marshall Avenue                                               Longview                 Gregg
  90     1449 East National Highway                                              Washington               Daviess
  91     14757 Main Street                                                       Upper Marlboro           Prince Georges
  92     5500 12th Street                                                        Little Rock              Pulaski

                                   CUT-OFF DATE    ORIGINAL
LOAN #   STATE     ZIP CODE        BALANCE ($)    BALANCE ($)
-------------------------------------------------------------

  1      Various   Various          150,000,000   150,000,000
1.001    FL        32250              3,878,011     3,878,011
1.002    FL        32825              2,780,259     2,780,259
1.003    FL        32246              2,595,519     2,595,519
1.004    FL        33325              2,291,691     2,291,691
1.005    FL        34746              2,195,504     2,195,504
1.006    GA        30238              2,129,852     2,129,852
1.007    UT        84054              2,044,353     2,044,353
1.008    CO        80640              1,877,171     1,877,171
1.009    CO        80528              1,845,109     1,845,109
 1.01    GA        30064              1,741,288     1,741,288
1.011    FL        32703              1,664,949     1,664,949
1.012    UT        84117              1,596,244     1,596,244
1.013    GA        30102              1,570,289     1,570,289
1.014    FL        34104              1,535,173     1,535,173
1.015    CO        80011              1,478,682     1,478,682
1.016    GA        30213              1,408,451     1,408,451
1.017    UT        84070              1,299,286     1,299,286
1.018    GA        30087              1,221,421     1,221,421
1.019    NY        13090              1,191,649     1,191,649
 1.02    TX        75057              1,183,251     1,183,251
1.021    UT        84119              1,176,381     1,176,381
1.022    GA        30296              1,165,693     1,165,693
1.023    NC        27616              1,114,546     1,114,546
1.024    NY        12721              1,110,729     1,110,729
1.025    SC        29483              1,105,386     1,105,386
1.026    SC        29420              1,080,194     1,080,194
1.027    CO        80229              1,067,407     1,067,407
1.028    CO        80401              1,007,672     1,007,672
1.029    GA        30126              1,000,038     1,000,038
 1.03    NC        27603                983,244       983,244
1.031    UT        84088                962,632       962,632
1.032    CO        80631                949,655       949,655
1.033    MI        48507                947,364       947,364
1.034    MO        64012                933,623       933,623
1.035    TX        75253                907,668       907,668
1.036    ND        58201                899,271       899,271
1.037    NM        88001                894,691       894,691
1.038    GA        30152                894,691       894,691
1.039    UT        84041                892,400       892,400
 1.04    NC        27405                874,843       874,843
1.041    IN        46528                874,079       874,079
1.042    FL        32608                870,262       870,262
1.043    TX        78415                868,735       868,735
1.044    IA        51108                864,155       864,155
1.045    FL        32244                848,124       848,124
1.046    UT        84119                847,361       847,361
1.047    KS        66046                827,513       827,513
1.048    TX        76207                822,169       822,169
1.049    IL        61265                810,718       810,718
 1.05    GA        30134                809,191       809,191
1.051    UT        84405                793,923       793,923
1.052    GA        30043                786,290       786,290
1.053    GA        30039                786,290       786,290
1.054    IA        52302                782,473       782,473
1.055    PA        18810                782,473       782,473
1.056    KS        66502                774,839       774,839
1.057    UT        84404                762,625       762,625
1.058    TX        76120                759,571       759,571
1.059    CO        80631                750,029       750,029
 1.06    FL        33859                734,379       734,379
1.061    OK        73135                732,852       732,852
1.062    IA        50009                732,852       732,852
1.063    UT        84044                732,089       732,089
1.064    NY        10954                731,326       731,326
1.065    TX        76001                728,272       728,272
1.066    IL        62040                728,272       728,272
1.067    UT        84015                725,219       725,219
1.068    NC        27604                719,111       719,111
1.069    IN        46528                718,348       718,348
 1.07    CO        80002                716,821       716,821
1.071    TX        75056                716,058       716,058
1.072    IN        46516                714,531       714,531
1.073    UT        84404                709,951       709,951
1.074    KS        66111                708,424       708,424
1.075    NE        68776                706,897       706,897
1.076    UT        84088                696,973       696,973
1.077    TX        75056                683,232       683,232
1.078    IA        50701                679,415       679,415
1.079    GA        30214                679,415       679,415
 1.08    PA        18517                677,888       677,888
1.081    TX        76012                666,438       666,438
1.082    NM        87544                661,857       661,857
1.083    IN        46517                661,857       661,857
1.084    GA        30214                658,040       658,040
1.085    TX        75074                648,880       648,880
1.086    IN        46514                641,246       641,246
1.087    NM        88005                634,375       634,375
1.088    TX        76036                633,612       633,612
1.089    IA        50320                629,032       629,032
 1.09    KS        66609                617,581       617,581
1.091    TX        75159                616,817       616,817
1.092    WY        82716                616,817       616,817
1.093    UT        84404                604,603       604,603
1.094    IA        52804                597,351       597,351
1.095    IA        52001                596,588       596,588
1.096    IL        61275                592,389       592,389
1.097    NY        12804                587,809       587,809
1.098    TX        75141                579,411       579,411
1.099    CO        80002                577,885       577,885
 1.1     NY        12771                577,121       577,121
1.101    CO        80631                567,961       567,961
1.102    IA        52806                558,418       558,418
1.103    FL        33064                548,113       548,113
1.104    MO        64156                543,532       543,532
1.105    IA        50320                538,952       538,952
1.106    UT        84074                538,952       538,952
1.107    IL        62002                534,944       534,944
1.108    TX        78417                530,555       530,555
1.109    TX        75019                527,501       527,501
 1.11    KS        66608                526,738       526,738
1.111    CO        81001                522,157       522,157
1.112    IA        51105                521,394       521,394
1.113    UT        84128                520,631       520,631
1.114    FL        32653                517,577       517,577
1.115    IA        52806                515,287       515,287
1.116    PA        19344                512,997       512,997
1.117    NC        27406                506,890       506,890
1.118    TN        38401                500,973       500,973
1.119    CO        80221                499,256       499,256
 1.12    FL        32822                491,622       491,622
1.121    TX        79928                490,858       490,858
1.122    CO        80538                488,568       488,568
1.123    TX        76248                485,515       485,515
1.124    TX        75703                481,698       481,698
1.125    TX        75253                477,881       477,881
1.126    FL        32210                476,354       476,354
1.127    FL        33881                471,774       471,774
1.128    CO        81005                471,010       471,010
1.129    TX        77340                459,560       459,560
 1.13    MI        48507                458,796       458,796
1.131    IL        62269                454,216       454,216
1.132    TX        75115                453,452       453,452
1.133    WY        82007                451,926       451,926
1.134    FL        32809                448,872       448,872
1.135    AR        72764                445,819       445,819
1.136    PA        15501                440,475       440,475
1.137    TX        75189                435,894       435,894
1.138    OK        73127                433,604       433,604
1.139    TX        75253                433,604       433,604
 1.14    IA        52404                430,551       430,551
1.141    PA        17972                427,497       427,497
1.142    MO        63052                421,390       421,390
1.143    PA        15601                417,573       417,573
1.144    NC        27591                411,466       411,466
1.145    TX        76008                410,703       410,703
1.146    ND        58201                396,962       396,962
1.147    NC        27405                396,198       396,198
1.148    TX        76063                396,198       396,198
1.149    TX        75115                394,672       394,672
 1.15    FL        32210                390,091       390,091
1.151    KS        67217                387,801       387,801
1.152    NY        10992                385,511       385,511
1.153    PA        17815                381,694       381,694
1.154    WY        82716                378,640       378,640
1.155    CO        81005                374,823       374,823
1.156    OK        73169                372,533       372,533
1.157    KS        67216                370,243       370,243
1.158    TX        75708                361,082       361,082
1.159    TX        75253                360,319       360,319
 1.16    TX        75019                359,556       359,556
1.161    GA        30134                358,792       358,792
1.162    WY        82072                355,739       355,739
1.163    TN        37207                351,158       351,158
1.164    WY        82007                350,395       350,395
1.165    MI        48415                348,105       348,105
1.166    TX        75160                345,815       345,815
1.167    CO        80525                341,998       341,998
1.168    UT        84404                341,998       341,998
1.169    NY        12417                338,944       338,944
 1.17    TX        75115                335,891       335,891
1.171    OK        73135                331,310       331,310
1.172    TX        75253                328,257       328,257
1.173    TX        76119                327,493       327,493
1.174    PA        18641                310,699       310,699
1.175    OK        73128                309,935       309,935
1.176    TX        75253                307,264       307,264
1.177    KS        66502                304,592       304,592
1.178    WY        82604                300,011       300,011
1.179    KS        67217                299,248       299,248
 1.18    KS        66502                296,958       296,958
1.181    NC        27214                292,378       292,378
1.182    PA        17522                291,614       291,614
1.183    ID        83204                290,851       290,851
1.184    GA        30122                282,454       282,454
1.185    PA        19403                274,820       274,820
1.186    TN        37072                271,766       271,766
1.187    OK        73020                270,239       270,239
1.188    TX        76208                269,476       269,476
1.189    WY        82609                267,186       267,186
 1.19    IA        52804                267,186       267,186
1.191    MO        63026                265,277       265,277
1.192    IA        50208                264,132       264,132
1.193    KS        66044                261,842       261,842
1.194    KS        67219                258,025       258,025
1.195    KS        67401                257,262       257,262
1.196    TX        76119                256,212       256,212
1.197    KS        67601                255,735       255,735
1.198    WY        83718                254,972       254,972
1.199    WY        82604                254,972       254,972
 1.2     OK        74074                245,811       245,811
1.201    CO        80022                238,940       238,940
1.202    AR        72704                235,887       235,887
1.203    MO        63051                234,360       234,360
1.204    OK        73127                232,833       232,833
1.205    SC        29456                232,833       232,833
1.206    GA        30274                229,016       229,016
1.207    WY        82718                227,490       227,490
1.208    ID        83201                226,726       226,726
1.209    KS        66044                222,909       222,909
 1.21    CO        80022                220,619       220,619
1.211    AR        72704                219,092       219,092
1.212    TX        75159                213,749       213,749
1.213    TX        75159                211,458       211,458
1.214    KS        66046                208,405       208,405
1.215    KS        66608                196,191       196,191
1.216    TX        75253                193,137       193,137
1.217    FL        32222                191,610       191,610
1.218    TX        76119                187,221       187,221
1.219    TX        78406                187,030       187,030
 1.22    PA        18603                180,923       180,923
1.221    KS        67219                179,396       179,396
1.222    UT        84128                178,633       178,633
1.223    PA        17201                175,579       175,579
1.224    TX        75708                174,052       174,052
1.225    UT        84119                165,655       165,655
1.226    NY        12866                164,892       164,892
1.227    WY        82609                161,075       161,075
1.228    WY        82001                158,785       158,785
1.229    OK        74074                157,258       157,258
 1.23    KS        67217                153,441       153,441
1.231    PA        17202                145,807       145,807
1.232    FL        32839                144,280       144,280
1.233    PA        18657                140,463       140,463
1.234    PA        17522                140,463       140,463
1.235    IL        62035                138,937       138,937
1.236    KS        67401                137,410       137,410
1.237    OK        74074                132,829       132,829
1.238    MO        63010                132,829       132,829
1.239    TX        76119                131,589       131,589
 1.24    WY        82601                131,303       131,303
1.241    MO        63010                130,539       130,539
1.242    KS        67401                128,249       128,249
1.243    NC        27405                127,486       127,486
1.244    TX        76240                126,722       126,722
1.245    OK        74074                126,722       126,722
1.246    PA        18840                126,722       126,722
1.247    PA        17202                126,722       126,722
1.248    TX        76119                122,810       122,810
1.249    KS        67216                122,142       122,142
 1.25    TX        75090                121,379       121,379
1.251    NY        13308                120,997       120,997
1.252    NY        14845                116,703       116,703
1.253    PA        17555                114,508       114,508
1.254    IL        61240                111,455       111,455
1.255    TX        76119                110,882       110,882
1.256    TX        75159                102,294       102,294
1.257    KS        66619                100,004       100,004
1.258    NC        27526                 96,187        96,187
1.259    KS        67060                 83,209        83,209
 1.26    PA        17038                 81,683        81,683
1.261    TX        75090                 74,812        74,812
1.262    PA        18840                 73,285        73,285
1.263    KS        67216                 69,468        69,468
1.264    MO        63051                 67,942        67,942
1.265    OK        73130                 64,125        64,125
1.266    OK        73110                 51,147        51,147
1.267    KS        67217                 40,460        40,460
1.268    PA        17201                 37,406        37,406
1.269    KS        67039                 36,643        36,643
 1.27    MO        63010                 35,498        35,498
1.271    NY        12831                 35,116        35,116
1.272    KS        67209                 31,299        31,299
1.273    KS        67217                 14,504        14,504
  2      MD        21076             64,166,667    64,166,667
  3      Various   Various           63,106,250    63,106,250
 3.01    VA        22180              5,638,114     5,638,114
 3.02    WA        98003              4,177,804     4,177,804
 3.03    NY        11590              3,967,358     3,967,358
 3.04    CA        90720              3,778,872     3,778,872
 3.05    TX        75001              3,451,309     3,451,309
 3.06    TX        77042              3,052,377     3,052,377
 3.07    AZ        85711              2,933,430     2,933,430
 3.08    TX        77005              2,397,251     2,397,251
 3.09    LA        70808              2,366,141     2,366,141
 3.1     AZ        85711              2,336,862     2,336,862
 3.11    TX        77042              2,296,603     2,296,603
 3.12    TN        37214              2,217,914     2,217,914
 3.13    TX        77005              2,009,299     2,009,299
 3.14    NY        11788              1,978,189     1,978,189
 3.15    NJ        8833               1,888,521     1,888,521
 3.16    NM        87110              1,859,242     1,859,242
 3.17    NJ        8512               1,829,962     1,829,962
 3.18    NJ        8873               1,809,833     1,809,833
 3.19    TX        75063              1,749,444     1,749,444
 3.2     FL        33605              1,731,144     1,731,144
 3.21    CT        6810               1,670,756     1,670,756
 3.22    TX        75251              1,641,476     1,641,476
 3.23    CO        80920              1,432,860     1,432,860
 3.24    TX        76116              1,381,622     1,381,622
 3.25    TX        78520              1,262,674     1,262,674
 3.26    TX        78550              1,242,544     1,242,544
 3.27    OH        44139              1,004,649     1,004,649
  4      Various   Various           49,800,000    49,800,000
 4.01    AZ        85044             21,300,000    21,300,000
 4.02    TX        77067             15,000,000    15,000,000
 4.03    NE        68122             13,500,000    13,500,000
  5      MA        2116              48,880,000    48,880,000
  6      WI        53212             46,620,001    47,000,000
  7      CA        91505             19,060,000    19,060,000
  8      MN        55102             16,000,000    16,000,000
  9      IL        61874             15,694,822    15,750,000
  10     SC        29405             15,100,000    15,100,000
  11     KY        40299             14,100,000    14,100,000
  12     TN        37421             14,040,958    14,100,000
  13     NY        14225             13,806,587    14,000,000
  14     GA        30504             12,100,000    12,100,000
  15     NJ        8873              12,100,000    12,100,000
  16     CA        91301             11,100,000    11,100,000
  17     PA        18508             10,476,000    10,476,000
  18     MD        21702             10,146,424    10,200,000
  19     AZ        85021              9,900,000     9,900,000
  20     GA        30064              9,785,000     9,785,000
  21     KS        66762              9,657,808     9,750,000
  22     OH        Various            9,600,000     9,600,000
22.01    OH        44266              3,455,399     3,455,399
22.02    OH        44443              2,103,286     2,103,286
22.03    OH        44146              1,622,535     1,622,535
22.04    OH        44254              1,239,437     1,239,437
22.05    OH        44255              1,179,343     1,179,343
  23     TN        38017              9,300,000     9,300,000
  24     CA        90040              8,900,000     8,900,000
  25     Various   Various            8,740,000     8,740,000
25.01    GA        30673              4,985,000     4,985,000
25.02    SC        29532              3,755,000     3,755,000
  26     KY        40324              8,600,000     8,600,000

  27     NM        87110              8,500,000     8,500,000
  28     MN        56387              8,450,000     8,450,000
  29     TN        37601              8,212,022     8,250,000
  30     AZ        85283              7,968,406     8,000,000
  31     CA        92504              7,900,000     7,900,000
  32     VA        23451              7,867,585     8,000,000
  33     WA        98037              7,758,845     7,800,000
  34     NY        11379              7,650,000     7,650,000
  35     CA        92688              7,600,000     7,600,000
  36     CA        91763              7,500,000     7,500,000
  37     TX        77802              7,488,871     7,600,000
  38     AK        99501              6,934,488     6,950,000
  39     CA        94612              6,700,000     6,700,000
  40     CA        95472              6,479,488     6,500,000
  41     TX        77521              6,350,000     6,350,000
  42     NM        87112              6,300,000     6,300,000
  43     VA        20147              6,273,265     6,300,000
  44     TX        78258              6,150,000     6,150,000
  45     WA        98072              6,067,815     6,100,000
  46     MD        20657              5,739,052     5,750,000
  47     IN        47304              5,715,788     5,800,000
  48     FL        34481              5,500,000     5,500,000
  49     IL        60517              5,352,119     5,400,000
  50     KY        40601              5,350,000     5,350,000
  51     IN        Various            4,974,092     5,000,000
51.01    IN        46360              2,842,338     2,857,143
51.02    IN        46628              2,131,754     2,142,857
  52     TX        78654              4,967,513     5,000,000
  53     TN        37067              4,961,327     5,000,000
  54     WA        98208              4,650,000     4,650,000
  55     TX        78229              4,500,000     4,500,000
  56     PA        19087              4,130,000     4,130,000
  57     CA        91740 & 91741      4,078,367     4,100,000
  58     WA        98012              4,078,367     4,100,000
  59     OR        97426              4,000,000     4,000,000
  60     KY        40207              3,958,392     3,975,000
  61     TX        75041              3,932,117     3,960,000
  62     WI        54880              3,700,000     3,700,000
  63     NM        87031              3,522,908     3,550,000
  64     UT        84070              3,482,435     3,500,000
  65     Various   Various            3,417,777     3,440,000
65.01    WV        25801              1,708,889     1,720,000
65.02    KY        40701              1,708,889     1,720,000
  66     WA        98272              3,300,000     3,300,000
  67     GA        30035              3,267,000     3,267,000
  68     TN        Various            3,200,000     3,200,000
68.01    TN        37221              1,765,120     1,765,120
68.02    TN        37076                794,880       794,880
68.03    TN        37217                640,000       640,000
  69     MN        56387              3,123,000     3,123,000
  70     CO        80002              3,050,000     3,050,000
  71     AK        99507              3,018,248     3,025,000
  72     UT        84074              2,766,712     2,800,000
  73     KY        42420              2,684,550     2,684,550
  74     OH        44240              2,653,121     2,680,000
  75     GA        30720              2,600,912     2,630,000
  76     MN        55403              2,580,905     2,600,000
  77     IN        47408              2,342,644     2,342,644
  78     KS        67205              2,335,552     2,350,000
  79     GA        31093              2,310,000     2,310,000
  80     NE        68127              2,200,000     2,200,000
  81     WA        98501              2,100,000     2,100,000
  82     MA        2062               2,033,253     2,050,000
  83     GA        30677              1,972,317     2,000,000
  84     IN        46545              1,818,375     1,818,375
  85     FL        32724              1,778,579     1,800,000
  86     UT        84088              1,620,000     1,620,000
  87     NY        14222              1,485,535     1,500,000
  88     NC        28146              1,361,483     1,370,000
  89     TX        75601              1,300,615     1,320,000
  90     IN        47501              1,000,000     1,000,000
  91     MD        20772                991,826     1,000,000
  92     AR        72204                935,952       950,000

         MONTHLY P&I DEBT   ANNUAL P&I DEBT   INTEREST      PRIMARY         MASTER         TRUSTEE AND      SUB SERVICIN
LOAN #     SERVICE ($)        SERVICE ($)      RATE %    SERVICING FEE   SERVICING FEE   PAYING AGENT FEE     FEE RATE
------------------------------------------------------------------------------------------------------------------------

  1            813,569.79      9,762,837.48     6.4194                           0.010             0.0022         0.0100
1.001
1.002
1.003
1.004
1.005
1.006
1.007
1.008
1.009
 1.01
1.011
1.012
1.013
1.014
1.015
1.016
1.017
1.018
1.019
 1.02
1.021
1.022
1.023
1.024
1.025
1.026
1.027
1.028
1.029
 1.03
1.031
1.032
1.033
1.034
1.035
1.036
1.037
1.038
1.039
 1.04
1.041
1.042
1.043
1.044
1.045
1.046
1.047
1.048
1.049
 1.05
1.051
1.052
1.053
1.054
1.055
1.056
1.057
1.058
1.059
 1.06
1.061
1.062
1.063
1.064
1.065
1.066
1.067
1.068
1.069
 1.07
1.071
1.072
1.073
1.074
1.075
1.076
1.077
1.078
1.079
 1.08
1.081
1.082
1.083
1.084
1.085
1.086
1.087
1.088
1.089
 1.09
1.091
1.092
1.093
1.094
1.095
1.096
1.097
1.098
1.099
 1.1
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
 1.11
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
 1.12
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
 1.13
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
 1.14
1.141
1.142
1.143
1.144
1.145
1.146
1.147
1.148
1.149
 1.15
1.151
1.152
1.153
1.154
1.155
1.156
1.157
1.158
1.159
 1.16
1.161
1.162
1.163
1.164
1.165
1.166
1.167
1.168
1.169
 1.17
1.171
1.172
1.173
1.174
1.175
1.176
1.177
1.178
1.179
 1.18
1.181
1.182
1.183
1.184
1.185
1.186
1.187
1.188
1.189
 1.19
1.191
1.192
1.193
1.194
1.195
1.196
1.197
1.198
1.199
 1.2
1.201
1.202
1.203
1.204
1.205
1.206
1.207
1.208
1.209
 1.21
1.211
1.212
1.213
1.214
1.215
1.216
1.217
1.218
1.219
 1.22
1.221
1.222
1.223
1.224
1.225
1.226
1.227
1.228
1.229
 1.23
1.231
1.232
1.233
1.234
1.235
1.236
1.237
1.238
1.239
 1.24
1.241
1.242
1.243
1.244
1.245
1.246
1.247
1.248
1.249
 1.25
1.251
1.252
1.253
1.254
1.255
1.256
1.257
1.258
1.259
 1.26
1.261
1.262
1.263
1.264
1.265
1.266
1.267
1.268
1.269
 1.27
1.271
1.272
1.273
  2            390,506.07      4,686,072.82     6.1400           0.050           0.020             0.0022
  3            341,825.52      4,101,906.24     6.5000           0.010           0.020             0.0022
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.1
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.2
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
  4            280,618.02      3,367,416.24     5.9000                           0.010             0.0022         0.0100
 4.01
 4.02
 4.03
  5            247,794.44      2,973,533.28     6.0000           0.050           0.010             0.0022
  6            288,165.47      3,457,985.64     6.2100           0.050           0.020             0.0022         0.0100
  7            113,540.13      1,362,481.53     5.9400                           0.010             0.0022         0.0400
  8             93,953.70      1,127,444.40     6.9500           0.010           0.010             0.0022
  9             99,033.38      1,188,400.56     6.4500                           0.010             0.0022         0.0900
  10            93,268.12      1,119,217.44     6.2800           0.050           0.010             0.0022
  11            75,291.39        903,496.68     6.3200           0.010           0.010             0.0022
  12            89,307.13      1,071,685.56     6.5200           0.010           0.010             0.0022
  13            82,056.29        984,675.48     5.7900           0.050           0.010             0.0022
  14            68,701.11        824,413.32     6.7200           0.010           0.010             0.0022
  15            74,187.28        890,247.36     6.2100           0.050           0.020             0.0022
  16            63,862.82        766,353.90     5.6200           0.010           0.010             0.0022
  17            60,935.59        731,227.06     5.7200           0.010           0.010             0.0022
  18            62,736.83        752,841.96     6.2400           0.050           0.010             0.0022
  19            64,804.59        777,655.08     6.8400           0.050           0.010             0.0022
  20            52,332.76        627,993.12     6.3300           0.010           0.010             0.0022
  21            58,080.60        696,967.20     5.9400           0.050           0.010             0.0022
  22            62,776.78        753,321.34     6.8300           0.010           0.010             0.0022
22.01
22.02
22.03
22.04
22.05
  23            53,510.52        642,126.24     6.8100           0.010           0.010             0.0022
  24            55,670.03        668,040.36     6.4000           0.010           0.010             0.0022
  25            55,242.75        662,913.00     6.5000           0.010           0.010             0.0022
25.01
25.02
  26            46,503.70        558,044.40     6.4000           0.010           0.010             0.0022
  27            55,187.35        662,248.20     6.7600           0.050           0.010             0.0022
  28            47,763.04        573,156.48     6.6900           0.010           0.010             0.0022
  29            53,838.79        646,065.48     6.8100                           0.010             0.0022         0.0600
  30            52,047.48        624,569.76     6.7800           0.010           0.010             0.0022
  31            48,538.94        582,467.28     6.2300           0.050           0.010             0.0022
  32            70,102.40        841,228.80     6.5000                           0.010             0.0022         0.0600
  33            47,873.86        574,486.32     6.2200           0.050           0.010             0.0022
  34            31,673.49        380,081.88     4.9003           0.010           0.010             0.0022
  35            45,260.90        543,130.80     5.9375           0.050           0.020             0.0022
  36            37,019.62        444,235.42     5.8420           0.050           0.020             0.0022
  37            45,565.84        546,790.08     6.0000           0.050           0.020             0.0022
  38            44,985.21        539,822.52     6.7300           0.010           0.010             0.0022
  39            31,433.96        377,207.52     5.5528           0.010           0.010             0.0022
  40            42,983.06        515,796.72     6.9400           0.010           0.010             0.0022
  41            39,969.42        479,633.04     6.4600           0.010           0.010             0.0022
  42            35,290.94        423,491.28     6.6300           0.010           0.010             0.0022
  43            39,654.70        475,856.40     6.4600                           0.010             0.0022         0.0600
  44            34,762.45        417,149.40     6.6900           0.010           0.010             0.0022
  45            37,439.81        449,277.72     6.2200           0.050           0.010             0.0022
  46            33,811.57        405,738.84     5.8200           0.050           0.010             0.0022
  47            42,199.68        506,396.16     6.1925           0.050           0.020             0.0022
  48            35,020.95        420,251.40     6.5710           0.050           0.020             0.0022
  49            33,178.52        398,142.24     6.2300           0.050           0.020             0.0022
  50            33,991.75        407,901.00     6.5500           0.050           0.020             0.0022
  51            30,948.64        371,383.68     6.3000           0.010           0.010             0.0022
51.01
51.02
  52            33,448.59        401,383.08     6.4000           0.010           0.010             0.0022
  53            31,308.04        375,696.48     6.4100           0.050           0.010             0.0022
  54            27,432.25        329,187.00     5.8500           0.050           0.010             0.0022
  55            29,157.01        349,884.12     6.7400           0.010           0.010             0.0022
  56            25,261.49        303,137.88     6.6090           0.010           0.010             0.0022
  57            25,164.46        301,973.52     6.2200           0.010           0.010             0.0022
  58            25,164.46        301,973.52     6.2200           0.050           0.010             0.0022
  59            25,811.12        309,733.43     6.7000           0.010           0.010             0.0022
  60            25,203.18        302,438.16     6.5300                           0.010             0.0022         0.0800
  61            25,879.58        310,554.96     6.8240                           0.010             0.0022         0.1000
  62            18,975.78        227,709.31     6.0700           0.010           0.010             0.0022
  63            22,368.42        268,421.04     6.4700           0.050           0.010             0.0022
  64            21,984.46        263,813.52     6.4400           0.010           0.010             0.0022
  65            22,006.23        264,074.76     6.6160           0.010           0.010             0.0022
65.01
65.02
  66            19,531.29        234,375.48     5.8800           0.050           0.010             0.0022
  67            20,478.08        245,736.96     6.4200           0.010           0.010             0.0022
  68            19,869.75        238,437.00     6.3300           0.010           0.010             0.0022
68.01
68.02
68.03
  69            17,573.38        210,880.56     6.6600           0.010           0.010             0.0022
  70            19,137.88        229,654.56     6.4300           0.010           0.010             0.0022
  71            19,579.89        234,958.68     6.7300           0.010           0.010             0.0022
  72            21,387.61        256,651.32     6.7100           0.010           0.010             0.0022
  73            17,198.34        206,380.08     6.6300           0.050           0.010             0.0022
  74            18,212.95        218,555.40     6.5700           0.010           0.010             0.0022
  75            15,903.70        190,844.40     6.0800                           0.010             0.0022         0.0400
  76            16,673.88        200,086.56     6.6400           0.050           0.020             0.0022
  77            15,366.03        184,392.36     6.8600           0.050           0.010             0.0022
  78            16,191.93        194,303.16     6.7200           0.050           0.010             0.0022
  79            14,600.77        175,209.24     6.5000           0.010           0.010             0.0022
  80            14,415.70        172,988.40     6.8500           0.010           0.010             0.0022
  81            12,957.39        155,488.68     6.2700           0.050           0.020             0.0022
  82            13,078.97        156,947.64     6.5900           0.050           0.010             0.0022
  83            12,922.73        155,072.76     6.0300           0.050           0.020             0.0022
  84            11,649.27        139,791.24     6.6300           0.050           0.010             0.0022
  85            13,388.54        160,662.53     6.4700           0.010           0.010             0.0022
  86            10,218.20        122,618.40     6.4800           0.010           0.010             0.0022
  87             8,849.11        106,189.32     5.8500           0.050           0.020             0.0022
  88             8,913.13        106,957.56     6.7800           0.050           0.020             0.0022
  89             8,683.17        104,198.04     6.2200           0.010           0.010             0.0022
  90             6,446.15         77,353.80     6.6900           0.050           0.020             0.0022
  91             6,098.76         73,185.12     6.1600           0.050           0.020             0.0022
  92             6,225.82         74,709.84     6.1800           0.050           0.020             0.0022

                   NET
         ADMIN.   MORTGAGE
LOAN #    FEE %    RATE %    ACCRUAL TYPE   TERM
------------------------------------------------

  1      0.0222    6.39720   Actual/360       60
1.001
1.002
1.003
1.004
1.005
1.006
1.007
1.008
1.009
 1.01
1.011
1.012
1.013
1.014
1.015
1.016
1.017
1.018
1.019
 1.02
1.021
1.022
1.023
1.024
1.025
1.026
1.027
1.028
1.029
 1.03
1.031
1.032
1.033
1.034
1.035
1.036
1.037
1.038
1.039
 1.04
1.041
1.042
1.043
1.044
1.045
1.046
1.047
1.048
1.049
 1.05
1.051
1.052
1.053
1.054
1.055
1.056
1.057
1.058
1.059
 1.06
1.061
1.062
1.063
1.064
1.065
1.066
1.067
1.068
1.069
 1.07
1.071
1.072
1.073
1.074
1.075
1.076
1.077
1.078
1.079
 1.08
1.081
1.082
1.083
1.084
1.085
1.086
1.087
1.088
1.089
 1.09
1.091
1.092
1.093
1.094
1.095
1.096
1.097
1.098
1.099
 1.1
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
 1.11
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
 1.12
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
 1.13
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
 1.14
1.141
1.142
1.143
1.144
1.145
1.146
1.147
1.148
1.149
 1.15
1.151
1.152
1.153
1.154
1.155
1.156
1.157
1.158
1.159
 1.16
1.161
1.162
1.163
1.164
1.165
1.166
1.167
1.168
1.169
 1.17
1.171
1.172
1.173
1.174
1.175
1.176
1.177
1.178
1.179
 1.18
1.181
1.182
1.183
1.184
1.185
1.186
1.187
1.188
1.189
 1.19
1.191
1.192
1.193
1.194
1.195
1.196
1.197
1.198
1.199
 1.2
1.201
1.202
1.203
1.204
1.205
1.206
1.207
1.208
1.209
 1.21
1.211
1.212
1.213
1.214
1.215
1.216
1.217
1.218
1.219
 1.22
1.221
1.222
1.223
1.224
1.225
1.226
1.227
1.228
1.229
 1.23
1.231
1.232
1.233
1.234
1.235
1.236
1.237
1.238
1.239
 1.24
1.241
1.242
1.243
1.244
1.245
1.246
1.247
1.248
1.249
 1.25
1.251
1.252
1.253
1.254
1.255
1.256
1.257
1.258
1.259
 1.26
1.261
1.262
1.263
1.264
1.265
1.266
1.267
1.268
1.269
 1.27
1.271
1.272
1.273
  2      0.0722    6.06780   Actual/360       84
  3      0.0322    6.46780   30/360           120
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.1
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.2
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
  4      0.0222    5.87780   Actual/360       120
 4.01
 4.02
 4.03
  5      0.0622    5.93780   Actual/360       60
  6      0.0822    6.12780   Actual/360       120
  7      0.0522    5.88780   Actual/360       120
  8      0.0222    6.92780   Actual/360       120
  9      0.1022    6.34780   Actual/360       120
  10     0.0622    6.21780   Actual/360       120
  11     0.0222    6.29780   Actual/360       120
  12     0.0222    6.49780   Actual/360       120
  13     0.0622    5.72780   Actual/360       120
  14     0.0222    6.69780   Actual/360       120
  15     0.0722    6.13780   Actual/360       120
  16     0.0222    5.59780   Actual/360       120
  17     0.0222    5.69780   Actual/360       120
  18     0.0622    6.17780   Actual/360       120
  19     0.0622    6.77780   Actual/360       120
  20     0.0222    6.30780   Actual/360       120
  21     0.0622    5.87780   Actual/360       120
  22     0.0222    6.80780   Actual/360       120
22.01
22.02
22.03
22.04
22.05
  23     0.0222    6.78780   Actual/360       120
  24     0.0222    6.37780   Actual/360       120
  25     0.0222    6.47780   Actual/360       120
25.01
25.02
  26     0.0222    6.37780   Actual/360       120
  27     0.0622    6.69780   Actual/360       120
  28     0.0222    6.66780   Actual/360       120
  29     0.0722    6.73780   Actual/360       120
  30     0.0222    6.75780   Actual/360       120
  31     0.0622    6.16780   Actual/360       120
  32     0.0722    6.42780   Actual/360       180
  33     0.0622    6.15780   Actual/360       120
  34     0.0222    4.87813   Actual/360       120
  35     0.0722    5.86530   Actual/360       120
  36     0.0722    5.76980   Actual/360       120
  37     0.0722    5.92780   Actual/360       120
  38     0.0222    6.70780   Actual/360       120
  39     0.0222    5.53064   Actual/360       120
  40     0.0222    6.91780   Actual/360       120
  41     0.0222    6.43780   Actual/360       120
  42     0.0222    6.60780   Actual/360       120
  43     0.0722    6.38780   Actual/360       120
  44     0.0222    6.66780   Actual/360       120
  45     0.0622    6.15780   Actual/360       120
  46     0.0622    5.75780   Actual/360       120
  47     0.0722    6.12030   Actual/360       120
  48     0.0722    6.49880   Actual/360       120
  49     0.0722    6.15780   Actual/360       60
  50     0.0722    6.47780   Actual/360       120
  51     0.0222    6.27780   Actual/360       84
51.01
51.02
  52     0.0222    6.37780   Actual/360       120
  53     0.0622    6.34780   Actual/360       120
  54     0.0622    5.78780   Actual/360       120
  55     0.0222    6.71780   Actual/360       120
  56     0.0222    6.58680   Actual/360       120
  57     0.0222    6.19780   Actual/360       120
  58     0.0622    6.15780   Actual/360       120
  59     0.0222    6.67780   Actual/360       120
  60     0.0922    6.43780   Actual/360       120
  61     0.1122    6.71180   Actual/360       120
  62     0.0222    6.04780   Actual/360       120
  63     0.0622    6.40780   Actual/360       120
  64     0.0222    6.41780   Actual/360       120
  65     0.0222    6.59380   Actual/360       120
65.01
65.02
  66     0.0622    5.81780   Actual/360       120
  67     0.0222    6.39780   Actual/360       120
  68     0.0222    6.30780   Actual/360       120
68.01
68.02
68.03
  69     0.0222    6.63780   Actual/360       120
  70     0.0222    6.40780   Actual/360       120
  71     0.0222    6.70780   Actual/360       120
  72     0.0222    6.68780   Actual/360       240
  73     0.0622    6.56780   Actual/360       120
  74     0.0222    6.54780   Actual/360       120
  75     0.0522    6.02780   Actual/360       120
  76     0.0722    6.56780   Actual/360       120
  77     0.0622    6.79780   Actual/360       120
  78     0.0622    6.65780   Actual/360       120
  79     0.0222    6.47780   Actual/360       120
  80     0.0222    6.82780   Actual/360       120
  81     0.0722    6.19780   Actual/360       120
  82     0.0622    6.52780   Actual/360       120
  83     0.0722    5.95780   Actual/360       120
  84     0.0622    6.56780   Actual/360       120
  85     0.0222    6.44780   Actual/360       120
  86     0.0222    6.45780   Actual/360       120
  87     0.0722    5.77780   Actual/360       120
  88     0.0722    6.70780   Actual/360       120
  89     0.0222    6.19780   Actual/360       120
  90     0.0722    6.61780   Actual/360       84
  91     0.0722    6.08780   Actual/360       120
  92     0.0722    6.10780   Actual/360       120

         MONTHLY
         PAYMENT                MATURITY/   AMORT                                             ARD
LOAN #     DATE    REM. TERM    ARD DATE     TERM   REM. AMORT   TITLE TYPE      ARD LOAN   STEP UP
---------------------------------------------------------------------------------------------------

  1         1          50        8/1/2012     0          0       Fee/Leasehold
1.001                                                            Fee
1.002                                                            Fee
1.003                                                            Fee
1.004                                                            Fee
1.005                                                            Fee
1.006                                                            Fee
1.007                                                            Fee
1.008                                                            Fee
1.009                                                            Fee
 1.01                                                            Fee
1.011                                                            Fee
1.012                                                            Fee
1.013                                                            Fee
1.014                                                            Fee
1.015                                                            Fee
1.016                                                            Fee
1.017                                                            Fee
1.018                                                            Fee
1.019                                                            Fee
 1.02                                                            Fee
1.021                                                            Fee
1.022                                                            Fee
1.023                                                            Fee
1.024                                                            Fee
1.025                                                            Fee
1.026                                                            Fee
1.027                                                            Fee
1.028                                                            Fee
1.029                                                            Fee
 1.03                                                            Fee
1.031                                                            Fee
1.032                                                            Fee
1.033                                                            Fee
1.034                                                            Fee
1.035                                                            Fee
1.036                                                            Fee
1.037                                                            Fee
1.038                                                            Fee
1.039                                                            Fee
 1.04                                                            Fee
1.041                                                            Fee
1.042                                                            Fee
1.043                                                            Fee
1.044                                                            Fee
1.045                                                            Fee
1.046                                                            Fee
1.047                                                            Fee
1.048                                                            Fee
1.049                                                            Fee
 1.05                                                            Fee
1.051                                                            Fee
1.052                                                            Fee
1.053                                                            Fee
1.054                                                            Fee
1.055                                                            Fee
1.056                                                            Fee
1.057                                                            Fee
1.058                                                            Fee
1.059                                                            Fee
 1.06                                                            Fee
1.061                                                            Fee
1.062                                                            Fee
1.063                                                            Fee
1.064                                                            Fee
1.065                                                            Fee
1.066                                                            Fee
1.067                                                            Fee
1.068                                                            Fee
1.069                                                            Fee
 1.07                                                            Fee
1.071                                                            Fee
1.072                                                            Fee
1.073                                                            Fee
1.074                                                            Fee
1.075                                                            Fee
1.076                                                            Fee
1.077                                                            Fee
1.078                                                            Fee
1.079                                                            Fee
 1.08                                                            Fee
1.081                                                            Fee
1.082                                                            Fee
1.083                                                            Fee
1.084                                                            Fee
1.085                                                            Fee
1.086                                                            Fee
1.087                                                            Fee
1.088                                                            Fee
1.089                                                            Fee
 1.09                                                            Fee
1.091                                                            Fee
1.092                                                            Fee
1.093                                                            Fee
1.094                                                            Fee
1.095                                                            Fee
1.096                                                            Fee
1.097                                                            Fee
1.098                                                            Fee
1.099                                                            Fee
 1.1                                                             Fee
1.101                                                            Fee
1.102                                                            Fee
1.103                                                            Fee
1.104                                                            Fee
1.105                                                            Fee
1.106                                                            Fee
1.107                                                            Fee
1.108                                                            Fee
1.109                                                            Fee
 1.11                                                            Fee
1.111                                                            Fee
1.112                                                            Fee
1.113                                                            Fee
1.114                                                            Fee
1.115                                                            Fee
1.116                                                            Fee
1.117                                                            Fee
1.118                                                            Fee
1.119                                                            Fee
 1.12                                                            Fee
1.121                                                            Fee
1.122                                                            Fee
1.123                                                            Fee
1.124                                                            Fee
1.125                                                            Fee
1.126                                                            Fee
1.127                                                            Fee
1.128                                                            Fee
1.129                                                            Fee
 1.13                                                            Fee
1.131                                                            Fee
1.132                                                            Fee
1.133                                                            Fee
1.134                                                            Fee
1.135                                                            Fee
1.136                                                            Fee
1.137                                                            Fee
1.138                                                            Fee
1.139                                                            Fee
 1.14                                                            Fee
1.141                                                            Fee
1.142                                                            Fee
1.143                                                            Fee
1.144                                                            Fee
1.145                                                            Fee
1.146                                                            Fee
1.147                                                            Fee
1.148                                                            Fee
1.149                                                            Fee
 1.15                                                            Fee
1.151                                                            Fee
1.152                                                            Fee
1.153                                                            Fee
1.154                                                            Fee
1.155                                                            Fee
1.156                                                            Fee
1.157                                                            Fee
1.158                                                            Fee
1.159                                                            Fee
 1.16                                                            Fee
1.161                                                            Fee
1.162                                                            Fee
1.163                                                            Fee
1.164                                                            Fee
1.165                                                            Leasehold
1.166                                                            Fee
1.167                                                            Fee
1.168                                                            Fee
1.169                                                            Fee
 1.17                                                            Fee
1.171                                                            Fee
1.172                                                            Fee
1.173                                                            Fee
1.174                                                            Fee
1.175                                                            Fee
1.176                                                            Fee
1.177                                                            Fee
1.178                                                            Fee
1.179                                                            Fee
 1.18                                                            Fee
1.181                                                            Fee
1.182                                                            Fee
1.183                                                            Fee
1.184                                                            Fee
1.185                                                            Fee
1.186                                                            Fee
1.187                                                            Fee
1.188                                                            Fee
1.189                                                            Fee
 1.19                                                            Fee
1.191                                                            Fee
1.192                                                            Fee
1.193                                                            Fee
1.194                                                            Fee
1.195                                                            Fee
1.196                                                            Fee
1.197                                                            Fee
1.198                                                            Fee
1.199                                                            Fee
 1.2                                                             Fee
1.201                                                            Fee
1.202                                                            Fee
1.203                                                            Fee
1.204                                                            Fee
1.205                                                            Fee
1.206                                                            Fee
1.207                                                            Fee
1.208                                                            Fee
1.209                                                            Fee
 1.21                                                            Fee
1.211                                                            Fee
1.212                                                            Fee
1.213                                                            Fee
1.214                                                            Fee
1.215                                                            Fee
1.216                                                            Fee
1.217                                                            Fee
1.218                                                            Fee
1.219                                                            Fee
 1.22                                                            Fee
1.221                                                            Fee
1.222                                                            Fee
1.223                                                            Fee
1.224                                                            Fee
1.225                                                            Fee
1.226                                                            Fee
1.227                                                            Fee
1.228                                                            Fee
1.229                                                            Fee
 1.23                                                            Fee
1.231                                                            Fee
1.232                                                            Fee
1.233                                                            Fee
1.234                                                            Fee
1.235                                                            Fee
1.236                                                            Fee
1.237                                                            Fee
1.238                                                            Fee
1.239                                                            Fee
 1.24                                                            Fee
1.241                                                            Fee
1.242                                                            Fee
1.243                                                            Fee
1.244                                                            Fee
1.245                                                            Fee
1.246                                                            Fee
1.247                                                            Fee
1.248                                                            Fee
1.249                                                            Fee
 1.25                                                            Fee
1.251                                                            Fee
1.252                                                            Fee
1.253                                                            Fee
1.254                                                            Fee
1.255                                                            Fee
1.256                                                            Fee
1.257                                                            Fee
1.258                                                            Fee
1.259                                                            Fee
 1.26                                                            Fee
1.261                                                            Fee
1.262                                                            Fee
1.263                                                            Fee
1.264                                                            Fee
1.265                                                            Fee
1.266                                                            Fee
1.267                                                            Fee
1.268                                                            Fee
1.269                                                            Fee
 1.27                                                            Fee
1.271                                                            Fee
1.272                                                            Fee
1.273                                                            Fee
  2         1          74        8/1/2014    360        360      Fee
  3         1         115        1/1/2018     0          0       Fee
 3.01                                                            Fee
 3.02                                                            Fee
 3.03                                                            Fee
 3.04                                                            Fee
 3.05                                                            Fee
 3.06                                                            Fee
 3.07                                                            Fee
 3.08                                                            Fee
 3.09                                                            Fee
 3.1                                                             Fee
 3.11                                                            Fee
 3.12                                                            Fee
 3.13                                                            Fee
 3.14                                                            Fee
 3.15                                                            Fee
 3.16                                                            Fee
 3.17                                                            Fee
 3.18                                                            Fee
 3.19                                                            Fee
 3.2                                                             Fee
 3.21                                                            Fee
 3.22                                                            Fee
 3.23                                                            Fee
 3.24                                                            Fee
 3.25                                                            Fee
 3.26                                                            Fee
 3.27                                                            Fee
  4         8         110        8/8/2017    420        420      Fee
 4.01                                                            Fee
 4.02                                                            Fee
 4.03                                                            Fee
  5         1          52       10/1/2012     0          0       Fee
  6         1         111        9/1/2017    360        351      Fee
  7         1         111        9/1/2017    360        360      Fee
  8         11        115       1/11/2018     0          0       Fee
  9         1         116        2/1/2018    360        356      Fee
  10        1         112       10/1/2017    360        360      Fee
  11        11        112      10/11/2017     0          0       Fee
  12        11        115       1/11/2018    360        355      Fee
  13        1         106        4/1/2017    360        346      Fee
  14        11        111       9/11/2017     0          0       Fee
  15        1         114       12/1/2017    360        360      Fee
  16        1         108        6/1/2017    360        360      Fee
  17        1         109        7/1/2017    360        360      Fee
  18        1         114       12/1/2017    360        354      Fee
  19        1         115        1/1/2018    360        360      Fee
  20        11        112      10/11/2017     0          0       Fee
  21        1         110        8/1/2017    360        350      Fee
  22        1         116        2/1/2018    360        360      Fee
22.01                                                            Fee
22.02                                                            Fee
22.03                                                            Fee
22.04                                                            Fee
22.05                                                            Fee
  23        11        116       2/11/2018     0          0       Fee
  24        11        113      11/11/2017    360        360      Fee
  25        8         109        7/8/2017    360        360      Fee
25.01                                                            Fee
25.02                                                            Fee
  26        11        111       9/11/2017     0          0       Fee
  27        1         114       12/1/2017    360        360      Fee
  28        11        113      11/11/2017     0          0       Fee
  29        11        114      12/11/2017    360        354      Fee
  30        11        115       1/11/2018    360        355      Fee
  31        1         113       11/1/2017    360        360      Fee
  32        11        175       1/11/2023    180        175      Fee
  33        1         114       12/1/2017    360        354      Fee
  34        1         109        7/1/2017     0          0       Fee
  35        1         110        8/1/2017    360        360      Fee
  36        1         104        2/1/2017     0          0       Fee
  37        1         104        2/1/2017    360        344      Fee
  38        11        117       3/11/2018    360        357      Leasehold
  39        1         110        8/1/2017     0          0       Fee
  40        11        116       2/11/2018    360        356      Fee
  41        11        116       2/11/2018    360        360      Fee
  42        11        113      11/11/2017     0          0       Fee
  43        11        115       1/11/2018    360        355      Fee
  44        11        112      10/11/2017     0          0       Fee
  45        1         114       12/1/2017    360        354      Fee
  46        1         118        4/1/2018    360        358      Fee
  47        1         113       11/1/2017    240        233      Fee/Leasehold
  48        1         116        2/1/2018    360        360      Fee
  49        1          50        8/1/2012    360        350      Fee
  50        1         111        9/1/2017    360        360      Fee
  51        11         78      12/11/2014    360        354      Fee
51.01                                                            Fee
51.02                                                            Fee
  52        11        115       1/11/2018    300        295      Fee
  53        1         111        9/1/2017    360        351      Fee
  54        1         111        9/1/2017    360        360      Fee
  55        11        115       1/11/2018    360        360      Fee
  56        8         111        9/8/2017    420        420      Fee
  57        11        114      12/11/2017    360        354      Leasehold
  58        1         114       12/1/2017    360        354      Fee
  59        1         114       12/1/2017    360        360      Fee
  60        11        115       1/11/2018    360        355      Fee
  61        8         111        9/8/2017    360        351      Fee
  62        1         108        6/1/2017     0          0       Fee
  63        1         111        9/1/2017    360        351      Fee
  64        11        114      12/11/2017    360        354      Fee
  65        8         112       10/8/2017    360        352      Leasehold
65.01                                                            Leasehold
65.02                                                            Leasehold
  66        1         109        7/1/2017    360        360      Fee
  67        11        109       7/11/2017    360        360      Fee
  68        11        115       1/11/2018    360        360      Fee
68.01                                                            Fee
68.02                                                            Fee
68.03                                                            Fee
  69        11        114      12/11/2017     0          0       Fee
  70        11        116       2/11/2018    360        360      Fee
  71        11        117       3/11/2018    360        357      Fee
  72        11        234      12/11/2027    240        234      Fee
  73        1         113       11/1/2017    360        360      Fee
  74        11        112      10/11/2017    300        292      Fee
  75        11        108       6/11/2017    360        348      Fee
  76        1         111        9/1/2017    360        351      Fee
  77        1         115        1/1/2018    360        360      Fee
  78        1         115        1/1/2018    300        295      Fee
  79        11        114      12/11/2017    360        360      Fee
  80        11        114      12/11/2017    360        360      Fee
  81        1         113       11/1/2017    360        360      Fee
  82        1         110        8/1/2017    360        350      Fee
  83        1         110        8/1/2017    300        290      Fee
  84        1         113       11/1/2017    360        360      Fee
  85        1         114       12/1/2017    240        234      Fee
  86        11        115       1/11/2018    360        360      Fee
  87        1         110        8/1/2017    360        350      Fee
  88        1         112       10/1/2017    360        352      Fee
  89        11        109       7/11/2017    300        289      Fee
  90        1          76       10/1/2014    360        360      Fee
  91        1         111        9/1/2017    360        351      Fee
  92        1         109        7/1/2017    300        289      Fee

                                                        PARTIAL
         ENVIRONMENTAL     CROSS     CROSS            DEFEASANCE
LOAN #     INSURANCE     DEFAULTED   COLLATERALIZED     ALLOWED
----------------------------------------------------------------

  1           No                                          Yes
1.001         No
1.002         No
1.003         No
1.004         No
1.005         No
1.006         No
1.007         No
1.008         No
1.009         No
 1.01         No
1.011         No
1.012         No
1.013         No
1.014         No
1.015         No
1.016         No
1.017         No
1.018         No
1.019         No
 1.02         No
1.021         No
1.022         No
1.023         No
1.024         No
1.025         No
1.026         No
1.027         No
1.028         No
1.029         No
 1.03         No
1.031         No
1.032         No
1.033         No
1.034         No
1.035         No
1.036         No
1.037         No
1.038         No
1.039         No
 1.04         No
1.041         No
1.042         No
1.043         No
1.044         No
1.045         No
1.046         No
1.047         No
1.048         No
1.049         No
 1.05         No
1.051         No
1.052         No
1.053         No
1.054         No
1.055         No
1.056         No
1.057         No
1.058         No
1.059         No
 1.06         No
1.061         No
1.062         No
1.063         No
1.064         No
1.065         No
1.066         No
1.067         No
1.068         No
1.069         No
 1.07         No
1.071         No
1.072         No
1.073         No
1.074         No
1.075         No
1.076         No
1.077         No
1.078         No
1.079         No
 1.08         No
1.081         No
1.082         No
1.083         No
1.084         No
1.085         No
1.086         No
1.087         No
1.088         No
1.089         No
 1.09         No
1.091         No
1.092         No
1.093         No
1.094         No
1.095         No
1.096         No
1.097         No
1.098         No
1.099         No
 1.1          No
1.101         No
1.102         No
1.103         No
1.104         No
1.105         No
1.106         No
1.107         No
1.108         No
1.109         No
 1.11         No
1.111         No
1.112         No
1.113         No
1.114         No
1.115         No
1.116         No
1.117         No
1.118         No
1.119         No
 1.12         No
1.121         No
1.122         No
1.123         No
1.124         No
1.125         No
1.126         No
1.127         No
1.128         No
1.129         No
 1.13         No
1.131         No
1.132         No
1.133         No
1.134         No
1.135         No
1.136         No
1.137         No
1.138         No
1.139         No
 1.14         No
1.141         No
1.142         No
1.143         No
1.144         No
1.145         No
1.146         No
1.147         No
1.148         No
1.149         No
 1.15         No
1.151         No
1.152         No
1.153         No
1.154         No
1.155         No
1.156         No
1.157         No
1.158         No
1.159         No
 1.16         No
1.161         No
1.162         No
1.163         No
1.164         No
1.165         No
1.166         No
1.167         No
1.168         No
1.169         No
 1.17         No
1.171         No
1.172         No
1.173         No
1.174         No
1.175         No
1.176         No
1.177         No
1.178         No
1.179         No
 1.18         No
1.181         No
1.182         No
1.183         No
1.184         No
1.185         No
1.186         No
1.187         No
1.188         No
1.189         No
 1.19         No
1.191         No
1.192         No
1.193         No
1.194         No
1.195         No
1.196         No
1.197         No
1.198         No
1.199         No
 1.2          No
1.201         No
1.202         No
1.203         No
1.204         No
1.205         No
1.206         No
1.207         No
1.208         No
1.209         No
 1.21         No
1.211         No
1.212         No
1.213         No
1.214         No
1.215         No
1.216         No
1.217         No
1.218         No
1.219         No
 1.22         No
1.221         No
1.222         No
1.223         No
1.224         No
1.225         No
1.226         No
1.227         No
1.228         No
1.229         No
 1.23         No
1.231         No
1.232         No
1.233         No
1.234         No
1.235         No
1.236         No
1.237         No
1.238         No
1.239         No
 1.24         No
1.241         No
1.242         No
1.243         No
1.244         No
1.245         No
1.246         No
1.247         No
1.248         No
1.249         No
 1.25         No
1.251         No
1.252         No
1.253         No
1.254         No
1.255         No
1.256         No
1.257         No
1.258         No
1.259         No
 1.26         No
1.261         No
1.262         No
1.263         No
1.264         No
1.265         No
1.266         No
1.267         No
1.268         No
1.269         No
 1.27         No
1.271         No
1.272         No
1.273         No
  2           No
  3           No
 3.01         No
 3.02         No
 3.03         No
 3.04         No
 3.05         No
 3.06         No
 3.07         No
 3.08         No
 3.09         No
 3.1          No
 3.11         No
 3.12         No
 3.13         No
 3.14         No
 3.15         No
 3.16         No
 3.17         No
 3.18         No
 3.19         No
 3.2          No
 3.21         No
 3.22         No
 3.23         No
 3.24         No
 3.25         No
 3.26         No
 3.27         No
  4           No
 4.01         No
 4.02         No
 4.03         No
  5           No
  6           No
  7           No
  8           No
  9           No                                          Yes
  10          No
  11          No
  12          No
  13          No
  14          No
  15          No
  16          No
  17          No
  18          No
  19          No
  20          No
  21          No
  22          No                                          Yes
22.01         No
22.02         No
22.03         No
22.04         No
22.05         No
  23          No
  24          No
  25          No                                          Yes
25.01         No
25.02         No
  26          No
  27          No
  28          No
  29          No
  30          No
  31          No
  32          No
  33          No
  34          No
  35          No
  36          No
  37          No
  38          No
  39          No
  40          No
  41          No
  42          No
  43          No
  44          No
  45          No
  46          No
  47          No
  48          No
  49          No
  50          No
  51          No
51.01         No
51.02         No
  52          No
  53          No
  54          No
  55          No
  56          No
  57          No
  58          No
  59          No
  60          No
  61          No
  62          No
  63          No
  64          No
  65          No                                          Yes
65.01         No
65.02         No
  66          No
  67          No
  68          No                                          Yes
68.01         No
68.02         No
68.03         No
  69          No
  70          No
  71          No
  72          No
  73          No
  74          No
  75          No
  76          No
  77          No
  78          No
  79          No
  80          No
  81          No
  82          No
  83          No
  84          No
  85          No
  86          No
  87          No
  88          No
  89          No
  90          No
  91          No
  92          No

                                                                     UPFRONT       UPFRONT       UPFRONT
         LETTER OF   LOCKBOX                            HOLDBACK   ENGINEERING      CAPEX         TI/LC
LOAN #     CREDIT     TYPE                               AMOUNT    RESERVE ($)   RESERVE ($)   RESERVE ($)
----------------------------------------------------------------------------------------------------------

  1                  Hard                                              536,646     2,238,167
1.001
1.002
1.003
1.004
1.005
1.006
1.007
1.008
1.009
 1.01
1.011
1.012
1.013
1.014
1.015
1.016
1.017
1.018
1.019
 1.02
1.021
1.022
1.023
1.024
1.025
1.026
1.027
1.028
1.029
 1.03
1.031
1.032
1.033
1.034
1.035
1.036
1.037
1.038
1.039
 1.04
1.041
1.042
1.043
1.044
1.045
1.046
1.047
1.048
1.049
 1.05
1.051
1.052
1.053
1.054
1.055
1.056
1.057
1.058
1.059
 1.06
1.061
1.062
1.063
1.064
1.065
1.066
1.067
1.068
1.069
 1.07
1.071
1.072
1.073
1.074
1.075
1.076
1.077
1.078
1.079
 1.08
1.081
1.082
1.083
1.084
1.085
1.086
1.087
1.088
1.089
 1.09
1.091
1.092
1.093
1.094
1.095
1.096
1.097
1.098
1.099
 1.1
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
 1.11
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
 1.12
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
 1.13
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
 1.14
1.141
1.142
1.143
1.144
1.145
1.146
1.147
1.148
1.149
 1.15
1.151
1.152
1.153
1.154
1.155
1.156
1.157
1.158
1.159
 1.16
1.161
1.162
1.163
1.164
1.165
1.166
1.167
1.168
1.169
 1.17
1.171
1.172
1.173
1.174
1.175
1.176
1.177
1.178
1.179
 1.18
1.181
1.182
1.183
1.184
1.185
1.186
1.187
1.188
1.189
 1.19
1.191
1.192
1.193
1.194
1.195
1.196
1.197
1.198
1.199
 1.2
1.201
1.202
1.203
1.204
1.205
1.206
1.207
1.208
1.209
 1.21
1.211
1.212
1.213
1.214
1.215
1.216
1.217
1.218
1.219
 1.22
1.221
1.222
1.223
1.224
1.225
1.226
1.227
1.228
1.229
 1.23
1.231
1.232
1.233
1.234
1.235
1.236
1.237
1.238
1.239
 1.24
1.241
1.242
1.243
1.244
1.245
1.246
1.247
1.248
1.249
 1.25
1.251
1.252
1.253
1.254
1.255
1.256
1.257
1.258
1.259
 1.26
1.261
1.262
1.263
1.264
1.265
1.266
1.267
1.268
1.269
 1.27
1.271
1.272
1.273
  2                  Hard
  3                  Soft at Closing, Springing Hard
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.1
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.2
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
  4                  None at Closing, Springing Hard                    32,500       357,900     4,237,100
 4.01
 4.02
 4.03
  5                  Hard                                              350,000
  6                  Hard
  7
  8                                                                    128,750
  9                                                    1,210,000
  10                 Hard                                                                        1,200,000
  11
  12     Yes
  13
  14
  15                                                                                             5,110,225
  16                                                   1,760,000        14,000
  17
  18
  19                 Hard                                               37,000       380,000     1,244,344
  20
  21                                                                                 145,750        30,000
  22                                                     750,950
22.01
22.02
22.03
22.04
22.05
  23
  24                                                                                               106,950
  25                 None at Closing, Springing Hard                                 121,718
25.01
25.02
  26
  27                                                                               1,044,811
  28
  29                                                                    61,820
  30
  31                                                                               1,000,000     3,225,000
  32
  33
  34                                                                     2,100
  35
  36                 Hard
  37                                                                    47,500
  38                 Hard
  39
  40
  41                                                                                               450,000
  42
  43                 None at Closing, Springing Hard
  44
  45
  46
  47
  48     Yes
  49
  50
  51
51.01
51.02
  52
  53                 None at Closing, Springing Hard
  54                 None at Closing, Springing Hard
  55                 Hard                                                                          342,359
  56
  57
  58                                                                                 204,531
  59
  60
  61                                                                    19,518                     200,000
  62
  63
  64                 Soft at Closing, Springing Hard                    63,375        19,048       100,000
  65                 Hard
65.01
65.02
  66                 None at Closing, Springing Hard                                                26,671
  67                                                                                 100,000       200,000
  68     Yes
68.01
68.02
68.03
  69
  70                                                                    12,500                     150,000
  71                 Hard
  72
  73                 None at Closing, Springing Hard
  74     Yes
  75
  76
  77                 None at Closing, Springing Hard
  78
  79                                                                                                50,152
  80
  81
  82                 Hard                                               30,375
  83
  84                 None at Closing, Springing Hard
  85
  86
  87
  88
  89
  90
  91
  92

           UPFRONT       UPFRONT       UPFRONT       MONTHLY
            RE TAX         INS.         OTHER         CAPEX
LOAN #   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)
--------------------------------------------------------------

  1        6,933,000       684,275    1,370,644        238,167
1.001
1.002
1.003
1.004
1.005
1.006
1.007
1.008
1.009
 1.01
1.011
1.012
1.013
1.014
1.015
1.016
1.017
1.018
1.019
 1.02
1.021
1.022
1.023
1.024
1.025
1.026
1.027
1.028
1.029
 1.03
1.031
1.032
1.033
1.034
1.035
1.036
1.037
1.038
1.039
 1.04
1.041
1.042
1.043
1.044
1.045
1.046
1.047
1.048
1.049
 1.05
1.051
1.052
1.053
1.054
1.055
1.056
1.057
1.058
1.059
 1.06
1.061
1.062
1.063
1.064
1.065
1.066
1.067
1.068
1.069
 1.07
1.071
1.072
1.073
1.074
1.075
1.076
1.077
1.078
1.079
 1.08
1.081
1.082
1.083
1.084
1.085
1.086
1.087
1.088
1.089
 1.09
1.091
1.092
1.093
1.094
1.095
1.096
1.097
1.098
1.099
 1.1
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
 1.11
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
 1.12
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
 1.13
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
 1.14
1.141
1.142
1.143
1.144
1.145
1.146
1.147
1.148
1.149
 1.15
1.151
1.152
1.153
1.154
1.155
1.156
1.157
1.158
1.159
 1.16
1.161
1.162
1.163
1.164
1.165
1.166
1.167
1.168
1.169
 1.17
1.171
1.172
1.173
1.174
1.175
1.176
1.177
1.178
1.179
 1.18
1.181
1.182
1.183
1.184
1.185
1.186
1.187
1.188
1.189
 1.19
1.191
1.192
1.193
1.194
1.195
1.196
1.197
1.198
1.199
 1.2
1.201
1.202
1.203
1.204
1.205
1.206
1.207
1.208
1.209
 1.21
1.211
1.212
1.213
1.214
1.215
1.216
1.217
1.218
1.219
 1.22
1.221
1.222
1.223
1.224
1.225
1.226
1.227
1.228
1.229
 1.23
1.231
1.232
1.233
1.234
1.235
1.236
1.237
1.238
1.239
 1.24
1.241
1.242
1.243
1.244
1.245
1.246
1.247
1.248
1.249
 1.25
1.251
1.252
1.253
1.254
1.255
1.256
1.257
1.258
1.259
 1.26
1.261
1.262
1.263
1.264
1.265
1.266
1.267
1.268
1.269
 1.27
1.271
1.272
1.273
  2
  3                                     604,595
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.1
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.2
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
  4          533,821        12,177      432,334
 4.01
 4.02
 4.03
  5                                     120,532          2,576
  6                                  10,591,494
  7          101,383         8,989                       1,468
  8          243,097
  9           75,878        14,291    1,210,000          1,889
  10          18,659        68,186      158,256          1,729
  11         155,558
  12                                  1,100,000          1,972
  13         112,601                                     9,277
  14          30,144
  15
  16          20,350                    372,610
  17          38,012
  18          53,536        10,244                      10,532
  19          80,172         4,326
  20          10,433                     32,020
  21          90,491        18,866                       3,046
  22          45,302         2,280                       1,417
22.01
22.02
22.03
22.04
22.05
  23          16,048                      4,309
  24          20,013        17,227      143,050
  25                                    400,000          2,185
25.01
25.02
  26          81,294
  27          12,990         4,475                       4,420
  28          23,747
  29          12,979        26,161                       2,552
  30          56,912         5,203                       1,036
  31           8,569                                       935
  32          20,359        66,579       50,000         11,165
  33          15,037         1,923                       1,027
  34                                  2,420,000
  35          27,076           848                         388
  36
  37          23,322        15,860                       3,813
  38          83,657        19,707       10,000          1,151
  39
  40                        30,580    1,375,000          4,266
  41          15,086        12,833                         916
  42          85,116                    567,900
  43          19,027         7,476       10,000            679
  44         130,777
  45          13,326         2,745                         834
  46          29,093         3,095                         213
  47
  48          15,652         4,437      125,312            351
  49                        11,064
  50          35,144         3,296                       1,345
  51          19,539         7,505                       1,999
51.01
51.02
  52           4,388         6,088                       5,922
  53                                      3,919            606
  54           3,099         3,909                         362
  55           6,797         1,492      327,719
  56                                    300,000
  57           6,073         3,280       60,642
  58          13,645         1,241                         731
  59           2,399                                       496
  60           4,315         8,147      111,480            286
  61          22,374                     30,044       1,186.00
  62
  63          12,431         3,142                         363
  64           6,534         9,772
  65                         1,458
65.01
65.02
  66          11,188         1,570                         297
  67          32,711         4,672
  68                                     95,000
68.01
68.02
68.03
  69          48,462                    121,910
  70                         3,412                       1,094
  71          39,389         7,864       10,000            232
  72           5,213         3,302                         594
  73
  74          28,908         3,247       35,000          2,975
  75          18,057         1,404                       1,173
  76          54,308         8,466                       1,415
  77
  78          15,413                                       152
  79           1,435           492       43,000            223
  80          16,668         4,020       14,850            289
  81           7,069         1,075                         412
  82          13,412         2,650                         163
  83          21,051         2,120
  84
  85
  86           4,391           846                          63
  87
  88           7,295         1,726
  89          10,413         2,295                         982
  90           6,342         2,412                         435
  91                         1,348
  92             611           641                          88

             MONTHLY         MONTHLY         MONTHLY         MONTHLY       MONTHLY       MONTHLY
              CAPEX           TI/LC           TI/LC           RE TAX         INS.         OTHER       GRACE       GRACE
LOAN #   RESERVE CAP ($)   RESERVE ($)   RESERVE CAP ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   TO LATE   TO DEFAULT
-------------------------------------------------------------------------------------------------------------------------

  1            2,858,250                                     1,218,340                                    0             0
1.001
1.002
1.003
1.004
1.005
1.006
1.007
1.008
1.009
 1.01
1.011
1.012
1.013
1.014
1.015
1.016
1.017
1.018
1.019
 1.02
1.021
1.022
1.023
1.024
1.025
1.026
1.027
1.028
1.029
 1.03
1.031
1.032
1.033
1.034
1.035
1.036
1.037
1.038
1.039
 1.04
1.041
1.042
1.043
1.044
1.045
1.046
1.047
1.048
1.049
 1.05
1.051
1.052
1.053
1.054
1.055
1.056
1.057
1.058
1.059
 1.06
1.061
1.062
1.063
1.064
1.065
1.066
1.067
1.068
1.069
 1.07
1.071
1.072
1.073
1.074
1.075
1.076
1.077
1.078
1.079
 1.08
1.081
1.082
1.083
1.084
1.085
1.086
1.087
1.088
1.089
 1.09
1.091
1.092
1.093
1.094
1.095
1.096
1.097
1.098
1.099
 1.1
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
 1.11
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
 1.12
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
 1.13
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
 1.14
1.141
1.142
1.143
1.144
1.145
1.146
1.147
1.148
1.149
 1.15
1.151
1.152
1.153
1.154
1.155
1.156
1.157
1.158
1.159
 1.16
1.161
1.162
1.163
1.164
1.165
1.166
1.167
1.168
1.169
 1.17
1.171
1.172
1.173
1.174
1.175
1.176
1.177
1.178
1.179
 1.18
1.181
1.182
1.183
1.184
1.185
1.186
1.187
1.188
1.189
 1.19
1.191
1.192
1.193
1.194
1.195
1.196
1.197
1.198
1.199
 1.2
1.201
1.202
1.203
1.204
1.205
1.206
1.207
1.208
1.209
 1.21
1.211
1.212
1.213
1.214
1.215
1.216
1.217
1.218
1.219
 1.22
1.221
1.222
1.223
1.224
1.225
1.226
1.227
1.228
1.229
 1.23
1.231
1.232
1.233
1.234
1.235
1.236
1.237
1.238
1.239
 1.24
1.241
1.242
1.243
1.244
1.245
1.246
1.247
1.248
1.249
 1.25
1.251
1.252
1.253
1.254
1.255
1.256
1.257
1.258
1.259
 1.26
1.261
1.262
1.263
1.264
1.265
1.266
1.267
1.268
1.269
 1.27
1.271
1.272
1.273
  2                                                                                                       5             5
  3                                                                                                       5             5
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.1
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.2
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
  4                                                             74,657        12,177                      0             0
 4.01
 4.02
 4.03
  5               61,812                                                                                  5             5
  6                                                                                                       5             0
  7              100,000         8,800           600,000        16,897         2,996                      5             5
  8                                                             60,774                                    0             0
  9              107,080         3,410           122,760        10,840         1,299                      5             5
  10              41,492                                         1,696         5,682                      5             5
  11                                                            14,142                                    0             0
  12              70,985         6,573           225,000        13,127                                    0             0
  13                                                                                                      5             5
  14                                                             5,582                                    0             0
  15                                                                                                      5             5
  16                                                            10,175                                    5             5
  17                                                            14,564                                    5             5
  18                                                                                                      5             5
  19              24,345                                        20,043         1,442                      5             5
  20                                                             5,217                                    0             0
  21                             4,167           150,000        19,148         3,663                      5             5
  22                                                            11,325         1,140                      5             5
22.01
22.02
22.03
22.04
22.05
  23                                                            16,048                                    0             0
  24                             2,971           106,950         6,671         1,723                      0             0
  25                             5,763                          21,394                                    0             0
25.01
25.02
  26                                                             8,129                                    0             0
  27                                                             6,495         1,492                      5             5
  28                                                            23,747                                    0             0
  29                             3,572           150,000        12,980         2,012                      0             0
  30              24,862         4,144           150,000        14,228         2,602                      0             0
  31              33,660         6,250           225,000         4,416                                    5             5
  32             400,000                                         6,786         6,075         87400        0             0
  33              36,963                                         5,013                                    5             5
  34                                                                                                      5             5
  35               9,312                                         5,415           424                      5             5
  36                                                                                                      5             5
  37                                                            11,661         3,172                     10             5
  38                                                             9,295         1,585                      0             0
  39                                                                                                      5             5
  40                                                             6,824         3,058                      0             0
  41                                             450,000         7,543         6,417                      0             0
  42                                                            10,640                                    0             0
  43                             1,406           450,000         6,342           934                      0             0
  44                                                            13,078                                    0             0
  45              30,027                                         4,442                                    5             5
  46              12,750           250            15,000         3,637           516                      5             5
  47                                                                                                      5             5
  48              12,636                                         3,913         2,219                      5             5
  49                                                             8,999         1,229                      7             7
  50              24,586                                         3,905           659                      5             5
  51                                                             9,770         1,072                      0             0
51.01
51.02
  52                                                             4,388         1,684                      0             0
  53                                                                                                      5             5
  54                                                             3,099                                    5             5
  55                                                             6,797           746                      0             0
  56                                                                                                      0             0
  57                               542            19,497         1,518           820                      0             0
  58              26,322                                         4,548                                    5             5
  59                                                             2,399             3                      5             5
  60                               953            68,000         2,157           679                      0             0
  61                                             200,000         3,196         1,836                      0             0
  62                                                             3,091                                    5             5
  63               8,710           833            30,000         2,072           628                      5             5
  64              19,048                         100,000         3,267           888                      0             0
  65                                                                             729                      0             0
65.01
65.02
  66                             1,000                           2,797           392                      5             5
  67                                                             2,183           513                      0             0
  68                                                                                                      0             0
68.01
68.02
68.03
  69                                                            12,116                                    0             0
  70                             3,668                           5,694         1,706                      0             0
  71               8,341                                         4,377           669                      0             0
  72                                                             2,607           330                      0             0
  73                                                                                                      5             5
  74                                                             7,227         1,082                      0             0
  75                                                             4,010           936                      0             0
  76                               462            50,931        10,862           847                      5             5
  77                                                                                                      5             5
  78               7,308         1,000            48,000         3,853                                    5             5
  79                                                             1,529           262                      0             0
  80              10,395         1,540            55,440         2,778           466                      0             0
  81              24,740                                         1,767           538                      5             5
  82                               833                                           663                      5             5
  83                                                             2,105           303                      5             5
  84                                                                                                      5             5
  85                                                                                                      5             5
  86               2,250           417                           1,464           282                      0             0
  87                                                             5,859                                    5             5
  88                                                             1,833           432                     15             5
  89              50,000                                           491           568                      0             0
  90                                                             1,057           241                      5             5
  91                                                             1,472           135                      5             5
  92                               304                             306           321                      5             5

                                   SCHEDULE II

                       LIST OF MORTGAGE LOANS WITH SECURED
                    CREDITOR ENVIRONMENTAL INSURANCE POLICIES

[None.]

                                      II-1

                                  SCHEDULE III

        LIST OF MORTGAGE LOANS REQUIRING OPERATIONS AND MAINTENANCE PLANS

MORTGAGE LOAN SELLER   LOAN NAME
--------------------   ---------

Dexia                  Landmark Towers
Dexia                  One Executive
Dexia                  4400 Shelbyville Road
Dexia                  2910 Miller Road
Dexia                  University Inn Apartments
Dexia                  Timbers Apartments
Bank of America        Marriott Residence Inn Nashville (Apple Hotel Portfolio Property)
GECC                   Ohio MHC Portfolio
PNC Bank               Old National Bank - Bloomington - Kirkwood
PNC Bank               Old National Bank - Henderson
MLML                   Encore Retail Portfolio
MLML                   Miller Road Retail

                                      III-1

                                   SCHEDULE IV

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

DISTRIBUTION       BALANCE
------------   --------------
  2008 / 07    $32,365,000.00
  2008 / 08    $32,365,000.00
  2008 / 09    $32,365,000.00
  2008 / 10    $32,365,000.00
  2008 / 11    $32,365,000.00
  2008 / 12    $32,365,000.00
  2009 / 01    $32,365,000.00
  2009 / 02    $32,365,000.00
  2009 / 03    $32,365,000.00
  2009 / 04    $32,365,000.00
  2009 / 05    $32,365,000.00
  2009 / 06    $32,365,000.00
  2009 / 07    $32,365,000.00
  2009 / 08    $32,365,000.00
  2009 / 09    $32,365,000.00
  2009 / 10    $32,365,000.00
  2009 / 11    $32,365,000.00
  2009 / 12    $32,365,000.00
  2010 / 01    $32,365,000.00
  2010 / 02    $32,365,000.00
  2010 / 03    $32,365,000.00
  2010 / 04    $32,365,000.00
  2010 / 05    $32,365,000.00
  2010 / 06    $32,365,000.00
  2010 / 07    $32,365,000.00
  2010 / 08    $32,365,000.00
  2010 / 09    $32,365,000.00
  2010 / 10    $32,365,000.00
  2010 / 11    $32,365,000.00
  2010 / 12    $32,365,000.00
  2011 / 01    $32,365,000.00
  2011 / 02    $32,365,000.00
  2011 / 03    $32,365,000.00
  2011 / 04    $32,365,000.00
  2011 / 05    $32,365,000.00
  2011 / 06    $32,365,000.00
  2011 / 07    $32,365,000.00
  2011 / 08    $32,365,000.00
  2011 / 09    $32,365,000.00
  2011 / 10    $32,365,000.00
  2011 / 11    $32,365,000.00
  2011 / 12    $32,365,000.00
  2012 / 01    $32,365,000.00
  2012 / 02    $32,365,000.00
  2012 / 03    $32,365,000.00
  2012 / 04    $32,365,000.00
  2012 / 05    $32,365,000.00
  2012 / 06    $32,365,000.00
  2012 / 07    $32,365,000.00
  2012 / 08    $32,365,000.00
  2012 / 09    $32,365,000.00
  2012 / 10    $32,364,294.86
  2012 / 11    $31,819,770.38
  2012 / 12    $31,180,065.91
  2013 / 01    $30,626,002.10
  2013 / 02    $30,068,943.46
  2013 / 03    $29,242,495.32
  2013 / 04    $28,677,959.25
  2013 / 05    $28,021,821.31
  2013 / 06    $27,450,687.22
  2013 / 07    $26,793,068.75
  2013 / 08    $26,219,426.76
  2013 / 09    $25,642,685.47
  2013 / 10    $24,975,614.14
  2013 / 11    $24,392,153.00
  2013 / 12    $23,718,543.38
  2014 / 01    $23,124,158.60
  2014 / 02    $22,526,560.59
  2014 / 03    $21,663,297.91
  2014 / 04    $21,057,803.47
  2014 / 05    $20,361,813.69
  2014 / 06    $19,749,283.50
  2014 / 07    $19,046,448.03
  2014 / 08    $18,427,270.16
  2014 / 09    $17,872,011.42
  2014 / 10    $17,237,488.61
  2014 / 11    $16,675,780.16
  2014 / 12    $16,035,016.21
  2015 / 01    $15,473,082.80
  2015 / 02    $14,908,102.93
  2015 / 03    $14,115,239.14
  2015 / 04    $13,542,898.70
  2015 / 05    $12,892,753.66
  2015 / 06    $12,313,785.64
  2015 / 07    $11,657,191.95
  2015 / 08    $11,071,525.26
  2015 / 09    $10,482,683.11
  2015 / 10    $ 9,816,481.88
  2015 / 11    $ 9,220,835.18
  2015 / 12    $ 8,548,013.10
  2016 / 01    $ 7,945,488.87
  2016 / 02    $ 7,339,697.54
  2016 / 03    $ 6,583,388.06
  2016 / 04    $ 5,970,211.62
  2016 / 05    $ 5,280,333.06
  2016 / 06    $ 4,660,091.07
  2016 / 07    $ 3,963,337.71
  2016 / 08    $ 3,335,954.39
  2016 / 09    $ 2,705,168.83
  2016 / 10    $ 1,998,156.54
  2016 / 11    $ 1,360,116.56
  2016 / 12    $   646,045.69
  2017 / 01    $       673.46
  2017 / 02    $         0.00
 thereafter

                                      IV-1

                                   SCHEDULE V

              SUB-SERVICERS AS TO WHICH SUB-SERVICING ARRANGEMENTS
                        ARE IN EFFECT ON THE CLOSING DATE

1. Capmark Finance, Inc.

2. KeyCorp Real Estate Capital Markets, Inc.

3. GEMSA Loan Services, L.P.

4. Holliday Fenoglio Fowler, L.P.

                                       V-1

                                   EXHIBIT A-1

       FORM OF CLASS A-1, A-2, A-3, A-SB, A-4, A-1A AND A-1AF CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
               CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] [A-1AF]
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]

Date of Pooling and Servicing Agreement: June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator: LaSalle Bank National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] [A-1AF]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $___________

Class Principal Balance of all the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]
[A-1AF] Certificates as of the Closing Date: $___________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $___________

Trustee: U.S. Bank National Association

Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.: ________

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same

                                      A-1-2

Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Bank of America, National Association, Midland Loan Services, Inc. and Wachovia
Bank, National Association, as master servicers (each, in such capacity, a
"Master Servicer" and, collectively, the "Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services,
Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                      A-1-3

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, the Certificate Administrator or any other party to the Agreement
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions

                                      A-1-4

pursuant to the Agreement and may treat the person in whose name this
Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate
Administrator, the Custodian, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-1-5

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] [A-1AF]
Certificates referred to in the within-mentioned Agreement.

Dated: ____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-1-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of Assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ______________________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-8

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement:
June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator:  LaSalle Bank National Association

Special Servicer:  Midland Loan Services, Inc.

Certificate No.  X-___

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$_______________

Original Class X Notional Amount of all the Class X Certificates as of the
Closing Date:
$_______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $_______________

Trustee: U.S. Bank National Association

Custodian:  LaSalle Bank National Association

CUSIP No.:  _________

ISIN No.:  _________

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

                                      A-2-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement), Bank of America, National Association, Midland Loan Services, Inc. and Wachovia Bank,
National Association as master servicers (each, in such capacity, a "Master
Servicer" and collectively, the "Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise

                                      A-2-3

by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate
Administrator to the effect that such Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer,
the Special Servicer, the Certificate Administrator,

                                      A-2-4

the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in any Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                      A-2-5

          No beneficial interest in the Regulation S Global Certificate, if any, for any Class of Book-Entry Non-Registered Certificates may be held by any
Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in a Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in any
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the
Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and

                                      A-2-6

shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Banc of America Securities LLC, the Trustee, any
Fiscal Agent, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by S&P, Fitch or Moody's, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29 or 93-31, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the
Depositor, any Mortgage Loan Seller, any Master Servicer, the Special Servicer,
any Sub-Servicer, any Fiscal Agent, the Custodian, any Person responsible for servicing an Outside Serviced Trust Mortgage Loan or

                                      A-2-7

any related Outside Administered REO Property, any Exemption-Favored Party or
any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (if this Certificate constitutes a Definitive Certificate)
or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, the Certificate Administrator or any other party to the Agreement
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                                      A-2-8

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-2-9

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated: ______________

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                                     A-2-11

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-12

                                   EXHIBIT A-3

         FORM OF CLASS AM, AM-A, AM-AF, AJ, AJ-A AND AJ-AF CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
     CLASS [AM] [AM-A] [AM-AF] [AJ] [AJ-A] [AJ-AF] COMMERCIAL MORTGAGE PASS-
                       THROUGH CERTIFICATE, SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]

Date of Pooling and Servicing Agreement: June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator: LaSalle Bank National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [AM] [AM-A] [AM-AF] [AJ] [AJ-A] [AJ-AF] -___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $_______________

Class Principal Balance of all the Class [AM] [AM-A] [AM-AF] [AJ] [AJ-A] [AJ-AF]
Certificates as of the Closing Date: $_______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $_______________

Trustee: U.S. Bank National Association

Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.: _________

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-3-2

          This certifies that [CEDE & CO.] [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as master servicers (each, in such capacity, a "Master Servicer"
and collectively, the "Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement) and LaSalle Bank National Association, as certificate administrator
(the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

                                      A-3-3

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, Certificate Administrator or any other party to the Agreement (except that such Holder may provide any such information obtained by it to any other
Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                                      A-3-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                                      A-3-5

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [AM] [AM-A] [AM-AF] [AJ] [AJ-A] [AJ-AF]
Certificates referred to in the within-mentioned Agreement.

Dated: ____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-3-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-8

                                   EXHIBIT A-4

  FORM OF CLASS B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S AND T CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
CLASS [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL
                MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]

Date of Pooling and Servicing Agreement: June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator: LaSalle Bank National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S]
[T]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $_______________

Class Principal Balance of all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L]
[M] [N] [P] [Q] [S] [T] Certificates as of the Closing Date: $_______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $_______________

Trustee: U.S. Bank National Association

Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.: _________

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as master servicers (each, in such capacity, a "Master Servicer"
and collectively, the "Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement) and LaSalle Bank National Association, as certificate administrator
(the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register.

                                      A-4-3

Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer

                                      A-4-4

of this Certificate to a successor Depository or to the applicable Certificate
Owner in accordance with Section 5.03 of the Agreement), then the Certificate
Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the
Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer, the Special Servicer,
the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          [FOR CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
CLASS J AND CLASS K CERTIFICATES:] Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Non-United States
Securities Person who takes delivery in the form of a beneficial interest in any
Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,

                                      A-4-5

Clearstream and Euroclear to direct the Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          [FOR CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
CLASS J AND CLASS K CERTIFICATES:] No beneficial interest in the Regulation S
Global Certificate, if any, for any Class of Book-Entry Non-Registered
Certificates may be held by any Person that is a United States Securities
Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          [FOR CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
CLASS J AND CLASS K CERTIFICATES:] Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates, provided that the Certificate
Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate

                                      A-4-6

for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the
Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Banc of America Securities LLC, the Trustee, any
Fiscal Agent, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this

                                      A-4-7

Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of S&P,
Fitch or Moody's, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 93-31, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller,
any Master Servicer, the Special Servicer, any Sub-Servicer, any Fiscal Agent,
the Custodian, any Person responsible for servicing an Outside Serviced Trust
Mortgage Loan or any related Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or
result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

                                      A-4-8

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, the Certificate Administrator or any other party to the Agreement
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the

                                      A-4-9

Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                               LASALLE BANK NATIONAL ASSOCIATION,
                               as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M]
[N] [P] [Q] [S] [T] Certificates referred to in the within-mentioned Agreement.

Dated: ____________

                               LASALLE BANK NATIONAL ASSOCIATION,
                               as Authenticating Agent

                               By:
                                   ---------------------------------------------
                                   Authorized Officer

                                     A-4-11

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of Assignor

                                   ---------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-12

                                   EXHIBIT A-5

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator: LaSalle Bank National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [R-I] [R-II]-___

Percentage Interest evidenced by this Certificate in the related Class: _____%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $_______________________

Trustee: U.S. Bank National Association

Custodian: LaSalle Bank National Association

                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (A "REMIC")
AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                      A-5-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Bank of America, National Association,
Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers (each, in such capacity, a "Master Servicer" and collectively, the
"Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank
National Association, as certificate administrator (the "Certificate
Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                      A-5-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

                                      A-5-4

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Trustee,
Banc of America Securities LLC, any Fiscal Agent, the Master Servicers, the
Special Servicer, the Certificate Administrator, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of
their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective
Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a

                                      A-5-5

Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an Ownership Interest in this
Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax
Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC
Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause a REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the
Transfer of a Residual Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause a REMIC Pool to fail to qualify as a REMIC, (iii) a
Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an

                                      A-5-6

Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual
Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, Certificate Administrator or any other party to the Agreement (except that such Holder may provide any such information obtained by it to any other
Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                                      A-5-7

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class AJ-A,
Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                                      A-5-8

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: ____________

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                                     A-5-10

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                  ----------------------------------------------
                                  Signature by or on behalf of Assignor

                                  ----------------------------------------------
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
___________________________ for the account of ________________________________
____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________
_________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                                   EXHIBIT A-6

                          FORM OF CLASS Z CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2008-C1
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: June 1, 2008

Closing Date: June 12, 2008

First Distribution Date: July 14, 2008

Master Servicers: Bank of America, National Association, Midland Loan Services,
Inc. and Wachovia Bank, National Association

Certificate Administrator: LaSalle Bank National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. Z-___

Percentage Interest evidenced by this Certificate in Class Z: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $_______________

Trustee: U.S. Bank National Association

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE TRUST ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Bank of America, National Association, Midland Loan Services, Inc. and Wachovia
Bank, National Association as master servicers (each, in such capacity, a
"Master Servicer" and collectively, the "Master Servicers", which terms include any successor entity or entities under the Agreement), Midland Loan Services,
Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the

                                      A-6-2

capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the eighth calendar day of a given month or, if such eighth day is not a Business Day, then on the fifth Business Day following such eighth calendar day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of

                                      A-6-3

the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Certificate Administrator to the effect that such
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers,
the Special Servicer, the Trustee, the Certificate Administrator or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Banc of America Securities LLC, the Trustee, any Fiscal Agent, the
Master Servicers, the Special Servicer, the Certificate Administrator, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary

                                      A-6-4

of, as trustee of, or with assets of a Plan, if the purchase and holding of this
Certificate or such interest herein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the
Code or Similar Law or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee, the Certificate Administrator or any other party to the Agreement
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the

                                      A-6-5

Trust, (ii) the purchase by any Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, any Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class A-1AF, Class AM, Class AM-A, Class AM-AF, Class AJ, Class
AJ-A, Class AJ-AF, Class B, Class C, Class D, Class E and Class F Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may,
subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Custodian and the Certificate Administrator thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-6

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated: ____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-6-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-6-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                     [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Bank of America, National Association
Capital Markets Servicing Group, NC1-026-06-01
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Suite 300
Overland Park, Kansas 66210

Wachovia Bank, National Association
NC1075, 9th Floor
201 S. College Street
Charlotte, North Carolina 28244-1075

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd FL
Boston, MA 02110

     Re:  Merrill Lynch Mortgage Trust 2008-C1,
          Commercial Mortgage Pass-Through Certificates, Series 2008-C1

Ladies and Gentlemen:

          LaSalle Bank National Association, as Custodian, hereby certifies to the above referenced parties that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i),
(a)(ii), (a)(iv)(A), (a)(v), (a)(vii) and (b)(i) through (b)(iii) of the definition of "Mortgage File", and to the extent provided in the related
Mortgage File and actually known by a Responsible Officer of the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage
Loan Purchase Agreement, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi) and
(a)(viii) through (a)(xii) of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and
(iii) based on such examination and only as to the foregoing documents, the information set forth in

                                       C-1

the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan
Schedule" is correct.

          None of the Trustee, the Master Servicers, the Special Servicer, the
Certificate Administrator or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

           Re:  Merrill Lynch Mortgage Trust 2008-C1 Commercial Mortgage
                Pass-Through Certificates, Series 2008-C1

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of June
1, 2008 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Bank of America, National Association,
as Master Servicer No. 1, Midland Loan Services, Inc., as Master Servicer No. 2
and Special Servicer, Wachovia Bank, National Association, as Master Servicer
No. 3, U.S. Bank National Association, as Trustee, and LaSalle Bank National
Association, as Certificate Administrator and Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                                      D-1-1

             The Mortgage File should be delivered to the following:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Phone:
                                               ---------------------------------

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan paid in full.

         The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to its Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2. Other. (Describe)

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

                                      D-1-2

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [BANK OF AMERICA, NATIONAL ASSOCIATION]
                                        [MIDLAND LOAN SERVICES, INC.]
                                        [WACHOVIA BANK, NATIONAL ASSOCIATION]

                                        as Master Servicer

                                        By:
                                            ------------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                      D-1-3

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

     Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
          Certificates, Series 2008-C1

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of June
1, 2008 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Bank of America, National Association,
as Master Servicer No. 1, Midland Loan Services, Inc., as Master Servicer No. 2
and Special Servicer, Wachovia Bank, National Association, as Master Servicer
No. 3, U.S. Bank National Association, as Trustee, and LaSalle Bank National
Association, as Certificate Administrator and Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                                      D-2-1

             The Mortgage File should be delivered to the following:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------

                                        Phone:
                                               ---------------------------------

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____     1.   Mortgage Loan is being foreclosed.

_____     2.   Other. (Describe)

          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.
                                        as Special Servicer

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                      D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                         _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

     Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
          Certificates, Series 2008-C1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
          Amount] as of June 12, 2008 (the "Closing Date") of
          $____________________] [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_______________________________ (the "Transferor") to ________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 1, 2008, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America, National
Association, as Master Servicer No. 1, Midland Loan Services, Inc., as Master
Servicer No. 2 and Special Servicer, Wachovia Bank, National Association, as
Master Servicer No. 3, U.S. Bank National Association, as Trustee, and LaSalle
Bank National Association, as Certificate Administrator and Custodian. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by

                                      E-1-1

means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the
Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
Transferred Certificates pursuant to the Securities Act or any state securities laws.

          [3. SOLELY IN CONNECTION WITH A TRANSFER BY MERRILL LYNCH MORTGAGE
INVESTORS, INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR ANY
AFFILIATE OF THE FOREGOING TO A PERMITTED INDIVIDUAL INVESTOR: The Transferor is
aware that the Transferee is an employee of Merrill Lynch & Co., Inc. or one of its subsidiaries. To the knowledge of the Transferor, the Transferee has obtained such approvals from its employer regarding the acquisition of the
Transferred Certificates as are consistent with the internal policies and procedures of Merrill Lynch & Co., Inc. and its subsidiaries.]

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                         _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of June 12, 2008 (the "Closing Date") of
               $___________________________] [representing a _______% Percentage
               Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_____________________________________________________________ (the "Transferor")
to _____________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2008, between Merrill Lynch Mortgage Investors, Inc., as
Depositor, Bank of America, National Association, as Master Servicer No. 1,
Midland Loan Services, Inc., as Master Servicer No. 2 and Special Servicer,
Wachovia Bank, National Association, as Master Servicer No. 3, U.S. Bank
National Association, as Trustee, and LaSalle Bank National Association, as
Certificate Administrator and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

               1. The Transferee is a "qualified institutional buyer" (a
     "Qualified Institutional Buyer") as that term is defined in Rule 144A
     ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities
     Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such
     Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified
     Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

               2. The Transferee has been furnished with all information
     regarding (a) the Depositor, (b) the Transferred Certificates and
     distributions thereon, (c) the nature, performance and servicing of the
     Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund
     created pursuant thereto, and (e) all related matters, that it has requested.

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
     Nominee Acknowledgment below.

               4. Check one of the following:*

               [_] The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

               [_] The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the
     Certificate. The Transferee has attached hereto [(i) a duly executed IRS
     Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
     (iii)] **two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and
     Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the
     Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or] ** IRS
     Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

----------
*    Each Purchaser must include one of the two alternative certifications.

**   Strike bracketed language in the case of the Class R-I and R-II
     Certificates.

                                     E-2A-2

          For this purpose, "U.S. Person" means a citizen or resident of the
United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of
Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2A-3

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and ___________________________,
as Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
           Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
           Code of 1986, as amended.

     _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the
           District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
           $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
           Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-4

           association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
           Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____ Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

     _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
           1974.

     _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           ____________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their

                                     E-2A-5

market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___  ___ Will the Transferee be purchasing the Transferred
          Yes  No  Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and __________________________,
as Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____ The Transferee owned and/or invested on a discretionary basis
           $___________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
           Rule 144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in securities
           (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v)

                                     E-2A-7

securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____  ____ Will the Transferee be purchasing the Transferred
          Yes   No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        [Transferee] [Adviser]

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        (Transferee)

                                        Date:
                                              ----------------------------------

                                     E-2A-8

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                         _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of June 12, 2008 (the "Closing Date") of
               $_______________________]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to _________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 1, 2008, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America, National
Association, as Master Servicer No. 1, Midland Loan Services, Inc., as Master
Servicer No. 2 and Special Servicer, Wachovia Bank, National Association, as
Master Servicer No. 3, U.S. Bank National Association, as Trustee, and LaSalle
Bank National Association, as Certificate Administrator and Custodian. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar
or any other person is obligated so to register or qualify the Class of
Certificates to which the Transferred Certificates belong, and (c) neither a
Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred by the Transferee unless it is (i)
registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state

                                     E-2B-1

securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Pooling and
Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B to the Pooling and
Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement,
which provisions it has carefully reviewed, and that each Transferred
Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any
Transferred Certificate or any

                                     E-2B-2

other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities
Act, would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto.
The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

          8. Check one of the following:*

          [_]  The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          [_]  The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to
               distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or
               successor form), which identifies such Transferee as the
               beneficial owner of the Certificate and states that such
               Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of
               IRS Form W-8ECI (or successor form), which identify such
               Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and
               Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN,
               IRS Form W-8IMY or] ** IRS Form W-8ECI, as

----------
*    Each Purchaser must include one of the two alternative certifications.

**   Strike bracketed language in the case of the Class R-I and R-II
     Certificates.

                                     E-2B-3

               the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or
               certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate
               Registrar.

          For this purpose, "U.S. Person" means a citizen or resident of the
United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of
Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                         _______________________, 200___

________________________________

________________________________

________________________________

________________________________
(Name and Address of Transferor)

     Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
          Certificates, Series 2008-C1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional
          Amount] as of June 12, 2008 (the "Closing Date") of $_________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
___________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of June 1, 2008, between Merrill Lynch Mortgage Investors,
Inc., as Depositor, Bank of America, National Association, as Master Servicer
No. 1, Midland Loan Services, Inc., as Master Servicer No. 2 and Special
Servicer, Wachovia Bank, National Association, as Master Servicer No. 3, U.S.
Bank National Association, as Trustee, and LaSalle Bank National Association, as
Certificate Administrator and Custodian. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee or the Certificate Registrar is obligated so to

                                     E-2C-1

register or qualify the Transferred Certificates and (c) no interest in the
Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed, and that the Transferred
Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and
(f) all related matters, that it has requested.

                                     E-2C-2

          5. Check one of the following:*

          [_]  The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          [_]  The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to
               distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or
               successor form), which identifies such Transferee as the
               beneficial owner of the Certificate and states that such
               Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)] **two duly executed copies of
               IRS Form W-8ECI (or successor form), which identify such
               Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and
               Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN,
               IRS Form W-8IMY or] ** IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

----------
*    Each Purchaser must include one of the two alternative certifications.

**   Strike bracketed language in the case of the Class R-I and R-II
     Certificates.

                                     E-2C-3

          For this purpose, "U.S. Person" means a citizen or resident of the
United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of
Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2C-4

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to ______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-5

             having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _______ Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _______ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _______ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _______ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _______ QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _______ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such

                                     E-2C-6

subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

     ___  ___ Will the Transferee be acquiring interests in the Transferred
     Yes  No  Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
_____________________ (the "Transferor") and for the benefit of Merrill Lynch
Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____ The Transferee owned and/or invested on a discretionary basis
           $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
           Rule 144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities
           (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

     ___   ___ Will the Transferee be acquiring interests in the Transferred
     Yes   No  Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     E-2C-9

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee or Adviser)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                   -----------------------------

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------
                                            Date:
                                                  ------------------------------

                                     E-2C-10

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of June 12, 2008 (the "Closing Date") of
               $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of June 1, 2008, between Merrill Lynch Mortgage Investors, Inc., as
Depositor, Bank of America, National Association, as Master Servicer No. 1,
Midland Loan Services, Inc., as Master Servicer No. 2 and Special Servicer,
Wachovia Bank, National Association, as Master Servicer No. 3, U.S. Bank
National Association, as Trustee, and LaSalle Bank National Association, as
Certificate Administrator and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the
Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking

                                     E-2D-1

regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust)
held by a dealer or other fiduciary for the benefit or account of a United
States Securities Person, (vii) any discretionary account or similar account
(other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in
Rule 501(a)) under the United States Securities Act of 1933, as amended (the
"Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for
Reconstruction and Development, the Inter-American Development Bank, the Asian
Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute
United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     E-2D-2

                                  EXHIBIT E-2E

                       FORM III OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF CERTAIN DEFINITIVE NON-REGISTERED CERTIFICATES

                         _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1, Class [X] [B] [C] [D]
               [E] [F] [G] [H] [J] [K], [having an initial aggregate
               [Certificate Principal Balance] [Certificate Notional Amount] as
               of June 12, 2008 (the "Closing Date") of $_____________________]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to _________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 1, 2008, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America, National
Association, as Master Servicer No. 1, Midland Loan Services, Inc., as Master
Servicer No. 2 and Special Servicer, Wachovia Bank, National Association, as
Master Servicer No. 3, U.S. Bank National Association, as Trustee, and LaSalle
Bank National Association, as Certificate Administrator and Custodian. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee, the Certificate Administrator, or the Certificate
Registrar or any other Person is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a
Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred by the Transferee unless it is (i)

                                     E-2E-1

registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the
Certificate Registrar has received: (A) a certification from the
Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Pooling and Servicing Agreement and a
certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing
Agreement or as Exhibit E-2B to the Pooling and Servicing Agreement; or (B) an
opinion of counsel satisfactory to the Certificate Administrator with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement,
which provisions it has carefully reviewed, and that each Transferred
Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred

                                     E-2E-2

Certificate or any other similar security from any person in any manner, (c)
otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities
Act, would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto.
The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Trust Mortgage Loans, and (e) all related matters, that it has requested. The Transferee has received a copy of the Pooling and Servicing Agreement.

          6. The Transferee is a resident of the State or other jurisdiction marked below and is not a resident of any other jurisdiction within the United
States, its territories and possessions.

     _____ State of California

     _____ State of Connecticut

     _____ State of New Jersey

     _____ State of New York

     _____ [ADDITIONAL JURISDICTIONS MAY BE ADDED TO THIS EXHIBIT AT THE WRITTEN
           DIRECTION OF THE DEPOSITOR TO THE CERTIFICATE ADMINISTRATOR AND THE
           CERTIFICATE REGISTRAR.]

          7. The Transferee is an employee of the entity marked below (if employer is a subsidiary of Merrill Lynch & Co., Inc., fill in name of entity in blank space provided below);

     _____ Merrill Lynch & Co., Inc.

     _____ ___________, a subsidiary of Merrill Lynch & Co., Inc.

          8. The Transferee is an "accredited investor" as defined in Rule
501(a) under the Securities Act and, in connection therewith, satisfies the criteria in the category marked below.

     _____ The Transferee is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase of the Transferred Certificates exceeds $1,000,000.

                                     E-2E-3

     _____ The Transferee is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     _____ The Transferee otherwise meets the description of an "accredited investor" set forth in Rule 5.01(a). (Please supply a brief description of the relevant criteria pursuant to which the Transferee qualifies, and include a specific cross-reference to the paragraph and/or subparagraph under Rule 5.01(a) pursuant to which the
           Transferee qualifies.) ______________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

          9. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

          10. The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          For this purpose, "U.S. Person" means a citizen or resident of the
United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of
Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2E-4

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                           ___________________, 200__

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ___
___________________ (the "Transferor") to ______________________________________
(the "Transferee") of the Class _______ Certificates (the "Transferred
Certificates") [having an initial aggregate [Certificate Principal Balance]
[Certificate Notional Amount] as of June 12, 2008 (the "Closing Date"), of
$____________________] [evidencing a ______________% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as of June 1, 2008, between Merrill Lynch Mortgage
Investors, Inc., as Depositor, Bank of America, National Association, as Master
Servicer No. 1, Midland Loan Services, Inc., as Master Servicer No. 2 and
Special Servicer, Wachovia Bank, National Association, as Master Servicer No. 3,
U.S. Bank National Association, as Trustee, and LaSalle Bank National
Association, as Certificate Administrator and Custodian. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____ [THIS IS THE ONLY CERTIFICATION THAT CAN BE MADE IN CONNECTION WITH
            THE CLASS Z, CLASS R-I AND R-II CERTIFICATES] The Transferee (A) is
            not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to
            ERISA or Section 4975 of the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a
            Plan; or

      _____ [NOT APPLICABLE TO TRANSFERS OF THE CLASS Z, CLASS R-I AND R-II
            CERTIFICATES] The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such

                                      F-1-1

            Certificates by such Person is exempt from the prohibited
            transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited
            Transaction Class Exemption 95-60.

      _____ [NOT APPLICABLE TO TRANSFERS OF THE CLASS Z, CLASS R-I AND R-II
            CERTIFICATES] The Transferred Certificates are Investment Grade
            Certificates and are being acquired by or on behalf of a Plan; and
            such Plan (X) is an accredited investor as defined in Rule 501(a)(1)
            of Regulation D of the Securities Act and Prohibited Transaction
            Exemption 90-29 or 93-31, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
            Mortgage Loan Seller, any Master Servicer, the Special Servicer, any
            Sub-Servicer, the Custodian, any Person responsible for servicing an
            Outside Serviced Trust Mortgage Loan or any related Outside
            Administered REO Property, any Exemption-Favored Party or any
            Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the
            Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z)
            agrees that it will obtain from each of its Transferees that are
            Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                           ___________________, 200__

___________________________________
___________________________________
___________________________________
___________________________________
(Name and Address of Transferor)

     Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
          Certificates, Series 2008-C1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ___
___________________ (the "Transferor") to (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust
Corporation ("DTC") and the Depository Participants) in Class ______
Certificates (the "Transferred Certificates") having an initial aggregate
[Certificate Principal Balance] [Certificate Notional Amount] as of June 12,
2008 (the "Closing Date"), of $ _____________________. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2008, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America,
National Association, as Master Servicer No. 1, Midland Loan Services, Inc., as
Master Servicer No. 2 and Special Servicer, Wachovia Bank, National Association,
as Master Servicer No. 3, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian.
Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions

                                      F-2-1

            of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption
            95-60.

      _____ The Transferred Certificates are Investment Grade Certificates and
            are being acquired by or on behalf of a Plan; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and Prohibited Transaction Exemption 90-29 or
            93-31, (Y) is not sponsored (within the meaning of Section 3(16)(B)
            of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller,
            any Master Servicer, the Special Servicer, any Sub-Servicer, the
            Custodian, any Person responsible for servicing an Outside Serviced
            Trust Mortgage Loan or any related Outside Administered REO
            Property, any Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
            Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

     Re: Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through
     Certificates, Series 2008-C1 (the "Certificates"), issued pursuant to the
     Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
     dated as of June 1, 2008, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America, National Association, as Master Servicer No.
     1, Midland Loan Services, Inc., as Master Servicer No. 2 and Special
     Servicer, Wachovia Bank, National Association, as Master Servicer No. 3,
     U.S. Bank National Association, as Trustee, and LaSalle Bank National
     Association, as Certificate Administrator and Custodian.

STATE OF ______________________ )
                                )   ss.: ______________________
COUNTY OF _____________________ )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
Class [R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each, a]
"REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage

                                      G-1-1

Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization"
shall have the meanings set forth in Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class [R-I] [R-II] Certificates to a Disqualified Organization.

          4. The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified
Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section
10.01(d) of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the Class [R-I] [R-II]
Certificates is to impede the assessment or collection of tax.

          [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

          8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

               i. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R-I]
     [R-II] Certificates as they become due.

               ii. The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

               iii. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax
     Person.

               iv. The Purchaser will not cause the income from the Class [R-I]
     [R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States
     Tax Person.

                                      G-1-2

          [IF PARAGRAPH 8 IS CHECKED, CHOOSE BETWEEN (v) AND (vi) BELOW]

               [_]  v) In accordance with Treasury Regulations Section 1.860E-1, the Purchaser:

                    a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

                    b) has, and has had in each of its two preceding fiscal
          years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of
          Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of
          $10 million, and

                    c) hereby agrees only to transfer the Certificate to another
          "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

          OR

               [_] vi) The Purchaser is a United States Tax Person and the
     consideration paid to the Purchaser for accepting the Class [R-I] [R-II]
     Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value")
     associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
     Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability
     Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in
     Exhibit A to this letter

          [_] 9. If the Transferor does not require the safe harbor under
Treasury regulations section 1.860E-1 to apply: [IF PARAGRAPH 9 IS CHECKED,
CHOOSE BETWEEN (i) AND (ii) BELOW] [CHECK THE STATEMENT THAT APPLIES]

               [_] i) The Purchaser is a "United States person" as defined in
     Section 7701(a) of the Code and the regulations promulgated thereunder (the
     Purchaser's U.S. taxpayer identification number is ______________). The
     Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

                                      G-1-3

               OR

               [_] ii) The Purchaser is not a United States person. However, the
     Purchaser:

                    a) conducts a trade or business within the United States
          and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                    b) understands that, for purposes of Treasury regulations
          section 1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II]
          Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such
          Class [R-I] [R-II] Certificate;

                    c) intends to pay the taxes associated with holding a Class
          [R-I] [R-II] Certificate;

                    d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
          (a), (b) and (c) of this sentence or are United States persons); and

                    e) has furnished the Transferor and the Trustee with an
          effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      G-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
_________________________.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

          Personally appeared before me ___________________________ and
___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the
Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                Subscribed and sworn before me this
                                _________ day of ______________________, 20_____

                                ________________________________________
                                Notary Public

                                      G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

Attention: LaSalle Global Trust Services - MLMT 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1 (the "Certificates"),
               Class [R-I] [R-II]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_____________________________ (the "Transferor") to _______________________ (the
"Transferee") of the above-captioned Certificates evidencing a __________%
Percentage Interest in applicable Class (the "Residual Interest Certificates").
The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2008, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America,
National Association, as Master Servicer No. 1, Midland Loan Services, Inc., as
Master Servicer No. 2 and Special Servicer, Wachovia Bank, National Association,
as Master Servicer No. 3, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of

                                      G-2-1

     that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United
     States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                  Very truly yours,

                                  ----------------------------------------------
                                  (Transferor)

                                  By:
                                      ------------------------------------------
                                      Name:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Commercial Mortgage Surveillance

Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041-0003
Attention: CMBS Surveillance Group

Fitch, Inc.
Commercial Mortgage Backed Securities
One State Street Plaza
New York, New York 10001 (B)
Attention: Surveillance

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of June 1, 2008 relating to Merrill Lynch
Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series
2008-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement. [IF
APPLICABLE: In addition, reference is hereby made to the Serviced Loan
Combination that is secured by the Mortgaged Property identified on the Mortgage
Loan Schedule as __________ (such Serviced Loan Combination, the "Subject Loan
Combination").]

          Notice is hereby given that [the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have] [the Loan
Combination Controlling Party for the Subject Loan Combination has] designated
[name of proposed special servicer] to serve as the [Special Servicer] [related
Loan Combination Special Servicer] under the Agreement.

          The designation of [name of proposed special servicer] as [Special
Servicer] [related Loan Combination Special Servicer] will become final if certain conditions are met and on the date you will deliver to U.S. Bank
National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the
[Special Servicer] [related Loan Combination Special Servicer] will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                                      H-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                  Very truly yours,

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

Moody's Investors Service, Inc.    Standard & Poor's Ratings Services

By:                                By:
    ---------------------------        -----------------------------------------
    Name:                              Name:
    Title:                             Title:

Date: _____________________        Date: _____________________

Fitch, Inc.

By:
    ---------------------------
    Name:
    Title:

Date: _______________

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd FL
Boston, MA 02110
Attention: James H. Byrnes

Re:  Merrill Lynch Mortgage Trust 2008-C1,
     Commercial Mortgage Pass-Through Certificates, Series 2008-C1

          Re:  Merrill Lynch Mortgage Trust 2008-C1
               Commercial Mortgage Pass-Through Certificates, Series 2008-C1

Ladies & Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of June 1, 2008 relating to Merrill Lynch Mortgage Trust 2008-C1, Commercial
Mortgage Pass-Through Certificates, Series 2008-C1 (the "Agreement"), the
undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement with respect to [the Serviced Mortgage Loans [(other than _______)]
[the Loan Combination that is secured by the Mortgaged Property identified on the mortgage loan schedule to the Agreement as _______]. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the
Agreement and bound thereby to the full extent indicated therein as Special
Servicer[the Serviced Mortgage Loans [(other than _______)] [the Loan
Combination that is secured by the Mortgaged Property identified on the mortgage loan schedule to the Agreement as _______]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b)
of the Agreement as if it were a signatory thereof. Capitalized terms used but not defined herein have the respective meanings set forth in the Agreement.

                               [Name of Proposed Special Servicer]

                               -------------------------------------------------

                               By:
                                   ---------------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Bank of America, National Association
Capital Markets Servicing Group, NC1-026-06-01
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Suite 300
Overland Park, Kansas 66210

Wachovia Bank, National Association
NC1075, 9th Floor
201 S. College Street
Charlotte, North Carolina 28244-1075

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd FL
Boston, MA 02110

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

     Re:  Merrill Lynch Mortgage Trust 2008-C1
          Commercial Mortgage Pass-Through Certificates, Series 2008-C1

          In accordance with the Pooling and Servicing Agreement dated as of
June 1, 2008 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as master servicers (each, in such capacity, a "Master Servicer"
and collectively, the "Master Servicers"), Midland Loan Services, Inc., as
special servicer (in such capacity, the "Special Servicer"), U.S. Bank National
Association, as Trustee (the "Trustee") and LaSalle Bank National Association,
as certificate administrator (in such capacity, the "Certificate Administrator")
and custodian (in such capacity, the "Custodian"), with respect to the Merrill
Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates,
Series 2008-C1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

          1. The Investor is a [holder] [beneficial owner] of [$__________
aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a
___% Percentage Interest in] the Class ____ Certificates.

          2. The Investor is requesting access to the following information (the
"Information") solely for use in evaluating the Investor's investment in the
Certificates:

          ___  The information available on the Master Servicer No. _'s internet website pursuant to Section 3.15 of the Pooling and Servicing
               Agreement.

                                      I-1-2

          ___  The information available on the Certificate Administrator's internet website pursuant to Sections 3.15 and 4.02 of the
               Pooling and Servicing Agreement.

          ___  The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

          3. In consideration of any Master Servicer's, the Special Servicer's,
the Trustee's, the Custodian's or the Certificate Administrator's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the applicable Master Servicer, the Special Servicer, the Trustee,
the Custodian or the Certificate Administrator, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the
"Representatives") in any manner whatsoever, in whole or in part; provided that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided, further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the
Certificate Administrator's or any Master Servicer's, as applicable, Internet
Website or has previously been filed with the Securities and Exchange
Commission.

          4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as
amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

          5. The Investor hereby acknowledges and agrees that:

          (a)  None of the Master Servicers, the Special Servicer, the Trustee,
               the Custodian or the Certificate Administrator will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or (in the case of any Master Servicer or the Certificate Administrator)
               made available on its internet website.

          (b)  None of the Master Servicers, the Special Servicer, the Trustee,
               the Custodian or the Certificate Administrator has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request (in the case of any Master Servicer or the Certificate Administrator) or made available on its respective internet website.

          (c)  Any transmittal of any report, document or other information to the Investor by any Master Servicer, the Special Servicer, the
               Trustee, the Custodian or the

                                      I-1-3

               Certificate Administrator is subject to, which transmittal may
               (but need not) be accompanied by a letter containing, the
               following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2008-C1, from purchasing or selling
                    such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein.

          (d)  When delivering any report, document or other information pursuant to this request, any Master Servicer, the Special
               Servicer, the Trustee, the Custodian or the Certificate
               Administrator may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and
               (ii) contemporaneously provide such report, document or
               information to the Depositor, the Trustee, any Underwriter, any
               Rating Agency or Certificateholders or Certificate Owners.

          6. The Investor agrees to indemnify and hold harmless the Master
Servicers, the Special Servicer, the Depositor, the Trustee, the Certificate
Administrator, the Custodian and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor
also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the
Investor or any of its Representatives and that any Master Servicer, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian or the Trust
may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

          Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

                                      I-1-4

          IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                            [CERTIFICATEHOLDER] [BENEFICIAL
                                            OWNER OF A CERTIFICATE]

                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------
                                             Telephone No.:
                                                            --------------------

                                      I-1-5

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-6

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                          ______________________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Bank of America, National Association
Capital Markets Servicing Group, NC1-026-06-01
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Suite 300
Overland Park, Kansas 66210

Wachovia Bank, National Association
NC1075, 9th Floor
201 S. College Street
Charlotte, North Carolina 28244-1075

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd FL
Boston, MA 02110

LaSalle Bank National Association
135 South LaSalle Street
Mailcode: IL4-135-16-25
Chicago, Illinois 60603

          Re:  Merrill Lynch Mortgage Trust 2008-C1
               Commercial Mortgage Pass-Through Certificates, Series 2008-C1
               (the "Certificates")

          In accordance with the Pooling and Servicing Agreement dated as of
June 1, 2008 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as master servicers (each, in such capacity, a "Master Servicer"
and collectively, the "Master Servicers"), Midland Loan Services, Inc., as
special servicer (in such capacity, the "Special Servicer"), U.S. Bank National
Association, as Trustee (the "Trustee") and LaSalle Bank National Association,
as certificate administrator (in such capacity, the "Certificate Administrator")
and custodian (in such capacity, the "Custodian"), with respect to the Merrill
Lynch Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates,
Series 2008-C1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

          1. The Investor is contemplating an investment in the Class ____
Certificates.

          2. The Investor is requesting access to the following information (the
"Information") solely for use in evaluating such possible investment in the
Certificates:

               ___  The information available on the Master Servicer No. _'s internet website pursuant to Section 3.15 of the Pooling and
                    Servicing Agreement.

                                      I-2-1

               ___  The information available on the Certificate Administrator's internet website pursuant to Sections 3.15 and 4.02 of the
                    Pooling and Servicing Agreement.

               ___  The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and
                    Servicing Agreement.

          3. In consideration of any Master Servicer's, the Special Servicer's,
the Trustee's, the Custodian's or the Certificate Administrator's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information in connection with the Investor's possible investment), and such
Information will not, without the prior written consent of any Master Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate
Administrator, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided, further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or any Master
Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

          4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as
amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

          5. The Investor hereby acknowledges and agrees that:

               (a)  None of the Master Servicers, the Special Servicer, the
                    Trustee, the Custodian or the Certificate Administrator will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or (in the case of any Master Servicer or the
                    Certificate Administrator) made available on its internet
                    website.

               (b)  None of the Master Servicers, the Special Servicer, the
                    Trustee, the Custodian or the Certificate Administrator has
                    undertaken any obligation to verify the accuracy or
                    completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered
                    pursuant to this request or (in the case of any Master
                    Servicer or the Certificate Administrator) made available on its respective internet website.

               (c)  Any transmittal of any report, document or other information to the Investor by any Master Servicer, the Special
                    Servicer, the Trustee, the

                                      I-2-2

                    Custodian or the Certificate Administrator is subject to,
                    which transmittal may (but need not) be accompanied by a
                    letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2008-C1, from purchasing or selling
                    such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein.

               (d)  When delivering any report, document or other information pursuant to this request, any Master Servicer, the Special
                    Servicer, the Trustee, the Custodian or the Certificate
                    Administrator may (i) indicate the source thereof and may
                    affix thereto any disclaimer it deems appropriate in its
                    discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any
                    Underwriter, any Rating Agency or Certificateholders or
                    Certificate Owners.

          6. The Investor agrees to indemnify and hold harmless the Master
Servicers, the Special Servicer, the Depositor, the Trustee, the Certificate
Administrator, the Custodian and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor
also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the
Investor or any of its Representatives and that any Master Servicer, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian or the Trust
may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

          Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

                                      I-2-3

          IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER]

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Telephone No.:
                                                           ---------------------

                                      I-2-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-5

                                    EXHIBIT J

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA EMAIL: DAVID_RODGERS@ML.COM
VIA TELEPHONE: 212-449-3611*
VIA OVERNIGHT MAIL:
[* IF NOTICE IS GIVEN BY TELEPHONE, SIMILAR NOTICE SHOULD ALSO BE GIVEN BY
E-MAIL]

Merrill Lynch Mortgage Investors, Inc., as Depositor
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Attention: David Rodgers or Director, CMBS Securitizations

          Re:  Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

          In accordance with Section 8.16 of the Pooling and Servicing
Agreement, dated as of June 1, 2008 (the "Pooling and Servicing Agreement"),
among Merrill Lynch Mortgage Investors, Inc., as depositor, Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as master servicers, Midland Loan Services, Inc., as special servicer, U.S. Bank National Association, as trustee and LaSalle Bank National
Association, as certificate administrator and custodian, the undersigned, as
[____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of Exchange Act Reportable Event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

List of any Attachments hereto to be included in the Exchange Act Reportable
Event Disclosure:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                       J-1

          Any inquiries related to this notification should be directed to
[_______________], phone number: [_________]; email address: [_______________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       J-2

                                    EXHIBIT K

                        FORM OF DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To: [__________]

From: Bank of America, National Association, Midland Loan Services, Inc. and
      Wachovia Bank, National Association, in their capacity as Master Servicers
      (the "Master Servicers") under the Pooling and Servicing Agreement dated as of June 1, 2008 (the "Pooling and Servicing Agreement"), among Merrill
      Lynch Mortgage Investors, Inc., as depositor, Bank of America, National
      Association, Midland Loan Services, Inc. and Wachovia Bank, National
      Association, as master servicers, Midland Loan Services, Inc., as special servicer, U.S. Bank National Association, as trustee, and LaSalle Bank
      National Association, as certificate administrator and custodian.

Date: _________, 20___

          Re:  Merrill Lynch Mortgage Trust 2008-C1, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C1 -- Mortgage Loan (the
               "Mortgage Loan") heretofore secured by real property known as
               ________________.

          Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF
THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

          We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions Master Servicer No. __ has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                                       K-1

          1.   The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

               ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

               ____ a partial defeasance of a portion ($__________) of the
                    Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.

          3.   The defeasance was completed in all material respects in
               accordance with the conditions for defeasance specified in the
               Mortgage Loan documents and in accordance with the Servicing
               Standard.

          4.   The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii)
               direct debt obligations of the Federal National Mortgage
               Association, (iii) direct debt obligations of the Federal Home
               Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such
               defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early
               redemption.

          5.   After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original
               Mortgagor, (ii) is a Single-Purpose Entity (as defined in the
               Standard & Poor's Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original
               Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the
               Mortgage Loan documents, or (v) has delivered a letter from
               [RATING AGENCY TO WHICH CERTIFICATION IS ADDRESSED] confirming that the organizational documents of such Defeasance Obligor were previously approved by [RATING AGENCY TO WHICH CERTIFICATION IS
               ADDRESSED]. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original
               Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement
               (the "Pool").

          6.   If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent
               Distribution Date Statement received by the Master Servicer (the
               "Current Report").

                                       K-2

          7.   The defeasance documents require that the defeasance collateral be credited to an eligible account that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the Standard &
               Poor's Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted
               Investments.

          8.   The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to Master Servicer No.
               __'s Collection Account, all scheduled payments on the Mortgage
               Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled
               Payments").

          9.   Master Servicer No. __ has received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date or
               Anticipated Repayment Date, as applicable, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv)
               interest income from the defeasance collateral to the Defeasance
               Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date, as applicable, will occur, when interest income will exceed interest expense.

          10.  Master Servicer No. __ has received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause a REMIC Pool to fail to qualify as a
               REMIC for purpose of the Internal Revenue Code, (ii) the
               agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

          11.  The agreements executed in connection with the defeasance (i)
               prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities
               intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus
               defeasance collateral and earnings on reinvestment to the
               Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the
               Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such
               representations and covenants.

                                       K-3

          12.  The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the
               Certificates as of the date of the Current Report. The Mortgage
               Loan is not one of the ten (10) largest loans in the Mortgage
               Pool.

          13.  Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be
               provided to you upon request.

          14.  The individual executing this notice is an authorized officer or a servicing officer of Master Servicer No. __.

          IN WITNESS WHEREOF, each Master Servicer has caused this notice to be executed as of the date captioned above.

                                        [BANK OF AMERICA, NATIONAL ASSOCIATION]
                                        [MIDLAND LOAN SERVICES, INC.]
                                        [WACHOVIA BANK, NATIONAL ASSOCIATION]
                                        as Master Servicer No. __

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                       K-4

                                    EXHIBIT L

                           RELEVANT SERVICING CRITERIA

                                                                                                 RELEVANT SERVICING
                                     SERVICING CRITERIA                                               CRITERIA
-----------------------------------------------------------------------------------------------------------------------
REFERENCE          CRITERIA
-----------------------------------------------------------------------------------------------------------------------

                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or       Certificate Administrator
                   other triggers and events of default in accordance with the transaction    Master Servicers
                   agreements.                                                                Special Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties,      Certificate Administrator
                   policies and procedures are instituted to monitor the third party's        Master Servicers
                   performance and compliance with such servicing activities.                 Special Servicer

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up       N/A
                   servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the        Certificate Administrator
                   party participating in the servicing function throughout the reporting     Master Servicers
                   period in the amount of coverage required by and otherwise in accordance   Special Servicer
                   with the terms of the transaction agreements.                              Custodian

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial    Certificate Administrator
                   bank accounts and related bank clearing accounts no more than two          Master Servicers
                   business days following receipt, or such other number of days specified    Special Servicer
                   in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an      Master Servicers
                   investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or       Master Servicers
                   distributions, and any interest or other fees charged for such advances,   Special Servicer
                   are made, reviewed and approved as specified in the transaction            Trustee*
                   agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts    Certificate Administrator
                   or accounts established as a form of overcollateralization, are            Master Servicers
                   separately maintained (e.g., with respect to commingling of cash) as set   Special Servicer
                   forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository     Certificate Administrator
                   institution as set forth in the transaction agreements. For purposes of    Master Servicers
                   this criterion, "federally insured depository institution" with respect    Special Servicer
                   to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.      Certificate Administrator
                                                                                              Master Servicers
                                                                                              Special Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed       Certificate Administrator
                   securities related bank accounts, including custodial accounts and         Master Servicers
                   related bank clearing accounts. These reconciliations are (A)              Special Servicer
                   mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                       L-1

                                                                                                 RELEVANT SERVICING
                                     SERVICING CRITERIA                                               CRITERIA
-----------------------------------------------------------------------------------------------------------------------
REFERENCE          CRITERIA
-----------------------------------------------------------------------------------------------------------------------

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission,     Certificate Administrator
                   are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D)
                   agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting
                   Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with     Certificate Administrator
                   timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to   Certificate Administrator
                   the servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with          Certificate Administrator
                   cancelled checks, or other form of payment, or custodial bank statements.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required by      Certificate Administrator
                   the transaction agreements or related mortgage loan documents.             Master Servicers
                                                                                              Special Servicer
                                                                                              Custodian

1122(d)(4)(ii)     Mortgage loans and related documents are safeguarded as required by the    Certificate Administrator
                   transaction agreements                                                     Master Servicers
                                                                                              Special Servicer
                                                                                              Custodian

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made,       Certificate Administrator
                   reviewed and approved in accordance with any conditions or requirements    Master Servicers
                   in the transaction agreements.                                             Special Servicer
                                                                                              Trustee

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance      Master Servicers
                   with the related mortgage loan documents are posted to the servicer's      Special Servicer
                   obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The reporting servicer's records regarding the mortgage loans agree with   Master Servicers
                   the reporting servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage       Master Servicers
                   loans (e.g., loan modifications or re-agings) are made, reviewed and       Special Servicer
                   approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,              Special Servicer
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

                                       L-2

                                                                                                 RELEVANT SERVICING
                                     SERVICING CRITERIA                                               CRITERIA
-----------------------------------------------------------------------------------------------------------------------
REFERENCE          CRITERIA
-----------------------------------------------------------------------------------------------------------------------

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period    Master Servicers
                   a mortgage loan is delinquent in accordance with the transaction           Special Servicer
                   agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with   Master Servicers
                   variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow           Master Servicers
                   accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance            Master Servicers
                   payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on    Master Servicers
                   behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two           Master Servicers
                   business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and   Master Servicers
                   recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1)   N/A
                   through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

*    Only if such advances are made by the Trustee.

                                       L-3

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

[Option Holder]

     Re:  Merrill Lynch Mortgage Trust 2008-C1
          Commercial Mortgage Pass-Through Certificates, Series 2008-C1

Ladies and Gentlemen:

          You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number _________ from the Trust Fund, pursuant to Section
3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of June 1, 2008, by and among Merrill Lynch Mortgage
Investors, Inc., as depositor, Bank of America, National Association, Midland
Loan Services, Inc. and Wachovia Bank, National Association, as master servicers, Midland Loan Services, Inc., as special servicer, U.S. Bank National
Association, as Trustee, and LaSalle Bank National Association, as certificate administrator and custodian. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          This notice is to inform you that the exercise of your Purchase Option in respect of Trust Mortgage Loan number ___, pursuant to your Purchase Option
Notice dated _______________, a copy of which is attached hereto, is effective.
Pursuant to Section 3.18 of the Pooling and Servicing Agreement and your
Purchase Option Notice, closing of [your] [_______________'s] acquisition of
Trust Mortgage Loan number _________ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

          [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Trust Mortgage Loan.]

          Upon payment of the Option Price, Trust Mortgage Loan number ______
and the related Mortgaged Property will be released and the related Mortgage
File will be delivered to [you] [_______________] or at [your] [_________'s]
direction.

          Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [_______________ the ownership of Trust Mortgage Loan number _______________, together with [describe other documents or instruments reasonably required to consummate the purchase]
should be delivered to [_______________] for review as soon as is practicable.

          [Provide Special Servicer contact information.]

                                      M-1-1

          Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                        Sincerely,

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Option Holder's Acknowledgment

By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------
Date:
      ------------------------------

                                      M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

          THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Midland Loan Services, Inc.
("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of June 1, 2008 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Bank of America,
National Association, Midland Loan Services, Inc. and Wachovia Bank, National
Association, as Master Servicers, Midland Loan Services, Inc., as Special
Servicer, U.S. Bank National Association, as trustee (the "Trustee"), and
LaSalle Bank National Association, as certificate administrator and custodian, with respect to the issuance of the Merrill Lynch Mortgage Trust 2008-C1,
Commercial Mortgage Pass-Through Certificates, Series 2008-C1 (the "Series
2008-C1 Securitization"), and (ii) the transfer of the Loan (defined below) to
Assignee.

          Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

          1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[________] that is included in the Series 2008-C1 Securitization and is secured by the Mortgaged Property commonly known as
[___________________________] (the "Loan"). The Loan is a Defaulted Mortgage
Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

          2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

          3. Assignee intends to purchase the Loan in compliance with the
Agreement and has requested that Assignor assign the Purchase Option to
Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

          NOW THEREFORE, the parties agree as follows:

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

          This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of

                                      M-2-1

which together shall constitute one and the same instrument. Nothing in this
Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          MIDLAND LOAN SERVICES, INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address:
              ---------------------------------

     ------------------------------------------

     ------------------------------------------

     Telephone No.:
                    ---------------------------
     Facsimile:
                -------------------------------

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

          THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate
Certificateholder(s) ("Assignor") and [_______________] ("Assignee") in
connection with (i) the Pooling and Servicing Agreement dated as of June 1, 2008
(the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as
Depositor, Bank of America, National Association, Midland Loan Services, Inc.
and Wachovia Bank, National Association, as Master Servicers, Midland Loan
Services, Inc., as Special Servicer, U.S. Bank National Association, as Trustee,
and LaSalle Bank National Association, as Certificate Administrator and
Custodian, with respect to the issuance of Merrill Lynch Mortgage Trust 2008-C1,
Commercial Mortgage Pass-Through Certificates, Series 2008-C1 (the "Series
2008-C1 Securitization"), and (ii) the transfer of the Loan (defined below) to
Assignee.

          Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

          1.   The Trust is the owner of a Mortgage Loan in the original
               principal amount of $[________] that is included in the Series
               2008-C1 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The
               Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Midland Loan Services, Inc. as
               Special Servicer.

          2.   Assignor (i) is the Plurality Subordinate Certificateholder under the Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a Purchase Option with respect to the Loan, (iii) pursuant to Section 3.18 of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

          3.   Assignee intends to purchase the Loan in compliance with the
               Agreement and has requested that Assignor assign the Purchase
               Option to Assignee, and Assignor desires to assign the Purchase
               Option to Assignee, pursuant to the terms and conditions of this
               Assignment.

          NOW THEREFORE, the parties agree as follows:

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

                                      M-3-1

          This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this
Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          NAME OF PLURALITY SUBORDINATE
                                        CERTIFICATEHOLDER

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address:
              ---------------------------------

     ------------------------------------------

     ------------------------------------------

     Telephone No.:
                    ---------------------------
     Facsimile:
                -------------------------------

                                      M-3-2

                                    EXHIBIT N

              FORM OF SARBANES-OXLEY CERTIFICATION BY THE DEPOSITOR

          Re:  Merrill Lynch Mortgage Trust 2008-C1 (the "Trust"), Commercial
               Mortgage Pass-Through Certificates, Series 2008-C1

          I, [identify the certifying individual], certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as June 1, 2008 (the "Pooling and
Servicing Agreement"), and relating to the Trust:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

          2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;;

          3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

          4. Based on my knowledge and the servicer compliance statement(s)
required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, each Master Servicer and the
Special Servicer have fulfilled their obligations under the Pooling and
Servicing Agreement in all material respects; and

          5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of
Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                                       N-1

          In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of
America, National Association, Midland Loan Services, Inc. and Wachovia Bank,
National Association, as Master Servicers, Midland Loan Services, Inc., as
Special Servicer, U.S. Bank National Association, as Trustee, and LaSalle Bank
National Association, as Certificate Administrator.

Date: ________________

Merrill Lynch Mortgage Investors, Inc.

                         _______________________________
                         [NAME OF CERTIFYING INDIVIDUAL]
                        [TITLE OF CERTIFYING INDIVIDUAL]

                                       N-2

                                   EXHIBIT O-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE MASTER SERVICERS TO THE DEPOSITOR

          Re:  Merrill Lynch Mortgage Trust 2008-C1 (the "Trust"), Commercial
               Mortgage Pass-Through Certificates, Series 2008-C1 (the
               "Certificates")

          I, [identify the certifying individual], a [title] of [Master
Servicer] (the "Master Servicer"), on behalf of [Master Servicer], certify to
Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of June 1, 2008 (the "Pooling and
Servicing Agreement") and relating to the Trust and the Certificates
(capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

          I (or persons under my supervision) have reviewed the servicing reports (the "Servicing Reports") relating to the Trust delivered by the Master
Servicer to the Trustee pursuant to the Pooling and Servicing Agreement during the fiscal year 20__ (the "Fiscal Year");

          Based on my knowledge (and assuming (a) the accuracy of the statements required to be made in the corresponding Performance Certification delivered by the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing
Agreement and (b) that the information regarding the Mortgage Loans, the
Mortgagors and the Mortgaged Properties in the Prospectus Supplement (the
"Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading
(but only to the extent that such Mortgage Information was used by the Master
Servicer to prepare the Servicing Report; provided, however, the Master Servicer has provided any additional information of which it had actual knowledge to the extent such information updated the Mortgage Information and was required to be provided by the Master Servicer pursuant to the Pooling and Servicing
Agreement)), the servicing information in the Servicing Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Fiscal Year;

          Based on my knowledge (and assuming the accuracy of the statements required to be made in the corresponding Performance Certification delivered by the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing
Agreement), all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange
Commission pursuant to the Pooling and Servicing Agreement with respect to the
Fiscal Year is included in the Servicing Reports;

          I am responsible for reviewing the activities performed by the Master
Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in accordance with item 1123 of Regulation AB under the Pooling and
Servicing Agreement with respect to the Master Servicer, and except as disclosed

                                      O-1-1

in such servicer compliance statement delivered by the Master Servicer under the
Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects during the Fiscal Year.

          The Master Servicer's report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Master
Servicer (in accordance with Item 1122 of Regulation AB) in accordance with the
Pooling and Servicing Agreement discloses all material instances of noncompliance by the Master Servicer with the Relevant Servicing Criteria.

          In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the
Servicing Reports referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding Performance Certification actually provided by the Special Servicer. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent upon: (i)
information required to be provided by any Sub-Servicer that is a Designated
Sub-Servicer, or the performance by any such Sub-Servicer of its obligations pursuant to the related Sub-Servicing Agreement, in each case beyond the respective corresponding backup certifications actually provided by such
Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

Date: ___________________

----------------------------------------
[Name]
[Title]

[MASTER SERVICER]

                                      O-1-2

                                   EXHIBIT O-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                BY THE CERTIFICATE ADMINISTRATOR TO THE DEPOSITOR

          Re:  Merrill Lynch Mortgage Trust 2008-C1 (the "Trust"), Commercial
               Mortgage Pass-Through Certificates, Series 2008-C1

          I, [identify the certifying individual], a [title] of [Certificate
Administrator], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as June 1, 2008 (the
"Pooling and Servicing Agreement") and related to the Trust and the captioned commercial mortgage pass-through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement), that:

          I have reviewed the annual report on Form 10-K for the fiscal year
20__ (the "Annual Form 10-K Report"), and all reports on Form 10-D required to be filed in respect of periods covered by the annual report on Form 10-K, of the
Trust (the "Exchange Act Periodic Reports");

          Based on my knowledge, and (with respect to information provided by any Master Servicer or the Special Servicer, as the case may be) assuming the accuracy of the statements made in the corresponding certifications of the
Master Servicers and the Special Servicer pursuant to Section 8.16(b) of the
Pooling and Servicing Agreement, (i) the information relating to the Certificate
Administrator, (ii) the information relating to distributions on, or calculations performed by the Certificate Administrator with respect to, the
Certificates (including such information contained in the distribution reports filed with the Exchange Act Periodic Reports) and (iii) any other information prepared by the Certificate Administrator, in each case as contained in the
Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Form
10-K Report;

          Based on my knowledge, all of the distribution, servicing and other information required to be provided (i) to the Certificate Administrator by the
Master Servicers and the Special Servicer under the Pooling and Servicing
Agreement and (ii) by the Certificate Administrator under the Pooling and
Servicing Agreement, in each case for inclusion in the Exchange Act Periodic
Reports is included in such reports; and

          The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Certificate Administrator in accordance with the
Pooling and Servicing Agreement discloses, with respect to the Certificate
Administrator, all material instances of noncompliance with the Relevant
Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date: ____________________

                                      O-2-1

----------------------------------------
[Name]
[Title]

[CERTIFICATE ADMINISTRATOR]

                                     O-2-2

                                   EXHIBIT O-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

          Re:  Merrill Lynch Mortgage Trust 2008-C1 (the "Trust"), Commercial
               Mortgage Pass-Through Certificates, Series 2008-C1 (the
               "Certificates")

          I, [identify the certifying individual], a [title] of Midland Loan
Services, Inc. (the "Special Servicer"), on behalf of the Special Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of June 1, 2008 (the "Pooling and
Servicing Agreement") and relating to the Trust and the Certificates
(capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

          I (or persons under my supervision) have reviewed the servicing reports (the "Servicing Reports") relating to the Trust delivered by the Special
Servicer to the Master Servicers and the Trustee pursuant to the Pooling and
Servicing Agreement during the fiscal year 20__ (the "Fiscal Year");

          Based on my knowledge, the servicing information in the Servicing
Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Fiscal Year;

          Based on my knowledge, the servicing information required to be provided to the Master Servicers and the Trustee by the Special Servicer under the Pooling and Servicing Agreement with respect to the Fiscal Year is included in the Servicing Reports;

          I am responsible for reviewing the activities performed by the Special
Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required under the Pooling and Servicing Agreement with respect to the Special
Servicer, and except as disclosed in such servicer compliance statement delivered by the Special Servicer under the Pooling and Servicing Agreement, the
Special Servicer has fulfilled its obligations under the Pooling and Servicing
Agreement in all material respects during the Fiscal Year; and

          The Special Servicer's report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required under the Pooling and Servicing
Agreement discloses all material instances of noncompliance by the Special
Servicer with the Relevant Servicing Criteria.

          [TO BE DELETED OR MODIFIED TO REFLECT THE ABSENCE OF ANY UNAFFILIATED
PARTY OR SUB-SERVICER: In addition, I have, in giving the certifications above, reasonably relied on information provided to me by [______________] (each, an unaffiliated party) and, notwithstanding the foregoing certifications, neither I nor the Special Servicer makes any certification under the foregoing clauses (1)

                                      O-3-1

through (5) that is in turn dependent upon: (i) information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement or (ii) the performance by any such Sub-Servicer of its obligations pursuant to any such
Sub-Servicing Agreement.]

Date: ____________________

----------------------------------------
[Name]
[Title]
MIDLAND LOAN SERVICES, INC.

                                      O-3-2